    As filed with the Securities and Exchange Commission on August 21, 1998
                    Registration Statement No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _______________

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                      JONES INTERNATIONAL NETWORKS, LTD.
            (Exact name of Registrant as specified in its charter)

                 For a list of Co-Registrants, see page (iii)

           Colorado                            7922                    84-1470911
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)     Classification Code Number)     Identification No.)

                           9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                (303) 792-3111
         (Address, including zip code, and telephone number, including area code, of Registrant's and Co-Registrants' principal executive office)

                                 Jay B. Lewis
                            Vice President/Finance
                      Jones International Networks, Ltd.
                           9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                (303) 792-3111
                    (Name, address, including zip code, and
         telephone number, including area code, of agent for service)

                                   Copy to:

                          Patricia A. Peterson, Esq.
                          Davis, Graham & Stubbs LLP
                                 P.O. Box 185
                            Denver, Colorado 80201
                                (303) 892-9400

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General
                  Instruction G, check the following box. / /

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
     Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /


                        CALCULATION OF REGISTRATION FEE

========================================================================================================

                                              Proposed             Proposed
  Title of each class                         maximum              maximum
  of securities to be     Amount to be   offering price per   aggregate offering          Amount of
      registered           registered         unit(1)              price(1)          registration fee(1)
      ----------           ----------         ----                 -----             ----------------
11 3/4% Senior
Secured Notes due
2005                      $100,000,000        100%               $100,000,000             $29,500

Guarantees of the
11 3/4% Senior
Secured Notes due
2005(2)                       N/A              N/A                    N/A                   N/A
========================================================================================================

(1) Estimated solely for the purposes of calculating the amount of the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

(2) Represents the guarantees of the 11 3/4% Senior Secured Notes due 2005 to be issued by the Co-Registrants. Pursuant to Rule 457(n), no additional registration fee is being paid regarding these guarantees. The guarantees are not traded separately.

                                _______________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     (ii)

                            TABLE OF CO-REGISTRANTS

=======================================================================================================================



                                                          Primary Standard Industrial          IRS Employer
            Name               State of Organization      Classification Code Number       Identification Number
            ----               ---------------------      --------------------------       ---------------------
JPN, Inc.                             Colorado                       7922                        84-1250515

Jones Radio Holdings, Inc.            Colorado                       7922                        84-1452541

Great American Country, Inc.          Colorado                       7922                        84-1322917

Jones Space Holdings, Inc.            Colorado                       4899                        84-1400488

Jones Infomercial Networks,
 Inc.                                 Colorado                       7922                        84-1250514

Jones Earth Segment, Inc.             Colorado                       4899                        84-1092471

Jones Galactic Radio, Inc.            Colorado                       7922                        84-1064021

Jones Galactic Radio
 Partners, Inc.                       Colorado                       7922                        84-1150629

Jones Radio Network, Inc.             Colorado                       7922                        84-1152848

Jones Audio Services, Inc.            Colorado                       7922                        84-1363223

MediaAmerica, Inc.                    New York                       7313                        84-1467401

Jones Radio Network
 Ventures, Inc.                       Colorado                       7922                        84-1361177

Jones Infomercial Network
 Ventures, Inc.                       Colorado                       7922                        84-1298089

Jones/Owens Radio
 Programming LLC                      Colorado                       7922                        84-1362977

Jones MAI Radio, Inc.                 Colorado                       7922                        84-1467402

                                     (iii)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                             SUBJECT TO COMPLETION
                             DATED AUGUST 21, 1998

PROSPECTUS


                      JONES INTERNATIONAL NETWORKS, LTD.


OFFER TO EXCHANGE 11 3/4% SENIOR SECURED NOTES DUE 2005 FOR ALL OF ITS OUTSTANDING 11 3/4% SENIOR SECURED NOTES DUE 2005

     The Exchange Offer will expire at 5:00 P.M., New York City time, on _______________, ___________, 1998, unless extended.

     Jones International Networks, Ltd. (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of its 11 3/4% Senior Secured Notes Due 2005 (the "Exchange Notes") for each $1,000 principal amount of its outstanding 11 3/4% Senior Secured Notes Due 2005 (the "Old Notes"), of which $100,000,000 in aggregate principal amount are outstanding as of the date hereof. The Exchange Offer has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part (the "Registration Statement"). The form and terms of the Exchange Notes will be substantially identical in all material respects to the form and terms of the Old Notes, including interest rate and interest payment dates, except that the exchange will have been registered under the Securities Act and therefore the Exchange Notes will not bear legends restricting the transfer thereof. In addition, the Additional Interest (as defined) provisions will be modified or eliminated as appropriate and holders of the Exchange Notes will not be entitled to certain rights of holders of the Old Notes under the Exchange and Registration Rights Agreement (as defined), which rights with respect to Old Notes that are exchanged will terminate upon the consummation of the Exchange Offer. See "Description of the Notes--Exchange Offer; Registration Rights." The Exchange Notes will evidence the same debt as the Old Notes which they replace and will be entitled to the benefits of the Indenture dated as of July 10, 1998 governing the Old Notes and the Exchange Notes. The Exchange Notes and the Old Notes are considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions and are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and the "Description of the Notes." References throughout this Prospectus to the "Notes" are to the Old Notes and the Exchange Notes collectively.

     The Company will accept for exchange any and all validly tendered Old Notes which are not withdrawn prior to 5:00 p.m., New York City time, on _______________, __________, 1998 ("Expiration Date"); provided, however, that if the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended. Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. Old Notes may be tendered only in integral multiples of $1,000.

SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is September _____, 1998.

     Interest on the Exchange Notes will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1999. The Exchange Notes will mature on July 1, 2005. Except as described below, the Company may not redeem the Exchange Notes prior to July 1, 2003. On or after such date, the Company may redeem the Exchange Notes, in whole or in part, at any time, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to July 1, 2001, the Company may, subject to certain requirements, redeem up to 35% of the aggregate principal amount of the Exchange Notes with the cash proceeds of one or more Equity Offerings (as defined) at a redemption price equal to 111.75% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided, that at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after each such redemption. The Exchange Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to repurchase the Exchange Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

     The Exchange Notes will be senior obligations of the Company. The Exchange Notes will rank pari passu in right of payment with all existing and future Senior Indebtedness (as defined) of the Company and will rank senior to all existing and future Subordinated Obligations (as defined) of the Company. The Company is a holding company that conducts substantially all of its operations through subsidiaries. The Exchange Notes will be secured by the capital stock of the Company's wholly-owned subsidiary, JPN, Inc., and its direct subsidiaries. The Exchange Notes will be unconditionally guaranteed (the "Guarantees") by each of the Company's Restricted Subsidiaries (as defined) (the "Subsidiary Guarantors"). The Guarantees are senior obligations of the Subsidiary Guarantors and rank pari passu in right of payment with all existing and future Senior Indebtedness of the Subsidiary Guarantors, other than Bank Indebtedness (as defined) and Capitalized Lease Obligations (as defined), and will rank senior in right of payment to all existing and future Subordinated Obligations of the Subsidiary Guarantors. The Guarantees are not secured.

          THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

          The Old Notes were sold by the Company on July 10, 1998 to NatWest Capital Markets Limited (the "Initial Purchaser") pursuant to a Purchase Agreement dated July 2, 1998 by and between the Company and the Initial Purchaser (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Company and the Initial Purchaser entered into an Exchange and Registration Rights Agreement dated as of July 10, 1998 (the "Exchange and Registration Rights Agreement") which granted the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is being made to satisfy certain of the Company's obligations under the Exchange and Registration Rights Agreement.

          Based upon existing interpretations by the staff of the Commission which were issued to third parties, the Company believes that the Exchange Notes will be freely transferable by holders thereof (other than affiliates of the Company and the Subsidiary Guarantors) after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of business, that it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an affiliate of the Company or the Subsidiary Guarantors, as such terms are interpreted by the Commission; provided that broker-dealers ("Participating Broker-Dealers"), if any, receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The Commission has not considered the Exchange Offer itself in the context of its interpretations and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. The Commission has taken the position that the Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. The Company has agreed if, at the time of the completion of the Exchange Offer, information in the Letter of Transmittal submitted by exchanging holders indicates that there are holders that are Participating Broker-Dealers or otherwise subject to prospectus delivery requirements, the Company will, for such period of time as is necessary to comply with applicable law up to the date that is 180 days after consummation of the Exchange Offer, make available a prospectus meeting the requirements of the Securities Act to such persons, if any, for use in connection with any resale of such Exchange Notes.

          The Exchange Offer is not conditioned on any minimum amount of Old Notes being tendered for exchange. The Company will not receive any proceeds from the Exchange Offer and will pay all of its expenses incident thereto. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event that the Company terminates the Exchange Offer (which is not anticipated) and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the holders thereof. Old Notes not tendered or accepted will remain outstanding. See "The Exchange Offer."

          Prior to this Exchange Offer, there has been no public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that a market for the Exchange Notes will develop. To the extent that a market for the Exchange Notes does develop, the market value of the Exchange Notes will depend upon many factors, including the Company's financial condition and results of operations and other conditions. See "Risk Factors--Absence of Public Market."

          Each Exchange Note will bear interest at the rate of 11 3/4% per annum from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such Exchange Note or, if no interest has been paid or duly provided for on such Old Note, from July 10, 1998 (the date of original issuance of such Old Note). Interest on the Exchange Notes will be payable semiannually on January 1 and July 1 of each year, commencing on the first such date following the original issuance date of the Exchange Notes.

          Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last Interest Payment Date (as defined) to which interest has been paid or duly provided for on such Old Notes prior to the original issue date of the Exchange Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after July 10, 1998.

                               -----------------

                             ADDITIONAL INFORMATION

          Upon consummation of the Exchange Offer, the Company will be required to file reports and other information with the Securities and Exchange Commission (the "Commission") pursuant to the information requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends to furnish the holders of the Exchange Notes with annual reports containing consolidated financial statements audited by independent certified public accountants following the end of each fiscal year and with quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year following the end of such quarter.

          The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the Exchange Offer. As permitted by the rules and regulations of the Commission, this Prospectus, which is a part of the Registration Statement, omits certain information, exhibits, schedules and undertakings set forth in the Registration Statement. For further information pertaining to the Company and the securities offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents or provisions of any documents referred to herein are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement.

          The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at such address, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov.


                          FORWARD-LOOKING INFORMATION

          This Prospectus contains certain forward-looking statements. Such forward-looking statements may concern, among other things, the market and prospects for radio and television programming, the market and demand for satellite delivery and production support services, the Company's ability to continue to consolidate the PIN Venture (as defined) for financial reporting purposes, its ability to increase the distribution of its television networks and the timing of such distribution, the expected impact of the GAC Equity Agreements (as defined) and the Acquisition (as defined) on the Company's financial condition, results of operation and business prospects, the Company's ability to increase the audience for its radio programming, the Company's ability to develop or acquire new radio and television programming, the Company's ability to sell advertising airtime on its radio and television networks, the Company's ability to market such airtime and to increase its advertising rates, the Company's ability to lease its unused satellite transponder capacity and the price and timing of any leases that may be entered into, plans for acquiring and/or creating complementary businesses and value-added services, the Company's ability to integrate the operations of MediaAmerica and increase the Company's profitability, the competition in the radio and television businesses, the technology of delivering the Company's programming, the Company's ability to operate effectively and profitably, including to pursue its planned investment strategy in accordance with the operating restrictions and cash flow requirements imposed by the Indenture, including its ability to access bank or other financing, and other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts. In particular, any statements, express or implied, concerning future operating results or the ability to generate revenues and operating income to service the Notes, including Great American Country's projected subscriber level, license fees and advertising revenues expected to be received that were used in preparing the pro forma information presented elsewhere herein and the information under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" are forward-looking statements. Such forward-looking statements generally are accompanied by words such as "expect," "predict," "anticipate," "should," "assume," "believe," "plan," "intend" or other words that convey the uncertainty of future events or outcomes.

          Such forward-looking information is based upon management's current plans, expectations, estimates and assumptions and is subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and the Company's financial condition and results of operations. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company. The risks and uncertainties include generally risks and uncertainties associated with the Company's substantial leverage, restrictions imposed by the Indenture, the acquisition and distribution of television and radio programming and the development or acquisition of programming that audiences will like, risks and uncertainties associated with reliance on others for the distribution of television programming, risks associated with the Acquisition, uncertainties associated with the integration of acquired companies and businesses, dependence on the sale of advertising airtime and to generate advertising revenues, risks associated with the PIN Venture, risks and uncertainties associated with the satellite delivery and production support market and technology and those other risks and uncertainties discussed herein under "Risk Factors." Also, the impact of competition on all aspects of the business is not predictable. Additionally, unpredictable or unknown factors not discussed herein could have material adverse effects on actual results related to matters which are the subject of forward-looking information. Forward-looking statements speak only as of the date of this Prospectus. The Company does not intend to update these cautionary statements.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and the historical and pro forma consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus. Unless the context requires otherwise, references to the Company herein include Jones International Networks, Ltd. and its direct and indirect subsidiaries. Unless the context requires otherwise and when statistical data are provided as of a specific date, all information reflects the completion of the Acquisition. The Company was incorporated in May 1998. The Company formerly was a wholly-owned subsidiary of Jones Network Holdings LLC ("Network Holdings"), a Colorado limited liability company. Network Holdings' wholly-owned subsidiary, JPN, Inc. was incorporated in November 1993. Effective upon the closing of the offering of the Old Notes in July 1998 and the Acquisition (as defined), the Company acquired all of the shares of JPN, Inc. from Network Holdings, and the members of Network Holdings exchanged their Class A Ownership Interests and Class B Ownership Interests in Network Holdings for shares of Class A Common Stock and Class B Common Stock, respectively, of the Company, and Network Holdings was dissolved (the "Reorganization"). All information in this Prospectus assumes that the Reorganization occurred on January 1, 1995. Investors should consider carefully the information set forth under the heading "Risk Factors".


                                  THE COMPANY

     Jones International Networks, Ltd. (the "Company") provides radio programming to radio stations in the U.S. and cable television programming to cable system operators. The Company's radio programming includes twelve 24-hour formats and 18 syndicated programs that are broadcast by approximately 2,300 radio station affiliates throughout the United States to over 60 million weekly listeners. The Company's cable television programming consists of Great American Country (country music videos) and the Product Information Network (long-form advertising). Pursuant to affiliate agreements with five of the ten largest multiple-system operators ("MSOs"), as well as the two cable programming cooperatives and others, Great American Country was distributed to 4.6 million subscribers at August 15, 1998. The Product Information Network is presently distributed to 278 cable systems and broadcast affiliates and is available to
18.6 million households. The Company has successfully expanded the reach of its cable television programming to a broad number of major MSOs as a result of the extensive experience of the Company's senior management team, including Mr. Glenn R. Jones, the Company's Chairman and majority shareholder.

     In July, 1998, the Company acquired substantially all the assets of MediaAmerica, Inc. ("MediaAmerica") (the "Acquisition"). MediaAmerica was founded in 1987 to provide advertising representation services to providers of radio programming, such as the Company, and in 1994 expanded to provide radio programming and other services to radio stations. The Acquisition provides the Company with a group of experienced executives who have long-standing relationships with many advertising agencies and advertisers that the Company believes will be valuable in driving its advertising-related revenue growth. See "The Acquisition and Related Transactions."

     The Company primarily derives its revenues from the sale of its commercial radio or cable television airtime inventory to national advertisers that are attracted to the Company's ability to efficiently reach a large national audience across a variety of demographics and markets. The Company also receives license fees from MSOs that carry Great American Country and provides satellite delivery and production support services for its own programming operations as well as to others. The Company's strategy is to increase advertising revenues by continuing to increase its base of radio station affiliates and cable system affiliates, thereby broadening its audience of radio listeners and cable television viewers. The Company also plans to diversify and expand its sources of revenues by developing new radio and cable television programming, acquiring complementary businesses (such as MediaAmerica), offering programming-related and other value-added services and leasing satellite transponder capacity made available by more efficient digital compression techniques. There is no assurance that the Company will be successful in these efforts.

     The Company provides a wide variety of advertisers many different ways to reach their target audiences through network radio and cable television. Given network radio's wide reach and relatively low advertising costs, it is one of the most cost-effective means to reach targeted demographic groups. The Company's radio audience demographics are primarily adults, ages 25-54. Great American Country, the Company's country music television network, also targets this attractive demographic sector. According to industry sources, country music is one of America's most popular music formats and has been one of the fastest growing segments of the music industry. In addition, the Company believes the Product Information Network's long-form advertising provides television advertisers with a cost-effective medium to deliver sales messages, product introductions and demonstrations to targeted audiences. The Company believes that the number of advertisers and the volume of long-form advertising will continue to grow as the Product Information Network's coverage of U.S. households increases and Fortune 500 companies and other major advertisers increasingly take advantage of the benefits of long-form advertising to reach their desired audience.

     RADIO PROGRAMMING. The Company, through its radio programming division, Jones Radio, typically provides programming to its radio affiliates in exchange for commercial airtime inventory which it sells to national advertisers. Jones Radio's programming and related services offer radio stations a cost-efficient alternative to the talent, time and expense required to develop in-house programming. In addition, Jones Radio's variety of appealing 24-hour formats, primarily country and adult contemporary, and its nationally recognized group of syndicated programs and personalities, enable radio stations to distinguish themselves within their increasingly competitive markets. As a group, Jones Radio's radio station affiliates generally capture larger audience (measured by average quarter hour listeners ("AQH")) as a result of broadcasting Jones Radio's programming, which can result in additional local advertising revenues for these radio stations. Jones Radio has been a successful provider of country music programming, one of the most popular music formats with over 4 million U.S. listeners each week. Jones Radio provides its programming to approximately 30% of all country radio stations in the United States and believes it is the largest provider of country music programming to U.S. radio stations. Between December 31, 1994 and June 30, 1998, Jones Radio's base of radio station affiliates grew from 925 to 1,510, representing a compound annual growth rate ("CAGR") of 14.1%. For the same period, Jones Radio has experienced a 37.9% CAGR in AQH, growing from 670,000 at December 31, 1994 to 2,473,000 at June 30, 1998. In addition to its advertising representation business, MediaAmerica provides radio programming and services to 990 radio station affiliates in mostly larger markets. As a result of the Acquisition, Jones Radio has more than doubled its AQH to 6.5 million, which represents 60 million total weekly listeners. While Jones Radio has historically provided programming to radio stations in small and medium-sized markets, it is currently focusing its programming development efforts to appeal to larger markets. Jones Radio has radio station affiliates in all 50 states and in all of the top 50 markets.

     RADIO ADVERTISING REPRESENTATION SERVICES. As a result of the Acquisition, the Company offers advertising representation services to providers of radio programming throughout the United States. As a representation firm, MediaAmerica historically acted as an intermediary between advertisers and radio programming providers, such as the Company. The Company was one of MediaAmerica's largest customers in 1997 for this type of service. The Company plans to develop numerous cross-selling opportunities and other synergies that arise from the complementary nature of MediaAmerica's services and customer base.

     TELEVISION PROGRAMMING--GREAT AMERICAN COUNTRY. Great American Country is a 24-hour country music video network that capitalizes on the popularity of country music and leverages the Company's core competency in country music programming. Great American Country represents a high-quality alternative to currently available country music networks and offers MSOs attractive incentives for carriage. In order to drive subscriber growth, Great American Country generally offers affiliates a one-time cash launch incentive and waives license fees for a certain period which varies based on the level of subscriber commitment. The Company is enhancing its near-term operating cash flow through new agreements with two significant MSOs to issue them shares of the Company's

Class A Common Stock in return for which Great American Country will be paid license fees from the date of launch (the "GAC Equity Agreements"). Great American Country has affiliate agreements with five of the ten largest MSOs, including Adelphia Communications Corporation ("Adelphia"), Comcast Cable Communications, Inc. ("Comcast"), Jones Intercable, Inc. ("Jones Intercable"), TCI Communications, Inc. ("TCI") and Time Warner Networks, Inc. ("Time Warner"), as well as the two cable programming cooperatives, Telesynergy, Inc. and National Cable Television Cooperative, Inc. The Company believes that by offering its carriage incentive programs, competitive license fee rates and twice the amount of local advertising avails than its primary competitor, it will attract additional subscribers from existing and new MSO affiliates that are increasingly seeking to decrease costs and generate more advertising revenues.

     TELEVISION PROGRAMMING--PRODUCT INFORMATION NETWORK. The Company introduced the Product Information Network in October 1993 to capitalize on the growing infomercial industry which, based on industry statistics, represents approximately $1 billion of airtime expenditures. The Product Information Network is aired on a full-time (24-hour) basis or on a part-time basis, thereby affording cable and broadcast affiliates the opportunity to generate incremental revenues from otherwise under-utilized time. The Product Information Network airs long-form informational programming from all of the major infomercial producers, such as Guthy-Renker Corporation and National Media Corporation, as well as Fortune 500 advertisers that have included AT&T Corporation, Dupont, Ford Motor Company, GTE Corporation, Microsoft Corporation, State Farm Life Insurance Co., and Schering-Plough Corporation. Since December 31, 1994, the Product Information Network has increased its base of cable subscribers and broadcast households from 1.5 million to 18.6 million at June 30, 1998, representing a CAGR of 74.1%. The Product Information Network is presently distributed to 9.7 million full-time equivalent subscribers through 278 cable systems and broadcast affiliates. The MSOs that carry the network on a portion of their cable systems include nine of the ten largest MSOs, including Adelphia, Cablevision Systems Corporation ("Cablevision"), Comcast, Cox Communications, Inc. ("Cox"), Jones Intercable, Marcus Cable Company, LP ("Marcus Cable"), MediaOne Group, TCI and Time Warner. The Product Information Network operates through a joint venture among the Company, Adelphia and Cox (the "PIN Venture").

     SATELLITE DELIVERY AND PRODUCTION SUPPORT SERVICES. The Company supports the production and distribution of its radio and cable television programming operations through its state-of-the-art satellite uplinking facilities. The Company's satellite delivery and production support services provide reliable and efficient playback, trafficking, uplinking and satellite transmission services to the Company's radio and cable television programming operations and to certain related companies. The Company believes that the integration of these distribution services gives it strict management and quality control over the distribution of its programming. The Company has financed its ownership of two analog satellite transponders through a capital lease that was fully prepaid with a portion of the proceeds of the offering of the Old Notes. The channel capacity on one satellite transponder has been digitally compressed to seven channels, four of which are currently leased to Product Information Network, Great American Country and two related parties. This transponder could now be digitally compressed into additional channels if demand warranted. In August 1998, the Company entered into a lease agreement with an unaffiliated party for the lease of three digital channels until August 31, 1999. The other satellite transponder is an analog channel which the Company recently leased to a third party. The Company believes that the demand for its satellite delivery and production support services should increase as digital programming and distribution technologies continue to develop and cable systems complete upgrades and rebuilds to expand their channel capacity. The cable systems' expansion of their channel capacity provides more programming space for cable programmers who, in turn, would require satellite transponders to provide the programming.

                             COMPETITIVE STRENGTHS

     EXPERIENCED MANAGEMENT TEAM WITH STRONG RELATIONSHIPS WITH RADIO STATION AFFILIATES, MSOS AND ADVERTISERS. Glenn R. Jones, the Company's Chairman and majority shareholder is also the Chairman and Chief Executive Officer of Jones Intercable, one of the ten largest MSOs in the United States. It is anticipated that following consummation of the pending acquisition from entities affiliated with Mr. Jones of shares representing a controlling interest in Jones Intercable by Comcast Corporation, Mr. Jones will no longer be affiliated with Jones Intercable. Mr. Jones has assembled a management team with extensive experience in all aspects of the Company's businesses. The Company's senior management team has an aggregate of 141, 94 and 142 years of experience in the radio, cable television and advertising industries, respectively. The Company's radio programming experience dates back to 1989 when it launched its first 24-hour satellite delivered format. The rapid increase in radio station affiliates is the result of the Company's sales and marketing efforts, which emphasize its quality programming, customer service and experienced air talent. The Company's cable television programming has benefited substantially from management's experience and relationships with major MSOs, with five of the ten largest MSOs affiliating with Great American Country and cable systems owned by nine of the ten largest MSOs affiliating with the Product Information Network. Finally, the Acquisition provides the Company with a group of experienced executives who have long-standing relationships with many advertising agencies and advertisers that the Company believes will be valuable in driving advertising-related revenue growth.

     LARGE AND GROWING INSTALLED BASE OF LISTENERS AND SUBSCRIBERS WITH ATTRACTIVE DEMOGRAPHICS. The Company's radio and cable television programming reaches a large nationwide audience, in most cases, 24 hours a day, seven days a week. The Company's audience includes 60 million weekly radio listeners and 18.6 million households for the Product Information Network. This audience has grown dramatically over the past five years, as the Company has developed or acquired new and improved programming for an increasing number of radio station and cable system affiliates. The Company's audience is represented by a variety of demographics in small, medium-sized and large markets, which the Company believes appeals to a broad array of national advertisers. As the Company's audience increases, the Company believes it will be able to obtain a more than proportional increase in advertising revenues.

     SIGNIFICANT OPERATING LEVERAGE WITH LOW PROGRAMMING COSTS AND STATE-OF-THE-ART INFRASTRUCTURE. The Company's radio and cable television programming costs are low relative to many of its competitors. The Company's programming operations utilize state-of-the-art digital equipment to automate its operations and thus reduce its operating costs. Great American Country receives country music videos at no cost from the record label companies, and the Product Information Network's advertisers purchase airtime from the Company to broadcast their programs. The Company's satellite uplinking and distribution costs are generally fixed and, as a result, additional radio or cable television programming can be distributed by the Company at minimal incremental cost.

     INTEGRATED PROVIDER OF HIGH-QUALITY RADIO PROGRAMMING. The Company is strategically positioned as an independent provider of radio programming. In their increasingly competitive markets, radio stations may seek programming from the Company, because as an "independent," the Company does not own or operate competitive radio stations. The Company's independence also enables it to act as a radio programming distributor for large group radio station owners, such as CapStar Broadcasting Corp. ("CapStar"). The Company ensures the quality of the distribution of its radio programming in part through its integrated state-of-the-art satellite uplinking and distribution facilities which employ recent innovations in digital storage and delivery.

     COMPLEMENTARY ACQUISITION OF MEDIAAMERICA YIELDS SUBSTANTIAL BENEFITS. The Acquisition offers a number of opportunities for the Company and is expected to enhance its profitability. MediaAmerica had $15.1 million of net revenues in 1997. MediaAmerica will also enable the Company to pursue programming alliances with parties to which it previously had no access. For example, the Company and MediaAmerica are in joint discussions with a major cable television network to develop a group of news and entertainment radio programs utilizing the network's talent and news gathering resources. The Company believes there are also potential synergies in MediaAmerica's radio programming operations, which add 14 radio programs provided through 990 radio station affiliates to an audience of 28 million weekly listeners. Finally, MediaAmerica's management team brings an aggregate of 142 years of experience in the radio advertising representation industry. The Company believes that MediaAmerica's long-standing relationships with advertising agencies and advertisers should significantly enhance the Company's ability to drive advertising-related revenue growth; although there can be no assurance to that effect.

     COMBINATION OF RADIO AND CABLE TELEVISION OFFERS ADVERTISERS EFFICIENT MEANS OF REACHING A LARGE AUDIENCE. As a diversified provider of radio and cable television programming, the Company provides to a wide variety of advertisers many different ways to reach their target audience. Radio is one of the most cost-effective means to reach targeted demographics. According to industry sources, 167 million people listen to radio each day. Similarly, cable television is a relatively inexpensive means to target large audiences as compared to broadcast television. According to industry sources, 68 million of 97 million U.S. TV households subscribe to cable and 54% of viewing time is on cable networks. The Company believes it is strategically positioned to offer both radio and cable television advertising inventory in a single package. For example, the Company is developing joint media proposals for advertisers to target a large nationwide audience through the Company's country music radio programs and Great American Country.


                                   STRATEGY

     The Company's objective is to increase its revenues and operating income by employing the following strategies:

     DISTRIBUTE PROGRAMMING TO A LARGER AUDIENCE. To increase its revenues from advertisers, the Company must increase the distribution of, and audience for, its programming. Jones Radio plans to increase its marketing and sales activities in an effort to increase the number of its radio station affiliates and the size of its audience. The Company also plans to continue to aggressively market its cable television networks to both cable operators and other multi-channel distributors, including direct broadcast satellite services systems ("DBS"), multi-point, multi-system distribution systems ("MMDS") and others. The Company relies on financial incentives and its established relationships with MSOs to market these networks.

     DEVELOP OR ACQUIRE ADDITIONAL HIGH-QUALITY PROGRAMMING. The Company believes that there is market demand for additional long-form and short-form radio programming due to the financial constraints and limited creative resources of many radio stations and their need to improve operating efficiencies. In addition, the Company believes there are additional market opportunities for 24-hour music and information programs that the Company does not currently distribute, such as news/talk radio. Jones Radio intends to develop and/or acquire radio programming addressing these market demands. An example of new radio programming includes "Nashville Nights," a national long-form country night-time show targeted at larger markets, which is being produced in a venture with CapStar. The Company is exploring opportunities to produce additional low-cost cable television programming based on the strength of its relationships with major MSOs and its success with Great American Country and the Product Information Network. The Company believes that any new cable television programming would typically serve unfilled or underserved niches and, similar to Great American Country, would most likely serve as an attractive competitively priced alternative to an existing cable network.

     INCREASE ADVERTISING REVENUES. The Company's primary goal in driving revenue growth is to increase its audience by developing new programming and expanding its base of radio station and cable system affiliates. In addition, the Company's new radio programs are designated to increasingly target larger markets which typically generate higher advertising rates. Management believes that when Great American Country's attainment of a 5 million subscriber level is reached, of which there is no assurance, the Company will be able to target a broader group of advertisers and derive significantly higher advertising revenues based on traditional spot advertising as opposed to direct response advertising. Finally, the Company intends to promote the benefits of long-form advertising to Fortune 500 companies and other major advertisers, with the goal of attracting more advertising from such advertisers, enhancing the quality of the Product Information Network's programming and increasing the rates for its advertising time.

     ACQUIRE OR CREATE COMPLEMENTARY BUSINESSES AND VALUE-ADDED SERVICES. The Company intends to expand its business by acquiring and/or creating businesses complementary to its business. The Acquisition represents an example of this strategy. The Company believes that numerous opportunities exist, both in the development of new programming and the acquisition of complementary businesses. A portion of the proceeds from the offering of the Old Notes will provide the Company with additional resources for these purposes.

     INCREASE UTILIZATION OF SATELLITE TRANSPONDER CAPACITY AND PRODUCTION SUPPORT FACILITIES. The Company's satellite delivery and production support facilities provide reliable and efficient playback, trafficking, uplinking and satellite transmission services to the Company's radio and cable television programming operations, to certain related companies and to a third party. The Company has seven channels on its digitally compressed satellite transponder, which could be digitally compressed into additional channels if demand warranted. All seven channels on this satellite transponder are leased . The Company also has one analog channel on another satellite transponder which is leased. The Company believes that its remaining compressible satellite transponder capacity represents a valuable asset because of the potential demand from new cable programmers for satellite transponder space, the opportunity to provide profitable uplinking and other services along with the satellite transponder space, and the availability of satellite transponder space in-house in the event that the Company develops or acquires additional cable television networks in the future.

                              COMPANY BACKGROUND

     The Company was founded by Glenn R. Jones. Mr. Jones is the Chairman and Chief Executive Officer of Jones Intercable, one of the ten largest MSOs serving more than 1.4 million subscribers through 37 cable television systems in the United States. Mr. Jones has been instrumental in leading the Company's early growth and continues as its majority shareholder and Chairman. Mr. Jones beneficially owns 100% of the Company's Class B Common Stock, which has the right as a class to elect 75% of the Company's Board of Directors, and 78.9% of the Company's Class A Common Stock, and he controls the election of the six members of the Company's Board of Directors (subject to certain contractual agreements made in connection with the Acquisition). Mr. Jones has been a leader in the cable television business for over 35 years and in 1994 he was inducted into the Broadcasting and Cable Hall of Fame. Jones Intercable is a significant customer of the Company, as it distributes Great American Country and the Product Information Network to most of its subscribers. This relationship is expected to continue in accordance with current contractual arrangements after the closing of the acquisition by Comcast Corporation of certain shares representing a controlling interest in Jones Intercable from Mr. Jones and other major shareholders of Jones Intercable. Two affiliated companies, Jones Education Company and Knowledge TV, Inc., also lease satellite transponder capacity and purchase uplinking and other services from the Company.

     The Company was incorporated as a Colorado corporation and is the successor to certain affiliated entities that previously conducted certain of its businesses. The Company's corporate offices are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and its telephone number is (303) 792-3111.

                              THE EXCHANGE OFFER

The Exchange Offer ......     The Company is offering to exchange $1,000
                              principal amount of Exchange Notes for each $1,000 principal amount of Old Notes that is properly tendered and accepted. The form and terms of the Exchange Notes are substantially identical in all material respects as the form and terms of the Old
                              Notes except that the exchange will have been registered under the Securities Act and therefore the Exchange Notes will not bear legends restricting the transfer thereof. In addition, the Additional Interest provisions will be modified or eliminated as appropriate and holders of the Exchange Notes will not be entitled to certain rights of holders of the Old Notes under the Exchange and Registration Rights Agreement, which rights with respect to Old Notes that are exchanged will terminate upon the consummation of the Exchange Offer. See "The Exchange Offer--
                              Payment of Additional Interest Under Certain
                              Conditions." The issuance of the Exchange Notes is intended to satisfy certain obligations of the Company contained in the Exchange and Registration
                              Rights Agreement. Subject to certain conditions, a holder who wishes to tender must transmit a properly completed and duly executed Letter of Transmittal to United States Trust Company of New
                              York (the "Exchange Agent") on or prior to the Expiration Date. For procedures for tendering, see
                              "The Exchange Offer."

                              Based upon existing interpretations by the staff of the Commission issued to third parties, the Company believes the Exchange Notes will be freely transferable by holders thereof (other than affiliates of the Company and the Subsidiary Guarantors) after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of business, that it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an affiliate of the Company or the Subsidiary Guarantors, as such terms are interpreted by the Commission; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The Commission has not considered the Exchange Offer itself in the context of its interpretations and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. The Commission has taken the position that the Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. The Company has agreed if, at the time of the completion of the Exchange Offer, information in the Letter of Transmittal submitted by exchanging holders indicates that there are holders that are Participating Broker-Dealers or otherwise subject to prospectus delivery requirements, the Company will, for such period of time as is necessary to comply with applicable law up to the date that is 180 days after consummation of the Exchange Offer, make available a prospectus meeting the requirements of the Securities Act to such persons, if any, for use in connection with any resale of such Exchange Notes.

Exchange and Registration
Rights Agreement ........     The Old Notes were sold by the Company on July 10,
                              1998 to the Initial Purchaser pursuant to the Purchase Agreement. Pursuant to the Purchase
                              Agreement, the Company and the Initial Purchaser entered into the Exchange and Registration Rights
                              Agreement. This Exchange Offer is intended to satisfy certain obligations of the Company contained in the Exchange and Registration Rights
                              Agreement, which terminate upon the consummation of the Exchange Offer. The holders of the Exchange
                              Notes are not entitled to any exchange or registration rights with respect to the Exchange
                              Notes. The Old Notes are subject to the payment of Additional Interest under certain circumstances if the Company is not in compliance with its obligations under the Exchange and Registration
                              Rights Agreement. See "The Exchange Offer, Payment of Additional Interest Under Certain
                              Circumstances."

Expiration Date .........     The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on the "Expiration Date." As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on _______________,
                              __________, 1998; provided, however, that if the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is to remain open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

Withdrawal ..............     Tenders of Old Notes pursuant to the Exchange
                              Offer may be withdrawn at any time prior to the Expiration Date by sending a written notice of withdrawal to the Exchange Agent. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange
                              Offer. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer--Terms of the Exchange Offer; Period for Tendering Old
                              Notes."

Certain Conditions to
the Exchange Offer ......     The Exchange Offer is subject to certain customary
                              conditions, which may be waived by the Company.
                              See "The Exchange Offer--Certain Conditions to the
                              Exchange Offer."

Federal Income Tax
Consequences ............     The exchange of the Old Notes for Exchange Notes
                              pursuant to the Exchange Offer should not constitute a taxable exchange for federal income tax purposes. See "Certain United States Federal
                              Income Tax Considerations."

Use of Proceeds .........     There will be no proceeds to the Company from the
                              issuance of the Exchange Notes pursuant to the Exchange Offer.

Exchange Agent ..........     United States Trust Company of New York is serving
                              as Exchange Agent in connection with the Exchange
                              Offer.

                 CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legends thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, such Old Notes may only be offered, sold, pledged or otherwise transferred (A)(i) to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act ("Rule 144A") in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act,
(iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder ("Rule 144"), if available or (iv) pursuant to another exemption from registration as set forth in the legend on the Old Notes and (B) in accordance with all applicable securities laws of the states of the United States. The Company does not anticipate that it will register the Old Notes under the Securities Act. See "Risk Factors--Consequences of Failure to Exchange Old Notes" and "The Exchange Offer--Consequences of Failure to Exchange."

                              THE EXCHANGE NOTES

     The form and terms of the Exchange Notes are substantially identical in all material respects to the form and terms of the Old Notes except that the exchange will have been registered under the Securities Act and therefore the Exchange Notes will not bear legends restricting the transfer thereof. In addition, the Additional Interest provisions will be modified or eliminated as appropriate and holders of the Exchange Notes will not be entitled to certain rights of holders of the Old Notes under the Exchange and Registration Rights Agreement, which rights with respect to Old Notes that are exchanged will terminate upon the consummation of the Exchange Offer. See "Description of the Notes--Exchange Offer; Registration Rights." The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture. See "Description of the Notes" for further information and for definitions of certain capitalized terms used below.

     Each Exchange Note will bear interest at the rate of 11 3/4% per annum from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such Exchange Note or, if no interest has been paid or duly provided for on such Old Note, from July 10, 1998 (the date of original issuance of such Old Notes). Interest on the Exchange Notes will be payable semiannually on January 1 and July 1 of each year, commencing on the first such date following the original issuance date of the Exchange Notes.

     Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Old Notes prior to the original issue date of the Exchange Notes or if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after July 10, 1998.

                                   THE NOTES


Securities...............     $100,000,000 aggregate principal amount of 11 3/4%
                              Senior Secured Notes due 2005.

Maturity Date............     July 1, 2005.

Interest Payment Dates...     January 1 and July 1 of each year, commencing on
                              January 1, 1999.

Optional Redemption......     Except as described below and under "Change of
                              Control," the Company may not redeem the Notes prior to July 1, 2003. On or after such date, the Company may redeem the Notes, in whole or in part, at any time at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to July
                              1, 2001, the Company may, subject to certain requirements, redeem up to 35% of the aggregate principal amount of the Notes with the cash proceeds received from one or more Equity
                              Offerings at a redemption price equal to 111.75% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after each such redemption.

Change of Control........     Upon the occurrence of a Change of Control, the
                              Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

Ranking..................     The Notes rank pari passu in right of payment with
                              all existing and future Senior Indebtedness of the Company and rank senior in right of payment to all existing and future Subordinated Obligations of the Company. Claims of holders of the Notes are structurally subordinated to claims of holders of indebtedness of the Company's subsidiaries.

Security.................     The collateral securing the Notes consists of the
                              capital stock of the Company's wholly-owned subsidiary, Jones Programming, and its direct subsidiaries. The Guarantees are not secured.

Guarantees...............     The Notes are unconditionally guaranteed, jointly
                              and severally, by each of the Subsidiary
                              Guarantors. The Guarantees are senior unsecured obligations of each Subsidiary Guarantor and rank pari passu in right of payment with all existing and future Senior Indebtedness of each Subsidiary
                              Guarantor, other than Bank Indebtedness and Capitalized Lease Obligations, and rank senior in right of payment to all existing and future
                              Subordinated Obligations of each Subsidiary
                              Guarantor.

Restrictive Covenants....     The indenture under which the Notes are issued
                              (the "Indenture") contains certain covenants that, among other things, limit (i) the incurrence of additional indebtedness by the Company and its subsidiaries, (ii) the payment of dividends on, and redemption of, capital stock of the Company and the redemption of certain subordinated obligations of the Company, (iii) investments, including investments over a certain amount in any entity that is not a Wholly-Owned Subsidiary, (iv) sales of assets and subsidiary stock, (v) transactions with affiliates and (vi) consolidations, mergers and transfers of all or substantially all of the assets of the Company.
                              The Indenture also prohibits the restriction of certain distributions and asset transfers from Restricted Subsidiaries. All the limitations and prohibitions are subject to a number of important qualifications and exceptions.


Transfer Restrictions;
   Absence of a
   Public Market ........     If issued, the Exchange Notes will generally be
                              freely transferable but will be new securities for which there will not initially be a market. The
                              Old Notes are designated for trading in the PORTAL market. The Initial Purchaser has advised the Company that it may make a market in the Old Notes and in the Exchange Notes. However, the Initial
                              Purchaser is not obligated to do so, and any market-making may be discontinued at any time without notice. The Company does not intend to apply for listing of the Old Notes, or, if issued, the Exchange Notes, on any securities exchange or automated dealer quotation system. See "Exchange
                              Offer and Registration Rights" and "Plan of
                              Distribution."

Use of Proceeds..........     The Company will receive no proceeds from the
                              issuance of the Exchange Notes. The net proceeds from the offering of the Old Notes was approximately $95.2 million. See "Use of Proceeds."

     For more complete information regarding the Notes, see "Description of Notes."

         SUMMARY UNAUDITED RECONSOLIDATED AND PRO FORMA FINANCIAL DATA

     The following table sets forth certain summary unaudited reconsolidated and pro forma consolidated financial data of the Company for the periods ended and as of the dates indicated and are derived from and described in "Selected Unaudited Pro Forma Financial Data" and in "Selected Unaudited Reconsolidated Financial Data." The summary unaudited reconsolidated income statement and other data give effect to the consolidation on a pro forma basis of the Company's subsidiary, the PIN Venture (the "Reconsolidation"), as if this transaction had occurred at the beginning of each of the periods presented. The summary unaudited pro forma income statement and other data are further adjusted to reflect the Acquisition, the offering of the Old Notes and the application of the net proceeds therefrom, the payment of launch incentive fees, receipt of subscriber license fees and issuance of Class A Common Stock pursuant to the GAC Equity Agreements and the conversion of the $10 million note to Global Group into shares of Class A Common Stock (collectively, the "Transactions") as if they had occurred at the beginning of the periods presented. The summary unaudited pro forma balance sheet data give effect to the Transactions as if they had occurred on June 30, 1998. The summary unaudited reconsolidated and pro forma financial data are provided for informational purposes only and should not be construed to be indicative of what the Company's results of operations or financial condition would have actually been had any of the aforementioned Transactions been consummated as of such dates or to project the Company's results of operations or financial condition for any future period or date.

                                          YEARS ENDED DECEMBER 31,             SIX MONTHS ENDED JUNE 30,
                                 ------------------------------------------  ------------------------------
                                                                              RECON-
                                            RECONSOLIDATED       PRO FORMA   SOLIDATED REPORTED  PRO FORMA
                                         ---------------------   ---------   --------- --------  ----------
                                   1995      1996       1997        1997       1997      1998       1998
                                 --------  ---------  ---------  ----------  --------  --------  ----------
                                                          (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues:
 Radio programming.............  $ 5,121    $ 6,978    $10,200     $14,041   $ 5,090   $ 3,739     $ 5,400
 Radio advertising and sales
   representation..............       --         --         --      11,285        --        --       4,314
 Television programming........    4,450      9,191     14,860      15,484     6,756     7,865       8,126
 Satellite delivery and
   production support..........    6,921      6,944      6,485       6,485     3,493     2,128       2,128
                                 -------    -------    -------     -------   -------   -------     -------
Total revenues.................   16,492     23,113     31,545      47,295    15,339    13,732      19,968
                                 -------    -------    -------     -------   -------   -------     -------
Total operating expenses.......   15,694     21,420     28,992      40,136    13,677    16,326      21,882
                                 -------    -------    -------     -------   -------   -------     -------
Operating income (loss)........      798      1,693      2,553       7,159     1,662    (2,594)     (1,914)
                                 -------    -------    -------     -------   -------   -------     -------
Interest expense, net..........    4,039      4,456      5,578      12,081     2,854     2,541       6,062
Other expense, net.............     (212)      (318)       785         785       820       191         260
Income tax provision (benefit).     (498)      (387)    (1,342)     (1,188)     (356)      268         311
Minority interests (a).........     (189)       484      1,072       1,072       587        69          69
                                 -------    -------    -------     -------   -------   -------     -------
Net loss.......................  $(2,342)   $(2,542)   $(3,540)    $(5,591)  $(2,243)  $(5,663)    $(8,616)
                                 =======    =======    =======     =======   =======   =======     =======
OTHER DATA:
 EBITDA (b)....................  $ 5,334    $ 6,281    $ 6,877     $12,875   $ 4,004   $   369     $ 1,843
 Depreciation and
   amortization (c)............    4,195      4,825      5,230       6,622     2,612     2,651       3,445
 Capital expenditures..........    1,588      3,310      1,386       1,551     1,007       539         645
 Ratio of earnings to fixed
   charges (d).................       --         --         --          --        --        --          --

                                                             YEARS ENDED DECEMBER 31,                  SIX MONTHS ENDED JUNE 30,
                                                         -------------------------------         -----------------------------------
                                                       RECONSOLIDATED                 PRO FORMA   RECONSOLIDATED REPORTED  PRO FORMA
                                               ----------------------------------     ---------  --------------- --------- ---------
                                                 1995        1996          1997          1997          1997        1998      1998
                                               -------     -------       --------     ---------      -------     --------  --------
                                                       (IN THOUSANDS, EXCEPT RATIOS AND RADIO STATION AFFILIATE DATA)
AUDIENCE DATA (AT END OF PERIOD):
   Radio AQH (24-hour formats) (e).............   765       1,090          1,148        1,148         1,105        1,324       1,324
   Radio AQH (syndicated) (e)..................    --         834          1,048        4,644           799        1,148       4,808
   Radio station affiliates....................   929       1,273          1,484        2,139         1,317        1,510       2,255
   Great American Country households...........    14       1,049          1,550        2,750         1,172        3,578       4,060
   Product Information Network
      households............................... 4,825       8,111         11,500       11,500        10,552       18,630      18,630

                                                                                              JUNE 30, 1998
                                                                                    ---------------------------------
                                                                                      AS REPORTED        PRO FORMA
                                                                                    ----------------  ---------------
                                                                                            (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash and cash equivalents...........                                                    $  2,445          $26,260(f)
 Working capital.....................                                                      (6,395)          23,079
 Total assets........................                                                      40,762          112,223
 Total long-term debt (g)............                                                      27,591          100,000
 Minority interests (h)..............                                                         822              822
 Shareholders' deficit...............                                                     (23,869)          (3,379)

____________________
(a) Represents minority interest in the net income (loss) of the Company's consolidated subsidiaries.
(b) EBITDA represents operating income (loss) plus depreciation and amortization plus cash distributions from accumulated earnings of the Company's unconsolidated 50%-owned Superaudio subsidiary minus the EBITDA attributable to the minority interests in the Company's consolidated 54%-owned PIN Venture subsidiary. (See calculations in the table below.) Management believes that EBITDA is a measure commonly used by analysts and investors to determine a company's ability to service and incur its debt. EBITDA should not be considered in isolation or as a substitute for net income (loss), cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

                                                              YEARS ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                                                            ----------------------------       -----------------------------------
                                                                                               RECON-
                                                       RECONSOLIDATED               PRO FORMA  SOLIDATED      REPORTED   PRO FORMA
                                              ----------------------------------    ---------  ---------     ----------  ---------
                                                 1995         1996        1997       1997        1997         1998          1998
                                              ----------  ------------  --------  -----------  ---------     ----------  ----------
                                                                                 (IN THOUSANDS)
CALCULATION OF EBITDA:
Operating income (loss)...................       $  798         $1,693    $2,553      $ 7,159    $1,662       $(2,594)     $(1,914)
Plus:  Depreciation and
   amortization...........................        4,195          4,825     5,230        6,622     2,612         2,651       3,445
Plus:  Cash distributions from
   Superaudio.............................          175            300       100          100        --           350         350
Less:  EBITDA attributable to PIN
   Venture's minority interests...........         (166)           537     1,006        1,006       270            38          38
                                                 ------         ------    ------      -------    ------       -------      ------
EBITDA                                           $5,334         $6,281    $6,877      $12,875    $4,004       $   369      $1,843

(c) Excludes the amortization of debt issuance costs.
(d) The ratio of earnings to fixed charges is determined by dividing (i) the sum of earnings before extraordinary items and accounting changes, interest expense, taxes and that portion of operating lease rental expense which is representative of an interest factor by (ii) interest expense. For Reconsolidated Financial Data, earnings were insufficient to cover fixed charges by $3,265, $2,471 and $2,999 for the years ended December 31, 1995, 1996 and 1997, respectively. For Reported Financial data, earnings were insufficient to cover fixed charges by $4,788 for the six months ended June 30, 1998. For Pro Forma Financial Data, earnings were insufficient to cover fixed charges by $4,896 and $7,698 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively. The ratio does not take into account depreciation and amortization.

(e) AQH represents the average audience (persons age 12 or older) listening to radio stations broadcasting the Company's advertising inventory (i) during any 15-minute period from 6am-7pm, Monday through Friday for 24-hour formats or (ii) during any 15-minute period that the program is being broadcast for syndicated programs, each as measured by the Arbitron rating service. Radio advertising is generally sold on the basis of the listening audience as quantified by the AQH.
(f) Includes $10.0 million of restricted cash from the net proceeds of the Offering that was deposited into a Reserve Account.
(g) Includes current and non-current maturities of long-term debt and capital lease obligations.
(h) Represents the minority interest in the net assets of the Company's consolidated subsidiaries.

                                 RISK FACTORS

     Investors should carefully consider the following risk factors, as well as other information contained in this Prospectus. This Prospectus contains forward-looking statements . These statements appear in a number of places and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers, primarily with respect to the future operating performance of the Company. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this Prospectus, including the information set forth below, identifies certain important factors that could cause such differences. See "Forward-Looking Information."


CONSEQUENCES OF A FAILURE TO EXCHANGE OUTSTANDING NOTES

     The Old Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the Company's and the Trustee's right in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Old Notes that are not exchanged pursuant to the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Notes that remain outstanding will not be entitled to have such Old Notes registered under the Securities Act, subject to certain limited exceptions. The Company currently intends to register under the Securities Act Old Notes that remain outstanding after consummation of the Exchange Offer only if such Old Notes are held by the Initial Purchaser or persons ineligible to participate in the Exchange Offer, neither of which is anticipated.

     The Exchange Notes and any Old Notes that remain outstanding after consummation of the Exchange Offer will constitute a single series of debt securities under the Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture. See "Description of the Notes."


ABSENCE OF PUBLIC MARKET

     The Exchange Notes are being offered to the holders of the Old Notes. The Old Notes were resold by the Initial Purchaser to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market, the National Association of Securities Dealers' screen based, automated market for trading of securities eligible for resale under Rule 144A. There currently is no market for the Exchange Notes and the Exchange Offer is not conditioned upon any minimum or maximum aggregate principal amount of Old Notes being tendered for exchange. Although the Initial Purchaser may make a market in the Old Notes and has advised the Company that it currently intends to make a market in the Exchange Notes, it is not obligated to do so and may discontinue such market making at any time without notice. The Company does not currently intend to apply for listing of the Old Notes or the Exchange Notes on a national securities exchange or automated quotation system. Accordingly, no assurance can be given that an active market will develop for any of the Notes or as to the liquidity of the trading market for any of the Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling their Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time. To the extent that a market for the Exchange Notes does develop, the market value of the Exchange Notes will depend upon many factors, including prevailing interest rates, market conditions, yields on alternative investments, general economic conditions, the Company's financial condition and results of operations and other conditions. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. There can be no assurance that, if a market for the Exchange Notes were to develop, such a market would not be subject to similar disruptions.

SUBSTANTIAL LEVERAGE; POTENTIAL INABILITY TO PAY DEBT WHEN DUE

     The Company has and will have a significant amount of debt outstanding. The Company presently has approximately $100 million of indebtedness. See "Capitalization" and "Selected Unaudited Pro Forma Financial Data."

     Because the Company has a significant amount of debt outstanding, and is subject to significant financial and operating restrictions, the Company could experience several adverse consequences that may impair or impede its ability to pay principal and interest on the Notes as they become due as a result of maturity, acceleration, redemption or other repurchase obligation, such as a change of control, or may cause it to be otherwise in default. Such consequences include the following:

    . Substantial amounts of the cash flow from the Company's operations will have to be used for the payment of the principal and interest on the Notes and other indebtedness, and will not be available to use for other purposes, which may result in a competitive disadvantage.

    . The Company could be unable to obtain additional financing, particularly bank financing, in the future on favorable terms, or at all, to use for working capital, acquisitions, capital expenditures, refinancing or other purposes.

    . As a result of the foregoing, the Company could be more vulnerable to changes in economic conditions and in its industry and may not be able to withstand competitive pressures, to keep up with technological developments, to consummate acquisitions or to capitalize on business opportunities.

     Furthermore, it is possible that the Company will not have the available cash or be able to generate the cash flow required to pay the principal and interest that will become due on the Notes or to pay its other outstanding indebtedness, in the long term. For the year ended December 31, 1997 and the six months ended June 30, 1998, on a pro forma basis, earnings were insufficient to cover fixed charges by $4.9 million and $7.7 million, respectively. Payment of interest for the full term of the Notes will require an increase in cash flows from operations, which will continue to be affected by various factors discussed herein, including in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Continued losses would have a material adverse effect on the Company's results of operations and financial condition and could adversely affect its ability to meet its obligations, in the long term, including obligations under the Notes. The Company's cash flow depends upon its future performance and financial, economic and other factors, some of which are beyond its control.

     If the Company is unable to generate cash flow from operations or otherwise in amounts sufficient for it to be able to pay its debt as it becomes due as a result of maturity, acceleration, redemption or other repurchase obligation, such as a change of control, the Company may be required to refinance all or a portion of such debt or sell equity securities or some or all of its assets. The Company is restricted by the terms of the Indenture in its ability to incur additional indebtedness. Even without such restrictions, the Company may not be able to refinance all or a portion of its debt or sell its equity securities or the assets of its subsidiaries on a timely basis, on acceptable terms or at all. In such event, the Company may be in default on the Notes and other indebtedness, and payment of such debt could be accelerated. See "Description of Notes."

RISKS RELATED TO HOLDING COMPANY STATUS; DEPENDENCE UPON EARNINGS AND CASH FLOWS OF SUBSIDIARIES AND ADVANCES AND LOANS FROM AFFILIATES; STRUCTURAL SUBORDINATION

     The Company is a holding company with no business operations of its own. The Company's assets are the direct and indirect equity interests in its subsidiaries, through which the Company conducts its business operations. Accordingly, the Company depends, and will continue to depend, significantly upon the earnings and cash flows of, and dividends and distributions from, its subsidiaries to pay its expenses, meet its obligations and pay interest and principal on the Notes and its other indebtedness. Furthermore, the creditors of the Company's subsidiaries are, and will continue to be, entitled to payment of obligations owing to them before the subsidiaries can dividend or distribute their earnings to the Company. In addition, the terms of the Company's joint ventures generally require the mutual consent of the Company and its joint venture partners to distribute or advance funds to the Company. The Company cannot assure the holders of the Notes that its subsidiaries will generate sufficient earnings and cash flow for the subsidiaries to pay dividends or otherwise provide funds to enable the Company to pay its expenses, meet its obligations and pay interest and principal on the Notes and its other indebtedness or that other restrictions on the subsidiaries would not prohibit such payments. If the Company cannot do so, it may not be able to pay its indebtedness as it becomes due and, as a result, may be in default on such indebtedness, including the Notes, and payment of such indebtedness could be accelerated. Historically, the Company has relied on advances and loans from Jones International and its affiliates to fund a portion of its cash needs, with cumulative borrowings of $23.0 million, $28.6 million, $26.4 million and $15.4 million as of December 31, 1995, 1996 and 1997 and June 30, 1998, respectively. Jones International and related parties are under no obligation to provide additional financial assistance to the Company, and the Company does not expect that such funding will be available in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Notes."

     The Indenture permits certain indebtedness to be incurred by subsidiaries and joint ventures of the Company and creditors of such subsidiaries may be permitted to obtain a security interest in the assets of such subsidiaries, subject to certain thresholds. Claims of holders of the Notes will be effectively subordinated to the indebtedness and other liabilities and commitments of the Company's subsidiaries and joint ventures and will be limited to the extent of the Company's direct or indirect equity interest in such entities. Consequently, in the event of an insolvency, liquidation, reorganization, dissolution or other winding up of the Company's subsidiaries and joint ventures, the claims of the Company's creditors, including holders of the Notes, will be subject to the prior claims of those entities' creditors, including trade creditors, and any prior or equal claim of any joint venture partner. Upon the occurrence of a payment default under, or acceleration of, bank indebtedness, bank creditors of subsidiaries with a security interest in the assets of such subsidiaries may be entitled to restrict the payment of dividends to the Company and, if secured by the assets of the subsidiaries, would be permitted to foreclose on the assets of such subsidiaries.


RESTRICTIONS IMPOSED BY TERMS OF THE INDENTURE

     The terms and conditions of the Indenture impose restrictions that affect the ability of the Company to incur debt, make distributions, sell assets, create liens, make investments or engage in merger and acquisition activity. The Indenture imposes certain restrictions on the Company's ability to operate through joint ventures, such as the PIN Venture, a form of entity that has been used in the past and which the Company anticipates using in the future. See "Description of Notes--Certain Covenants." The financial requirements of and calculations in the Indenture are not governed by, and may not conform to, generally accepted accounting principles, so that certain accounting measures and coverages reflected in this Prospectus do not necessarily reflect how such measures and coverages would be calculated under the Indenture. The Company is also required to limit its transactions with related parties. The restrictive covenants contained in the Indenture, as well as the highly leveraged position of the Company, could significantly limit the ability of the Company to respond to changing business or economic conditions or to substantial declines in operating results. The ability of the Company to comply with the provisions in the Indenture can be affected by events beyond the Company's control.

UNENFORCEABILITY OR UNAVAILABILITY OF THE GUARANTEES OF THE RESTRICTED SUBSIDIARIES; FRAUDULENT CONVEYANCE CONSIDERATIONS

     Various federal and state fraudulent conveyance laws enacted for the protection of creditors apply to the Guarantees issued by the Subsidiary Guarantors and could make these Guarantees unenforceable or otherwise avoidable in whole or in part. In addition, such laws could make the Guarantees subordinate to indebtedness that the Subsidiary Guarantors owe to creditors other than the holders of the Notes. A court could find one or more of the Guarantees unenforceable or avoidable or could subordinate them to other indebtedness, including for any of the following reasons:

     . If the Subsidiary Guarantor does not receive fair consideration or reasonably equivalent value for giving its Guarantee and

          .    is insolvent,

          .    becomes insolvent as a result of giving the Guarantee,

          . is engaged or is about to engage in a business or transaction for which the remaining assets of such Subsidiary constitute unreasonably small capital to carry on its business, or

          . intends to incur, or believes that it would incur, debts beyond its ability to pay as they mature.

     . If the Subsidiary Guarantor does so with the intent to hinder, delay or defraud any of its present or future creditors or if the Subsidiary Guarantor is contemplating insolvency in order to prefer one or more of its creditors over other creditors.

     The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the jurisdiction applied in the proceeding. Generally, a court may find that a subsidiary is insolvent at a particular time if the sum of its debts, including contingent liabilities, is greater than the fair market value of its assets or if the fair market value of its assets is less than the amount that would be required to pay its probable liability in respect of existing debts, including contingent liabilities, as they become absolute and mature.

     A court considering whether a guarantee is unenforceable or avoidable as a fraudulent conveyance or whether to subordinate a guarantee to other indebtedness may focus on, among other things, the benefits, if any, realized by the subsidiary giving the guarantee. Part of the proceeds of the offering of the Old Notes were used for repayment of Company obligations and for prepayment of a capital lease on which a Subsidiary of the Company is obligor. The Guarantees of the Notes are for the benefit of the Company and only indirectly for the benefit of the Subsidiary Guarantors, and a court may find that the obligations of the Subsidiary Guarantors were incurred for less than reasonably equivalent value or fair consideration. In order to decrease the likelihood that a court would find that any or all of the Guarantees are unenforceable or avoidable or should be subordinated, the obligations of each Subsidiary Guarantor under its Guarantee will be limited to the maximum amount that will, after giving effect to all of the liabilities of such Subsidiary Guarantor, result in such obligations not being held unenforceable or avoidable or subordinated to other indebtedness. The Company cannot give any assurances that a court, particularly in light of developments that may occur after the Notes are issued, would apply the above tests or that a court would not find for any other reason that the Guarantees are unenforceable or avoidable or should be subordinated.

     If a court were to find that a Guarantee is unenforceable or avoidable in whole or in part as a fraudulent conveyance, holders of the Notes would not have any claim against the Subsidiary Guarantor giving such guarantee to the extent the Guarantee was avoidable and would be creditors only of the Company and any of its Subsidiary Guarantors that gave Guarantees that are not found to be unenforceable or avoidable. As a result, the claims of the holders of the Notes against the Subsidiary Guarantor whose Guarantee was not enforceable or avoidable would be subject to the prior payment of all other liabilities of such Subsidiary Guarantor. If any of the above events occurs, there may not be sufficient assets to satisfy all or any part of the claims of the holders of the Notes.


DIFFICULTY IN SECURING FUTURE BANK OR OTHER INDEBTEDNESS

     The Company believes that it may be necessary during the period that the Notes are outstanding to secure bank or other financing. While the Indenture permits the Company to incur a limited amount of bank or other indebtedness, and permits such borrowings to be secured by assets of the Company's subsidiaries, the Indenture restricts the terms of such bank or other indebtedness, including the ability of a bank or other lender to limit the flow of funds from the subsidiaries to the Company. Banks or other financial institutions may not be willing to lend to the Company under such circumstances, particularly in light of the Company's overall leverage position, or may not be willing to lend on terms that are acceptable to the Company. The inability of the Company to obtain bank or other financing during the term of the Notes could have a material adverse effect on the Company and its ability to meet its cash flow needs, and could limit the Company's ability to implement its business strategy.


HISTORY OF NET LOSSES

     On a historical basis, the Company has sustained net losses of $2.0 million, $2.3 million, $3.5 million and $5.7 million and operating income (loss) of $1.5 million, $0.9 million, $2.3 million and ($2.6) million, for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998. Net losses have resulted in an accumulated deficit of $33.1 million as of June 30, 1998. On a pro forma basis, operating income (loss) and net losses would have been $7.2 million and $5.6 million, respectively, for the year ended December 31, 1997 and $(1.9) million and $8.6 million, respectively, for the six months ended June 30, 1998. The Company's ability to incur additional indebtedness and to make investments under the Indenture is determined in part by the Company's Consolidated Cash Flow (as defined) and Cumulative Available Cash Flow (as defined), each of which is derived from earnings. There can be no assurance that the Company will generate net income in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Notes--Certain Covenants--Limitation on Indebtedness" and "--Limitation on Restricted Payments."


TRANSACTIONS WITH AND RELIANCE ON RELATED PARTIES; CONFLICTS OF INTEREST

     The Company has engaged, and expects to continue to engage, in certain transactions with related parties. To date, these transactions have involved primarily loans and advances, affiliation agreements for the distribution of cable television programming, leasing of satellite transponder and production support services, and lease and service agreements related to certain technical, computer and administrative services. For the year ended December 31, 1997, approximately $5.0 million, or 11%, of the Company's pro forma total revenues and approximately $6.5 million, or 16%, of its pro forma total operating expenses involved related party transactions. In addition, $27.6 million of the proceeds of the offering of the Old Notes was used to prepay the obligation under a capital lease. See "Certain Relationships and Related Transactions-- Transfer of Satellite Transponder Leases." $16.7 million of such proceeds were used to repay outstanding indebtedness under Radio Holdings' credit facility with a commercial bank, which was incurred in March 1998 and was used to repay related party advances and to repay a related party note. See "Use of Proceeds." Principal management employees devote substantially all of their time to the Company's business. Because certain officers and directors of the Company are also officers and directors of related parties, the terms of any distribution, programming, production, lease or other agreements between the Company and such related parties are not the result of arm's-length negotiations. There can be no assurance that the terms of any transactions between the Company and related parties have been or will be as favorable as the Company could obtain from unrelated parties or that such transactions will continue in the future, on their current or other terms. The Indenture provides that, with certain exceptions, future dealings with related parties must be approved by the disinterested members of the Board of Directors of the Company and transactions over a specified threshold are subject to the receipt of a fairness opinion from a nationally recognized independent investment banking firm. See "--Dependence on Key Personnel," "Certain Relationships and Related Transactions" and "Description of Notes--Certain Covenants."

RISKS ASSOCIATED WITH ACQUISITION AND DISTRIBUTION OF RADIO PROGRAMMING

     The Company's ability to maintain and increase the distribution of its radio network and to increase the audience for its radio programming is dependent upon, among other factors, the radio stations' demand for the Company's radio programming and the Company's ability to assess consumer preferences accurately and to develop, acquire and distribute radio programming that is attractive to radio listeners. Even though the Company has recently launched several new radio programs, there can be no assurance that the Company will be able to continue to develop or acquire radio programming that will be accepted in its targeted markets. There can similarly be no assurance that the Company will be able to enter into new affiliation agreements, or maintain its existing affiliation agreements, with radio stations. As radio station ownership is consolidated into larger station groups, more radio station owners may develop and produce programming in-house and thereby reduce their need for the type of radio programming provided by the Company. See "Business--Radio Programming--The Radio Network-Jones Radio."


DEPENDENCE ON ADVERTISING REVENUES

     The Company is heavily dependent on advertising revenues. For the year ended December 31, 1997, advertising revenues comprised 82% of the Company's total pro forma revenues. The Company's ability to attract advertisers is dependent upon its ability to demonstrate that its radio and cable television networks are able to deliver the type and quantity of radio listeners and cable television viewers that such advertisers seek to target with their advertising. The Company's ability to maintain or increase its advertising revenues is, and will continue to be, affected by a number of factors, including the ability to expand the distribution of the networks, to deliver high quality entertaining programming that is appealing to additional listeners and viewers and to increase awareness of its networks. There is no assurance of success in this endeavor. In addition, competitive conditions in the industry may have an adverse effect on the number of advertising spots sold and the advertising rates in the market.

     Advertising revenues and operating income also may be adversely affected by economic downturns. Such economic downturns, if prolonged, might have an adverse impact on radio and cable television advertising and on the Company's financial condition and results of operations. In addition, advertising revenues may be impacted by many other factors beyond the Company's control, including but not limited to: (i) the amount of funds that advertisers dedicate to radio and cable television advertising in general and to the Company's networks in particular,
(ii) the popularity of programming and ratings achieved by radio station affiliates that broadcast the Company's radio programming or utilize its services, (iii) the number of advertisers who seek audiences within the demographic groups to which the networks target their programming, (iv) competition within national and regional markets from radio, television and other media and (v) regulatory restrictions on advertising (e.g., beer, wine, liquor or cigarette advertising). There can be no assurance that the Company will be able to maintain its existing advertisers or attract additional advertisers in the future. If the Company is not able to do so, its advertising revenues and operating results will be adversely affected. See "--Competition" and "Business."


DEPENDENCE ON ADVERTISING RELATIONSHIPS

     Historically, the Company's radio network advertising revenues have been highly dependent on the efforts of MediaAmerica. In 1997, 97% of the Company's radio advertising revenues were derived from sales made through MediaAmerica. The Company believes that sales of advertising time through the new MediaAmerica division will not be adversely affected, but there can be no assurance to that effect. See "--Risks Regarding the Acquisition."

     The Product Information Network's advertising revenues historically have been highly dependent on its relationships with five national media agencies. In 1997, 53% of the PIN Venture's gross advertising revenues were derived from sales of airtime to two national media agencies. The Product Information Network's contract with one of the agencies, representing 12% of 1997 gross advertising revenues, expires in December 1998 and will automatically renew for an additional six months unless the Product Information Network is notified otherwise. The agreement with the other agency, representing 41% of the PIN Venture's 1997 gross advertising revenues, was mutually terminated in July 1997. While the Product Information Network has replaced the large block of airtime placed by such agency through sales to other advertisers, it has not been able to fill such airtime with the type of non-traditional infomercials of Fortune 500 companies provided by such agency. The termination of the relationship with such agency and the resulting loss of non-traditional infomercials from major corporate advertisers has resulted in a decrease in the number of hours of airtime on the Product Information Network devoted to such infomercials. There can be no assurance that the remaining media agency will continue, maintain or increase the amount of airtime it purchases. In addition, there can be no assurance that the Product Information Network will be able to renew its contract with such agency, or obtain a suitable replacement, on acceptable terms. See "Business--Television Programming--The Product Information Network."


RISKS ASSOCIATED WITH DISTRIBUTION OF TELEVISION PROGRAMMING

     Growth in the Company's television programming business is largely dependent upon the distribution of Great American Country and the Product Information Network through cable television systems and other video distributors. With respect to cable distribution, Great American Country and the Product Information Network compete for a limited number of available cable channels with a large number of other cable television programmers supplying a variety of alternative programming, including entertainment, sports, news, public affairs and educational programming. Many of these programmers provide substantial cash incentives to cable television systems and other video distributors that the Company may not be able to match. In addition, cable programming distribution is controlled by MSOs, some of which are affiliated with competing program providers. Sales of cable systems by MSOs, or sales of MSOs, that have affiliation agreements with the Company could result in a loss of subscribers if the new cable system owners do not retain the programming, and the number of lost subscribers could be material. Jones Intercable, a significant distributor of Great American Country and the Product Information Network, expects to sell during 1998 and the first quarter of 1999, through its managed partnerships, cable television systems representing approximately 283,000 and 420,000 subscribers for Great American Country and the Product Information Network, respectively. The buyers of such cable television systems may not continue to subscribe for the Company's cable television programs. In addition, some affiliation agreements allow the MSOs to delete the Company's programming on a system-by-system basis. Because advertising revenues generated by Great American Country and the Product Information Network are a function of distribution, success in the distribution of the Company's cable television programming will directly affect the amount of advertising revenues generated by the Company's cable television networks. The Company's expansion plans for Great American Country and the Product Information Network are dependent, in part, upon the ability to retain and expand its distribution from existing affiliation agreements, to renew existing affiliation agreements when such agreements expire, and to obtain affiliation agreements with additional MSOs and other video programming distributors. There can be no assurance that the Company will be able to negotiate new affiliation agreements, expand its distribution or retain or renew existing affiliation agreements. See "Business--Television Programming."


RISKS RELATED TO DISTRIBUTION OF THE PRODUCT INFORMATION NETWORK

     A significant portion of the Product Information Network's distribution is on cable systems owned and/or managed by affiliates of the PIN Venture's three partners. While the PIN Venture has entered into affiliation agreements with systems owned by nine of the ten largest MSOs in the United States, as well as with a number of smaller MSOs, carriage on each of the systems operated by an MSO is not guaranteed by such agreements and, in many cases, these agreements do not provide for the distribution of the Product Information Network's programming for 24 hours per day. Most affiliation agreements for the Product Information Network, other than those with the Company's partners in the PIN Venture, are short-term in nature. Many of the MSOs which carry the Product Information Network may also carry programming which is competitive with the Product Information Network. See "Risks Associated with the Product Information Network," "Business--Overview--Strategy" and "-- Television Programming--The Product Information Network" and "Certain Relationships and Related Transactions."


RISKS REGARDING THE ACQUISITION

     A substantial portion ($26.7 million) of the proceeds of the offering of the Old Notes was used to pay the cash portion of the consideration in the Acquisition. MediaAmerica provides advertising representation services and more recently has entered the radio programming business. Provision of advertising representation services is a new business for the Company and presents the risks associated with integration of a business in which the Company has no prior experience. While the Company has historically made acquisitions, primarily from affiliated entities, it has never made a significant acquisition from an unrelated party. Because MediaAmerica and the Company's radio programming operations are in the same line of business, and subject to the same market trends, the Acquisition could increase the Company's vulnerability to adverse market trends. The Company expects that its accounting for the Acquisition will result in a significant amount of goodwill, and if the benefits of the Acquisition do not substantiate the carrying value, write-offs could be required, which could adversely affect the Company's operating income and earnings. See "--Substantial Leverage; Potential Inability to Pay Debt When Due."

     The benefits expected to be realized from the Acquisition will depend on the Company achieving synergies, particularly in radio programming, and in retaining and increasing MediaAmerica's current customer base. MediaAmerica produces programming which competes with some of the programming produced by its representation customers. As a result of the Acquisition, the range of programming produced by the Company will expand and thereby increase the possibility that a customer or potential customer will perceive the programming produced by the Company to be competitive with its own programming. These customers may be more reluctant to utilize the Company's advertising representation services after the Acquisition because of the Company's competitive position, and thus the market for customers for the advertising representation division may be adversely affected.

     The Company relies on the services of Messrs. Ron Hartenbaum and Gary Schonfeld (the "MediaAmerica Principals"), the principal executives and former owners of MediaAmerica, to support and strengthen the Company's advertising representation business. The MediaAmerica Principals have three-year employment agreements with the Company which provide that they will not compete with the Company during the term of their employment and for two years after the employment agreements terminate. There is no assurance that the MediaAmerica Principals will remain with the Company for the full term of the employment agreements or thereafter. Further, no assurance can be given that the Company will be successful in the advertising representation business, or that the MediaAmerica Principals will be integrated into the Company's operations so as to cause this business to maintain operations at current levels or to grow. Certain agreements between MediaAmerica and its existing clients allow the clients to terminate the agreements if the MediaAmerica Principals are no longer involved in the business. Even in the absence of such provisions, clients may discontinue or reduce the level of services provided by MediaAmerica if the MediaAmerica Principals are no longer employed by the Company.

     The terms of several of MediaAmerica's representation agreements with some of its major clients are scheduled to expire in 1998 and 1999, unless renewed. The Company intends to seek to obtain renewals of such agreements in due course, but there can be no assurance that any such renewals will be obtained.

INABILITY TO SUSTAIN OR MANAGE GROWTH

     The Company's revenues have grown in recent years primarily as a result of increased advertising and licensing revenues generated by the Company's radio and television programming networks and syndicated programs. The ability to maintain growth will depend on a number of factors, many of which are beyond the Company's control, including maintaining and expanding distribution of Great American Country and the Product Information Network through MSOs, as well as through alternative distribution systems such as DBS, MMDS and video distribution systems being established by various telecommunications companies; maintaining and expanding distribution of its radio network; developing and/or acquiring additional programming for the radio network that is consistent with listener preferences; developing and/or acquiring additional cable television programming that will be carried by MSOs; and attracting and maintaining advertisers that are willing to pay competitive rates. In addition, the Company is subject to a variety of business risks generally associated with growing companies. Future growth and expansion could place significant strain on management personnel and may require additional management personnel.

     As part of its business strategy, the Company intends to acquire and/or create complementary businesses. See "Business--Overview--Strategy." The success of this strategy depends on the availability of such businesses for acquisition and the availability of resources to effect such acquisition, as well as the Company's ability to integrate acquired businesses into its organization effectively and to retain and motivate key personnel of acquired businesses. The recent rapid consolidation of the radio programming industry has reduced the availability of potential acquisition targets complementary to the radio programming business. The Company may not be successful in its endeavors to identify and acquire businesses suitable for acquisition. Certain complementary businesses may not be available because of price or because other objectives of potential sellers may not be met. The Company faces competition in its acquisition strategy from other companies, some of which may have substantially greater financial resources. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to attract and retain sufficient management personnel necessary for continued growth. Furthermore, there is no assurance that, because of the significance of its debt service requirements, the Company will be able to carry out its growth strategies.


RISKS ASSOCIATED WITH SATELLITE DELIVERY AND PRODUCTION SUPPORT SERVICES

     The Company delivers its television programming through its own satellite delivery and production support facilities, and subleases transponder space from third parties to deliver its radio programming. The Company also earns revenues by providing satellite delivery and production support services to a related party. If such related party were no longer able to obtain and pay for such services, the loss of revenues would be significant to the Company and there is no assurance that a replacement could be obtained on similar terms. The satellite delivery and production support services have represented substantial fixed costs. The satellite transponder agreement covers two transponders. One is a digitally compressed transponder, on which seven channels are leased. The other transponder was leased to a third party as of July, 1998. See "Business-- Satellite Delivery and Production Support Services." The Company could increase its channel capacity by further digital compression if demand warranted. There are a number of other companies which are competing with the Company to lease their transponder capacity, certain of which are offering lease rates that are lower than those being offered by the Company. There can be no assurance that the Company will be able to lease whatever capacity may be available at any particular time. The Company used $27.6 million of the proceeds of the offering of the Old Notes to prepay the capital lease obligations under the satellite transponders, which allows the Company to now own the transponders. See "Use of Proceeds." There can be no assurance that the payments to be received in connection with the lease of the transponders over the remaining life of the satellites, as well as the value to the Company of having available satellite capacity for its own use, will recoup the price of the satellite transponders. The satellites may not have a useful life beyond 2004, at which time the Company will be required to locate replacements to use for its programming. The Indenture restricts the incurrence of Indebtedness through capital lease obligations and, accordingly, there can be no assurance that the Company will be able to enter into new satellite leases at that time on favorable terms, if at all.

     The satellite transponder agreement referred to above provides various protections in the event of satellite failure, and the transponders are not subject to preemption by third parties in most instances. Although the agreement provides that if service is unavailable for any reason on the satellite, the lessor is required to place the Company's programming on a replacement satellite, there can be no assurance that this would occur. There are a limited number of domestic communications satellites available for the transmission of cable television programming to cable system operators. The availability of transponders in the future is dependent on a number of factors over which the Company has no control. These factors include, primarily, the limited availability of desirable orbital slots for commercial communications satellites, the successful launches of additional commercial communications satellites by third parties and competition and demand for transponder leases on existing and new satellites. See "Business--Satellite Delivery and Production Support Services."


RISKS ASSOCIATED WITH THE PRODUCT INFORMATION NETWORK

     The growth expectations for the Product Information Network are largely dependent on increasing the number of hours of long-form advertising from Fortune 500 companies, as this advertising results in higher rates for airtime sold and is more attractive to MSOs. In addition, increased advertising from major corporate advertisers decreases the reliance of the Product Information Network on national media infomercial buyers. See "--Dependence on Advertising Relationships." While the Product Information Network has implemented a strategy to accomplish this goal, the strategy may not be successful, and it may not be able to air as many of these long-form advertisements as it has in the past. See "Business--Overview--Strategy."

     The Product Information Network is operated by the PIN Venture, a joint venture among the Company, Cox and Adelphia. Pursuant to the agreement governing the PIN Venture, the Company manages the day-to-day operations of the PIN Venture. The PIN Venture has an Executive Committee consisting of five persons, two of whom are appointed by the Company, two by Cox, and one by Adelphia. The other venture partners, however, have voting rights with respect to major decisions concerning the venture and there is a risk that the partners may not agree on significant aspects of the PIN Venture's business plans. Unlike the Company, Cox and Adelphia are major MSOs and may have different goals and objectives with respect to the PIN Venture's affiliation agreements with MSOs, particularly the amount of the rebate payable to MSOs by the PIN Venture. See "Business--Television Programming."

     The Company, Cox and Adelphia own approximately 53.8%, 45.4% and 0.8%, respectively, of the PIN Venture. The PIN Venture may in the future issue equity to its existing partners or new partners which would dilute the Company's interest in the PIN Venture and could result in the venture's operations no longer being consolidated by the Company for financial reporting purposes.

     The PIN Venture agreement contains a number of provisions that either allow or require a partner to withdraw from the PIN Venture. The Company or Cox could be required to withdraw if the number of subscribers provided by either of them falls below a certain level. See "--Risks Associated with Distribution of Television Programming." Such a withdrawal would cause a dissolution of the PIN Venture. The PIN Venture by its terms expires on December 31, 2004, but Cox could elect to terminate its participation after 1999. Such a withdrawal would cause Cox to lose its equity interest in the PIN Venture.

     If, for any reason, the Company is unable to consolidate the PIN Venture's results of operations, the Company's financial statements would change because the PIN Venture's revenues and operating income, if any, would not be included in the Company's consolidated revenues and operating income. On a pro forma basis for the year ended December 31, 1997, the PIN Venture accounted for 28% of the Company's consolidated revenues and 26% of consolidated operating income.

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the efforts and abilities of its senior management, including Glenn R. Jones, Chairman of the Board, Gregory J. Liptak, President, Jay B. Lewis, Group Vice President and Chief Financial Officer, Eric Hauenstein, the President and General Manager of the radio network, and Jeffrey
C. Wayne, the President and Chief Operating Officer of cable television network operations. In addition, as a result of the Acquisition, the Company employs Messrs. Ron Hartenbaum and Gary Schonfeld as executives in charge of its radio network and advertising representation operations. Except for Messrs. Hartenbaum and Schonfeld, the Company does not have employment agreements with, and does not carry key life insurance on, any of its employees. The Company's success depends in part upon its ability to attract and retain talented writers, performers and other creative personnel. Although the Company believes that its relations with its creative personnel are good and that it will continue to be successful in attracting and retaining qualified creative personnel, there can be no assurance that it will be able to continue to do so. See "Business-- Employees" and "Management."

     The Company is also dependent upon the talents and abilities of its advertising account executives. The account executives have personal relationships with the national advertisers and their advertising agencies which are important to the Company's ability to continue to maintain and increase the Company's share of the radio advertising market. While the Company believes that its relations with its account executives are good and that it will continue to be successful in attracting and retaining qualified sales personnel, there can be no assurance that it will be able to do so. See "--Dependence on Advertising Revenues."


COMPETITION

     Competition in the radio programming market is intense. The Company's radio network competes for both advertising and radio station affiliations with major network radio distribution companies, as well as with a large number of smaller independent producers and distributors. The radio programming industry has recently experienced rapid consolidation, which has increased competition from well financed larger radio programming distribution companies. The largest competitors in the industry are affiliated with major station owners. These competitors have recognized brand names as well as large networks which include affiliates to which such competitors pay compensation to broadcast the network's commercials. There can be no assurance that the Company will be able to compete successfully for radio advertising revenues in the future.

     Radio networks also face competition from improving technologies available to local radio stations that may enable them to pre-record their local announcers and automate their operations, thereby allowing them to reduce costs and operate more efficiently. Another technological advance, Digital Audio Radio Service ("DARS"), permits national radio stations to broadcast digital quality radio programming nationwide to homes, automobiles and other locations via satellite. The Company cannot predict what effect the potential future development of digital automation or DARS will have on the radio industry or the Company.

     The advertising representation business acquired from MediaAmerica will also be subject to significant competition. The radio advertising representation business is highly competitive, both in terms of competition to gain program provider clients and to sell airtime inventory to advertisers. The Company's radio advertising representation firm competes with major network radio distribution companies, which operate divisions that both sell their own company's airtime inventory and also contract with third party radio programmers to sell their airtime inventory. Over the last two years, many independent program providers have been acquired by major network distribution companies. These companies have large amounts of airtime inventory to sell and have significant resources. The formation by certain group radio station owners of radio networks, such as AMFM, has adversely affected, and may continue to adversely affect, the Company's advertising revenues.

     Competition in the cable television programming market is also intense. The Company's cable television networks compete for distribution of programming on cable systems, for viewers and for advertising revenues with hundreds of cable and broadcast television networks which provide a variety of infomercial and entertainment programming.

     Great American Country has one principal direct competitor, a large network with substantial financial resources that distributes its programming to approximately 60% of the cable television subscribers in the United States. In attempting to expand its distribution, Great American Country will directly compete for carriage with such network, which has undertaken a substantial campaign in at least one major market to retain its subscribers and may do so in other markets. There can be no assurance that the Company will be able to expand the distribution of its cable television networks or compete successfully against the other networks.

     The Product Information Network competes directly with at least three other long-form advertising networks and believes that new infomercial networks are currently being planned or formed that also will compete directly with the Product Information Network. The Product Information Network also competes with at least 30 cable television networks that air long-form advertising, many of which have a substantial number of viewers. The Company expects to encounter additional competition for viewers as the implementation of technological advances, including the deployment of digital compression technology, the deployment of fiber optic cable and the "multiplexing" of cable services, allows cable systems to greatly expand their channel capacity and, as a result, their ability to add new networks. There can be no assurance that long-form advertising will continue to be attractive to advertisers and consumers or that it will be able to continue to compete against other forms of advertising.

     The Company competes in the delivery of domestic satellite services with satellite owners, satellite service providers, microwave carriers and full service teleports, many of which have substantially greater financial and other resources than the Company.

     As there are generally few barriers to entry into the Company's markets, the Company could in the future face competition from new competitors offering services similar to those of the Company. The Company's radio and television networks also compete with other forms of media for advertising dollars, such as broadcast and cable television, print, outdoor, the Internet and other media. Many of the Company's competitors have greater resources than the Company and there can be no assurance that the Company will be able to compete successfully in the future. See "Business--Competition."


SEASONALITY

     Advertising revenues in the radio and cable television industries fluctuate due to seasonality in such industries. The Company believes that radio network revenues are typically lowest in the first quarter and cable television network revenues are typically lowest in the third quarter. With the Acquisition, the Company expects that its seasonal trend of lower first quarter revenues will be more significant. Other than the fees paid by the Company to third parties for certain of its radio programming, the fees paid by the Company in connection with the distribution of the Product Information Network and the sales commissions paid to account executives for radio advertising representation sales, the Company's expenses have not historically varied significantly relative to the seasonal fluctuation of revenues. The Company's quarterly and annual results of operations are affected by a wide variety of factors, many of which are outside the Company's control, which could materially and adversely affect profitability. These factors include the timing and volume of advertising on the Company's radio network and cable television networks, the number and size of the radio stations that carry the Company's radio programming, the number and size of cable systems and other video distributors that carry the Product Information Network and Great American Country and general economic conditions. There can be no assurance that the seasonality of the Company's business will not adversely affect its ability to generate cash flow from operations in certain periods in amounts sufficient for it to be able to pay it debts, including the Notes, as they become due.

GOVERNMENT REGULATION

     Although the Company's radio and television networks are not generally directly regulated by the Federal Communications Commission ("FCC"), the radio stations, cable television systems and other video distributors to which the Company sells its programming are regulated. As a result, the federal laws and FCC regulations that affect these entities indirectly affect the Company.

     The Company's satellite delivery and production support services are directly regulated by the FCC. The Company holds FCC microwave and earth station uplink licenses that it utilizes to provide delivery and support services. Because the licenses relate primarily to the technical operation of its microwave and uplink facilities, which are used for internal purposes and program delivery, the Company believes that there are limited regulatory burdens associated with maintaining these licenses in good standing. There can be no assurance, however, that these licenses will be able to be maintained or that additional regulatory burdens will not be imposed in the future. See "Business-- Government Regulation."


YEAR 2000

     The Year 2000 issue is the result of many computer programs being written such that they will malfunction when reading a year of "00". This problem could cause system failure or miscalculations causing disruptions of business processes. The Company has initiated an assessment of its computer applications to determine the extent of the problem. Based on this assessment, the Company believes that the majority of its computer applications supporting business processes, including accounting and billing, are designed to handle the Year 2000 appropriately; however, there can be no assurance to such effect. The Company is currently focusing its efforts on the impact of the Year 2000 issue on service delivery. The Company currently has no definitive estimate of the cost or the extent of the impact, if any, this problem will have on service delivery. To the extent that computer applications do not comply with Year 2000 requirements, there can be no assurance that potential system interruptions or the cost necessary to update such applications will not have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company has initiated communications with its significant suppliers and customers to determine the extent to which the Company is vulnerable to the failure by such parties to remediate Year 2000 compliance issues. No assurance can be given, however, that the noncompliance of the systems of any of these parties would not have a material adverse effect on the Company's business, financial condition, competitive position and results of operations and its ability to pay the interest on and principal of the Notes.


INTELLECTUAL PROPERTY

     The Company regards its original programming as proprietary and relies primarily on a combination of statutory and common law copyright, trademark and trade secret laws, customer licensing agreements, nondisclosure agreements and other methods to protect its proprietary rights. If substantial unauthorized use of the Company's programming were to occur, the Company's results of operations could be negatively affected. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar program content and distribution methods. In addition, there can be no assurance that third parties will not claim that the Company's current or future programming infringes on the proprietary rights of others.

                               THE EXCHANGE OFFER


REASON FOR THE EXCHANGE OFFER

     The Old Notes were issued on July 10, 1998 in an offering that was exempt from registration under the Securities Act. Accordingly, the Old Notes may not be offered, sold or otherwise pledged, hypothecated or transferred in the United States unless registered under the Securities Act or unless an exemption from such registration requirements and applicable state securities laws is available. The Company and the Initial Purchaser have entered into an exchange and registration rights agreement dated July 10, 1998 (the "Exchange and Registration Rights Agreement") pursuant to which the Company agreed for the benefit of the holders of the Old Notes, that it will, at its cost, within 45 days after July 10, 1998, the original issue date of the Old Notes (the "Issue Date"), file a registration statement (the "Exchange Offer Registration Statement") under the Securities Act with respect to an offer to exchange the Old Notes for newly issued notes of the Company which will have the form and terms substantially identical in all material respects to the form and terms of the Old Notes (the "Exchange Notes"), including interest rate and interest payment dates, except that the exchange will have been registered under the Securities Act and therefore the Exchange Notes will not bear legends restricting the transfer thereof. In addition, the Additional Interest provisions will be modified or eliminated as appropriate and holders of the Exchange Notes will not be entitled to certain rights of holders of the Old Notes under the Exchange and Registration Rights Agreement, which rights with respect to Old Notes that are exchanged will terminate upon the consummation of the Exchange Offer. See "Description of the Notes--Exchange Offer; Registration Rights." The Company agreed to use its best efforts to cause the Exchange Offer Registration Statement to be declared effective within 120 days after the Issue Date. The Registration Statement, of which this Prospectus is a part, is intended to be the Exchange Offer Registration Statement required to be filed by the Company, therefore the Company believes it has satisfied such requirement. The Company has also agreed to use its best efforts to consummate the Exchange Offer within 180 days after the Issue Date.

     The Company is hereby offering the Exchange Notes (and the related guarantees) in exchange for surrender of the Old Notes (and the related guarantees). The Company will keep the Exchange Offer open for not less than 30 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes. For each of the Old Notes surrendered pursuant to the Exchange Offer, the holder who surrendered such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or, if no interest has been paid on such Old Note, from the Issue Date. The Exchange Notes will evidence the same debt as the Old Notes which they replace and will be issued under, and be entitled to the benefits of, the Indenture.


RESALE OF THE EXCHANGE NOTES

     Based upon existing interpretations by the staff of the Commission issued to third parties, the Company believes that the Exchange Notes will be freely transferable by holders thereof (other than affiliates of the Company and the Subsidiary Guarantors) after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of business, that it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an affiliate of the Company or the Subsidiary Guarantors, as such terms are interpreted by the Commission; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The Commission has not considered the Exchange Offer itself in the context of its interpretations and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. The Commission has taken the position that the Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. The Company has agreed if, at the time of completion the Exchange Offer, information in the Letter of Transmittal submitted by exchanging holders indicates that there are holders that are Participating Broker-Dealers or otherwise subject to prospectus delivery requirements, the Company will, for such period of time as is necessary to comply with applicable law up to the date that is 180 days after consummation of the Exchange Offer, make available a prospectus meeting the requirements of the Securities Act to such persons, if any, for use in connection with any resale of such Exchange Notes.


TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange any and all Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount at maturity of outstanding Old Notes surrendered pursuant to the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000.

     As of the date of this Prospectus, an aggregate of $100,000,000 in principal amount of the Old Notes is outstanding. The Exchange Offer is being made or about __________, 1998, to all record holders of Old Notes.

     Holders of the Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

     The Company expressly reserves the right, at any time or from time to time, to extend the period of the Exchange Offer, and thereby delay acceptance for exchange of any Old Notes, by giving written notice of such extension to the holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned to the tendering holders thereof as soon as practicable after the expiration of the Exchange Offer.

     The Company reserves the right to amend or terminate the Exchange Offer upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions of the Exchange Offer." The Company will give written notice of any extension, amendment, nonacceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.


PROCEDURES FOR TENDERING OLD NOTES

     The tender of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.
Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must provide a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer including an Agent's Message (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trustee or other nominee and who wishes to tender should contact such registered holder and instruct such registered holder to tender on behalf of the beneficial owner. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed power of attorney from the registered holder of such Old Notes. If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Old Notes.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trustee having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any Old Notes not properly tendered or not to accept any Old Notes whose acceptance might, in the judgment of the Company, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company nor the Exchange Agent shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall they incur any liability for failure to give such notification.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     Each holder who wishes to exchange its Old Notes for Exchange Notes in the Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an affiliate of the Company.

     If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the applicable Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.


ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Old Notes. See "--Certain Conditions of the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

     The issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, or if Old Notes are submitted for a greater amount than the holder desires to exchange, Old Notes in the appropriate denomination will be promptly returned to the holder thereof or, in the case of Old Notes tendered by book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility designated by the tendering holder as promptly as practicable after the expiration or termination of the Exchange Offer.


CERTAIN CONDITIONS OF THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer as provided herein prior to the Expiration Date, if because of any changes in law, or applicable interpretations thereof by the Commission, or because any action or proceeding is instituted or threatened in any court or governmental agency with respect to the Exchange Offer, the Company determines that it is not permitted to effect the Exchange Offer.


INTEREST ON THE EXCHANGE NOTES

     Each Exchange Note will bear interest at the rate of 11 3/4% per annum from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such Exchange Note or, if no interest has been paid or duly provided for on such Old Note, from July 10, 1998 (the date of original issuance of such Old Notes). Interest on the Exchange Notes will be payable semiannually on January 1 and July 1 of each year, commencing on the first such date following the original issuance date of the Exchange Notes.

     Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Old Notes prior to the original issue date of the Exchange Notes or if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after July 10, 1998.


BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer promptly after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, or an Agent's Message, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

     The term "Agent's Message" means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and the Company may enforce the Letter of Transmittal against such participant.


GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent has received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of the Old Notes and the amount of Old Notes, stating that the tender is being made thereby and guaranteeing that within five trading days (on the Nasdaq Stock Market's National Market (the "Nasdaq National Market")) after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five Nasdaq National Market trading days after the date of execution of the Notice of Guaranteed Delivery.


WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn by the tendering parties at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such Book-Entry Transfer Facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.


EXCHANGE AGENT

     United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

     Deliver To:  United States Trust Company of New York, Exchange Agent

                     BY MAIL:                                             BY HAND:
      United States Trust Company of New York              United States Trust Company of New York
        P.O. Box 841, Peter Cooper Station                        111 Broadway, Lower Level
             New York, NY  10276-0841                                New York, NY  10006
  Attention:  Corporate Trust and Agency Services      Attention:  Corporate Trust and Agency Services

                           FOR INFORMATION, CALL:

                             (800) 225-2398
                            Fax: (212) 420-6155


                    BY OVERNIGHT COURIER OR EXPRESS MAIL:

                   United States Trust Company of New York
                           770 Broadway, 13th Floor
                              New York, NY  10003
                Attention:  Corporate Trust and Agency Services

     DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.


FEES AND EXPENSES

     The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company.


ACCOUNTING TREATMENT

     For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.


TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register Exchange Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.


CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take. See "Certain United States Federal Income Tax Considerations."

     The Old Notes that are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain restricted securities and may only be offered, sold, pledged or otherwise transferred (A)(i) to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulations S under the Securities Act, or (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder or other exemption from such registration (if available) and (B) in accordance with all applicable securities laws of the states of the United States. Under certain circumstances, the Company is required to file a Shelf Registration Statement (as defined below) on behalf of the Initial Purchaser or those holders of Old Notes who are not eligible to participate in the Exchange Offer. See "Description of the Notes--Exchange Offer; Registration Rights."


PAYMENT OF ADDITIONAL INTEREST UNDER CERTAIN CIRCUMSTANCES

     If the Exchange Offer is not consummated within 180 days after the Issue Date, or, under certain circumstances, if the Initial Purchaser or any holder of Notes (other than the Initial Purchaser) who is not eligible to participate in the Exchange Offer so requests (each a "Shelf Request"),the Company will at its cost, (a) within 45 days of such Shelf Request, file a shelf registration statement (a "Shelf Registration Statement") covering resales of the Notes held by such requesting holders (the "Shelf Notes"), (b) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than 120 days following a Shelf Request and (c) use its best efforts to keep effective such Shelf Registration Statement until the earlier of two years after the Issue Date or such shorter time as all of the applicable Notes have been sold thereunder or all applicable Notes have ceased to be Registrable Notes (as defined). The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Shelf Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Shelf Notes. A holder that sells its Shelf Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange and Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

     The Exchange and Registration Rights Agreement provides that as liquidated damages and as the sole and exclusive remedy therefor, additional interest (the "Additional Interest") will become payable under certain circumstances with respect to the Notes as follows:

     (i) if the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within, in the case of the Exchange Offer Registration Statement, 45 days following the Issue Date or, in the case of the Shelf Registration Statement, 45 days following a Shelf Request, Additional Interest will accrue on the Old Notes, in the case of the Exchange Offer Registration Statement, or the Shelf Notes, in the case of the Shelf Registration Statement, over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on the 46th day after the Issue Date or the Shelf Request, respectively, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period.

     (ii) if the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within, in the case of the Exchange Offer Registration Statement, 120 days following the Issue Date or, in the case of the Shelf Registration Statement, 120 days following a Shelf Request, Additional Interest will accrue on the Old Notes, in the case of the Exchange Offer Registration Statement, or the Shelf Notes, in the case of the Shelf Registration Statement, over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 121st day after the Issue Date or the Shelf Request, respectively, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

     (iii) if (A) the Company has not exchanged all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 180 days after the Issue Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (unless all the Notes have been sold thereunder or all applicable Notes have ceased to be Registrable Notes (as defined)), then Additional Interest will accrue on the Old Notes, with respect to (x) and (y), and the Shelf Notes, with respect to (z), over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on (x) the 181st day after the Issue Date with respect to the Old Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Old Notes or the Shelf Notes under clauses (i), (ii) or (iii) above, may not exceed in the aggregate 2.0% per annum; and provided further, that (1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause
(ii) above), or (3) upon the exchange of Exchange Notes for all Old Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective in the case of clause (iii)(B) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, will cease to accrue.

     The Company has already met the conditions regarding the filing and effectiveness of the Exchange Offer Registration Statement in (i) and (ii) above, accordingly as to such registration statement, (i) and (ii) are no longer applicable.

     The above is a summary of the terms set forth in more detail in the Exchange and Registration Rights Agreement and such summary is qualified by reference to such agreement, which is filed as an exhibit to the Exchange Offer Registration Statement.

                                USE OF PROCEEDS

     The Company will receive no proceeds from the issuance of the Exchange Notes pursuant to the Exchange Offer.

     The net proceeds to the Company from the offering of the Old Notes were $95.2 million after deducting the fees and expenses of $4.8 million payable by the Company. Of the net proceeds, the Company used (i) $27.6 million to prepay the capital lease obligation relating to the satellite transponders, which allows the Company to now own the transponders, (ii) $26.7 million to finance the cash portion of the Acquisition, and (iii) $16.7 million to repay outstanding indebtedness under Radio Holdings' $30 million revolving credit facility. The remaining $24.2 million will be used for general corporate purposes, $10.0 million of which was deposited into the Reserve Account. Cash balances in the Reserve Account are restricted to use for only acquisitions and payment of principal of or interest on the Notes. Borrowings under Radio Holding's credit facility bore interest at a maximum rate of LIBOR plus 2.875% (approximately 7.9% at June 30, 1998) and was otherwise repayable between March 31, 2000 and March 31, 2002. Borrowings under this credit facility were used to repay certain indebtedness and to pay credit facility fees. See "Certain Relationships and Related Transactions--Advances" and "--Purchase of Galactic Radio and Earth Segment." In connection with the offering of the Old Notes, the Company terminated the Radio Holdings' credit facility.

                                 CAPITALIZATION

     The following table sets forth the unaudited capitalization of the Company as of June 30, 1998 (i) on a historical basis as reported, and (ii) on a pro forma basis to reflect the Transactions. This table should be read in conjunction with the Company's historical consolidated financial statements and the related notes thereto and the other information included elsewhere in this Offering Memorandum. See "Use of Proceeds," "Selected Unaudited Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Selected Unaudited Reconsolidated Financial Data."

                                                                                     JUNE 30, 1998
                                                                            --------------------------------
                                                                               REPORTED        PRO FORMA
                                                                            --------------  ----------------
                                                                                (DOLLARS IN THOUSANDS)
Cash and cash equivalents  ................................................      $  2,445          $ 16,260
Restricted cash(1)  .......................................................            --            10,000
                                                                                 --------          --------
Total cash, cash equivalents and restricted cash  .........................      $  2,445          $ 26,260
                                                                                 ========          ========
Debt:
       Credit facility  ...................................................      $ 16,705          $     --
       11 3/4% Senior Secured Notes due 2005  .............................            --           100,000
       Capital lease obligation  ..........................................        27,591                --
       Jones Global Group Note(2)  ........................................        10,000                --
                                                                                 --------          --------
          Total debt  .....................................................        54,296           100,000
                                                                                 --------          --------
Minority interests  .......................................................           822               822
Shareholders' deficit:
       Class A Common Stock, $.01 par value: 50,000,000 shares
          authorized; 2,980,953, and 4,381,905 shares issued and
          outstanding, respectively  ......................................            30                44
       Class B Common Stock, $.01 par value: 1,785,120 shares
          authorized; 1,785,120, and 1,785,120 shares issued and
          outstanding, respectively  ......................................            18                18
       Additional paid-in capital  ........................................         9,143            29,619
       Accumulated deficit  ...............................................       (33,060)          (33,060)
                                                                                 --------          --------
          Total shareholders' deficit  ....................................       (23,869)           (3,379)
                                                                                 --------          --------
Total capitalization  .....................................................      $ 31,249          $ 97,443
                                                                                 ========          ========

(1) Restricted to acquisitions and payment of principal of and interest on the Notes.
(2) Concurrent with the closing of the offering of the Old Notes, the Jones Global Group Note was converted into 666,667 shares of Class A Common Stock valued at $15 per share.

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA


OVERVIEW

     The following Selected Unaudited Pro Forma Financial Data as of and for the six months ended June 30, 1998 have been derived from the unaudited financial statements of the Company and the unaudited financial statements of MediaAmerica. The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1997 is based on the unaudited reconsolidated financial statements of the Company and the audited financial statements of MediaAmerica. The Selected Unaudited Pro Forma Financial Data adjust the unaudited and, with respect to 1997, reconsolidated financial statements to reflect the Transactions.

     The Selected Unaudited Pro Forma Financial Data reflect adjustments that are based upon available information and factually supportable assumptions that the Company believes are reasonable and do not necessarily reflect the results of operations or the financial position of the Company that actually would have resulted had the Acquisition been consummated or the GAC Equity Agreements been in place. Pro forma adjustments above have been reflected, as of the date or for the periods indicated. In preparing the Selected Unaudited Pro Forma Financial Data, the Company believes it has utilized reasonable methods to conform the basis of presentation.

     The Selected Unaudited Pro Forma Financial Data and accompanying notes should be read in conjunction with the Selected Consolidated Financial Data of the Company as well as the consolidated financial statements of the Company and MediaAmerica, the Selected Unaudited Reconsolidated Financial Data beginning on page R-1 and the other financial information pertaining to the Company, including "Use of Proceeds," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.


THE ACQUISITION

     On July 10, 1998, the Company acquired certain of the assets and assumed certain of the liabilities of MediaAmerica. Pursuant to the Acquisition, MediaAmerica received $26.7 million in cash and $6.0 million in shares of Class A Common Stock of the Company valued at $15 per share. MediaAmerica also received approximately 142,000 additional shares of Class A Common Stock, valued at $15 per share, in the amount of the estimated working capital adjustment calculated on the date of the closing of the Acquisition, subject to final adjustment sixty days after closing. In addition, MediaAmerica can earn up to $5 million in additional shares of Class A Common Stock valued at $15 per share, with remaining amounts to be paid in cash, based on certain multiples of "EBITDA" (earnings before interest, taxes, depreciation and amortization) from the MediaAmerica business (as defined) for the twelve-month period following the closing of the Acquisition (the "Earnout"). The closing of the Acquisition was contingent on and was closed simultaneous with the closing of the offering of the Old Notes on July 10, 1998.

     The Acquisition will be accounted for by the purchase method of accounting, under which the purchase price of MediaAmerica will be allocated to the tangible and intangible assets and liabilities of MediaAmerica. The Selected Unaudited Pro Forma Financial Data have been prepared based upon certain assumptions made by management regarding a preliminary estimate of the purchase price allocation. Actual accounting regarding the Acquisition may differ from the pro forma adjustments based on the balances of the assets and liabilities of MediaAmerica and the final purchase price allocation.

THE GAC EQUITY AGREEMENTS

     In the first quarter of 1998, Great American Country and the Company entered into equity affiliate agreements with two MSOs. Pursuant to the terms of such agreements, the Company agreed to issue shares of Class A Common Stock to the MSOs in return for the MSOs providing Great American Country's programming to no less than 550,000 subscribers by May 31, 1998, an additional 500,000 subscribers by December 31, 1998 and to another 150,000 subscribers by December 31, 1999. The total number of shares to be issued is based on the number of subscribers provided by the MSOs. As of June 30, 1998, 714,770 subscribers had been provided by the MSOs. As a result, the Company is required to issue 104,237 shares to such MSOs. If the MSOs provide the remaining 485,230 additional subscribers by the dates specified, the Company would be required to issue a total of 70,763 additional shares to such MSOs. At August 1, 1998, 101,124 shares of Class A Common Stock had been issued to one of the MSOs.

     Pursuant to the GAC Equity Agreements, the MSOs agreed to pay a specified rate per subscriber, less a volume discount based on the level of subscribers provided. Pro forma subscriber license fee revenues were calculated based on the total number of subscribers that these MSOs agreed to provide to Great American Country and the agreed upon rate per subscriber. In addition, launch incentive payments of $1.2 million are to be paid by the Company under the GAC Equity Agreements.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

              UNAUDITED PRO FORMA STATEMENT OF FINANCIAL POSITION

                                 JUNE 30, 1998
                                (IN THOUSANDS)

                                                          COMPANY                                                 COMPANY
                                                          REPORTED       MEDIAAMERICA(a)       ADJUSTMENTS       PRO FORMA
                                                       --------------  -------------------  -----------------  -------------
ASSETS:
Cash and cash equivalents........................           $  2,445            $   809         13,006 (b)         $ 16,260
Restricted cash..................................                 --                 --         10,000 (b)           10,000
Accounts receivable..............................              2,799              7,150                --             9,949
Other current assets.............................                504                684                --             1,188
                                                            --------            -------     -------------          --------
     Total current assets........................              5,748              8,643            23,006            37,397
                                                            --------            -------     -------------          --------
Property, plant and equipment....................             26,920                840                              27,760
Goodwill.........................................              3,009                 --         30,040 (c)           33,049
Intangible assets................................              1,082              2,202          3,300 (d)            6,584
Other long-term assets...........................              4,003                 41          3,389 (e)            7,433
                                                            --------            -------     -------------          --------
     Total assets................................           $ 40,762            $11,726           $59,735          $112,223
                                                            ========            =======     =============          ========
LIABILITIES AND
 SHAREHOLDERS' INVESTMENT
 (DEFICIT):
Accounts payable.................................           $  1,264            $ 5,751           $(1,111)(e)      $  5,904
Accrued liabilities..............................              1,954                405                --             2,359
Other current liabilities........................              8,925                 99            (2,969)(f)         6,055
                                                            --------            -------     -------------          --------
     Total current liabilities...................             12,143              6,255            (4,080)           14,318
                                                            --------            -------     -------------          --------
Note payable--affiliated entity..................             10,000                 --           (10,000)(f)            --
Senior secured notes.............................                ---                 --           100,000 (f)       100,000
Credit facility..................................             16,705                 --           (16,705)(f)            --
Capital lease obligations........................             24,922                 --           (24,922)(f)            --
Other long-term liabilities......................                 39                423                --               462
                                                            --------            -------     -------------          --------
     Total long-term liabilities.................             51,666                423            48,373           100,462
                                                            --------            -------     -------------          --------
Minority interests...............................                822                 --                --               822
Shareholders' investment (deficit):
  Class A Common Stock...........................                 30                 50               (36)(g)            44
  Class B Common Stock...........................                 18                 --                --                18
  Additional paid-in capital.....................              9,143                292         20,184 (g)           29,619
  Retained earnings (accumulated
    deficit).....................................            (33,060)             4,706         (4,706)(g)          (33,060)
                                                            --------            -------     -------------          --------
        Total shareholders'
         investment (deficit)....................            (23,869)             5,048            15,442            (3,379)
                                                            --------            -------     -------------          --------
Total liabilities and shareholders'
  investment (deficit)...........................           $ 40,762            $11,726           $59,735          $112,223
                                                            ========            =======     =============          ========

           See notes to selected unaudited pro forma financial data.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                (IN THOUSANDS)


                                                          COMPANY                                              COMPANY
                                                         REPORTED       MEDIAAMERICA        ADJUSTMENTS       PRO FORMA
                                                       -------------  -----------------  -----------------  -------------
INCOME STATEMENT DATA:
 REVENUES:
 Radio programming..................................        $ 3,739             $  998            $663 (h)       $ 5,400
 Radio advertising sales representation.............             --              4,990            (676)(h)         4,314
 Television programming.............................          7,865                 --              13 (h)         8,126
                                                                                                   248 (i)            --
 Satellite delivery and production support..........          2,128                 --              --             2,128
                                                            -------             ------         -------           -------
   Total revenues...................................         13,732              5,988             248            19,968
                                                            -------             ------         -------           -------
 OPERATING EXPENSES:
 Radio programming..................................          3,490                 --              --             3,490
 Radio advertising sales representation.............             --              1,154              --             1,154
 Television programming.............................          6,667                 --              --             6,667
 Satellite delivery and production support..........          2,330                 --              --             2,330
 Selling and marketing..............................          1,747              1,874              --             3,621
 General and administrative.........................          2,092              2,390             138(j)          4,620
                                                            -------             ------         -------           -------
   Total operating expenses.........................         16,326              5,418             138            21,882
                                                            -------             ------         -------           -------
   OPERATING INCOME (LOSS)..........................         (2,594)               570             110            (1,914)
                                                            -------             ------         -------           -------
 OTHER EXPENSE (INCOME):
 Interest expense...................................          2,640                 24           3,556 (k)         6,220
 Interest income....................................            (99)               (59)             --              (158)
 Equity share of income of subsidiary (n)...........            (73)                --              --               (73)
 Other expense (income), net........................            264                 69              --               333
                                                            -------             ------         -------           -------
   Total other expense (income).....................          2,732                 34           3,556             6,322
                                                            -------             ------         -------           -------
 Loss before income taxes and minority
  interests.........................................         (5,326)               536          (3,446)           (8,236)
 Income tax provision...............................            268                 43              --               311
                                                            -------             ------         -------           -------
 Loss before minority interests.....................         (5,594)               493          (3,446)           (8,547)
 Minority interests in net loss of consolidated
  subsidiaries......................................             69                 --              --                69
                                                            -------             ------         -------           -------
 NET LOSS...........................................        $(5,663)            $  493         $(3,446)          $(8,616)
                                                            =======             ======         =======           =======
OTHER DATA:
 EBITDA (o).........................................        $   369             $  823         $   651           $ 1,843
 Depreciation and amortization (p)..................          2,651                253             541             3,445
 Capital expenditures...............................            539                106              --               645
 Cash distributions from Superaudio (q).............            350                 --              --               350
 EBITDA attributable to PIN Venture's
    minority interests (r)..........................             38                 --              --                38

           See notes to selected unaudited pro forma financial data.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                  COMPANY                                              COMPANY
                                                        ---------------------------
                                                         REPORTED   RECONSOLIDATED   MEDIAAMERICA     ADJUSTMENTS     PRO FORMA
                                                        ----------  ---------------  -------------  ---------------  ------------
INCOME STATEMENT DATA:
  REVENUES:
  Radio programming.....................................  $10,200          $10,200        $ 1,702         2,139 (h)      $14,041
  Radio advertising sales representation................       --               --         13,436        (2,151)(h)       11,285
  Television programming................................   12,002           14,860             --            12 (h)       15,484
                                                                                                            612 (i)
  Satellite delivery and production support.............    6,910            6,485             --            --            6,485
                                                          -------          -------        -------       -------          -------
     Total revenues.....................................   29,112           31,545         15,138           612           47,295
                                                          -------          -------        -------       -------          -------
  OPERATING EXPENSES:
  Radio programming.....................................    5,816            5,816             --            --            5,816
  Radio advertising sales representation................       --               --          1,296            --            1,296
  Television programming................................    9,272           11,226             --            --           11,226
  Satellite delivery and production support.............    4,685            4,481             --            --            4,481
  Selling and marketing.................................    2,918            3,022          4,594            --            7,616
  General and administrative............................    4,168            4,447          5,219            35 (j)        9,701
                                                          -------          -------        -------       -------          -------
     Total operating expenses...........................   26,859           28,992         11,109            35           40,136
                                                          -------          -------        -------       -------          -------
     OPERATING INCOME...................................    2,253            2,553          4,029           577            7,159
                                                          -------          -------        -------       -------          -------
  OTHER EXPENSE (INCOME):
  Interest expense......................................    5,677            5,677             14         6,716 (k)       12,407
  Interest income.......................................     (108)             (99)          (227)           --             (326)
  Write-off of deferred offering costs (l)..............      938              938             --            --              938
  Officers' incentive compensation......................       --               --          2,600        (2,600)(m)           --
  Equity share of loss (income) of subsidiaries (n).....     (396)            (227)            --            --             (227)
  Other expense (income), net...........................       74               74             --            --               74
                                                          -------          -------        -------       -------          -------
     Total other expense................................    6,185            6,363          2,387         4,116           12,866
                                                          -------          -------        -------       -------          -------
  Income (loss) before income taxes and minority
     interests..........................................   (3,932)          (3,810)         1,642        (3,539)          (5,707)
  Income tax provision (benefit)........................   (1,342)          (1,342)           154            --           (1,188)
                                                          -------          -------        -------       -------          -------
  Income (loss) before minority interests...............   (2,590)          (2,468)         1,488        (3,539)          (4,519)
  Minority interests in net income of consolidated
     subsidiaries.......................................      903            1,072             --            --            1,072
                                                          -------          -------        -------       -------          -------
  NET INCOME (LOSS).....................................  $(3,493)         $(3,540)       $ 1,488       $(3,539)         $(5,591)
                                                          =======          =======        =======       =======          =======
OTHER DATA:
  EBITDA (o)............................................  $ 6,661          $ 6,877        $ 4,326       $ 1,672          $12,875
  Depreciation and amortization (p).....................    5,130            5,230            297         1,095            6,622
  Capital expenditures..................................    1,367            1,386            165            --            1,551
  Cash distributions from Superaudio (q)................      100              100             --            --              100
  EBITDA attributable to PIN Venture's minority
     interests (r)......................................      822            1,006             --            --            1,006

           See notes to selected unaudited pro forma financial data.

              NOTES TO SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

(a) Represents only those assets acquired and those liabilities assumed in the Acquisition.

     The Unaudited Pro Forma Statement of Financial Position gives effect to the following unaudited pro forma adjustments:

(b) Represents the receipt of gross proceeds of $100.0 million from the offering of the Old Notes less (i) the payment of a $27.6 million capital lease obligation relating to the satellite transponders, (ii) the payment of $26.7 million for the cash portion of the Acquisition, (iii) the repayment of $16.7 million of outstanding indebtedness under Radio Holdings' revolving credit facility, (iv) the deposit of $10.0 million into the Reserve Account, (v) the payment of $4.8 million of issuance costs related to the offering of the Old Notes and (vi) the payment of $1.2 million related to launch incentive fees to the MSOs under the GAC Equity Agreements.
(c) Represents goodwill of approximately $30.0 million related to the Acquisition based on a preliminary allocation of the purchase price in accordance with the purchase method of accounting.
(d) Represents (i) intangible assets of approximately $2.1 million related to the Class A Common Stock expected to be issued under the GAC Equity Agreements and (ii) intangible assets of approximately $1.2 million related to the payment of launch incentive fees to the MSOs under the GAC Equity Agreements.
(e) Represents the payment of $4.8 million for issuance costs related to the offering of the Old Notes. The Company had already incurred approximately $1.1 million of the $4.8 million total estimated issuance costs as of June 30, 1998, with such amount reflected in accounts payable.
(f) Represents the (i) addition of $100.0 million in Notes pursuant to the offering of the Old Notes, (ii) payment of a $27.6 million capital lease obligation relating to the satellite transponders, (iii) repayment of $16.7 million of outstanding amounts under the Radio Holdings' revolving credit facility and (iv) conversion of the $10.0 million Jones Global Group Note into shares of the Company's Class A Common Stock valued at $15 per share.
(g) Represents the (i) addition of $6.0 million in Class A Common Stock issued pursuant to the Acquisition, (ii) addition of $2.4 million in shares of Class A Common Stock expected to be issued in the Acquisition pursuant to the working capital adjustment, (iii) addition of $2.1 million in shares of Class A Common Stock expected to be issued pursuant to the GAC Equity Agreements, (iv) conversion of the $10.0 million Jones Global Group Note into shares of the Company's Class A Common Stock valued at $15 per share and (v) elimination of MediaAmerica's shareholders' investment.

     The Unaudited Pro Forma Statements of Operations give effect to the following unaudited pro forma adjustments:

(h) Represents the reclassification of representation fees charged by MediaAmerica to the Company from radio advertising sales representation to radio programming and cable programming.
(i) Represents subscriber license fees expected to be received under the GAC Equity Agreements, which are not included in the historical revenues of the Company.

(j) Reflects the (i) amortization over 40 years of goodwill resulting from the Acquisition, (ii) elimination of certain expenses related to the Acquisition and (iii) amortization relating to the GAC Equity Agreements as summarized below:

                                                                                         SIX MONTHS
                                                                     YEAR ENDED            ENDED
                                                                 DECEMBER 31, 1997     JUNE 30, 1998
                                                                -------------------  -----------------
                                                                            (IN THOUSANDS)
The Acquisition:
  Amortization of Acquisition goodwill.......................                $ 764             $ 376
  Identified cost savings related to the Acquisition.........                 (760)             (403)
  Nonrecurring legal expenses................................                 (300)               --
                                                                             -----             -----
    Subtotal.................................................                 (296)              (27)
GAC Equity Agreements:
  Amortization of subscriber incentive payments..............                  121                60
  Amortization of intangibles................................                  210               105
                                                                             -----             -----
    Subtotal.................................................                  331               165
                                                                             -----             -----
    Total....................................................                $  35             $ 138
                                                                             =====             =====

(k) The pro forma adjustment to interest expense reflects interest expense on the Notes plus the amortization of debt financing costs related to the Notes and the revolving credit facility minus historical interest expense.
(l) Represents portion of deferred financing costs incurred during 1996 and 1997 in connection with a proposed initial public offering that was deemed not transferable to other financing activities.
(m) Represents the elimination of MediaAmerica's officers' incentive compensation.
(n) Represents the Company's share of the net loss (income) of its unconsolidated Superaudio joint venture, which is 50% owned by the Company and is accounted for under the equity method.
(o) EBITDA represents operating income (loss) plus depreciation and amortization plus cash distributions from the Company's unconsolidated 50%-owned Superaudio subsidiary, minus the EBITDA attributable to the minority interests in the Company's consolidated 54%-owned PIN Venture subsidiary. Management believes that EBITDA is a measure commonly used by analysts and investors to determine a company's ability to service and incur its debt. EBITDA should not be considered in isolation from or as a substitute for net income (loss), cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.
(p) Excludes the amortization of debt issuance costs.
(q) Represents cash distributions from the accumulated earnings of the Company's unconsolidated Superaudio joint venture.
(r) Represents the EBITDA attributable to the minority interests in the Company's consolidated 54%-owned PIN Venture subsidiary.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The historical statements of operations and statements of financial position data as of and for each of the years in the five-year period ended December 31, 1997 have been derived from the consolidated financial statements of the Company, which have been audited by Arthur Andersen LLP, independent auditors. The selected consolidated financial data as of and for the six months ended June 30, 1997 and 1998 have been derived from unaudited financial statements included elsewhere herein. In the opinion of management, these statements include all adjustments, consisting solely of normal recurring accruals and other adjustments as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations," necessary for the fair presentation of financial position and of the results of operations for those periods. The results of operations for the six months ended June 30, 1998 may not be indicative of results that may be expected for the full year ending December 31, 1998.

                                                                    YEARS ENDED DECEMBER 31,
                                               ---------------------------------------------------------------
                                                  1993         1994         1995         1996         1997
                                               -----------  -----------  -----------  -----------  -----------
                                                       (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
INCOME STATEMENT DATA
REVENUES:
Radio programming............................  $    3,186   $    2,541   $    5,121   $    6,978   $   10,200
Television programming.......................         290        1,946          340        1,153       12,002
Satellite delivery and production support....       7,745        6,805        9,666        8,523        6,910
                                               ----------   ----------   ----------   ----------   ----------
  Total revenues.............................      11,221       11,292       15,127       16,654       29,112
                                               ----------   ----------   ----------   ----------   ----------
OPERATING EXPENSES:
Radio programming............................       1,974        2,068        3,068        4,163        5,816
Television programming.......................         355        1,149          366        1,157        9,272
Satellite delivery and production support....       5,045        4,546        6,530        5,451        4,685
Selling and marketing........................         955        1,090        1,374        1,737        2,918
General and administrative...................       1,319        1,958        2,322        3,270        4,168
                                               ----------   ----------   ----------   ----------   ----------
  Total operating expenses...................       9,648       10,811       13,660       15,778       26,859
                                               ----------   ----------   ----------   ----------   ----------
OPERATING INCOME (LOSS)......................       1,573          481        1,467          876        2,253
                                               ----------   ----------   ----------   ----------   ----------
OTHER EXPENSE (INCOME):
Interest expense.............................       3,522        3,459        4,070        4,500        5,677
Interest income..............................        (194)         (58)         (64)         (72)        (108)
Write-off of deferred offering costs (a).....          --           --           --           --          938
Equity share of income of subsidiary (b).....        (161)        (237)         (11)        (829)        (396)
Other expense (income), net..................          34            9           16          (12)          74
                                               ----------   ----------   ----------   ----------   ----------
  Total other expense........................       3,201        3,173        4,011        3,587        6,185
                                               ----------   ----------   ----------   ----------   ----------
Loss before income taxes and minority
 interests...................................      (1,628)      (2,692)      (2,544)      (2,711)      (3,932)
Income tax provision (benefit)...............        (170)        (389)        (498)        (387)      (1,342)
                                               ----------   ----------   ----------   ----------   ----------
Loss before minority interests...............      (1,458)      (2,303)      (2,046)      (2,324)      (2,590)
Minority interests in net income (loss) of
 consolidated subsidiaries...................          --           --           --           (9)         903
                                               ----------   ----------   ----------   ----------   ----------
NET LOSS.....................................  $   (1,458)  $   (2,303)  $   (2,046)  $   (2,315)  $   (3,493)
                                               ==========   ==========   ==========   ==========   ==========
BASIC AND DILUTED NET LOSS PER
 COMMON SHARE................................      $(0.36)      $(0.56)      $(0.50)      $(0.56)      $(0.79)
                                               ==========   ==========   ==========   ==========   ==========
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING..........................   4,103,573    4,103,573    4,103,573    4,103,573    4,400,448
                                               ==========   ==========   ==========    =========    =========
                                                      SIX MONTHS
                                                        ENDED
                                                       JUNE 30,
                                               ----------- -----------
                                                  1997        1998
                                               ----------- -----------
                                                     (UNAUDITED)
INCOME STATEMENT DATA
REVENUES:
Radio programming.............................  $    5,090  $    3,739
Television programming........................       3,898       7,865
Satellite delivery and production support.....       3,918       2,128
                                                ----------  ----------
  Total revenues..............................      12,906      13,732
                                                ----------  ----------
OPERATING EXPENSES:
Radio programming.............................       2,804       3,490
Television programming........................       3,006       6,667
Satellite delivery and production support.....       2,605       2,330
Selling and marketing.........................       1,266       1,747
General and administrative....................       1,863       2,092
                                                ----------  ----------
  Total operating expenses....................      11,544      16,326
                                                ----------  ----------
OPERATING INCOME (LOSS).......................       1,362      (2,594)
                                                ----------  ----------
OTHER EXPENSE (INCOME):
Interest expense..............................       2,867       2,640
Interest income...............................         (22)        (99)
Write-off of deferred offering costs (a)......         938          --
Equity share of income of subsidiary (b)......        (287)        (73)
Other expense (income), net...................          --         264
                                                ----------  ----------
  Total other expense.........................       3,496       2,732
                                                ----------  ----------
Loss before income taxes and minority
 interests....................................      (2,134)     (5,326)
Income tax provision (benefit)................        (356)        268
                                                ----------  ----------
Loss before minority interests................      (1,778)     (5,594)
Minority interests in net income (loss) of
 consolidated subsidiaries....................         418          69
                                                ----------  ----------
NET LOSS......................................  $   (2,196) $   (5,663)
                                                ==========  ==========
BASIC AND DILUTED NET LOSS PER
 COMMON SHARE.................................  $    (0.50) $    (1.19)
                                                ==========  ==========
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING...........................   4,366,073   4,766,073
                                                ==========  ==========

                                                                            DECEMBER 31,                            JUNE 30,
                                                            -------------------------------------------           ------------
                                                          1993       1994       1995       1996       1997       1997       1998
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                                    (UNAUDITED)
                                                              (IN THOUSANDS, EXCEPT RATIOS AND RADIO STATION AFFILIATE DATA)
OTHER DATA:
 Cash provided by (used in) operating
   activities...............................            $  2,938   $  6,933   $    364   $  4,776   $  7,589   $  2,574   $ (8,145)
 Cash used in investing activities..........               4,348      1,271      1,873      3,971      1,156        741        696
 Cash provided by (used in) financing
   activities...............................               1,444      8,266        809       (807)    (2,720)    (1,488)     7,569
 EBITDA (c).................................               4,960      4,144      5,530      5,652      6,661      3,788        369
 Depreciation and amortization..............               3,387      3,288      3,888      4,476      5,130      2,512      2,651
 Capital expenditures.......................               4,384      1,641      1,262      2,969      1,367      1,002        539
 Ratio of earnings to fixed charges (d).....                  --         --         --         --         --         --         --
AUDIENCE DATA (AT END OF PERIOD):
 Radio station AQH (24-hour formats) (e)....                 516        670        765      1,090      1,148      1,105      1,324
 Radio station AQH (syndicated) (e).........                  --         --         --        834      1,048        798      1,148
 Radio station affiliates...................                 718        925        929      1,273      1,484      1,317      1,510
 Great American Country households..........                  --         --         14      1,049      1,550      1,172      3,578
 Product Information Network households.....                 275      1,489      4,825      8,111     11,500     10,552     18,630
BALANCE SHEET DATA:
 Cash and cash equivalents..................            $    715   $    705   $      5   $      4   $  3,717   $    349   $  2,445
 Working capital (deficit)..................              (5,150)       276       (847)    (6,615)    (9,331)    (5,109)    (6,395)
 Total assets...............................              40,721     39,196     36,352     38,298     41,358     42,026     40,762
 Total long-term debt.......................              45,171     52,667     53,476     53,277     45,312     52,333     54,296
 Minority interests (f).....................                  --         --         --        291      1,593      1,145        822
 Shareholders' deficit......................             (12,484)   (16,302)   (20,360)   (23,269)   (18,206)   (22,793)   (23,869)

(a) Represents portion of deferred financing costs incurred during 1996 and 1997 in connection with a proposed initial public offering that was deemed not transferable to other financing activities.
(b) Represents the Company's share of the net loss (income) of its unconsolidated Superaudio joint venture, which is 50% owned by the Company and is accounted for under the equity method.
(c) EBITDA represents operating income (loss) plus depreciation and amortization plus cash distributions from the Company's unconsolidated 50%-owned Superaudio subsidiary minus the EBITDA attributable to the minority interests in the Company's consolidated 54%-owned PIN Venture subsidiary. Management believes that EBITDA is a measure commonly used by analysts and investors to determine a company's ability to service and incur its debt. EBITDA should not be considered in isolation from or as a substitute for net income (loss), cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

                                                                     DECEMBER 31,                    JUNE 30,
                                                             ---------------------------           -----------
                                                          1993   1994   1995   1996   1997        1997     1998
                                                          -----  -----  -----  -----  -----      -----    -------
                                                                                                   (UNAUDITED)
                                                                       (IN THOUSANDS)
CALCULATION OF EBITDA:
 Operating income (loss)...........................       1,573    481  1,467    876  2,253      1,362    (2,594)
 Plus: Depreciation and amortization...............       3,387  3,288  3,888  4,476  5,130      2,512     2,651
 Plus: Cash distributions from Superaudio..........          --    375    175    300    100         --       350
  Less: EBITDA attributable to PIN Venture's
  minority interests...............................          --     --     --     --    822         86        38
                                                          -----  -----  -----  -----  -----      -----    ------

   EBITDA..........................................       4,960  4,144  5,530  5,652  6,661      3,788       369

(d) The ratio of earnings to fixed charges is determined by dividing the sum of earnings before (i) extraordinary items and accounting changes, interest expense, taxes and that portion of operating lease rental expense which is representative of an interest factor by (ii) interest expense. Earnings were insufficient to cover fixed charges by $1,790, $2,554, $2,380, $3,249, $3,282, and $4,857 for the years ended December 31, 1993, 1994, 1995, 1996,
    1997 and the six months ended June 30, 1998, respectively.

(e) AQH represents the average audience (persons age 12 or older) listening to radio stations broadcasting the Company's advertising inventory (i) during any 15-minute period from 6am-7pm, Monday through Friday for 24-hour formats or (ii) during any 15-minute period that the program is being broadcast for syndicated programs, each as measured by the Arbitron rating service. Radio advertising is generally sold on the basis of the listening audience as quantified by the AQH.
(f) Represents the minority interest in the net assets of the Company's consolidated subsidiaries.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following discussion of results of operations and financial condition should be read in conjunction with the Company's historical consolidated and reconsolidated financial statements and notes thereto appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. See "Forward-Looking Information" and "Risk Factors." The Company's actual results may differ materially from the results discussed in any forward-looking statement.

RECONSOLIDATED TRANSACTION

  Prior to the organization of the PIN Venture in 1995, the Company wholly owned the Product Information Network and the Company's historical consolidated financial statements reflected 100% of the Product Information Network's results of operations. From the formation of the PIN Venture in February 1995 to the acquisition by the Company of Adelphia's 8.35% interest on April 1, 1997, the Company owned 50% or less of the PIN Venture and, accordingly, did not consolidate the results of operations for the PIN Venture. As a result of the acquisition of Adelphia's interest, the Company owns approximately 54% of the PIN Venture and, effective April 1, 1997, consolidates the results of operations of the PIN Venture for financial reporting purposes. The Selected Unaudited Reconsolidated Financial Data appearing on page R-1 hereof assume the historical consolidation of the results of operations of the PIN Venture on a pro forma basis to provide for comparison consistent with the financial reporting treatment effective upon the purchase of Adelphia's 8.35% interest.

OVERVIEW OF OPERATIONS

   The Company creates, develops, acquires and produces programming which it distributes to radio stations, cable television system operators and other video distributors. The Company (i) provides radio programming to radio stations in exchange for advertising time that it resells to national advertisers, (ii) provides cable television programming to cable television system operators and other video distributors, sells advertising time on its two cable television networks and receives license fees for its country music television network, and
(iii) owns and operates playback, uplink and satellite transmission facilities that are used to distribute the Company's programming and also are subleased to others for a fee.

   Prior to the Acquisition, the Company's revenues consisted of radio programming revenues, cable television programming revenues and satellite delivery and production support revenues. Radio programming revenues consist primarily of advertising revenues and, to a lesser extent, license fees paid by smaller radio station affiliates. License fees from radio stations have remained stable over the past three years, reflecting the Company's decision to focus on obtaining advertising time, instead of license fees, from its affiliated radio stations. The Company generates radio advertising revenues by selling airtime to advertisers who advertise their products or services on the Company's radio network. The Company recognizes advertising revenues upon airing of the advertisements. Any amounts received from customers for radio advertisements that have not been aired during the period are recorded as unearned revenues until such time as the advertisements are aired. The Company delivers its programming to radio stations for distribution to their listeners. Radio station license fees are earned monthly based on each radio station's contractual agreement.

  Television programming revenues consist primarily of advertising revenues from the sale of infomercial time on the Product Information Network and advertising time on Great American Country, as well as license fees relating to Great American Country. The Company generates cable television advertising revenues by selling airtime to advertisers who advertise their products or services on the Company's television networks. The Company recognizes advertising revenues upon airing of the advertisements. Any amounts received from customers for television advertisements that have not been aired during the period are recorded as unearned revenues until such time as the advertisements are aired. The Company delivers its programming to cable television systems and broadcast affiliates for distribution to their viewers. License fees are earned monthly based on a per subscriber rate set pursuant to the cable operator's agreement with the Company and the number of subscribers that are receiving the Company's programming during the month.

  Satellite delivery and production support revenues include revenues from satellite delivery, uplinking, trafficking, playback and other services. The Company generates revenues primarily by providing such services to related parties. The Company recognizes satellite delivery and production support revenues upon completion of the services or as provided by contract.

  The Company's operating expenses consist of: (i) radio programming expenses,
(ii) television programming expenses, (iii) satellite delivery and production support expenses, (iv) selling and marketing expenses, and (v) general and administrative expenses.

  Radio programming expenses consist of program licensing, programming development and production costs, distribution and delivery costs and other costs related to the operation of the Company's radio network. Program licensing and programming development and production costs include the costs of researching, designing, producing, and licensing programs for the Company's radio network and other associated programming costs. Radio distribution and delivery costs include satellite transponder expenses, uplinking charges and other associated costs.

  Television programming expenses consist primarily of distribution and delivery costs and other costs related to the operation of the Company's cable television networks. Because substantially all of the programming is made available to the Company at no cost by third parties and requires limited additional production effort by the Company, programming and production costs are not significant. Cable television program distribution and delivery costs include satellite transponder expenses, uplinking charges and other associated costs.

  Satellite delivery and production support expenses include a portion of the satellite transponder expenses, uplinking expenses and other associated operating costs to provide these services.

  Selling and marketing expenses include salaries, travel and other associated expenses related to the Company's sales and marketing activities, as well as the costs of designing, producing and distributing marketing, advertising and promotional materials.

  General and administrative expenses include personnel and associated costs for the Company's executive management and management staff and operational support and management staff.

  Many of the costs associated with program distribution and delivery, such as satellite transponder expenses and uplinking expenses, are relatively fixed with respect to each of the Company's radio and cable television networks; as a result, an increase in the Company's radio or cable television programming revenues should not result in a proportionate increase in program distribution and delivery costs. The Company charges satellite transponder and uplinking fees to its own subsidiaries as well as to related parties and third parties. The portions of these expenses related to subsidiary activities are included in radio or television programming expense as appropriate.

  Total other expense consists primarily of net interest expense, write-off of deferred offering costs, equity share of loss (income) of subsidiaries and other miscellaneous items.

RESULTS OF OPERATIONS

  The following table sets forth the amount of, and percentage relationship to total net revenues of, certain items included in the Company's historical consolidated statements of operations for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998, respectively:

REPORTED RESULTS:

                                                                           YEARS ENDED DECEMBER 31,
                                                             ---------------------------------------------------
                                                             1995                    1996                   1997
                                                         --------------         -------------            -----------
REVENUES:
 Radio programming................................      $ 5,121         34%    $ 6,978        42%     $10,200          35%
 Television programming...........................          340          2       1,153         7       12,002          41
 Satellite delivery and production support........        9,666         64       8,523        51        6,910          24
                                                        -------        ---     -------       ---      -------         ---
  Total revenues..................................       15,127        100      16,654       100       29,112         100
                                                        -------        ---     -------       ---      -------         ---
OPERATING EXPENSES:
 Radio programming................................        3,068         20       4,163        25        5,816          20
 Television programming...........................          366          2       1,157         7        9,272          32
 Satellite delivery and production support........        6,530         43       5,451        33        4,685          16
 Selling and marketing............................        1,374          9       1,737        10        2,918          10
 General and administrative.......................        2,322         16       3,270        20        4,168          14
                                                        -------        ---     -------       ---      -------         ---
  Total operating expenses........................       13,660         90      15,778        95       26,859          92
                                                        -------        ---     -------       ---      -------         ---
OPERATING INCOME (LOSS)...........................        1,467         10         876         5        2,253           8
                                                        -------        ---     -------       ---      -------         ---
OTHER EXPENSE.....................................        4,011         27       3,587        21        6,185          21
INCOME TAX PROVISION/BENEFIT AND MINORITY
 INTERESTS........................................         (498)        (3)       (396)       (2)        (439)         (1)
                                                        -------        ---     -------       ---      -------         ---
NET LOSS..........................................      $ 2,046         14%    $ 2,315        14%     $ 3,493          12%
                                                        =======        ===     =======       ===      =======         ===


                                                             SIX MONTHS ENDED JUNE 30,
                                                    -------------------------------------------
                                                            1997                   1998
                                                    ---------------------  --------------------
                                                                     (UNAUDITED)

REVENUES:
 Radio programming................................     $ 5,090        39%    $ 3,739        27%
 Television programming...........................       3,898        30       7,865        57
 Satellite delivery and production support........       3,918        31       2,128        16
                                                       -------      ----     -------      ----
  Total revenues..................................      12,906       100      13,732       100
                                                       -------      ----     -------      ----
OPERATING EXPENSES:
 Radio programming................................       2,804        22       3,490        25
 Television programming...........................       3,006        23       6,667        49
 Satellite delivery and production support........       2,605        20       2,330        17
 Selling and marketing............................       1,266        10       1,747        13
 General and administrative.......................       1,863        14       2,092        15
                                                       -------      ----     -------      ----
  Total operating expenses........................      11,544        89      16,326       119
                                                       -------      ----     -------      ----
OPERATING INCOME (LOSS)...........................       1,362        11      (2,594)      (19)
                                                       -------      ----     -------      ----
OTHER EXPENSE.....................................       3,496        27       2,732        20
INCOME TAX PROVISION/BENEFIT AND MINORITY                   62         1         337         2
 INTERESTS........................................     -------      ----     -------      ----
NET LOSS..........................................     $(2,196)     (17)%    $(5,663)     (41)%
                                                       =======      ====     =======      ====

  The following table sets forth the amount of, and percentage relationship to total net revenues of, certain items included in the Company's reconsolidated statements of operations for the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1997 and 1998:

RECONSOLIDATED RESULTS:

                                                                          YEARS ENDED DECEMBER 31,
                                                    ---------------------------------------------------------------------
                                                             1995                   1996                   1997
                                                    -----------------------  -------------------  -----------------------
REVENUES:
 Radio programming................................     $ 5,121          31%    $ 6,978       30%     $10,200          32%
 Television programming...........................       4,450          27       9,191       40       14,860          47
 Satellite delivery and production support........       6,921          42       6,944       30        6,485          21
                                                       -------         ---     -------      ---      -------         ---
  Total revenues..................................      16,492         100      23,113      100       31,545         100
                                                       -------         ---     -------      ---      -------         ---
OPERATING EXPENSES:
 Radio programming................................       3,068          19       4,163       18        5,816          18
 Television programming...........................       3,208          19       6,331       27       11,226          36
 Satellite delivery and production support........       4,662          28       4,621       20        4,481          14
 Selling and marketing............................       1,488           9       1,977        9        3,022          10
 General and administrative.......................       3,268          20       4,328       19        4,447          14
                                                       -------         ---     -------      ---      -------         ---
  Total operating expenses........................      15,694          95      21,420       93       28,992          92
                                                       -------         ---     -------      ---      -------         ---
OPERATING INCOME (LOSS)...........................         798           5       1,693        7        2,553           8
                                                       -------         ---     -------      ---      -------         ---
OTHER EXPENSE.....................................       3,827          23       4,138       18        6,363          20
INCOME TAX PROVISION (BENEFIT) AND MINORITY               (687)         (4)         97        0         (270)         (1)
 INTERESTS........................................     -------         ---     -------      ---      -------         ---
NET LOSS..........................................     $ 2,342          14%    $ 2,542       11%     $ 3,540          11%
                                                       =======         ===     =======      ===      =======         ===

                                                             SIX MONTHS ENDED JUNE 30,
                                                    -------------------------------------------
                                                            1997                   1998
                                                    ---------------------  --------------------
                                                                    (UNAUDITED)
REVENUES:
 Radio programming................................     $ 5,090        33%    $ 3,739        27%
 Television programming...........................       6,756        44       7,865        57
 Satellite delivery and production support........       3,493        23       2,128        16
                                                       -------      ----     -------      ----
  Total revenues..................................      15,339       100      13,732       100
                                                       -------      ----     -------      ----
OPERATING EXPENSES:
 Radio programming................................       2,804        18       3,490        25
 Television programming...........................       4,960        32       6,667        49
 Satellite delivery and production support........       2,401        16       2,330        17
 Selling and marketing............................       1,370         9       1,747        13
 General and administrative.......................       2,142        14       2,092        15
                                                       -------      ----     -------      ----
  Total operating expenses........................      13,677        89      16,326       119
                                                       -------      ----     -------      ----
OPERATING INCOME (LOSS)...........................       1,662        11      (2,594)      (19)
                                                       -------      ----     -------      ----
OTHER EXPENSE.....................................       3,674        24       2,732        20
INCOME TAX PROVISION (BENEFIT) AND MINORITY                231         2         337         2
 INTERESTS........................................     -------      ----     -------      ----
NET LOSS..........................................     $(2,243)      (15)%   $(5,663)      (41)%
                                                       =======      ====     =======      ====

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

  Total Revenues. Total revenues increased $0.8 million, or 6%, from $12.9 million as reported for the six months ended June 30, 1997 to $13.7 million as reported for the six months ended June 30, 1998. This increase was due primarily to an increase in Great American Country advertising revenues and the consolidation of the PIN Venture. On a reconsolidated basis, total revenues decreased $1.6 million, or 10%, from $15.3 million for the six months ended June 30, 1997 to $13.7 million for the six months ended June 30, 1998, due primarily to decreases in both radio programming revenues and satellite delivery and production support revenues. The decrease in radio programming revenues is due to a decrease in the number of advertising spots sold. The decrease in satellite delivery and production support revenues is due to the expiration in October 1997 of the third party satellite delivery and production support service agreement.

  Radio Programming Revenues. Radio programming revenues decreased $1.4 million, or 27%, from $5.1 million as reported for the six months ended June 30, 1997 to $3.7 million as reported for the six months ended June 30, 1998, due to a $1.4 million, or 31%, decrease in advertising revenues. Advertising revenues decreased primarily due to a decrease in the number of advertising spots sold. Sales of radio advertising for the three months ended June 30, 1998 were adversely affected by the recent entry into the market of AMFM, which added approximately 20% more radio advertising inventory to the marketplace, thereby increasing competition for network radio advertsing dollars and causing a decrease in the number of advertising spots sold in the first six months of 1998 compared to the similar period in the prior year. Licensing revenues remained relatively stable reflecting the Company's strategy to focus on radio station affiliates with significant audiences, which are generally not charged a license fee. On a reconsolidated basis, radio programming revenues and the changes therein were consistent with the amounts as reported. While the Company is experiencing higher sell-out levels in the third quarter as compared to the first half of 1998, there can be no assurance that future competition from AMFM in the network radio advertising market will not materially adversely affect the Company's radio operations.

  Television Programming Revenues. Television programming revenues increased $4.0 million, or 102%, from $3.9 million as reported for the six months ended June 30, 1997 to $7.9 million as reported for the six months ended June 30, 1998, due primarily to: (i) an increase of $3.3 million in advertising revenues due to the consolidation of the PIN Venture, (ii) an increase of $0.3 million in advertising revenues on the Product Information Network as a result of the increase in the number of subscribers receiving its programming, (iii) an increase of $0.3 million in Great American Country advertising revenues due to higher advertising rates being charged for airtime as a result of an increase in the number of its subscribers, and (iv) an increase of $0.1 million in Great American Country affiliate fees due to an increase in the number of its subscribers. On a reconsolidated basis, television programming revenues increased by $1.1 million, or 16%, from $6.8 million for the six months ended June 30, 1997 to $7.9 million for the six months ended June 30, 1998, due to (i) an increase of $0.7 million in advertising revenues on the Product Information Network as a result of an increase in the number of subscribers receiving its programming, which generated higher advertising rates, (ii) an increase of $0.3 million in Great American Country advertising revenues for the reason noted above and (iii) an increase of $0.1 million in Great American Country affiliate fees.

  Satellite Delivery and Production Support Revenues. Satellite delivery and production support revenues decreased $1.8 million, or 46%, from $3.9 million as reported for the six months ended June 30, 1997 to $2.1 million as reported for the six months ended June 30, 1998 due to (i) the expiration in October 1997 of a third party satellite delivery and production support services agreement, resulting in a reduction of $1.6 million in satellite delivery revenues, and
(ii) the consolidation of the PIN Venture which for financial statement reporting purposes resulted in the elimination of $0.4 million in satellite delivery revenues. This decrease was partially offset by an increase in satellite delivery and production support fees charged to related parties. The Company recently leased three digital channels and will provide certain related services to a third party beginning August 15, 1998 through August 31, 1999, subject to early termination at the option of the Company. The revenues from this lease and service agreement are $138,000 per month. In addition, the Company leased the C-4 satellite transponder to a third party beginning in July 1998 through December 31, 2002, at which time the third party may terminate and pay the Company $750,000 or extend the lease through the end of lease. The Company also leased one digital channel and certain related services to an affiliate beginning July 1998 through July 1, 2001. These agreements will generate revenues of approximately $160,000 and $97,000 per month, respectively. On a reconsolidated basis, satellite delivery and production support revenues decreased $1.4 million, or 39%, from $3.5 million for the six months ended June 30, 1997 to $2.1 million for the six months ended June 30, 1998 due primarily to the expiration of the third party satellite delivery and production support services agreement in October 1997. The decrease was partially offset by an increase in satellite delivery and production support fees charged to related parties.

  Total Operating Expenses. Total operating expenses increased $4.8 million, or 41%, from $11.5 million as reported for the six months ended June 30, 1997 to $16.3 million as reported for the six months ended June 30, 1998. This increase was due primarily to an increase in television programming expenses, radio programming expenses and selling and marketing expenses. The increase in television programming expenses was due primarily to the consolidation of the PIN Venture. The increase in radio programming expenses was due primarily to an increase in programming production expenses. The increase in selling and marketing expenses was due primarily to increased marketing efforts undertaken for Great American Country as well as due to increased commission expense paid to sales associates for such increased distribution. As a percentage of total revenues, total operating expenses increased from 89% for the six months ended June 30, 1997 to 119% for the six months ended June 30, 1998. On a reconsolidated basis, total operating expenses increased $2.6 million, or 20%, from $13.7 million for the six months ended June 30, 1997 to $16.3 million for the six months ended June 30, 1998, due primarily to the increases discussed above (other than the consolidation of the PIN Venture) and an increase in the amount paid to cable systems receiving the Product Information Network. As a percentage of total reconsolidated revenues, total reconsolidated operating expenses increased from 89% for the six months ended June 30, 1997 to 119% for the six months ended June 30, 1998.

  Radio Programming Expenses. Radio programming expenses increased $0.7 million, or 24%, from $2.8 million as reported for the six months ended June 30, 1997 to $3.5 million as reported for the six months ended June 30, 1998, due primarily to an increase in programming production expenses. Programming production expenses increased approximately $0.7 million due to an increase in the number of formats and syndicated programs offered by the Company. As a percentage of radio programming revenues, radio programming expenses increased from 55% for the six months ended June 30, 1997 to 93% for the six months ended June 30, 1998. On a reconsolidated basis, radio programming expense and the changes therein were consistent with the amounts as reported.

  Television Programming Expenses. Television programming expenses increased $3.7 million, or 122%, from $3.0 million as reported for the six months ended June 30, 1997 to $6.7 million as reported for the six months ended June 30, 1998, due primarily to the consolidation of the PIN Venture. As a percentage of television programming revenues, television programming expenses increased from 77% for the six months ended June 30, 1997 to 85% for the six months ended June 30, 1998. On a reconsolidated basis, television programming expenses increased by $1.7 million, or 34%, from $5.0 million for the six months ended June 30, 1997 to $6.7 million for the six months ended June 30, 1998 due primarily to an increase in amounts paid to cable systems receiving the Product Information Network. In late 1997, the Company made the decision to increase the amounts paid per subscriber to cable television systems which carry the Product Information Network in order to increase the rate of growth in the number of subscribers receiving the Product Information Network. As a result of these efforts, the number of full-time equivalent subscribers grew by 23% from June 30, 1997 to June 30, 1998. As a percentage of reconsolidated television programming revenues, reconsolidated television programming expenses increased from 74% for the six months ended June 30, 1997 to 85% for the six months ended June 30, 1998.

  Satellite Delivery and Production Support Expenses. Satellite delivery and production support expenses decreased $0.3 million, or 11%, from $2.6 million as reported for the six months ended June 30, 1997 to $2.3 million as reported for the six months ended June 30, 1998 due primarily to the consolidation of the PIN Venture and the allocation of the satellite delivery and production support expenses attributable to the Product Information Network to television programming expenses from satellite delivery and production support expenses. As a percentage of satellite delivery and production support revenues, satellite delivery and production support expenses increased from 66% for the six months ended June 30, 1997 to 109% for the six months ended June 30, 1998 due to the expiration in October 1997 of the third party satellite delivery and product support service agreement. On a reconsolidated basis, satellite delivery and production support expenses remained relatively stable at approximately $2.3 million for the six months ended June 30, 1997 and 1998. As a percentage of reconsolidated satellite delivery and production support revenues, reconsolidated satellite delivery and production support expenses increased from 68% for the six months ended June 30, 1997 to 109% for the six months ended June 30, 1998. This increase is due primarily to the decrease in revenues as a result of the expiration in October 1997 of a third party satellite delivery and production support service agreement.

  Selling and Marketing Expenses.  Selling and marketing expenses increased
$0.5 million, or 38%, from $1.3 million as reported for the six months ended June 30, 1997 to $1.8 million as reported for the six months ended June 30, 1998 due to an increase of $0.4 million in marketing expenditures to increase Great American Country's distribution and an increase of $0.1 million due to the consolidation of the PIN Venture. As a percentage of total revenues, selling and marketing expenses increased from 10% for the six months ended June 30, 1997 to 13% for the six months ended June 30, 1998. On a reconsolidated basis, selling and marketing expenses increased $0.4 million, or 28%, from $1.4 million for the six months ended June 30, 1997 to $1.8 million for the six months ended June 30, 1998. The increase is due primarily to an increase in marketing and commission expenditures to increase Great American Country's distribution as well as due to increased commission expense paid to sales associates for such increased distribution. As a percentage of total reconsolidated revenues, total reconsolidated selling and marketing expenses increased from 9% for the six months ended June 30, 1997 to 14% for the six months ended June 30, 1998.

  General and Administrative Expenses. General and administrative expenses increased $0.2 million, or 12%, from $1.9 million as reported for the six months ended June 30, 1997 to $2.1 million as reported for the six months ended June 30, 1998 due primarily to an increase in management and operational support for the Company's radio operations. As a percentage of total revenues, general and administrative expenses increased from 14% for the six months ended June 30, 1997 to 15% for the six months ended June 30, 1998. On a reconsolidated basis, general and administrative expenses remained relatively flat at $2.1 million for the six months ended June 30, 1997 and 1998. As a percentage of total reconsolidated revenues, total reconsolidated general and administrative expenses increased from 14% for the six months ended June 30, 1997 to 15% for the six months ended June 30, 1998.

  Total Other Expense. Total other expense decreased $0.8 million from $3.5 million as reported for the six months ended June 30, 1997 to $2.7 million as reported for the six months ended June 30, 1998. The decrease was due to a write-off of deferred offering costs of $0.9 million in 1997 for which no similar expense was incurred in the first six months of 1998 and $0.3 million of expenses incurred in the first half of 1998 related to the MediaAmerica acquisition and the Notes offering. On a reconsolidated basis, total other expense decreased by $1.0 million from $3.7 million for the six months ended June 30, 1997 to $2.7 million for the six months ended June 30, 1998, due primarily to the reasons noted above and to the decrease in equity in income of subsidiaries in net income due to the consolidation of the PIN venture.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO DECEMBER 31, 1996

  Total Revenues. Total revenues increased $12.4 million, or 75%, from $16.7 million as reported for the year ended December 31, 1996 to $29.1 million as reported for the year ended December 31, 1997. This increase was due primarily to increases in both television and radio programming revenues. The increase in television programming revenues is due primarily to a 98% increase in the number of Great American Country's households from December 31, 1996 to December 31, 1997. The increase in radio programming revenues is due to a 5% increase in the number of radio affiliates from December 31, 1996 to December 31, 1997. On a reconsolidated basis, total revenues increased $8.4 million, or 36%, from $23.1 million for the year ended December 31, 1996 to $31.5 million for the year ended December 31, 1997 due primarily to increases in both radio and television programming revenues for the reasons noted above.

  Radio Programming Revenues. Radio programming revenues increased $3.2 million, or 46%, from $7.0 million as reported for the year ended December 31, 1996 to $10.2 million as reported for the year ended December 31, 1997 due to a $3.2 million, or 52%, increase in advertising revenues. Advertising revenues increased due primarily to an increase in the rates charged by the Company for its advertising spots as a result of an increase in AQH. Licensing revenues remained relatively stable, reflecting the Company's strategy to focus on radio station affiliates with significant audiences, which are generally not charged a license fee. On a reconsolidated basis, radio programming revenues and the changes therein were consistent with the amounts as reported.

  Television Programming Revenues. Television programming revenues increased $10.8 million, or 940%, from $1.2 million as reported for the year ended December 31, 1996 to $12.0 million as reported for the year ended December 31, 1997, due primarily to: (i) an increase of $10.4 million in advertising revenues due to the consolidation of the PIN Venture and (ii) an increase in Great American Country advertising and license revenues of $0.4 million due primarily to higher advertising rates being charged for airtime on Great American Country as a result of an increase in the number of subscribers receiving Great American Country's programming, a decrease in the amount of unsold airtime, and an 84% increase in the number of sold direct response paid spots. On a reconsolidated basis, television programming revenues increased by $5.7 million, or 62%, from $9.2 million for the year ended December 31, 1996 to $14.9 million for the year ended December 31, 1997 due primarily to higher advertising rates being charged for airtime on the Product Information Network and Great American Country as a result of an increase in the number of subscribers receiving their programming.

  Satellite Delivery and Production Support Revenues. Satellite delivery and production support revenues decreased $1.6 million, or 19%, from $8.5 million as reported for the year ended December 31, 1996 to $6.9 million as reported for the year ended December 31, 1997 due primarily to the expiration in October 1997 of a third party satellite delivery and production support services agreement and the consolidation of the PIN Venture. The decrease was partially offset by an increase in production support fees charged to related parties. On a reconsolidated basis, satellite delivery and production support revenues decreased $0.4 million, or 7%, from $6.9 million for the year ended December 31, 1996 to $6.5 million for the year ended December 31, 1997 due primarily to the expiration of a third party satellite delivery and production support services agreement.

  Total Operating Expenses. Total operating expenses increased $11.1 million, or 70%, from $15.8 million as reported for the year ended December 31, 1996 to $26.9 million as reported for the year ended December 31, 1997. This increase was due to increases in television programming expenses, radio programming expenses, selling and marketing and general and administrative expenses. These increases were primarily due to the consolidation of the PIN Venture. As a percentage of total revenues, total operating expenses decreased from 95% for the year ended December 31, 1996 to 92% for the year ended December 31, 1997. On a reconsolidated basis, total operating expenses increased $7.6 million, or 35%, from $21.4 million for the year ended December 31, 1996 to $29.0 million for the year ended December 31, 1997 due to an increase in television programming expenses, radio programming expenses and selling and marketing expenses due to the reasons noted below. As a percentage of total reconsolidated revenues, total reconsolidated operating expenses decreased from 93% for the year ended December 31, 1996 to 92% for the year ended December 31, 1997.

  Radio Programming Expenses. Radio programming expenses increased $1.6 million, or 40%, from $4.2 million as reported for the year ended December 31, 1996 to $5.8 million as reported for the year ended December 31, 1997 due primarily to an increase in programming production and distribution expenses. Programming production expenses increased approximately $1.4 million due to an increase in the number of formats and syndicated programs offered by the Company. Programming distribution expenses, such as the satellite transponder and uplink expenses, increased approximately $0.2 million due to an increase in the costs of distributing the new formats and syndicated programs offered by the Company. As a percentage of radio programming revenues, radio programming expenses decreased from 60% for the year ended December 31, 1996 to 57% for the year ended December 31, 1997. On a reconsolidated basis, radio programming expenses and the changes therein were consistent with the amounts as reported.

  Television Programming Expenses. Television programming expenses increased $8.1 million, or 701%, from $1.2 million as reported for the year ended December 31, 1996 to $9.3 million as reported for the year ended December 31, 1997, due primarily to the consolidation of the PIN Venture. As a percentage of television programming revenues, television programming expenses decreased from 100% for the year ended December 31, 1996 to 77% for the year ended December 31, 1997. On a reconsolidated basis, television programming expenses increased by $4.9 million, or 77%, from $6.3 million for the year ended December 31, 1996 to $11.2 million for the year ended December 31, 1997, due primarily to an increase in amounts paid to distributors of the Product Information Network. As a percentage of reconsolidated television programming revenues, reconsolidated television programming expenses increased from 69% for the year ended December 31, 1996 to 76% for the year ended December 31, 1997.

  Satellite Delivery and Production Support Expenses. Satellite delivery and production support expenses decreased $0.8 million, or 14%, from $5.5 million as reported for the year ended December 31, 1996 to $4.7 million as reported for the year ended December 31, 1997 due primarily to the launch in late 1995 and early 1996 of Great American Country and allocation of the satellite delivery and production support expenses attributable to Great American Country to television programming expenses from satellite delivery and production support expenses. As a percentage of satellite delivery and production support revenues, satellite delivery and production support expenses increased from 64% for the year ended December 31, 1996 to 68% for the year ended December 31, 1997. On a reconsolidated basis, satellite delivery and production support expenses decreased $0.1 million, or 3%, from $4.6 million for the year ended December 31, 1996 to $4.5 million for the year ended December 31, 1997. As a percentage of reconsolidated satellite delivery and production support revenues, reconsolidated satellite delivery and production support expenses increased from 67% for the year ended December 31, 1996 to 69% for the year ended December 31, 1997.

  Selling and Marketing Expenses.  Selling and marketing expenses increased
$1.2 million, or 68%, from $1.7 million as reported for the year ended December 31, 1996 to $2.9 million as reported for the year ended December 31, 1997 due primarily to an increase in marketing expenditures of approximately $0.7 million related to the Company's radio programming marketing activities, an increase in marketing expenditures of approximately $0.1 million related to the Company's television programming marketing activities and an increase in marketing expenditures of approximately $0.4 million related to the consolidation of the PIN Venture. As a percentage of total revenues, selling and marketing expenses remained relatively stable at 10% for the years ended December 31, 1996 and 1997. On a reconsolidated basis, selling and marketing expenses increased by $1.0 million, or 53%, from $2.0 million for the year ended December 31, 1996 to $3.0 million for the year ended December 31, 1997 due primarily to the reasons, other than the consolidation of the PIN Venture, noted above. As a percentage of total reconsolidated revenues, total reconsolidated selling and marketing expenses increased from 9% for the year ended December 31, 1996 to 10% for the year ended December 31, 1997.

  General and Administrative Expenses. General and administrative expenses increased $0.9 million, or 27%, from $3.3 million as reported for the year ended December 31, 1996 to $4.2 million as reported for the year ended December 31, 1997 due primarily to the consolidation of the PIN Venture. As a percentage of total revenues, general and administrative expenses decreased from 20% for the year ended December 31, 1996 to 14% for the year ended December 31, 1997. On a reconsolidated basis, general and administrative expenses increased $0.1 million, or 3%, from $4.3 million for the year ended December 31, 1996 to $4.4 million for the year ended December 31, 1997. As a percentage of total reconsolidated revenues, total reconsolidated general and administrative expenses decreased from 19% for the year ended December 31, 1996 to 14% for the year ended December 31, 1997.

  Total Other Expense. Total other expense increased $2.6 million as reported from $3.6 million for the year ended December 31, 1996 to $6.2 million as reported for the year ended December 31, 1997. The increase was due to a write-off of deferred offering costs of approximately $0.9 million, an increase of approximately $1.2 million in interest expense relating to the Jones Global Group Note and an increase of approximately $0.5 million in interest expense relating to advances from Jones International. On a reconsolidated basis, total other expense increased by $2.2 million from $4.1 million for the year ended December 31, 1996 to $6.3 million for the year ended December 31, 1997, due to the reasons noted above.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO DECEMBER 31, 1995

  Total Revenues. Total revenues increased $1.6 million, or 10%, from $15.1 million as reported for the year ended December 31, 1995 to $16.7 million as reported for the year ended December 31, 1996. This increase was due primarily to an increase in radio programming revenues and, to a lesser extent, television programming revenues. Radio programming revenues increased primarily due to an increase in the rates charged by the Company as a result of an increase in AQH and the launch of the Crook and Chase Country CountDown program in January 1996. Television programming revenues increased primarily due to the launch of Great American Country in December 1995. On a reconsolidated basis, total revenues increased $6.6 million, or 40%, from $16.5 million for the year ended December 31, 1995 to $23.1 million for the year ended December 31, 1996, due to the reasons described above and an increase in advertising rates on the Product Information Network.

  Radio Programming Revenues. Radio programming revenues increased $1.9 million, or 36%, from $5.1 million as reported for the year ended December 31, 1995 to $7.0 million as reported for the year ended December 31, 1996, due primarily to a $1.9 million, or 44%, increase in advertising revenues. Advertising revenues increased due primarily to: (i) an increase in the rates charged by the Company for its advertising spots as a result of a 23% increase in AQH, which accounted for $1.2 million of the increase, and (ii) the launch of the Crook and Chase Country CountDown program, which accounted for $0.7 million of the increase. Licensing revenues were stable as compared to the prior period, reflecting the Company's strategy to focus on radio station affiliates with significant audiences, which are generally not charged a license fee. On a reconsolidated basis, radio programming revenues and the changes therein were consistent with the amounts as reported.

  Television Programming Revenues. Television programming revenues increased $0.9 million, or 239%, from $0.3 million as reported for the year ended December 31, 1995 to $1.2 million as reported for the year ended December 31, 1996, due primarily to a $0.7 million increase in licensing revenues and $0.1 million increase in advertising revenues. Licensing and advertising revenues increased due primarily to the launch of Great American Country on Jones Intercable systems in December 1995. On a reconsolidated basis, television programming revenues increased by $4.7 million, or 107%, from $4.5 million for the year ended December 31, 1995 to $9.2 million for the year ended December 31, 1996, due primarily to the reasons described above and an increase in advertising rates on the Product Information Network as a result of an increase in the number of households receiving its programming.

  Satellite Delivery and Production Support Revenues. Satellite delivery and production support revenues decreased $1.2 million, or 12%, from $9.7 million as reported for the year ended December 31, 1995 to $8.5 million as reported for the year ended December 31, 1996, due primarily to a decrease in satellite production support fees charged to related parties. On a reconsolidated basis, satellite delivery and production support revenues remained relatively stable at $6.9 million for the year ended December 31, 1995 and 1996.

  Total Operating Expenses. Total operating expenses increased $2.1 million, or 16%, from $13.7 million as reported for the year ended December 31, 1995 to $15.8 million as reported for the year ended December 31, 1996. This increase was due primarily to increases in radio programming expenses, television programming expenses and general and administrative expenses. These increases were due primarily to the launch of Great American Country. As a percentage of total revenues, total operating expenses increased from 90% for the year ended December 31, 1995 to 95% for the year ended December 31, 1996. On a reconsolidated basis, total operating expenses increased $5.7 million, or 36%, from $15.7 million for the year ended December 31, 1995 to $21.4 million for the year ended December 31, 1996, due primarily to an increase in television programming expenses and, to a lesser extent, radio programming expenses and general and administrative expenses. As a percentage of total reconsolidated revenues, total reconsolidated operating expenses decreased from 95% for the year ended December 31, 1995 to 93% for the year ended December 31, 1996.

  Radio Programming Expenses. Radio programming expenses increased $1.1 million, or 36%, from $3.1 million as reported for the year ended December 31, 1995 to $4.2 million as reported for the year ended December 31, 1996 due primarily to an increase in programming production expenses. Programming production expenses increased $0.4 million due to an increase in the number of formats offered by the Company and $0.7 million due to the launch of the Crook and Chase Country CountDown program. Programming distribution expenses did not increase significantly as a result of the relatively fixed nature of many of the costs, such as satellite transponder expenses. As a percentage of radio programming revenues, radio programming expenses remained consistent at 60% for the years ended December 31, 1995 and 1996. On a reconsolidated basis, radio programming expenses and the changes therein were consistent with the amounts as reported.

  Television Programming Expenses. Television programming expenses increased $0.8 million, or 216%, from $0.4 million as reported for the year ended December 31, 1995 to $1.2 million as reported for the year ended December 31, 1996 due primarily to an increase in programming distribution expenses. Programming distribution expenses increased as a result of the launch of Great American Country. As a percentage of television programming revenues, television programming expenses decreased from 107% for the year ended December 31, 1995 to 100% for the year ended December 31, 1996. This decrease was due to the substantial start-up costs, relative to revenues, related to the launch of Great American Country in 1995. On a reconsolidated basis, television programming expenses increased by $3.1 million, or 97%, from $3.2 million for the year ended December 31, 1995 to $6.3 million for the year ended December 31, 1996 due primarily to an increase in amounts paid to distributors of the Product Information Network. As a percentage of reconsolidated television programming revenues, reconsolidated television programming expenses decreased from 72% for the year ended December 31, 1995 to 69% for the year ended December 31, 1996.

  Satellite Delivery and Production Support Expenses. Satellite delivery and production support expenses decreased $1.0 million, or 17%, from $6.5 million as reported for the year ended December 31, 1995 to $5.5 million as reported for the year ended December 31, 1996. As a percentage of satellite delivery and production support revenues, satellite delivery and production support expenses decreased from 68% for the year ended December 31, 1995 to 64% for the year ended December 31, 1996. On a reconsolidated basis, satellite delivery and production support expenses remained relatively stable at $4.6 million for the years ended December 31, 1995 and 1996. As a percentage of reconsolidated satellite delivery and production support revenues, reconsolidated satellite delivery and production support expenses remained relatively stable at 67% for the years ended December 31, 1995 and 1996.

  Selling and Marketing Expenses.  Selling and marketing expenses increased
$0.3 million, or 26%, from $1.4 million as reported for the year ended December 31, 1995 to $1.7 million as reported for the year ended December 31, 1996. Selling and marketing expenses increased due primarily to: (i) an increase of $0.2 million due to the launch of Great American Country and (ii) an increase of $0.1 million due to the launch of the Crook and Chase Country CountDown program. As a percentage of total revenues, selling and marketing expenses increased from 9% for the year ended December 31, 1995 to 10% for the year ended December 31, 1996. On a reconsolidated basis, selling and marketing expenses increased by $0.5 million, or 33%, from $1.5 million for the year ended December 31, 1995 to $2.0 million for the year ended December 31, 1996 for the reasons noted above. As a percentage of total reconsolidated revenues, total reconsolidated selling and marketing expenses remained stable at 9% for the years ended December 31, 1995 and 1996.

  General and Administrative Expenses. General and administrative expenses increased $1.0 million, or 41%, from $2.3 million as reported for the year ended December 31, 1995 to $3.3 million as reported for the year ended December 31, 1996. Approximately $0.7 million of the increase was due to an increase in management and operational support expenses as a result of the launch of Great American Country and approximately $0.2 million of the increase was due to an increase in management and operational support for the Company's radio operations. As a percentage of total revenues, general and administrative expenses increased from 15% for the year ended December 31, 1995 to 20% for the year ended December 31, 1996. On a reconsolidated basis, general and administrative expenses increased by $1.0 million, or 32%, from $3.3 million for the year ended December 31, 1995 to $4.3 million for the year ended December 31, 1996 due to the reasons noted above. As a percentage of total reconsolidated revenues, total reconsolidated general and administrative expenses decreased from 20% for the year ended December 31, 1995 to 19% for the year ended December 31, 1996.

  Total Other Expense. Total other expense decreased $0.4 million from $4.0 million as reported for the year ended December 31, 1995 to $3.6 million as reported for the year ended December 31, 1996 due primarily to an increase in equity share of income of subsidiary, which was partially offset by an increase in interest expense. On a reconsolidated basis, total other expense increased by $0.3 million from $3.8 million for the year ended December 31, 1995 to $4.1 million for the year ended December 31, 1996 due primarily to an increase in interest expense related to debt represented by the Jones Global Group Note.



SEASONALITY AND QUARTERLY FLUCTUATIONS

     Advertising revenues in the radio and cable television industries fluctuate due to seasonality in such industries. The Company believes that radio network revenues are typically lowest in the first quarter and cable television network revenues are typically lowest in the third quarter. With the Acquisition, the Company expects that its seasonal trend of lower first quarter revenues will be more significant. Other than the fees paid by the Company to third parties for certain of its radio programming, the fees paid by the Company in connection with the distribution of the Product Information Network and the sales commissions paid to account executives for radio and advertising representation sales, the Company's expenses have not historically varied significantly relative to the seasonal fluctuation of revenues. The Company's quarterly and annual results of operations are affected by a wide variety of factors, many of which are outside the Company's control, which could materially and adversely affect profitability. These factors include the timing and volume of advertising on the Company's radio network and cable television networks, the number and size of the radio stations that carry the Company's radio programming, the number and size of cable systems and other video distributors that carry the Product Information Network and Great American Country, and general economic conditions.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's ability to successfully implement its growth strategies is subject to the availability of cash generated from operations and equity and/or debt financing. On a pro forma basis to reflect the placement of the Notes and the use of the proceeds therefrom, the Company had cash and cash equivalents of $26.2 million (as of June 30, 1998), including $10.0 million of cash set aside in the Reserve Account, and will be limited by the Indenture in its ability to enter into other debt financing. There can be no assurance that the Company will have sufficient cash flow from operations after debt service to support these strategies in the long term. In addition, there can be no assurance that the capital resources necessary to accomplish the Company's growth strategies over the long term will be available or, if available, will be on terms and conditions acceptable to the Company.

     Since its inception, the Company has incurred net losses primarily as a result of expenses associated with developing and launching its programming networks. Net cash provided by (used in) operating activities for the years ended December 31, 1995, 1996, 1997 and the six-month period ended June 30, 1998 was $0.4 million, $4.8 million, $7.6 million and $(8.1) million, respectively. Net cash provided by (used in) operating activities decreased for the six-month period ended June 30, 1998 because of modest revenue growth and significantly higher expenses during the period, as described above. Net cash used in operating activities for the six-month period ended June 30, 1998 includes the net repayment of $4.1 million of advances from Jones International.

     For the years ended December 31, 1995, 1996, 1997 and for the six-month period ended June 30, 1998, net cash used in investing activities was $1.9 million, $4.0 million, $1.2 million and $0.7 million, respectively. The Company's investing activities in 1995 consisted primarily of: (i) purchases of equipment for the Company's satellite delivery and production facility, (ii) purchases of equipment for the radio programming network and (iii) the acquisition of certain radio programming network assets. In 1996, the Company's investing activities related primarily to the conversion of the delivery system of its radio programming networks to a digital satellite delivery system and the purchase of automated playback and other equipment for Great American Country and miscellaneous equipment. In addition, the Company invested $1.0 million in a radio programming venture, Jones/Owens Radio Programming LLC, in October 1996. The Company's 1997 net capital expenditures of approximately $1.4 million were primarily related to the completion of the conversion to a digital satellite delivery system and to the purchase of the equipment to effect the digital compression of one of the Company's satellite transponders. During the first six months of 1998, the Company's capital expenditures totaled $539,000. Total capital expenditures for the 1998 year are estimated to be $1.1 million primarily to purchase equipment to further digitally compress the Satcom C-3 satellite transponder and to add formats and programming for Jones Radio. During the first six months of 1998, the Company made subscriber incentive payments for Great American Country totalled $0.2 million. Total subscriber incentive payments for 1998 are estimated to be $3.5 million.

     Net cash provided by (used in) financing activities for the years ended December 31, 1995, 1996, 1997 and for the six month period ended June 30, 1998 were $0.8 million, $(0.8) million, $(2.7) million, and $7.6 million, respectively. For these periods, the Company's financing activities consisted primarily of borrowings under the Company's credit facility and from related parties and repayments of a capital lease obligation and loans from related parties.

     Effective August 15, 1996, the Company purchased all of the outstanding common stock of Galactic Radio from Global Group for $17.2 million. Global Group had acquired Galactic Radio from Jones Intercable, a related party, for $17.2 million on June 14, 1996. The purchase price was paid using $1.2 million in cash, which was advanced to the Company by Jones International, with the balance paid in the form of a $16.0 million note. Effective September 30, 1997, $6.0 million of the $16.0 million note payable to Global Group was converted into 400,000 shares of the Company's Class B Common Stock at $15 per share. Effective upon the closing of the offering of the Notes, the remaining $10 million of the Jones Global Group Note was converted into 666,667 shares of Class A Common Stock valued at $15 per share.


     In July 1998, the Company acquired substantially all of the assets and liabilities of MediaAmerica. Pursuant to the Acquisition, MediaAmerica received $26.7 million in cash and $6.0 million in shares of Class A Common Stock of the Company. MediaAmerica also received approximately 142,000 additional shares of Class A Common Stock, valued at $15 per share, as the estimated working capital adjustment calculated on the date of closing. In addition, MediaAmerica may receive up to $5 million in additional shares of Class A Common Stock, with the excess, if any, to be paid in cash, pursuant to the Earnout.

     In March 1998, Radio Holdings entered into a five year $30 million secured revolving credit facility with a commercial bank. Borrowings under the credit facility bore interest at a maximum of LIBOR plus 2.875% (approximately 7.9% at June 30, 1998). Borrowings of $16.7 million under the credit facility were outstanding as of June 30, 1998. The Company terminated this credit facility in connection with the offering of the Notes. Borrowings of $16.3 million under the credit facility were used to repay a $6.6 million note payable to Jones Intercable and to repay $9.7 million in advances from Jones International. In July 1998, the Company repaid the credit facility, using the proceeds from the old Notes offering.

     The Company has received advances and loans from Jones International and related companies to fund its operating and investing activities in the past and anticipates that Jones International will not make additional advances to the Company in the future. Outstanding advances from Jones International and related parties at June 30, 1998 were approximately $5.4 million. The Company expects to repay these advances with cash flow from operations and/or available cash balances. Jones International and such related companies are under no obligation to provide additional advances or loans to the Company.

     The Company has historically financed its ownership of two analog satellite transponders through a capital lease agreement that was fully prepaid with $27.6 million of the proceeds of the offering of the Old Notes. The channel capacity on one satellite transponder has been digitally compressed to seven channels, four of which are currently leased to Product Information Network, Great American Country and two related parties. This transponder could now be digitally compressed into additional channels if demand warranted. The Company recently leased the other three digital channels and certain related services until August 31, 1999, subject to early termination at the option of the Company. The revenues from this lease are $138,000 per month. In addition, the Company has leased the C-4 satellite transponder to a third party beginning July 1998, and one digital channel and certain related services to an affiliate beginning July 1, 1998. These agreements will generate revenues of approximately $160,000 and $97,000 per month, respectively.

     Pursuant to the terms of one GAC Equity Agreement, an MSO was granted a put option in respect of the shares of Class A Common Stock that may be issued to it under such agreement. The put option provides that, if as of December 31, 2001, the Company or its successor has not completed a public offering of its securities, the MSO may within 60 days of such date require the Company to purchase its Class A Common Stock. If the put election is made, the Company or its successor would be required to purchase the Class A Common Stock at a price equal to all or a portion of the license fees that would have been paid during the period between the date of the agreement and the exercise date of the put option. The purchase price would be based on the total number of MSO subscribers receiving Great American Country as of December 31, 1998. In the event the MSO provides the full number of subscribers committed under the agreement by December 31, 1998, the estimated purchase price of the Class A

Common Stock in the event the put option is exercised would be approximately $1,176,000. The Company intends to continue to enter into similar arrangements in the future, to the extent permitted under the terms of the Indenture.

     The Company depends, and will continue to depend, significantly upon the earnings and cash flows of, and dividends and distributions from, its subsidiaries to pay its expenses, meet its obligations and pay interest and principal on the Notes and its other indebtedness. The terms of the Company's joint ventures generally require the mutual consent of the Company and its joint venture partners to distribute or advance funds to the Company. There are no significant contractual restrictions on distributions from each of the Subsidiary Guarantors (as defined) to the Company. Management believes that the proceeds from the Notes and operating cash flow, including the cash flows of, and dividends and distributions from its subsidiaries will be sufficient to fund the Company's capital needs through at least December 31, 1998. The Company deposited $10.0 million of the proceeds of the offering of the Notes in a Reserve Account which will be used for acquisitions and payment of principal of and interest on the Notes. However, payment of interest for the full term of the Notes will require an increase in cash flows from operations, which will continue to be affected by various factors discussed herein, including in "Risk Factors."

NEW ACCOUNTING PRONOUNCEMENTS

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards 128 ("SFAS 128") entitled, "Earnings per Share." SFAS 128 is effective for fiscal years ending after December 15, 1997; early adoption is not permitted. SFAS 128 replaces primary and fully diluted earnings per share with basic and diluted earnings per share, respectively. Under SFAS 128, net loss per share for the periods reported would be the same for both basic and fully diluted.

     In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information About Capital Structure," which is effective for financial statements for periods ended after December 15, 1997. This statement establishes standards for disclosing information about an entity's capital structure. The Company has adopted this statement. The adoption of this statement did not have a material impact on the financial statements.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for the year ending December 31, 1998. This statement establishes standards for the reporting and display of comprehensive income and its components in financial statements and thereby a measure of all changes in equity of an enterprise that result from transactions and other economic events other than transactions with owners.

     In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," which is effective for the year ending December 31, 1998. This statement changes the requirements under which publicly held companies report disaggregated information.

     The Company will adopt SFAS No. 130 and No. 131 on their respective dates. Management of the Company does not expect that the adoption of these statements will have a material impact on the financial statements.

IMPACT OF THE YEAR 2000 ISSUE

     The Year 2000 issue is the result of many computer programs being written such that they will malfunction when reading a year of "00." This problem could cause system failure or miscalculations causing disruptions of business processes.

     The Company has initiated an assessment of its computer applications to determine the extent of the problem. Based on this assessment, the Company has determined that the majority of its computer applications supporting business processes, including accounting and billing, are designed to handle the Year 2000 appropriately.

     The Company is currently focusing its efforts on the impact of the Year 2000 issue on service delivery. The Company has established an internal team to address this issue. The Company is identifying and testing all date sensitive equipment involved in delivering service to its customers. In addition, the Company will assess its options regarding repair or replacement of affected equipment during this testing. The Company currently has no definitive estimate of the cost or the extent of the impact, if any, this problem will have on service delivery; however, the

Company does not believe that the impact will be material. The Company anticipates completion of its testing in 1998, at which time it will assess the financial impact on the Company.

     The Company has initiated communications with its significant suppliers and customers to determine the extent to which the Company is vulnerable to the failure by such parties to remediate Year 2000 compliance issues. The Company currently has no definitive estimate of the extent of the impact of the failure of its suppliers and customers to be Year 2000 compliant.

                                   BUSINESS

OVERVIEW

     The Company provides radio programming to radio stations in the U.S. and cable television programming to cable system operators. The Company's radio programming includes twelve 24-hour formats and 18 syndicated programs that are broadcast by approximately 2,300 radio station affiliates throughout the United States to over 60 million weekly listeners. The Company's cable television programming consists of Great American Country (country music videos) and the Product Information Network (long-form advertising). Pursuant to affiliate agreements with five of the ten largest multiple-system operators ("MSOs"), as well as the two cable programming cooperatives and others, Great American Country was distributed to 4.6 million subscribers at August 15, 1998. The Product Information Network is distributed to 278 cable systems and broadcast affiliates and is available to 18.6 million households. The Company has successfully expanded the reach of its cable television programming to a broad number of major MSOs as a result of the extensive experience of the Company's senior management team, including Mr. Glenn R. Jones, the Company's Chairman and majority shareholder.

     In July, 1998, the Company acquired substantially all of MediaAmerica's assets. MediaAmerica was founded in 1987 to provide advertising representation services to providers of radio programming, such as the Company, and in 1994 expanded to provide radio programming and other services to radio stations. The Acquisition provides the Company with a group of experienced executives who have long-standing relationships with many advertising agencies and advertisers that the Company believes will be valuable in driving its advertising-related revenue growth.

     The Company primarily derives its revenues from the sale of its commercial radio or cable television airtime inventory to national advertisers that are attracted to the Company's ability to efficiently reach a large national audience across a variety of demographics and markets. The Company also receives license fees from MSOs that carry Great American Country and provides satellite delivery and production support services for its own programming operations as well as to others. The Company's strategy is to increase advertising revenues by continuing to increase its base of radio station affiliates and cable system affiliates, thereby broadening its audience of radio listeners and cable television viewers. The Company also plans to diversify and expand its sources of revenues by developing new radio and cable television programming, acquiring complementary businesses (such as MediaAmerica), offering programming-related and other value-added services and leasing satellite transponder capacity made available by more efficient digital compression techniques. There is no assurance that the Company will be successful in these efforts.

     The Company provides a wide variety of advertisers many different ways to reach their target audiences through network radio and cable television. Given network radio's wide reach and relatively low advertising costs, it is one of the most cost-effective means to reach targeted demographic groups. The Company's radio audience demographics are primarily adults, ages 25-54. Great American Country, the Company's country music television network, also targets this attractive demographic sector. According to industry sources, country music is one of America's most popular music formats and has been one of the fastest growing segments of the music industry. In addition, the Company believes the Product Information Network's long-form advertising provides television advertisers with a cost-effective medium to deliver sales messages, product introductions and demonstrations to targeted audiences. The Company believes that the number of advertisers and the volume of long-form advertising will continue to grow as the Product Information Network's coverage of U.S. households increases and Fortune 500 companies and other major advertisers increasingly take advantage of the benefits of long-form advertising to reach their desired audience.

     Radio Programming. The Company, through its radio programming division, Jones Radio, typically provides programming to its radio affiliates in exchange ("barter") for commercial airtime inventory which it sells to national advertisers. Jones Radio's programming and related services offer radio stations a cost-efficient alternative to the talent, time and expense required to develop in-house programming. In addition, Jones Radio's variety of appealing

24-hour formats, primarily country and adult contemporary, and its nationally recognized group of syndicated programs and personalities, enable radio stations to distinguish themselves within their increasingly competitive markets. As a group, Jones Radio's radio station affiliates generally capture larger audience (measured by AQH) as a result of broadcasting Jones Radio's programming, which can result in additional local advertising revenues for these radio stations. Jones Radio has been a successful provider of country music programming, one of the most popular music formats with over 4 million U.S. listeners each week. Jones Radio provides its programming to approximately 30% of all country radio stations in the United States and believes it is the largest provider of country music programming to U.S. radio stations. Between December 31, 1994 and June 30, 1998, Jones Radio's base of radio station affiliates grew from 925 to 1,510 representing a CAGR of 14.1%. For the same period, Jones Radio has experienced a 37.9% CAGR in AQH, growing from 670,000 at December 31, 1994 to 2,473,000 at June 30, 1998. In addition to its advertising representation business, MediaAmerica provides radio programming and services to 990 radio station affiliates in mostly larger markets. As a result of the Acquisition, Jones Radio has more than doubled its AQH to 6.5 million, which represents 60 million total weekly listeners. While Jones Radio has historically provided programming to radio stations in small and medium-sized markets, it is currently focusing its programming development efforts to appeal to larger markets. Jones Radio has radio station affiliates in all 50 states and in all of the top 50 markets.

     Radio Advertising Representation Services. As a result of the Acquisition, the Company offers advertising representation services to providers of radio programming throughout the United States. As a representation firm, MediaAmerica historically acted as an intermediary between advertisers and radio programming providers, such as the Company. The Company was one of MediaAmerica's largest customers in 1997 for this type of service. The Company plans to develop numerous cross-selling opportunities and other synergies that arise from the complementary nature of MediaAmerica's services and customer base.

     Television Programming--Great American Country. Great American Country is a 24-hour country music video network that capitalizes on the popularity of country music and leverages the Company's core competency in country music programming. Great American Country represents a high-quality alternative to currently available country music networks and offers MSOs attractive incentives for carriage. In order to drive subscriber growth, Great American Country generally offers affiliates a one-time cash launch incentive and waives license fees for a certain period which varies based on the level of subscriber commitment. The Company is enhancing its near-term operating cash flow through new agreements with two significant MSOs to issue them shares of the Company's Class A Common Stock in return for which Great American Country will be paid license fees from the date of launch. Great American Country has affiliate agreements with five of the ten largest MSOs, including Adelphia, Comcast, Jones Intercable, TCI, and Time Warner, as well as the two cable programming cooperatives, Telesynergy, Inc. and National Cable Television Cooperative, Inc. The Company believes that by offering carriage incentive programs, competitive license fee rates and twice the amount of local advertising avails than its primary competitor, it will attract additional subscribers from existing and new MSO affiliates that are increasingly seeking to decrease costs and generate more advertising revenues.

     Television Programming--Product Information Network. The Company introduced the Product Information Network in October 1993 to capitalize on the growing infomercial industry which, based on industry statistics, today represents approximately $1 billion of airtime expenditures. The Product Information Network is aired on a full-time (24-hour) basis or on a part-time basis, thereby affording cable and broadcast affiliates the opportunity to generate incremental revenues from otherwise under-utilized time. The Product Information Network airs long-form informational programming from all of the major infomercial producers, such as Guthy-Renker Corporation and National Media Corporation, as well as Fortune 500 advertisers that have included AT&T Corporation, Dupont, Ford Motor Company, GTE Corporation, Microsoft Corporation, State Farm Life Insurance Co., and Schering-Plough Corporation. Since December 31, 1994, the Product Information Network has increased its base of cable subscribers and broadcast households from 1.5 million to 18.6 million at June 30, 1998, representing a CAGR of 74.1%. The Product Information Network is distributed to
9.7 million full-time equivalent subscribers through 278 cable systems and broadcast affiliates. The MSOs that carry the network on a portion of their cable systems include nine of the ten largest MSOs, including Adelphia, Cablevision, Comcast, MediaOne Group, Cox, Jones Intercable, Marcus Cable, TCI and Time Warner. The Product Information Network operates through the PIN Venture.

     Satellite Delivery and Production Support Services. The Company supports the production and distribution of its radio and cable television programming operations through its state-of-the-art satellite uplinking facilities. The Company's satellite delivery and production support services provide reliable and efficient playback, trafficking, uplinking and satellite transmission services to the Company's radio and cable television programming operations and to certain related companies. The Company believes that the integration of these distribution services gives it strict management and quality control over the distribution of its programming. The Company has financed its ownership of two analog satellite transponders through a capital lease that was fully prepaid with a portion of the proceeds of the offering of the Old Notes. The capacity on one satellite transponder has been digitally compressed to seven channels, four of which are leased to Product Information Network, Great American Country and two related parties. In August 1998, the Company entered into a lease agreement with an unaffiliated party for the lease of three digital channels until August 31, 1999. This transponder could be digitally compressed into additional channels if demand warranted. The other satellite transponder is an analog channel which the Company recently leased to a third party. The Company believes that the demand for its satellite delivery and production support services should increase as digital programming and distribution technologies continue to develop and cable systems complete upgrades and rebuilds to expand their channel capacity. The cable systems' expansion of their channel capacity provides more programming space for cable programmers who, in turn, would require satellite transponders to provide the programming.

STRATEGY

     The Company's objective is to increase its revenues and operating income by employing the following strategies:

     Distribute Programming to a Larger Audience. To increase its revenues from advertisers, the Company must increase the distribution of, and audience for, its programming. Jones Radio plans to increase its marketing and sales activities in an effort to increase the number of its radio station affiliates and the size of its audience. The Company also plans to continue to aggressively market its cable television networks to both cable operators and other multi-channel distributors, including DBS, MMDS and others. The Company relies on financial incentives and its established relationships with MSOs to market these networks.

     Develop or Acquire Additional High-Quality Programming. The Company believes that there is market demand for additional long-form and short-form radio programming due to the financial constraints and limited creative resources of many radio stations and their need to improve operating efficiencies. In addition, the Company believes there are additional market opportunities for 24-hour music and information programs that the Company does not currently distribute, such as news/talk radio. Jones Radio intends to develop and/or acquire radio programming addressing these market demands. An example of new radio programming includes "Nashville Nights," a national long-form country night-time show targeted at larger markets, which is being produced in a venture with CapStar. The Company is exploring opportunities to produce additional low-cost cable television programming based on the strength of its relationships with major MSOs and its success with Great American Country and the Product Information Network. The Company believes that any new cable television programming would typically serve unfilled or underserved niches and, similar to priced alternative to an existing cable network.

     Increase Advertising Revenues. The Company's primary goal in driving revenue growth is to increase its audience by developing new programming and expanding its base of radio station and cable system affiliates. In addition, the Company's new radio programs are designated to increasingly target larger markets which typically generate higher advertising rates. Management believes that when Great American Country's attainment of a 5 million subscriber level is reached, of which there is no assurance, the Company will be able to target a broader group of advertisers and derive significantly higher advertising revenues based on traditional spot advertising as opposed to direct response advertising. Finally, the Company intends to promote the benefits of long-form advertising to Fortune 500 companies and other major advertisers, with the goal of attracting more advertising from such advertisers, enhancing the quality of the Product Information Network's programming and increasing the rates for its advertising time.

     Acquire or Create Complementary Businesses and Value-Added Services. The Company intends to expand its business by acquiring and/or creating businesses complementary to its business. The Acquisition represents an example of this strategy. The Company believes that numerous opportunities exist, both in the development of new programming and the acquisition of complementary businesses. A portion of the proceeds from the offering of the Old Notes will provide the Company with additional resources for these purposes.

     Increase Utilization of Satellite Transponder Capacity and Production Support Facilities. The Company's satellite delivery and production support facilities provide reliable and efficient playback, trafficking, uplinking and satellite transmission services to the Company's radio and cable television programming operations and to certain related companies. The Company has seven channels on its digitally compressed satellite transponder, which could be digitally compressed into additional channels if demand warranted. All seven channels on this satellite transponder are leased. The Company also has one analog channel on another satellite transponder which is leased. The Company believes that its remaining compressible satellite transponder capacity represents a valuable asset because of the potential demand from new cable programmers for satellite transponder space, the opportunity to provide profitable uplinking and other services along with the satellite transponder space, and the availability of satellite transponder space in-house in the event that the Company develops or acquires additional cable television networks in the future.

RADIO PROGRAMMING

  The Radio Programming Market

     According to the FCC, there are approximately 10,500 commercial radio stations in the United States. Radio broadcasting has consistently maintained a steady share of total advertising revenues in the United States, in part because it is among the most cost effective forms of advertising. Radio allows the advertiser to target specific demographic groups in particular geographic areas at a relatively low cost, making it available to small, local advertisers as well as large, regional and national advertisers. This cost advantage makes radio advertising spending less susceptible to downturns in the economy. Moreover, more than one-half of all radio listening is done outside of the home, closer to the point of purchase. With the exception of 1991, radio advertising expenditures have increased every year, growing at a compound annual rate of 7.6% since 1961. According to industry sources, total radio advertising revenues were $13.6 billion in 1997.

     Radio stations compete for advertising revenues in their respective markets. To be competitive, radio stations are continuously seeking the highest quality programming at the lowest cost. Radio stations develop formats such as music, news/talk or various types of entertainment programming, intended to appeal to a target listening audience with demographic characteristics that will attract national, regional and local commercial advertisers. However, limited financial and creative resources, among other things, prevent most radio stations from producing national quality programming. Accordingly, radio stations rely on network programming from independent producers, or "syndicators," such as the Company, to enhance or provide their radio programming. National programming broadcast on an exclusive geographic basis can help differentiate a station within its market, and thereby enable a station to increase its audience and local advertising revenues. By placing a program with radio stations throughout the United States, the syndicator creates a "network" of stations that carry its programming. A radio network typically provides programming to radio stations in exchange for a contractual amount of commercial broadcast time, usually expressed as a number of minutes per hour or per day, which is then resold to advertisers. The Company believes that most commercial radio stations utilize radio network or syndicated third party programming. The commercial broadcast time for such programs may vary from market to market within a specified time period, depending upon the requirements of the particular radio station affiliate and the terms of the contract with the affiliate.

     The Telecommunications Act of 1996 (the "Telecom Act") significantly changed the radio broadcast industry by repealing national limits on the number of radio stations that may be owned by one entity and by relaxing the common ownership rules in a single market. As a result, the Telecom Act has created a wave of radio station acquisitions and increased consolidation in the industry. This, in turn, has led many ownership groups to seek ways to cut costs, better manage their operations and improve their efficiencies. Radio networks, such as the Company's, may address these needs by providing high quality programming to radio stations and reducing the radio stations' costs.

     There are four basic types of programs from which a station may select: 24-hour programming, long-form programming, short-form programming and services.

     24-Hour Programming. This "round-the-clock" programming is aired live and hosted by announcers. Examples of this type of programming include popular formats such as country, adult contemporary and oldies.

     Long-Form Programming. This type of programming is less than 24 hours in duration and is designed to fill, on a daily or weekly daypart basis, a one- to six-hour time period of the day, such as mornings-6 a.m. to 10 a.m., middays-10 a.m. to 3 p.m., afternoons-3 p.m. to 7 p.m., evenings-7 p.m. to midnight, or overnights-midnight to 6 a.m. Examples of this type of programming include talk shows hosted by nationally known personalities and popular countdown shows hosted by nationally known disc jockeys.

     Short-Form Programming. This type of programming generally is less than 5 minutes in duration. Examples of this type of programming include news and commentary radio shows.

     Services. In addition, radio networks provide radio stations services such as weather reports and comedy services designed to assist on air talent in preparation for these shows. An example includes comedy services, consisting of sound bites, song parodies and fake commercials.

 The Radio Network--Jones Radio

     The Company, through its radio programming division, Jones Radio, provides for the programming needs of radio stations by supplying them with programs and services that individual stations may not be able to produce on their own. The Company offers radio stations a wide selection of regularly scheduled, syndicated programming as well as 24-hour continuous play formats. Because these programs and formats are produced by the Company, the stations have minimal production costs. Typically, each program is offered for broadcast by the Company exclusively to one station in its geographic market, which assists the station in competing for audience share in its local marketplace.

     The Company enters into affiliation agreements with radio stations. Pursuant to these affiliation agreements, the Company typically provides programming to its radio affiliates in exchange for commercial airtime inventory which it sells to national advertisers ("barter"). With respect to the 24-hour formats, the Company may also receive a fee from the affiliated stations for the right to broadcast the formats. The Company's affiliation agreements for 24-hour formats are generally three years in length; long-form and short-form formats and service agreements are generally one year.

     The Company has affiliation agreements with 2,238 radio stations throughout the United States and Canada, with approximately 600 of these stations receiving more than one program. The Company's programming is sold on an exclusive basis in the radio station's city of license. However, the Company is able to place different programs within the same market. There are currently over 100 markets in which the Company has a program on three or more radio stations in the market. The Company controls the production of its programming, allowing it to tailor its programs to respond to current and changing listening preferences. This high-quality, distinctive programming is designed to enable radio stations to improve and differentiate their on-air presentations and increase their ratings, thereby increasing advertising revenues for both the radio stations and the Company. The Company is able to deliver to national advertisers frequency, reach and the primary demographic the national advertisers target, the 25 to 54 year old adult. The Company currently sells advertising to over 100 national advertisers, including Chrysler Corp., Encore Media, General Motors Corp., Ocean Spray Inc., Procter & Gamble and Radio Shack.

     The Company sells its airtime to advertisers either as "up-front" or "scatter" purchases. Up-front purchases are early advertiser commitments for national broadcast time typically lasting 26 to 52 weeks. Scatter purchases are contracts for a specific period of time that are typically sold at or above up-front market prices. Advertising prices vary significantly based on prevailing market conditions. The Company's strategy for growth in advertising revenues is to increase its audience size for its programming and to expand the programming it offers to radio stations. See "Business--Overview--Strategy."

     The Company delivers twelve 24-hour music programs that cover the types of major music formats used by the majority of radio stations across the United States. The Company has radio station affiliates in all 50 states and in all of the top 50 markets. This programming is designed to provide all the programming for the Company's affiliated radio stations, replacing their in-house air talent and significantly reducing their production costs. In order to present a localized "sound," the Company's air talents record unique liners and positioning statements for each affiliate which are cued through the satellite for broadcast at the local station. In addition, the programming provides local breaks for the radio station to insert locally sold commercials, news, weather or traffic. The Company is able to attract and retain programming personnel to provide the radio stations with a high level of experience, consistency and quality not available in the majority of their local markets. The Company has also invested in equipment with redundancy (back-up capability) that its radio station affiliates can rely on without going off the air due to network equipment problems. The radio stations provide the Company with a set amount of their airtime, and in some cases, fees, in exchange for the programming.

     The Company also produces syndicated shows consisting of long-form programs, short-form programs, specials and services. The Company's long-form programs include weekly countdown shows hosted by nationally known talent such as Crook & Chase and Charlie Tuna, music artist interview shows featuring interviews with popular music talents of today and yesterday. The short-form programs are 60 to 90 second entertainment news reports that are interactive with the affiliated radio stations, features on recreation and oldies music and a consumer feature hosted by the national consumer advocate, David Horowitz.

     The following table summarizes the Company's radio programming:

                                                                                                       YEAR
                                                                                                    LAUNCHED OR
         PROGRAM NAME                                     DESCRIPTION                                 ACQUIRED
         ------------                                     -----------                                 --------
               24-Hour
     Adult Hit Radio(TM)                          Hot adult contemporary                               1989
     Soft Hits(TM)                                Soft adult contemporary                              1989
     US Country(TM)                               Mainstream country                                   1989
     Good-Time Oldies(TM)                         60's based oldies                                    1990
     CD Country(TM)                               Hot country, personality driven                      1993
     NAC (New Adult Contemporary)(TM)             Smooth jazz                                          1994
     Z-Spanish(TM)                                Hispanic contemporary hit radio                      1994
     Rock Alternative(TM)                         Modern adult contemporary                            1996
     The New Music of Your Life(TM)               Adult standards                                      1996
     Classical Collection(TM)                     Well-known and best-loved masterpieces               1997
     Classic Hit Country(TM)                      Country artists of the 60's & 70's                   1997
     Rock Classics(TM)                            Mainstream classic rock                              1997

               Long-Form
     Crook & Chase Centerstage Specials(TM)       Special shows programmed for holidays                1996
     The Crook & Chase Country(TM)                Country's amiable ambassadors features               1996
       CountDown(TM)                              today's top country songs
     AOR Specials                                 Shows programmed for holidays                        1998*
     Country's Most Wanted                        In-studio appearances and artist interviews          1998*
     HardDrive(TM)                                A Billboard magazine's syndicated program            1998*
                                                  of the year nominee, featuring alternative
                                                  rock artists and music weekly
     The Hitlist with Elvis Duran & Elliot        A top 40 countdown featuring NY's Z100               1998*
                                                  morning drive team
     The McLaughlin Radio Hour+                   Hosted by John McLaughlin                            1998*
     Personal Notes                               Showcases the best new contemporary jazz             1998*
                                                  music and artists
     Up Close                                     Weekly music and interviews featuring                1998*
                                                  album-oriented rock artists
     Your Weekend with Jim Brickman               Lifestyle information and celebrity guests           1998*
                                                  for adult contemporary stations
     Weekly Top 30                                Country countdown hosted by well-known               1998*
                                                  personality Charlie Tuna

                                                                                                  YEAR
                                                                                               LAUNCHED OR
              NAME OF PROGRAM                         DESCRIPTION                                ACQUIRED
              ---------------                         -----------                                --------
                    Short-Form
     The Jimmy Carter Entertainment            Interactive entertainment report                    1996
       Report(TM)
     Outdoor Life Radio                        Features award-winning outdoor writer               1997
                                               Scott Linden
     Fight Back! With David Horowitz+          Popular consumer advocate                           1998*
     News from the 21st Century                A look at the impact of new technology on           1998*
                                               everyday lives
     Oldies Calendar With Charlie Tuna         A daily calendar with information culled            1998*
                                               from Charlie's years of interviews with
                                               artists
                    Services
     American Comedy Network (ACN)(TM)         Premier comedy service for morning shows            1998*
     ACN/PDQ                                   Satellite version of ACN                            1998*
     Fax Off!                                  Show prep for rock stations                         1998*

     * MediaAmerica programming.
     + License to syndicate.

     The Company's radio programming includes twelve 24-hour formats and 18 syndicated programs that are broadcast by approximately 2,300 radio station affiliates throughout the United States to over 60 million weekly listeners. The Company's radio network has over 90 on-air personalities, the majority of whom have extensive top 25 market experience. In addition, the Company believes that its programming management is among the best in the industry, consisting of format experts with over 285 years of combined radio experience. These program directors access music research and consultants to assist in creating high-quality programming. To supplement its in-house programming expertise, from time to time the Company enters into agreements to distribute distinctive, high-quality programming developed and produced by third party programmers. These programmers have expertise in developing programming for specific targeted audiences (e.g., ethnic, mature) and typically employ recognized talent. An example of such a relationship is The New Music Of Your Life program hosted by Gary Owens, Wink Martindale, Pat Boone and other well-known radio personalities.

     Agreements with third party programmers usually provide that the programmer creates and develops the radio program, while the Company markets the program to radio station affiliates, manages the relationship with the radio station affiliates, manages the sale of national advertising, and provides technical support and other services. The term of these license agreements is usually three to five years. Programming produced under these agreements generated approximately 10% of the Company's revenues in 1997.

     The Company markets its radio programming directly to radio stations through its 13-person affiliate sales group. These affiliate salespeople develop close professional relationships with the radio station affiliates in order to position the Company to serve the station's programming needs. The affiliate sales group utilizes industry market research and databases to identify prospective radio station affiliates. The in-house marketing team assists in the sales effort with marketing campaigns, direct mail, trade advertising and sales materials. In addition, the Company's presence at industry conventions and trade shows is designed to increase awareness of its radio programming.

     The Company is constantly evaluating new programming possibilities, both in-house and with third parties. These possibilities include the national syndication of existing programming and the development of new programming for syndication. When programming or talent is currently being broadcast on a station owned by a large radio group, it is usually advantageous to partner with the owner of the station to maintain or increase carriage on the group's radio stations.

     In July 1998, the Company launched a nighttime long-form country show called "Nashville Nights" with CapStar, one of the top ten national radio groups, which is broadcast on its premiere country radio station in Nashville. The Company is responsible for all sales and marketing efforts and is a 50% owner in the venture that produces the program.

     The Company and MediaAmerica are in joint discussions with a major cable television network to develop a group of news and entertainment radio programs utilizing the network's talent and news gathering resources. If these discussions are successful, the resulting programs would be expected to launch in 1999.

RADIO ADVERTISING REPRESENTATION SERVICES

  The Radio Advertising Market

     The diversity in formats and programs has intensified competition among stations for local advertising revenues. A radio station has two principal methods of effectively competing for these revenues. First, it can differentiate itself in its local market by selecting and successfully executing a format targeted at a particular audience, thus enabling advertisers to place their commercial messages on stations aimed at audiences with certain demographic characteristics. A station can also broadcast special programming, syndicated shows, sporting events or national news product not available to its competitors within its format. National programming broadcast on an exclusive geographic basis can help differentiate a station within its market and thereby enable a station to increase its audience and local advertising revenues.

     Radio advertising is generally sold on the basis of a radio program's AQH. AQH is typically defined as the average number of persons listening to a particular station for at least five minutes in a 15-minute period within a specific daypart. The AQH can range from zero for a small-market radio station to greater than 50,000 for a large-market radio station, with the majority of large-market stations in the range of 10,000-20,000. Radio advertising time can be purchased on a local, national or network basis. Local purchases allow an advertiser to target a very specific geographic area; however, this process is time-consuming and is not cost efficient. National spot buys can be targeted to specific markets, but again, tend to be less cost efficient for the advertiser. Advertising purchased from a radio network is one method by which an advertiser targets its commercial messages to a specific demographic audience, thereby achieving national coverage on a cost efficient basis. In order to increase advertising rates, it is necessary to increase the size (or rating) of the audience the program provider delivers to national advertisers.

  MediaAmerica

     Most radio stations carry some form of syndicated programming during part of the day or week. This demand for syndicated programming has resulted in a large number of syndicated program producers, some of which on a standalone basis are not able to accumulate sufficient audience or national coverage to attract advertising revenues from national advertisers. MediaAmerica was created in 1987 to service these independent producers. By consolidating the advertising sales revenues from multiple syndicators in addition to MediaAmerica's owned programming, MediaAmerica has the economies of scale to staff a national sales organization beyond what the individual producers could afford on their own. Additionally, MediaAmerica has the ability to aggregate the commercial broadcast time of these syndicators and present the resulting packages for sale to national advertisers such as General Motors Corp., Procter & Gamble, Warner-Lambert Company, and J.C. Penney Company, Inc. This ability to aggregate time benefits the syndicators by giving them access via a professional sales organization to advertisers which are normally not interested in purchasing commercial broadcast time which does not deliver a specific threshold level of audience. Advertisers benefit through the ease of buying from one professional, larger source and the confidence that comes from an established multi-faceted supplier versus an independent producer. The producer pays the advertising sales representative firm a commission for the sale of the commercial broadcast time and related services such as inventory management, commercial scheduling, proof-of-performance distribution and collection, and financial services.

     As of June 30, 1998, MediaAmerica represented approximately 70 programs or services produced by approximately 30 programmers. Such programs include, among others, the Weather Channel Radio Network, Newsweek on Air and Nascar Motor Racing Network. In general, the representation agreements are up to five years in duration and provide for varying commissions as a percentage of net sales (the revenues from the sale of advertising time after deduction of the standard advertising agency fee). MediaAmerica also provides sales and marketing to radio station affiliates for certain programs. These additional services increase the amount of the commission MediaAmerica receives. These agreements typically give MediaAmerica exclusive national advertising sales rights but are non-exclusive with respect to the programming MediaAmerica can represent.

     MediaAmerica has been in existence for over 11 years, and throughout that period has developed relationships with many major advertising agencies and clients. MediaAmerica's reputation enables it to sell its clients' commercial broadcast time at favorable rates and achieve high sellout levels. MediaAmerica's eleven advertising account executives and sales managers are located in the five major advertising buying markets in the United States (New York, Los Angeles, Chicago, Detroit and Dallas). These account executives market the commercial broadcast time of MediaAmerica's producers and owned programs via personal selling to national advertisers and their advertising agencies. The sales team, including the principals, has an average of 18 years experience in the radio advertising sales and sales management arena.

     In order to serve its many producers and advertising clients, MediaAmerica has developed a state of the art, proprietary software system that handles the sales proposal, commercial inventory management and order processing for its advertising sales. In addition, the Company's research department continuously analyzes a variety of data to provide its salespeople with accurate estimates of listening audiences plus creative means with which to demonstrate the particular advantages of the programs MediaAmerica sells, as well as network radio's advantages over other media. MediaAmerica utilizes audience listening data from Arbitron, an independent rating service, to develop its audience and demographic reports for all its programs.

OTHER AUDIO SERVICES

     The Company provides music and information audio programming designed to complement the video offerings of cable television system operators. The Company provides these services directly and through Superaudio, a joint venture which is owned 50% by an indirect subsidiary of the Company and 50% by a third party, that also programs and sells premium music programming directly to cable television operators and other video distributors. Superaudio offers nine formats of 24-hour programming that consist of six analog stereo music formats and three analog information and entertainment formats. Superaudio's term as a joint venture will expire in 2000 unless extended. Superaudio's programming is distributed to cable systems serving approximately 4 million households.

TELEVISION PROGRAMMING--GREAT AMERICAN COUNTRY

  The Cable Television Market

     As of 1997, cable television was in approximately 70% of all homes in the United States, and approximately 82% of U.S. households with an annual income of at least $60,000. Industry sources indicate that in 1997 Americans spent $27.9 billion subscribing to cable services. Many advertisers consider cable television a cost-effective medium to reach audiences using picture, sound and motion at considerably cheaper rates than broadcast television. Total U.S. cable advertising revenues were $7.9 billion in 1997, a 17% increase from 1996. The average cable household devoted three and one-half hours a day watching advertising-supported basic cable television in 1997.

  The Country Music Industry

     According to industry sources, country music is one of the most popular music formats in the United States. Every week, approximately 44 million Americans listen to country music radio. With 2,528 radio stations programming country music, representing approximately 24% of all commercial radio stations, country music has become the dominant radio format in the United States. Country music radio reaches 7 million more listeners per week than adult contemporary, the next most popular format. In 1997, country music was the top-rated format in 35 of the nation's top 100 markets.

  Great American Country

     Great American Country is a 24-hour country music video network featuring a mix of current top country hits and past country hits. Great American Country was distributed to approximately 4.6 million subscribers at August 15, 1998. The Company believes that Great American Country offers a programming mix with fewer commercials and more attractive economic carriage terms for cable system operators, including more local advertising spots, than its principal competitors. Great American Country has six minutes per hour of national avails and four minutes per hour of local avails. In addition, Great American Country programs an average of 14 videos per hour, or 3 more videos on average per hour than its primary competitor. Since its debut, Great American Country has concentrated on refining its programming and on-air presentation in order to broaden its carriage. Great American Country acquires its music videos at no cost from record companies, which use this medium to promote their performing artists. The Company produces or acquires the other programming on Great American Country. Great American Country targets the largest and most influential and affluent market segment of the country music audience--the 25-54 age group. Management believes that Great American Country has significantly benefited from the Company's experience in the country music radio programming business and is pursuing additional cross-promotional opportunities.

     In order to drive subscriber growth, Great American Country generally offers affiliates a one-time cash launch incentive and waives license fees for a period which varies based on the level of subscriber commitment. The Company is enhancing its near-term operating cash flow through new agreements with two significant MSOs to issue them shares of the Company's Class A Common Stock in return for which Great American Country will be paid license fees from the date of launch. Great American Country has affiliate agreements with five of the ten largest MSOs, including Adelphia, Comcast, Jones Intercable, TCI and Time Warner, as well as the two cable programming cooperatives, Telesynergy, Inc. and the National Cable Television Cooperative, Inc. Management believes that when Great American Country's attainment of a 5 million subscriber level is reached, of which there is no assurance, the Company will be able to target a broader group of advertisers and derive significantly higher advertising revenues based on traditional spot advertising as opposed to relying on direct response advertising. As a result, the Company believes that as its audience increases, it will be able to obtain a more than proportional increase in advertising revenues. In addition, the Company believes that by offering carriage incentive programs, competitive license fee rates and twice the amount of local advertising avails than its primary competitor, it will attract additional subscribers from existing and new MSO affiliates that are increasingly looking to decrease costs and generate more advertising revenues.

     Great American Country derives its revenues from subscriber fees and national advertising. Typically the average length of Great American Country's affiliate agreements is ten years. Monthly license fees for Great American Country are approximately $.05 per subscriber, which rate the Company believes to be attractive and competitive. Great American Country's affiliate agreements typically provide for annual escalators of $.005 per subscriber per year. Great American Country began selling national advertising in the last quarter of 1997 and currently generates approximately $155,000 per month in advertising revenues. Great American Country's advertising sales are impacted by a variety of factors, including distribution, ratings, advertising rates, sellout ratios and the number of avails allocated for national advertising. Management believes that as the network's distribution grows, advertising rates will outpace the rate of distribution growth, and the network will begin to attract traditional advertising clients and reduce the amount of avails for direct response advertisements, which are typically at a much lower rate.

     The Company is evaluating a variety of additional revenue opportunities for the future. These include web site advertising, merchandise sales, catalog sales and syndicated programming in conjunction with Jones Radio.

TELEVISION PROGRAMMING--THE PRODUCT INFORMATION NETWORK

  Long-Form Advertising Market

     The Company believes that, during recent years, advertisers evaluating the benefits of broadcast and cable television advertising have recognized the effectiveness and reasonable cost of long-form, informational programming, commonly known as infomercials. An infomercial is an advertisement where airtime time is paid for by the advertiser on the basis of the time of day the infomercial is aired and the number of homes reached. Infomercials are usually one half-hour in length and are often produced in an entertainment format with high production quality. Regardless of the presentation format, the viewers are provided information that can be used to make informed purchasing decisions from their homes.

     Increasingly, advertisers are recognizing the benefits of infomercials as an effective marketing tool. The Company believes that infomercials provide advertisers with a cost-effective medium through which to deliver sales messages, product introductions or demonstrations to an interested target audience. Advertisers are recognizing that infomercials can increase a company's or product's brand awareness while educating potential new customers. The viewer or potential consumer is provided information that can be used to make more informed purchasing decisions. Unlike most traditional television advertising, the direct response nature of many infomercials provides advertisers with the ability to sell products or services over the phone or to encourage the viewer to take other action, such as visiting a web site for more information or visiting a retail outlet.

     The Company believes that the infomercial industry has grown rapidly during the past several years. Historically, infomercials occupied time slots that were less profitable for broadcasters. Increasingly, infomercials are being placed in more expensive and attractive time periods such as daytime, early fringe and prime time, and are becoming a more widely accepted form of advertising.

     The production quality of infomercial programming by major advertisers has also increased the credibility of the infomercial industry. The Company believes that as the benefits of infomercial programming become more widely understood, the number of advertisers and the volume of infomercial programming will continue to grow. In terms of demand for airtime, major corporate advertisers who use long-form programming for image building rather than direct selling messages may ultimately surpass infomercial programmers who rely on immediate sales to viewers via telephone response. Currently, major advertisers spend only a relatively small part of their overall advertising budget on infomercials. The Company believes that such advertising expenditures will continue to increase. According to industry sources, total infomercial advertising expenditures totaled $787 million, and infomercial sales totaled $1.4 billion in 1996, up from $806 million and $1.1 billion, respectively, in 1995.

  The Product Information Network

     The Product Information Network is a satellite-delivered, long-form advertising programming service owned by the PIN Venture, a joint venture among the Company, Cox and Adelphia. The audience of the programming is primarily cable subscribers of the Product Information Network's affiliated systems. The Product Information Network is provided to cable system operators on its own dedicated channel 24 hours a day, seven days a week.

     The Company developed and tested the concept of a 24-hour, long-form advertising network in 1993. The Company launched the Product Information Network in October 1993 on cable television systems owned and/or managed by Jones Intercable. To broaden the Product Information Network's distribution, the Company formed a partnership with Cox to own and operate the Product Information Network. Adelphia became a partner approximately one year later. Both Cox and Adelphia distribute the Product Information Network on a number of their cable television systems. See "Risk Factors--Risks Associated with the Product Information Network."

     As of June 30, 1998, the Product Information Network was distributed on a full or part-time basis on cable television systems representing approximately
15.5 million, or approximately 22.6%, of the nation's cable subscribers on a full- or part-time basis, as well as to over 3.1 million broadcast households. The Product Information Network is distributed to 9.7 million full-time equivalent subscribers through 278 cable systems and broadcast affiliates. The MSOs that carry the network on a portion of their cable systems include nine of the ten largest MSOs, including Adelphia, Cablevision, Comcast, Cox, Jones Intercable, Marcus Cable, Media One Group, TCI and Time Warner. Approximately 2.6 of the 3.1 million broadcast households are through KSTV in the Los Angeles market. The majority of the Product Information Network's present full-time subscriber base is provided by Cox, Adelphia and Jones Intercable. The standard Product Information Network affiliation agreement generally requires a one-year commitment of carriage. In the case of cable systems that are owned or operated by Cox, Adelphia or Jones Intercable, the affiliation agreements are for terms of five years, ten years, and ten years, respectively, and expire on January 31, 2000, October 1, 2005 and February 1, 2005, respectively. See "Risk Factors--Risks Associated with Distribution of Television Programming."

     The Product Information Network compensates cable operators for carriage of the Product Information Network through a revenue sharing program. Such compensation, which is generally in the form of an annual rebate per subscriber, averages approximately 70% of the Product Information Network's adjusted net advertising revenues (which are revenues less agency commissions and bad debt expenses) attributable to the time that the system carries the network's programming. For 1997, the Product Information Network paid its full-time (24 hours a day) affiliates an average of approximately $1.40 per subscriber per year.

     The Product Information Network's programming is produced and provided by its advertisers at no cost to the network. The majority of current programming consists of traditional infomercials from major infomercial producers, including Guthy-Renker Corporation, National Media Corporation and American Telecast. The strategy of the Product Information Network is to continue to diversify and strengthen its advertising base by further developing relationships with Fortune 500 companies. Over the last approximately twelve months, Fortune 500 companies who have advertised on the Product Information Network include AT&T Corporation, Dupont, Ford Motor Company, GTE Corporation, Microsoft Corporation, State Farm Life Insurance Co. and Schering-Plough Corporation. The Product Information Network, through its new focus on major companies, is in the process of developing direct relationships with high profile companies in order to reduce its dependence on traditional infomercial programming for a significant portion of its advertising revenues. See "Risk Factors--Dependence on Advertising Relationships."

     The Product Information Network plans to attract major corporate advertisers involved in the travel business through its new agreement with Robin Leach, who will provide the narration and background for infomercials which feature travel themes. The Product Information Network is marketing this as a two-hour block and is negotiating with a number of travel-oriented companies and others as part of its efforts to obtain higher rates for this type of long-form infomercial programming. If the Product Information Network is successful in these efforts, it intends to explore similar types of infomercial programming by the use of "star" talent as the connection between the infomercial theme and the infomercial advertising.

     The Product Information Network is also considering a variety of other means to broaden the distribution of its programming and to increase the rates charged for its advertising time. These include the possibility of an additional satellite "feed," entering into sales representation agreements with other cable networks to gain broader distribution and bringing in additional MSOs as equity partners in the Product Information Network, thereby gaining access to their subscribers.

SATELLITE DELIVERY AND PRODUCTION SUPPORT SERVICES

     The Company transmits its radio and cable television programming directly to radio stations, cable system operators and other video distributors. The programming is distributed via satellite transponders leased from third parties and from affiliates. The Company provides playback services, trafficking and ground-to-satellite transmission of its programming services from its uplink facility in Englewood, Colorado.

     The Company owns one full satellite transponder on each of two strategically positioned GE Americom satellites, Satcom C-3 and Satcom C-4, which deliver a variety of popular cable television programming. The Company utilizes advanced technology in providing uplink, playback and trafficking services. In January 1997, the Company installed General Instrument Corporation's DigiCipher II (MPEG-2) compression equipment, which increased the compression of its Satcom C-3 satellite transponder from 4:1 compression to 6:1 compression. The Company has recently installed additional equipment which increased the capacity to seven channels. The Company could digitally compress the C-3 transponder to add additional channels at minimal incremental cost. Any excess capacity created by this new technology could be used for the distribution of the Company's programming, related party programming or third party programming.

     Four of the digital channels available on the Satcom C-3 satellite transponder are being used by each of Great American Country, the Product Information Network and two related parties. The term of each lease for such channels is generally for the remaining life of the satellite except that one of the related parties leased a channel on Satcom C-3 for a seven-year term with a one-time option, exercisable by the related party on six months' advance notice, to terminate the lease on July 1, 2001. In August 1998, the Company entered into a lease agreement with an unrelated party to lease three digital channels on the Satcom C-3 transponder for the period August 15, 1998 through August 31, 1999. The lessee will have the right to renew for successive monthly periods. The aggregate monthly charge for the three channels (included related services provided by the Company) is $138,000. The Company has recently leased the C-4 transponder to an unrelated party. This lease provides for monthly lease payments averaging $160,000, with higher lease payments in early years and lower lease payments in the later years. The lease term commenced in July 1998 and will terminate on December 31, 2002, with an option, exercisable by the lessee, to extend the lease through October 16, 2004. If the lessee does not exercise the option to extend the lease, it must make a one-time penalty payment to the Company of $750,000. The Company's satellite uplinking and distribution costs are generally fixed and, as a result, additional radio or cable television programming can be distributed by the Company at minimal cost. The Company continues to market its additional compressible capacity on its Satcom C-3 transponder and related services. The Company expects that the satellite transponders will be effective to provide distribution for radio and television programming until 2004, at which time it will be required to locate replacements to use for its programming.
COMPETITION

  Radio Network

     The Company's radio network competes for national advertising revenues and radio station affiliates with major network radio distribution companies in the United States, as well as with a large number of smaller independent producers and distributors. The dominant competitors in the industry are affiliated with major station owners, have recognized brand names and have large networks which include affiliates to which such competitors pay compensation to broadcast the network's commercials. Moreover, beginning in early 1997 many of the Company's larger competitors began to consolidate thereby intensifying competition.

     In September 1997, Chancellor Media, an owner of a large group of radio stations, announced that it was forming a national radio network, AMFM, that will utilize Chancellor Media's existing talent and, in conjunction with CapStar Broadcasting Partners, a related party, serve over 400 radio stations. In January 1998, AMFM began taking one minute per hour of advertising time from both the Chancellor and CapStar radio stations and reselling the commercial time to national advertisers who typically buy network radio. This arrangement has diluted the pool of advertising available to other radio networks, including the Company's radio network. Additionally, AMFM's radio station line-up is concentrated in larger markets than the typical radio network, increasing its attractiveness to national advertisers.

     The Company's largest direct competitors include ABC Radio Networks, Westwood One/CBS Radio Networks, Jacor Communications and AMFM. The principal competitive factors in the radio industry are the quality and creativity of programming and the ability to provide advertisers with a cost-effective method of delivering commercial advertisements. There can be no assurance that the Company will be able to compete successfully for radio advertising revenues.

     Radio networks also face competition from improving technologies available to local radio stations that may enable them to pre-record their local announcers and automate their operations, thereby allowing them to reduce costs and operate more efficiently. Another technological advance, DARS, permits national radio stations to broadcast digital quality radio programming nationwide to homes, automobiles and other locations via satellite. In February 1997, the FCC auctioned two licenses for DARS. The Company cannot predict what effect the potential future development of digital automation or DARS will have on the radio industry or the Company.

  Radio Advertising Representation Services

     The radio advertising representation business is highly competitive, both in terms of competition to gain program provider clients and to sell commercial inventory to national advertisers. The Company's radio advertising representation firm competes with the major network radio distribution companies, which operate divisions that both sell their own company's airtime inventory and also contract with third party radio programmers to sell their national commercial inventory. Over the last two years, many independent program providers have been acquired by the major network distribution companies. These companies have large amounts of commercial inventory to sell and have significant resources.

     The Company also competes on behalf of its clients for advertising dollars with other media such as broadcast and cable television, print, outdoor, the Internet and other media. The primary factors determining success in the radio advertising representation service industry are strong relationships with advertising agencies and national advertisers, acquisition and maintenance of representation contracts from producers with high quality products and experienced advertising sales personnel.

  Television Networks

     The Company's television networks compete for distribution on cable systems, viewers and advertising revenues with hundreds of cable and broadcast television networks supplying a variety of entertainment and infomercial programming.

     Great American Country's principal direct competitor is Country Music Television ("CMT"), an advertiser-supported basic cable network that delivers country music videos 24 hours a day. The Great American Country network also competes with The Nashville Network ("TNN"), which plays country music videos during a portion of the broadcast week. Most of TNN's music programming is focused on theater-style music concert programming such as the Grand Ole Opry. CBS, Inc., which owns the CBS broadcasting network, owns CMT and TNN.

     The Product Information Network competes directly with at least three other infomercial networks: Infomall TV, Access Television Network and GRTV, certain of which have greater distribution than the Product Information Network. Infomall TV is an infomercial network carried by its affiliated broadcast television stations. Access Television Network delivers infomercial programming for use primarily during "remnant time." Remnant time is time that is made available by "rolling-over" or replacing infomercials contained in other network programming or time that is not used by the cable operator such as blacked out programming and unused leased access time. GRTV is an infomercial network that was recently launched. Guthy-Renker, GRTV's parent company, is a major supplier of infomercial programming to the Product Information Network. The Company believes that new infomercial networks are currently being planned or formed that will compete directly with the Product Information Network. The Product Information Network also competes with at least 30 cable television networks, many of which have a substantial number of subscribers, that air infomercial programming.

     The Company expects to encounter additional competition for viewers as technological advances, such as the deployment of digital compression technology, the deployment of fiber optic cable and the "multiplexing" of cable services, allow cable systems to greatly expand their channel capacity. As a result, their ability to add new networks will be enhanced. In addition, there can be no assurance that the infomercial concept will continue to be acceptable to advertisers and consumers or that it will be able to compete against other forms of advertising.

  Satellite Delivery and Production Support Services

     The Company competes in the delivery of domestic satellite services with satellite owners, satellite service providers, microwave carriers and full service teleports. Some of the Company's principal competitors, many of which have substantially greater financial and other resources, include Vyvx Teleport, MicroNet Inc., ID/B Keystone, Rainbow Network Communications, Washington International Teleport, Inc. and Brewster Teleport. The Company believes that transmission quality, reliability, price and the location of uplink facilities are the key competitive factors in this market.

  Other Competitive Factors

     As there are generally few legal barriers or proprietary rights to prevent entry into the Company's markets, the Company could in the future face competition from new competitors offering services similar to that of the Company. Many of the Company's competitors have greater resources than the Company, and there can be no assurance that the Company will be able to compete successfully in the future. If the Company is unable to compete successfully for distribution of its networks and advertising revenues, the Company's operating results could be adversely affected. See "Risk Factors--Competition."

GOVERNMENT REGULATION

     Although the Company's radio and television networks are not generally directly regulated by the FCC, the radio stations and cable television systems and other video distributors to which the Company sells its programming are regulated. As a result, the federal laws and FCC regulations that affect these entities indirectly affect the Company.

     Among other things, the FCC adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and sale of radio and television stations, and has the power to impose penalties for violations of its rules or federal statutes. Such regulation may adversely affect the Company's business. The Telecom Act significantly changed the radio broadcast industry by repealing national limits on the number of radio stations that may be owned by one entity and by relaxing the common ownership rules in a single market. These measures have led to significant radio industry consolidation. The Telecom Act has resulted in a greater number of radio group owners seeking to reduce costs. There can be no assurance that future effects of such legislation will not negatively impact the Company.

     The cable television industry is subject to extensive federal, state and local regulation. Regulation can take the form of price controls, programming carriage requirements and programming content restrictions. Such regulation could affect the availability of time on local cable television systems for sale by the Company as well as the price at which such time is available. Both Great American Country and the Product Information Network are subject to the FCC's new rules requiring closed captions for the hearing impaired on all programming beginning in the first quarter of 2000. The Company expects that compliance with these new rules will not have an adverse effect on the Company's financial condition. There can be no assurance that material adverse changes in regulations affecting the cable television industry, in general, or the Company, in particular, will not occur in the future.

     The Company's satellite delivery and production support services are directly regulated by the FCC. The Company holds FCC microwave and earth station uplink licenses, which it utilizes to provide delivery and support services. Because these licenses relate primarily to the technical operation of its microwave and uplink facilities, which are used for internal purposes and program delivery, there are only limited regulatory burdens associated with maintaining these licenses in good standing. See "Risk Factors--Government Regulation."

FACILITIES

  The Company's principal executive offices are located in Englewood, Colorado. The Company subleases office space from affiliates of Jones International as well as office space and studio space from third parties. See "Certain Relationships and Related Transactions." In addition, the Company owns 8.4 acres of land in Englewood, Colorado. The Company believes its office space, studio space and Earth Segment's satellite uplink facility are adequate to meet its current needs. The following table lists the location and square footage of the Company's facilities and indicates whether they are owned or leased:

     ENTITY UTILIZING FACILITY           LOCATION                  SQUARE FOOTAGE           OWNED/LEASED
     -------------------------           --------                  --------------           ------------
  Earth Segment                       Englewood, Colorado               13,194                 Owned
  Company                             Englewood, Colorado                  556                 Leased
  Company                             Englewood, Colorado                  658                 Leased
  Jones Radio                         Englewood, Colorado                9,049                 Leased
  Jones Radio/Superaudio              Englewood, Colorado                2,794                 Leased
  Jones Radio/Superaudio              Englewood, Colorado                2,551                 Leased
  Jones Radio/Superaudio              Englewood, Colorado                3,102                 Leased
  Great American Country              Englewood, Colorado                  500                 Leased
  PIN Venture                         Englewood, Colorado                2,806                 Leased
  MediaAmerica                        New York, New York                18,868                 Leased
  MediaAmerica                        Chicago, Illinois                    250                 Leased
  MediaAmerica                        Milford, Connecticut               1,966                 Leased
  MediaAmerica                        Dallas, Texas                        150                 Leased
  MediaAmerica                        Detroit, Michigan                    125                 Leased

EMPLOYEES

  The Company refers to its employees as associates. As of June 30, 1998, the Company had 114 full-time and 68 part-time associates, and MediaAmerica had 66 full-time and 7 part-time associates. In addition, the Company maintains relationships with independent writers, program hosts, technical personnel and producers. None of the associates are covered by a collective bargaining agreement, and the Company believes its employee relations to be good.

LEGAL PROCEEDINGS

  From time to time, the Company is involved in routine legal proceedings incident to the ordinary course of its business. The Company believes that the outcome of all such routine legal proceedings in the aggregate will not have a material adverse effect on its financial condition or results of operations.

                   THE ACQUISITION AND RELATED TRANSACTIONS

MEDIAAMERICA

  MediaAmerica was founded in 1987 by Messrs. Ron Hartenbaum and Gary Schonfeld (the "Principals"), both of whom had prior executive experience with a major radio network before they organized MediaAmerica. The Company, MediaAmerica and the Principals entered into an agreement dated June 2, 1998 (the "Exchange Agreement") which provided that the Company acquire substantially all of the assets and assume certain of the obligations of MediaAmerica for an aggregate consideration of $32.7 million, payable $26.7 million in cash and $6.0 million in shares of Class A Common Stock of the Company (equal to 400,000 shares), subject to a "working capital adjustment" which, in general, is the sum of current assets less the sum of current liabilities at closing. A positive working capital adjustment is paid in additional shares of Class A Common Stock of the Company at an agreed value of $15 per share. At closing on July 10, 1998, the Company issued approximately 142,000 shares of Class A Common Stock pursuant to an estimated working capital adjustment. A final adjustment is to be made within sixty days after closing. In addition, MediaAmerica can earn up to $5 million in shares of Class A Common Stock, with the excess, if any, to be paid in cash, pursuant to the Earnout.

  The assets of MediaAmerica consist principally of advertising representation agreements with its various clients and radio programming and related agreements pursuant to which it receives advertising time (and in some cases, fees) for providing radio programming or services to radio stations. The radio programming is either "long" or "short" form programs or services and consists of those identified in the table under "Business--Jones Radio--The Radio Network." These programs are licensed to 990 radio station affiliates throughout the U.S., of which 139 are in major markets. MediaAmerica acquired the majority of these radio programs in mid-to-late 1997.

RELATED TRANSACTIONS

  The Acquisition is intended to qualify for partially tax-free treatment under
Section 351 of the Internal Revenue Code of 1986 and, as a result, MediaAmerica would recognize taxable gain to the extent of the cash portion of the exchange consideration. To the extent taxable gain is so recognized, the Company will obtain additional basis in the acquired assets equal to the amount of gain recognized by MediaAmerica.

  As part of the Exchange Agreement, the Company, MediaAmerica and the Principals entered into a number of additional agreements, consisting of employment agreements with the Principals, a registration rights agreement, and a "Post-Closing Agreement." The employment agreements are for three years and restrict the Principals from competing with the Company during the term of employment and for two years after the employment agreements terminate. These agreements provide for annual salaries of $300,000 for each Principal and eligibility for a variety of employee benefits and plans generally made available to the Company's key associates at their level.

  The registration rights agreement provides for two "demand" registrations for the shares of Class A Common Stock of the Company issued in the MediaAmerica transaction plus an unlimited number of "piggy-back" registration rights, all of which are to be provided at no cost to the Principals or to MediaAmerica (except for sales commissions and certain legal costs).

  The Post-Closing Agreement gives MediaAmerica the right to cause the Company to purchase the shares of the Company owned by MediaAmerica at any time after three years from closing. The price would be the fair market value thereof, as determined by agreement or by an appraisal conducted by an independent investment banking firm. The Company has a correlative right to require that MediaAmerica sell such shares to the Company at fair market value as decided above. Such rights terminate upon an initial public offering (as defined) by the Company. Before MediaAmerica can require the Company to buy its shares, the Company must have "unrestricted cash" (as defined) available to make the purchase. This condition lapses after seven and one quarter years from the date of closing. If the Company has exercised its purchase right and there is a "change of control" (as defined) involving a higher price within six months thereafter, the Company must pay the Principals certain additional consideration. The Post-Closing Agreement also grants the Principals the right to designate certain nominees to both the Boards of Directors of the Company and Galactic Radio, Inc., a subsidiary of the Company which has oversight of all radio-related operations. The Post-Closing Agreement also grants certain other rights regarding the Class A Common Stock of the Company as a class and provides that transactions with affiliates must be on terms substantially the same as those from a third party.

                                  MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

  The Company currently has six directors: Glenn R. Jones, Chairman of the Board, Gregory J. Liptak, President of the Company, Jay B. Lewis, Group Vice President/Finance and Chief Financial Officer of the Company, Ron Hartenbaum, Chief Executive Officer - Radio Network, Yrma G. Rico and Fred A. Vierra.

  Set forth below is certain information concerning each person who is an executive officer or director of the Company. Information is also provided for certain key employees. All directors hold office for a period of one year or until their respective successors are elected and qualified, or until their earlier resignation or removal.

                                                                                                           DIRECTOR
                                                                                                           --------
NAME                      POSITION                                                                   AGE     SINCE
----                      --------                                                                   ---     -----
Glenn R. Jones........... Chairman of the Board                                                       68      1993
Gregory J. Liptak........ President and Director                                                      58      1993
Jay B. Lewis............. Group Vice President/Finance, Chief Financial Officer and Director          40      1996
Elizabeth M. Steele...... Vice President and Secretary                                                46
Keith D. Thompson........ Chief Accounting Officer                                                    31
Jeffrey C. Wayne......... President, Cable Programming Networks (1)                                   43
Gary Schonfeld........... Chief Executive Officer--Radio Advertising (1)(2)                           46
Ron Hartenbaum........... Chief Executive Officer--Radio Network and Director (1)(2)                  45      1998
Eric Hauenstein.......... President/General Manager--Radio Network (1)                                50
Phil Barry............... Vice President of Programming--Radio Network (1)                            45
Yrma G. Rico............. Director                                                                    49      1998
Fred A. Vierra........... Director                                                                    66      1998

(1) Key employee; an officer of a subsidiary, but not of the Company itself.
(2) Pursuant to an agreement entered into in connection with the Acquisition, Messrs. Hartenbaum and Schonfeld may nominate one member of the Board of Directors. This right terminates upon the earlier of the ninth anniversary of the consummation of the Acquisition and the date on which, among other things, the direct or indirect ownership of Messrs. Hartenbaum and Schonfeld in the Company's common stock falls below certain levels.

  The principal occupations for at least the past five years of each of the directors, executive officers and certain key employees of the Company are as follows:

  GLENN R. JONES has been involved in the cable television business in various capacities since 1961 and currently serves as a director and/or executive officer of many of the Company's affiliates, including Chief Executive Officer and a director of Jones Intercable. He has been Chairman of the Board of the Company since 1993. Mr. Jones will continue to devote a substantial amount of his time to the Company's business. Mr. Jones received a B.S. in Economics from Allegheny College and a J.D. from the University of Colorado School of Law. In 1994, Mr. Jones was inducted into the Broadcasting and Cable Hall of Fame. Mr. Jones is a member of the Board of Directors and Executive Committee for the National Cable Television Association, the Board and Education Council of the National Alliance of Business and the Board of Governors for the UCLA Center for Communications Policy. He is also one of the founding members of the James Madison National Council and has served on the Board of Governors for the American Society for Training and Development.

  GREGORY J. LIPTAK has served as a director of the Company since 1993, was elected an Assistant Vice President in January 1996 and was elected as President in October 1996. Mr. Liptak has been associated with the Jones International group of companies since March 1985. He has served as Vice President of Operations, Group Vice President of Operations and President of Jones Intercable from 1985 to 1989, as President of Mind Extension University, Inc., a subsidiary of Jones Education, and President of Jones Spacelink, Ltd., from 1989 to 1995. From 1975 to 1985, Mr. Liptak served as an executive officer of Times Mirror Cable Television, Inc. Mr. Liptak received a B.S. and M.S. in Marketing and Communications from the University of Illinois. Mr. Liptak was also the co-founder and first president of CTAM, the Cable Television Marketing Society, and has also served as Chairman of the Cable Television Advertising Bureau, and currently serves as Chairman of the National Cable Television Cooperative.

  JAY B. LEWIS has served as Vice President/Finance and as Chief Financial Officer of the Company since July 1996 and was elected Group Vice President/Finance, and appointed as a director, in October 1996. Mr. Lewis has also served as Treasurer of the Company since September 1994. From January 1995 until October 1996, Mr. Lewis was Vice President of Finance and Treasurer of Jones International, the parent of the Company, and certain of its subsidiaries. From February 1986 to December 1994, Mr. Lewis was employed in various capacities, including Controller and Treasurer, by Jones Spacelink, Ltd., a former affiliate of the Company. Prior to joining the Jones International group of companies, Mr. Lewis was employed by Arthur Young & Co. (now Ernst & Young
LLP), a public accounting firm. Mr. Lewis received a B.S. in Accounting from the University of Wyoming in 1980.

  ELIZABETH M. STEELE has served as Secretary of the Company since it was founded in 1993 and as Vice President of the Company since November 1995. Ms. Steele has also served as Vice President/General Counsel and Secretary of Jones Intercable, as well as general counsel to certain of Jones Intercable's and the Company's affiliates since 1987. Ms. Steele will continue to devote a significant amount of her time to these affiliates. From 1980 through 1987, Ms. Steele practiced law with the Denver law firm of Davis, Graham & Stubbs LLP, where she was elected a partner in 1985. Ms. Steele received a B.A. in History from Hamilton College and J.D. from the University of New Mexico.

  KEITH D. THOMPSON has served as Chief Accounting Officer of the Company since October 1996. Mr. Thompson also serves as Chief Accounting Officer of several of the Company's affiliates. Mr. Thompson has been associated with Jones International since October 1994, serving as Senior Accountant from October 1994 to April 1995, as Accounting Manager from April 1995 to January 1996, as Director of Accounting from January 1996 to July 1997, and Controller from July 1997 to present. Mr. Thompson will continue to devote a substantial amount of his time to Jones International and its affiliates. From July 1989 to October 1994, Mr. Thompson was an auditor for Deloitte & Touche LLP. Mr. Thompson received a B.S. in Accounting from Oral Roberts University and is a member of both the American and Colorado Societies of Certified Public Accountants.

  JEFFREY C. WAYNE has served as President and Chief Operating Officer, Cable Network Operations for the Company and as Vice President/General Manager for Great American Country since July 1997 and was elected President, Cable Programming Networks and as President/General Manager for Great American Country in January 1998. Mr. Wayne is a 21-year veteran of the cable television industry. From 1995 to July 1997, Mr. Wayne was Vice President of Programming for The Providence Journal's Broadcast Division. At The Providence Journal, he was responsible for overseeing a portfolio of cable network programming ventures including The Television Food Network and America's Health Network. At the Providence Journal, Mr. Wayne served as acting President of The Television Food Network; the network's subscriber base grew from 13 to over 20 million during his tenure. From 1978 to 1995, Mr. Wayne held various marketing positions with Colony Communications, Inc., a top 20 multiple system cable operator with over 800,000 subscribers, serving as Executive Director of Marketing and Ad Sales from 1988 to 1993 and Vice President of Marketing and Ad Sales from 1994 to 1995. Mr. Wayne has a B.A. in Political Science from the University of Colorado, Boulder.

  GARY SCHONFELD is the co-founder of MediaAmerica and has served as its President since its formation in 1987. Mr. Schonfeld became the Chief Executive Officer--Radio Advertising upon the consummation of the Acquisition in July 1998. Mr. Schonfeld has over 20 years of experience in the sales arena, including Vice-President Eastern Sales Region for Westwood One. Previously Mr. Schonfeld served as an account executive with CBS Radio Networks and in various positions with Fairchild Publications, Y&R Advertising and ABC Radio. Mr. Schonfeld has a B.A. from the University of Vermont and an M.A. from the University of Michigan.

  RON HARTENBAUM is the co-founder of MediaAmerica, which was founded in 1987, and has been its Chairman since its formation. Mr. Hartenbaum became the Chief Executive Officer--Radio Network and a Director upon the consummation of the Acquisition in July 1998. Mr. Hartenbaum has over 20 years of experience in radio advertising sales. Before forming MediaAmerica, Mr. Hartenbaum was Vice-President and Director of Advertising Sales for Westwood One for six years, growing sales from $5 million to over $50 million in that period. Prior to joining Westwood One, Mr. Hartenbaum was involved in advertising sales for ABC Radio and advertising development at ad agencies Needham Harper Worldwide and Grey Advertising for national advertisers including Procter & Gamble and General Mills. Mr. Hartenbaum has a B.A. from Queens College and an MBA from New York University.

  ERIC HAUENSTEIN has served as Vice President/General Manager--Radio Networks since 1994 and was elected President/General Manager--Radio Networks in January 1998. During his twenty-five years of radio station management and ownership, he has been responsible for the operation of over twenty radio stations, including KDKB in Phoenix and KBPI in Denver. From 1991 to 1994, he was the General Manager of three radio stations in Richmond, Virginia. He has also served on state and national boards of directors for the radio industry including the National Association of Broadcasters, the National Radio Broadcasters Association, the Arizona Broadcasters Association and the Virginia Association Broadcasters. He attended St. Louis University and the University of Cincinnati.

  PHIL BARRY, whose proper name is Phillip H. Baykian, has served as Vice President of Programming--Radio Networks since 1991. Mr. Barry has nearly 25 years in on-air and programming experience. He served as Vice President of Programming for Drake Chenault Radio Consultants in Albuquerque, New Mexico from 1986 to 1991. Previously, he was Operations Consultant for TM Programming, a radio industry programming consultant company, from 1981 to 1986. Mr. Barry attended Delta College at University Center.

  YRMA G. RICO is General Manager of KCEC-TV, Channel 50 in Denver, Colorado, a position she has held since 1992. She has 19 years of experience in the television industry and has served as the National Sales Manager for KCEC-TV and WNAC-TV, headquartered in Providence, Rhode Island.

  FRED A. VIERRA is the Vice Chairman of the Board of Directors and a consultant to Tele-Communications International, Inc. ("TINTA"), positions he has held since January, 1998. From 1994 to January 1998, he served as TINTA's Vice Chairman, President and Chief Executive Officer. From 1992 to 1994, he served as an Executive Vice President of TCI. Mr. Vierra served as the President of United Artists Entertainment Company ("UAE") from 1989 to 1991 and as the President of United Cable Television Corporation from 1982 to 1989, when the company was merged into UAE. Mr. Vierra is a member of the Board of Directors of Flextech plc, Torneos y Compotencias S.A. and Formus Communications, Inc. Mr. Vierra has previously served as a member of the Board of Directors of Turner Broadcasting, the Discovery Channel, Princes Holdings Ltd., Australas Media Ltd. and Telewest plc. Mr. Vierra has a B.S. in Business Administration from the University of Tulsa.

COMPENSATION OF DIRECTORS

  The Company pays its directors who are not officers of the Company for their services as directors. Directors who are not officers of the Company or its affiliates will receive $2,500 per quarter for services rendered as a director and $500 for attending in person each meeting of the Board or one of its committees. All directors will be reimbursed for their expenses in attending Board and committee meetings.

EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding the compensation for services in all capacities to the Company for the years ended December 31, 1995, 1996 and 1997 for the President of the Company and the other four most highly compensated executive officers and key employees of the Company and its subsidiaries whose total annual salary and bonus attributable to such entities exceeded $100,000 (collectively, the "Named Executive Officers"). Mr. Jones was President of the Company during 1995 and through October 1996 and has been Chairman of the Board during all such periods. He did not receive any compensation for services rendered to the Company during such periods.

                          SUMMARY COMPENSATION TABLE

                                                                                 ANNUAL COMPENSATION
                                                                                 -------------------
                                                                                                              ALL OTHER
                   NAME AND PRINCIPAL POSITION                         YEAR      SALARY        BONUS       COMPENSATION(1)
                   ---------------------------                         ----      ------        -----       ---------------
Gregory J. Liptak(2)..............................................     1997     $283,879       $    --         $22,417
 President                                                             1996      127,746        38,250          15,566
                                                                       1995      156,134        46,750          21,843
Jay B. Lewis(3)...................................................     1997      150,007            --           9,000
 Group Vice President/Finance and                                      1996       44,287            --           3,543
 Chief Financial Officer                                               1995           --            --              --

Jeffrey C. Wayne(4)...............................................     1997       76,897            --          37,215
 President, Cable Programming Networks                                 1996           --            --              --
                                                                       1995           --            --              --
Eric Hauenstein...................................................     1997      150,015        13,900           6,883
 President/General Manager--Radio Network                              1996      139,006            --           8,340
                                                                       1995      127,924        20,000          21,513
Phil Barry........................................................     1997       90,024         8,000           2,993
 Vice President of Programming--Radio Network                          1996       80,010         5,800           1,547
                                                                       1995       68,814        13,250              --

(1) The Company's employees are entitled to participate in a 401(k) profit sharing plan and/or a deferred compensation plan. The amounts shown in this column represent the Company's contributions to the 401(k) profit sharing plan and/or the deferred compensation plan for the benefit of the named person's account and, with respect to Messrs. Hauenstein and Wayne, includes $17,713 and $33,615, respectively, reimbursed to them for moving expenses in 1995 and 1997, respectively.
(2) Mr. Liptak became President of the Company in October 1996. Mr. Liptak's total compensation for services rendered to the Company during 1995 and 1996 represents an allocation to the Company of the total compensation paid to Mr. Liptak by Jones International for these years based upon the time allocated to the Company's business. Mr. Liptak serves as an executive officer and director of certain of the Company's affiliates. Since the beginning of 1997, Mr. Liptak has devoted all of his time to the business of the Company and will continue to do so in the future.
(3) Mr. Lewis' total compensation for services rendered to the Company during 1996 represents an allocation to the Company of the total compensation paid to Mr. Lewis by Jones International for 1996 based upon the time allocated to the Company's business. For the year 1995, no portion of Mr. Lewis' compensation was allocated to the Company, all of which was paid by Jones International.
(4) Reflects compensation from July 1997 when Mr. Wayne joined the Company.

  The Company has agreed to give Messrs. Wayne and Hauenstein each a $250,000 bonus if certain defined levels of distribution in the cable programming network and the radio network, respectively, are reached within approximately three years.

  On July 10, 1998, the Company entered into employment agreements with Messrs. Hartenbaum and Schonfeld. See "The Acquisition and Related Transactions" for a description of the employment agreements.

STOCK OPTION PLAN

  The Company has adopted an employee stock option plan (the "Plan") that provides for the grant of stock options and stock appreciation rights ("SARs") to employees or individuals providing services to the Company. The plan is construed, interpreted and administered by the Board or a committee of two or more non-employee directors. The committee or the Board determines the individuals to whom options are granted, the number of shares subject to the options, the exercise price of the options (which may be below fair market value of the stock on the date of grant), the period over which the options become exercisable and the term of the options. The committee or the Board has the discretion to set other terms and provisions of stock options as it may determine from time to time, subject only to the provisions of the Plan.

  The Plan covers an aggregate of up to 400,000 shares of the Company's Class A Common Stock. The number of shares available for grant of options under the Plan and the number of shares included in each outstanding option are subject to adjustment upon recapitalizations, stock splits or other similar events that cause changes in the Company's Class A Common Stock. Shares of Class A Common Stock underlying options that expire unexercised are available for future option grants under the Plan.

  The Plan provides for the grant of incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options that do not qualify as incentive stock options under Section 422 of the Code ("Non-Qualified Options"). Options granted may be either Incentive Options or Non-Qualified Options or a combination of the two. The exercise price of each Incentive Option granted must be at least equal to the fair market value of the Class A Common Stock on the date the Incentive Option is granted. The exercise price of Non-Qualified Options may be less than the fair market value of the Class A Common Stock on the date the Non-Qualified Option is granted. If an Incentive Option is granted to an employee who then owns stock possessing 10% of the total combined voting power of all classes of stock of the Company, the exercise price of the Incentive Option must be at least equal to 110% of the fair market value of the Class A Common Stock on the date the Incentive Option is granted.

  The maximum term of options granted under the Plan is generally ten years, but with respect to an Incentive Option granted to an employee who then owns stock possessing 10% of the total combined voting power of all classes of stock of the Company, the maximum term of the option is five years. Subject to the foregoing limitation, the Committee or the Board determines the term of the options and the period over which they vest and come exercisable.

  SARs may be granted in tandem with options granted under the Plan. Each SAR entitles the participant, upon the exercise of the SAR, to receive the excess of the fair market value of a share of Class A Common Stock on the exercise date over the fair market value of the share on the date the SAR was granted. An SAR is exercisable only to the extent the associated stock option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa. An SAR may be exercised only when the market price of Class A Common Stock subject to the option exceeds the exercise price of such option.

  Options and associated SARs are not transferable, except by will or pursuant to the laws of descent and distribution, and are exercisable only by the option holder during his lifetime or, in the event of disability or incapacity, by the option holder's guardian or legal representative.

  The Board may amend the Plan at any time or may terminate it without the approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the Plan that increases the number of shares for which options may be granted, materially increases the benefits accruing to participants in the Plan or materially modifies the eligibility requirements for participation in the Plan. However, no action by the Board or shareholders may alter or impair any option previously granted without the consent of the optionee.

  An aggregate of options to acquire 275,000 shares of Class A Common Stock have been granted under the Plan, including the following: Mr. Jones - 50,000 shares; Mr. Liptak - 50,000 shares; Mr. Lewis - 50,000 shares; Mr. Hauenstein - 20,000 shares; and Mr. Wayne - 20,000 shares.

  Certain Federal Income Tax Consequences.   The following discussion, which is
based on the law as in effect on the date of this Prospectus , summarizes certain federal income tax consequences of participation in the Plan. The summary does not purport to cover federal employment tax or certain other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes. Recipients of stock options or SARs under the Plan are urged to consult their own tax advisors with respect to the consequences of their participation in the Plan.

  In general, an optionee realizes no taxable income upon the grant or exercise of an Incentive Option. The exercise of an Incentive Option may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an Incentive Option within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a corresponding deduction is available to the Company) equal to the value of the shares at the time of exercise less the exercise price. Gain or loss recognized on sales of shares acquired upon the exercise of an Incentive Option will be treated as capital gain or loss for which the Company is not entitled to a deduction if the shares have been held for more than one year after exercise and more than two years after the date of grant. Any such gain will be long-term capital gain and will be subject to tax at a maximum rate of 20%. In general, an Incentive Option that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a Non-Qualified Option. Options are also treated as Non-Qualified Options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

  An optionee generally recognizes no taxable income upon the receipt of a Non-Qualified Option. Upon the exercise of a Non-Qualified Option, the optionee normally recognizes ordinary income equal to the difference between the option price and the fair market value of the stock on the date of exercise, and the Company is entitled to a deduction in the same amount.

  The grant of SARs has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the amount received is generally taxable as ordinary income, and the Company is entitled to a corresponding deduction.

EMPLOYEE INVESTMENT 401(K) PLAN

  The Company's employees are eligible to participate in an Employee Profit Sharing/Retirement Savings Plan (the "401(k) Plan"). Under the 401(k) Plan, eligible employees are permitted to defer receipt of up to 16% of their annual compensation, subject to a limit prescribed by statute. In general, the Company currently matches 50% of the employees' deferrals up to a maximum of 6% of their annual compensation. The Company's contribution vests immediately. Subject to certain restrictions, contributions to the 401(k) Plan are invested by the trustees of the 401(k) Plan in accordance with the directions of each participant. All employees of the Company who have completed 500 hours of service within a six consecutive-month period are eligible to participate in the 401(k) Plan on the next open enrollment following the date that the eligibility requirements have been met.

  Participants or their beneficiaries are entitled to payment of benefits: (i) upon retirement either at or after age 65, (ii) upon death or disability or
(iii) upon termination of employment. In addition, hardship distributions and loans to participants from the 401(k) Plan are available under certain circumstances. The amount of benefits ultimately payable to a participant under the 401(k) Plan will depend on the performance of the investments to which contributions are made on the participant's behalf. During 1997, the Company contributed approximately $83,000 to the 401(k) Plan on behalf of its employees.

DEFERRED COMPENSATION PLAN

  Certain of the Company's key employees are eligible to participate in a Deferred Compensation Plan (the "Deferred Compensation Plan"). Key employees eligible to participate in the Deferred Compensation Plan constitute a select group of highly compensated or management personnel and are selected by the Company's

Board. Under the Deferred Compensation Plan, key employees are permitted to defer receipt of up to 100% of their annual compensation. The Company currently matches the key employees' deferrals up to a maximum of 6% of their contributions. The funds are deposited with Norwest Bank Colorado, NA, as Trustee of the Deferred Compensation Plan's Rabbi Trust, and they are invested in a number of pre-selected investment funds. Both the key employees' contributions and the Company's contributions are at all times subject to the claims of the Company's general creditors.

  Key employees who participate in the Deferred Compensation Plan receive a distribution of their contributions, the Company's contributions, and earnings attributable to those contributions on their separation from employment with the Company or their death. The Deferred Compensation Plan also permits hardship distributions in certain circumstances. The amount of benefits ultimately payable to a key employee participant depends upon the performance of the investment funds held by the trust. During 1997, the Company contributed approximately $33,000 to the Deferred Compensation Plan on behalf of its key employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1997, the Company's Board, comprised of Messrs. Jones, Liptak and Lewis, set the compensation of the Company's executive officers. Messrs. Jones, Liptak and Lewis served as executive officers of the Company and certain of its subsidiaries, and also served as directors and officers of a number of the Company's affiliates, during 1997. As individuals, the Company's executive officers and directors had no transactions with the Company in 1997. See "Certain Relationships and Related Transactions" for a discussion of certain transactions between the Company and its affiliates.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In the following transactions, no third party bids or appraisals were obtained. In addition, certain of these transactions are by their nature unique to the companies involved. Although the Company believes that these transactions were fair to it, no assurance can be given that the terms of these transactions were generally as favorable to it as could have been obtained from third parties. The transactions described below, other than the loans and advances, are expected to continue and additional agreements and transactions with affiliated parties may occur in the future, subject to the restrictions in the Indenture.

  Where applicable, references in this section to amounts paid to or by the Company include amounts paid to or by the PIN Venture and Superaudio as well as the Company.

ADVANCES

  Since its inception, the Company has received advances from Jones International and related parties to fund its activities. These advances have no maturity date and accrue interest at the published prime rate plus 2% (approximately 11%, 10% and 10% in 1995, 1996 and 1997, respectively). The Company has received advances from Jones International and related parties to fund a portion of its cash needs, with cumulative advances of $1.8 million, $6.0 million, $9.8 million and $5.4 million as of December 31, 1995, 1996 and 1997 and June 30, 1998, respectively. The Company paid interest on these advances of approximately $142,000, $243,000, $868,000 and $328,000 for the years ended
December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998, respectively. The largest total amount of outstanding advances from Jones International and related parties in 1997 was approximately $10.3 million. Outstanding borrowings of $16.3 million under Radio Holdings' credit facility were used to repay a $6.6 million note payable to Jones Intercable and to repay $9.7 million in advances from Jones International in March 1998. At June 30, 1998, outstanding advances from Jones International and related parties were $5.4 million. Jones International is under no obligation to provide additional financial assistance to the Company.

PURCHASE OF GALACTIC RADIO AND EARTH SEGMENT

  Effective August 15, 1996, the Company purchased all of the common stock of Galactic Radio from Global Group, a related party, for $17.2 million. Galactic Radio is a holding company that owns a 100% interest in Jones Radio Network, Inc. and, indirectly, a 50% interest in Superaudio. Global Group had acquired Galactic Radio from Jones Intercable, another affiliate of the Company, for a $17.2 million purchase price on June 14, 1996. The $17.2 million purchase price paid for Galactic Radio consisted of $1.2 million in cash and a $16.0 million note payable to Global Group. The note payable to Global Group bore interest at 8.25% per annum and was payable quarterly. Interest expenses totaled approximately $495,000 and $1,196,000 for the years ended December 31, 1996 and 1997, respectively. Effective September 30, 1997, the Company and Global Group agreed to convert $6.0 million of the $16.0 million note to Global Group into 400,000 shares of the Company's Class B Common Stock at $15 per share. This note was repaid in conjunction with a reorganization of the Company's parent in December 1997, and the Company issued a new $10 million unsecured promissory note to Global Group on December 31, 1997 (the "Global Group Note"). The Global Group Note accrued interest at 8.25% per annum, compounded annually. Effective upon the closing of the offering of the Old Notes in July 1998, the Global Group Note was converted into 666,667 shares of Class A Common Stock valued at $15 per share. The Company has paid the accrued interest of approximately $413,000 on the Global Group Note. Interest expense on the Jones Global Group Note totaled approximately $413,000 for the six months ended June 30, 1998.

  Effective September 30, 1996, the Company purchased all of the common stock of Earth Segment from Mr. Jones and Jones International for 110,833 shares and 472,500 shares, respectively, of Class A Common Stock valued at $12 per share. In connection with this transaction, the Company assumed Earth Segment's obligations under an approximately $6.6 million promissory note payable to Jones Intercable. Approximately $670,000, $608,000, $627,000 and $156,000 of interest was paid on the note for the years ended December 31, 1995, 1996, and 1997 and the six months ended June 30, 1998, respectively. This note was paid in full in March 1998 with borrowings under Radio Holdings' credit facility.

PURCHASE OF MINORITY INTERESTS IN GREAT AMERICAN COUNTRY AND THE PRODUCT INFORMATION NETWORK

  Pursuant to an exchange agreement dated November 6, 1996 (as amended on April 1, 1997), Mr. Jones exchanged 1,196 shares of Class A and Class B Common Stock of Jones Infomercial Networks, Inc. and 1,900 shares of Class A and Class B Common Stock of Great American Country, Inc. for 333,333 shares of Class A Common Stock of the Company.

TAX SHARING AGREEMENT

  Prior to April 2, 1997, the Company joined in filing a consolidated tax return as provided for under the terms of a tax allocation agreement with Jones International and certain of Jones International's subsidiaries. Pursuant to the terms of the tax allocation agreement, tax provisions (benefits) were allocated to the members of the tax sharing group based on their respective pro rata contribution of taxable income (loss) to Jones International's consolidated taxable income (loss). As a result of certain stock issuances on April 1, 1997 described above, less than 80% of the Company's outstanding common stock was owned by Jones International and, therefore, the Company is no longer included in the Jones International tax allocation agreement.

  The tax allocation agreement with Jones International gave Jones International the option to either make a payment of the tax benefits due to the subsidiary members of the tax sharing group or defer such payments until a subsequent taxable period in which the subsidiary member generates taxable income and has a tax payment due either to Jones International or to a federal or state taxing authority. Jones International could defer such payments for a period not to exceed five years from the date the tax benefits were incurred and would accrue interest at the time the deferred amounts originate. For the year ended December 31, 1997, Jones International elected to defer a tax benefit of approximately $1,342,000 due to the Company and its subsidiaries. For the six months ended June 30, 1998, the Company incurred a tax provision of approximately $268,000 to adjust estimated tax provisions to actual tax provisions for the year ended December 31, 1997.

  In 1995, 1996 and 1997, the Company recognized income tax benefits as a result of the tax sharing arrangement of approximately $498,000, $387,000 and $1,342,000, respectively.

SATELLITE DELIVERY AND PRODUCTION SUPPORT SERVICES

  The Company has agreements to provide uplinking, playback, trafficking and related services to Jones Education, a related party, that terminate on December 31, 2004. The Company has the right to terminate the uplinking agreement upon 30-days' written notice. The Company received approximately $1.9 million, $2.2 million, $2.2 million and $1.3 million from Jones Education for these services for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998, respectively. In June 1998, the Company and an affiliate of Jones Education entered into an agreement pursuant to which the Company is providing, beginning July 1, 1998, additional uplinking, playback, trafficking and related services in connection with the lease of an additional channel on one of the Company's satellite transponders for a monthly fee of $30,000 and an amount representing a proportionate share of expenses.

SATELLITE TRANSPONDER AGREEMENTS

  The Company has leased to Jones Education one channel on a non-preemptible satellite transponder on a domestic communications satellite that the Company historically leased from a third party, which lease was prepaid with a portion of the proceeds of the offering of the Old Notes. The Company has the right to terminate the lease to Jones Education at any time upon 30-days' written notice. The monthly payments under such lease may be adjusted periodically through the December 2004 expiration date based on the number of customers using the transponder. The Company received lease payments of approximately $1.2 million, $0.9 million, $0.9 million and $0.5 million for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998, respectively. In June 1998, the Company and an affiliate, Knowledge TV, Inc., entered into an agreement pursuant to which such party leased one additional channel on the transponder from the Company from July 1, 1998 for a seven-year term with an option, exercisable by the related party on six months' advance notice, to terminate the lease on July 1, 2001, at a monthly lease rental of approximately $59,000.

  The Company subleases from Satellite Holdings, a related party, an audio channel on a non-preemptible satellite transponder on the Galaxy V communications satellite for approximately $58,000 per month. Satellite Holdings has the right to terminate the sublease prior to its May 2004 expiration date upon 30-days' written notice. Satellite Holdings leases the transponder from a third party pursuant to a lease that terminates in 2004. Satellite Holdings charged lease payments of approximately $696,000 for each of the years ended December 31, 1995, 1996 and 1997, respectively. The Company paid Satellite Holdings a fee of $348,000 for the six months ended June 30, 1998.

SALES COMMISSIONS

  The Company earns up to a 3% commission on its sale of airtime for informational programming on certain network subsidiaries of Jones Education. The Company received commissions from Jones Education of approximately $52,000, $241,000, $216,000 and $97,000 for the years ended December 31, 1995, 1996 and
1997 and the six months ended June 30, 1998, respectively. Effective July 1, 1998, these services for Jones Education are being provided by the PIN Venture, which will receive all future commissions and will pay for the personnel who perform such services.

  An affiliate of the Company began providing affiliate sales services to the Company in late 1997. This affiliate charged the Company approximately $201,000 for the year ended December 31, 1997 and approximately $444,000 for the six months ended June 30, 1998.


AFFILIATE FEES

  Great American Country is licensed to certain cable television systems owned or managed by Jones Intercable. Jones Intercable and its affiliated partnerships paid total license fees to the Company of approximately $719,000, $853,000 and $468,000 for the years ended December 31, 1996 and 1997 and the six months ended June 30, 1998, respectively. This affiliation agreement expires on December
31, 2010. See "Risk Factors--Risks Associated with Distribution of Television Programming." Superaudio also licenses its audio services to these systems. Jones Intercable and its affiliated partnerships paid Superaudio approximately $720,000 for each of the years ended December 31, 1995, 1996 and 1997 and $360,000 for the six months ended June 30, 1998.

  The Product Information Network is distributed to Jones Intercable and its affiliated partnerships and to Cox and Adelphia, both partners in the PIN Venture. The affiliation agreement with Jones Intercable expires on February 1, 2005. Prior to January 1, 1997, under the terms of the affiliation agreements with these MSOs, the Company made incentive payments of approximately 50% of its net advertising revenues to the cable systems that carry its programming. For the year ended December 31, 1997 and the six months ended June 30, 1998, the PIN Venture made incentive payments of approximately 60% and 65%, respectively, of its net advertising revenues to these systems. For the eleven months ended December 31, 1995, the years ended December 31, 1996 and 1997 and the six months ended June 30, 1998, Jones Intercable and its affiliated partnerships received incentive payments totaling approximately $0.9 million, $1.2 million, $1.6 million and $0.9 million, respectively.

COMPUTER SERVICES

  A subsidiary of Jones International provides computer hardware and software services and miscellaneous related support services to the Company and other Jones International affiliates. The Company paid service fees to this subsidiary of approximately $306,000, $385,000, $574,000 and $330,000 for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998, respectively.

OFFICE LEASE AND SUBLEASE

  The Company leases and subleases office space in Englewood, Colorado from affiliates of Jones International on a month-to-month basis. The Company paid rent and associated expenses under these leases and subleases of approximately $14,000, $32,000, $88,000 and $74,000 for the years ended December 31, 1995,
1996 and 1997 and the six months ended June 30, 1998, respectively.

ADMINISTRATIVE SERVICES

  The Company reimburses Jones International and its affiliates for certain administrative services provided by these companies, such as legal, accounting, purchasing and human resources services. Jones International and its affiliates charge the Company for these services based upon an allocation of its personnel expense associated with providing these services. These allocated expenses totaled approximately $163,000, $861,000, $540,000 and $513,000, for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998, respectively. A significant portion of the administrative expenses for 1996 were non-recurring in nature or were paid directly by the Company in 1997 as a result of organizational changes which were effected in early 1997.

   An affiliate of the Company charged the Company approximately $110,000 for the six months ended June 30, 1998 for the allocated costs of its airplane which was used by the Company in connection with the Notes offering. No services were provided in the years ended December 31, 1995, 1996 or 1997.

TRANSFER OF SATELLITE TRANSPONDER LEASES

  In April 1997, the Company acquired the satellite transponder leases and related subleases held by Space Segment, an affiliate, in exchange for 416,667 shares of Class A Common Stock valued at $12 per share. These various agreements were then transferred to a wholly-owned subsidiary, Space Holdings. In January 1998, the Company transferred the shares of Space Holdings to Space Segment for a nominal amount, and the Company was relieved of the obligations related to the activities of Space Holdings. Upon the closing of the offering of the Old Notes, the parties rescinded the transfer of the shares of Space Holdings to Space Segment. The Company has prepaid the capital lease obligations for such transponders with the proceeds from such offering and now owns the transponders.

CONFLICTS OF INTEREST OF MANAGEMENT

  Messrs. Jones, Liptak, Lewis, Wayne and Thompson and Ms. Steele, who are officers and/or directors of the Company, are also officers and/or directors of certain affiliated entities and, from time to time, the Company may enter into transactions with these entities. Consequently, such officers and/or directors may have conflicts of interest with respect to matters potentially or actually involving or affecting the Company and such affiliates. In addition, such directors and/or officers may have such conflicts of interest with respect to corporate opportunities suitable for both the Company and such affiliates.

  Under the Colorado Business Corporation Act, as amended (the "Colorado Act"), no conflicting interest transaction shall be void or voidable or be enjoined, set aside or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of a corporation is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the corporation's board of directors or of a committee of the board of directors which authorizes, approves, or ratifies the conflicting interest transaction or solely because the directors' vote is counted for such purpose, if: (i) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or known to the board of directors or the committee and said board of directors or committee authorizes, approves, or ratifies in good faith the conflicting interest transaction, (ii) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or known to the shareholders entitled to vote thereon and said shareholders specifically authorize, approve or ratify in good faith the conflicting interest transaction, or (iii) the conflicting interest transaction is fair as to the corporation.

     Conflicts of interest also may arise in managing the operations of more than one entity with respect to allocating time, personnel and other resources between entities. To the extent deemed appropriate by the Company, such conflicts would be resolved by employing additional personnel as necessary. See "Risk Factors--Transactions with and Reliance on Related Parties; Conflicts of Interest." Transactions with affiliates will be subject to the restrictions in the Indenture. See "Description of Notes--Certain Covenants--Limitation on Affiliate Transactions."

                            PRINCIPAL SHAREHOLDERS

  The following tables set forth certain information as of August 1, 1998 with respect to the beneficial ownership of the Class A Common Stock and Class B Common Stock of the Company by the Company's executive officers, directors, holders of more than 5% of its Class A Common Stock or Class B Common Stock and its executive officers and directors as a group. Except as otherwise indicated, each person named in the tables has informed the Company that such person has sole voting and investment power with respect to all shares beneficially owned by such person.

                                                 CLASS A COMMON STOCK            CLASS B COMMON STOCK        PERCENT OF VOTE
                                              --------------------------      ---------------------------
                                                NUMBER        PERCENT           NUMBER          PERCENT     OF ALL CLASSES OF
             BENEFICIAL OWNER                  OF SHARES      OF SHARES        OF SHARES       OF SHARES     COMMON STOCK(1)
             ----------------                 -----------    -----------      -----------     -----------  -------------------
Glenn R. Jones (2).........................    3,385,120           78.9%         1,785,120        100.0%              95.9%
MediaAmerica (3)...........................      541,570           12.6%                --           --                2.4%
Adelphia (4)...............................      262,500            6.1%                --           --                1.2%
Ron Hartenbaum (3).........................      270,785            6.3%                --           --                1.2%
TCA........................................      101,124            2.4%                --           --                0.5%
All executive officers and directors as a
   group (8 persons).......................    3,655,905           95.2%         1,785,120        100.0%              97.1%

(1) Holders of Class A Common Stock are entitled to one vote per share and are entitled to elect 25% of the Board of Directors, and holders of Class B Common Stock are entitled to ten votes per share and to elect the remaining 75% of the Company's Board of Directors. The holders of the Class B Common Stock have the right to convert their shares of Class B Common Stock into shares of Class A Common Stock on a share for share basis at any time at their option.
(2) Glenn R. Jones is the Chairman of the Board and Chief Executive Officer of Jones International and owns all of the outstanding shares of Jones International which, in turn, owns 81% of the outstanding common stock of Jones Space Segment and 80% of the outstanding common stock of Global Group. He is therefore deemed to be the beneficial owner of 1,594,500 shares of the Class A Common Stock and 1,122,000 shares of the Class B Common Stock owned by Jones International, 416,667 shares of the Class A Common Stock owned by Space Segment and 666,667 shares of Class A Common Stock and 400,000 shares of the Class B Common Stock owned by Global Group. Glenn R. Jones', Jones International's, Space Segment's and Global Group's address is 9697 East Mineral Avenue, Englewood, Colorado 80112.
(3) The above table does not include any additional shares of Class A Common Stock issuable based on the final working capital adjustment of MediaAmerica, one-half of which would be beneficially owned by Mr. Hartenbaum. The number of shares beneficially owned by MediaAmerica includes the shares beneficially owned by Mr. Hartenbaum. Mr. Hartenbaum was elected as a director of the Company upon the consummation of the Acquisition. The address of MediaAmerica and Mr. Hartenbaum is 11 West 42nd Street, New York, New York 10036.
(4) Adelphia's address is 5 West Third Street, Coudersport, Pennsylvania 16915.

                             DESCRIPTION OF NOTES

GENERAL

  For purposes of this description, the term "Notes" refers to the Old Notes and the Exchange Notes collectively. The Old Notes and the Exchange Notes are considered collectively to be a single class under the Indenture. The Notes are issued under an Indenture, dated as of July 10, 1998 (the "Indenture"), among the Company and United States Trust Company of New York, as Trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Exchange Offer Registration Statement. The following is a summary of certain provisions of the Indenture and the Notes and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended) and the Notes. References herein to "interest" are deemed to include Additional Interest, if any, payable as described under "Exchange Offer and Registration Rights".

  Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee in New York, New York), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the holders as such address appears in the Note Register. The Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes.

  The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF NOTES

  The Notes are senior secured obligations of the Company, limited to $100 million aggregate principal amount from time to time outstanding, except as set forth under the Indenture, and mature on July 1, 2005. Each Note bears interest at the rate of 11 3/4% per annum from the date of issuance, or from the most recent date to which interest has been paid or provided for, and will be payable semiannually on January 1 and July 1 of each year (each an "Interest Payment Date"), commencing on January 1, 1999, to holders of record at the close of business on the June 15 or December 15 immediately preceding the Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECURITY

  The Notes are secured by a first priority security interest in the Capital Stock of Jones Programming, the Company's wholly-owned intermediate holding company and of all direct Subsidiaries of Jones Programming. In addition, the Notes are guaranteed by Subsidiary Guarantees issued by certain domestic Restricted Subsidiaries of the Company. The Subsidiary Guarantees are not secured.

REDEMPTION

  Mandatory Redemption.   The Company is not required to make mandatory
redemptions or sinking fund payments prior to the maturity of the Notes, but is required to make an offer to repurchase the Notes in connection with a change of control and, under certain circumstances, following certain asset sales. See "Change of Control" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock".

  Optional Redemption.   Except as set forth below, the Notes are not redeemable
at the option of the Company prior to July 1, 2003. On and after such date, the Notes are redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), if redeemed during the 12-month period commencing on July 1 of the years set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

                                                                     REDEMPTION
     PERIOD                                                            PRICE
     ------                                                          ----------
     2003..........................................................   105.875%
     2004 and thereafter...........................................   100.000%

  Optional Redemption Upon Equity Offering.   In addition, at any time on or
prior to July 1, 2001, the Company may, at its option, redeem up to 35% of the originally issued aggregate principal amount of the Notes, with net cash proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 111.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 65% of the aggregate principal amount of Notes issued under the Indenture; and provided, further, that the Company may not so redeem the Notes in connection with a Change of Control. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

  Selection.   In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided, however, that if a partial redemption is made with proceeds of an Equity Offering, selection of the Notes or portions thereof to be redeemed shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. Notes may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days (unless a shorter period is acceptable to the Trustee) but no more than 60 days prior to the date fixed for redemption to each holder whose Notes are to be redeemed at the last address for such holder then shown on the Note Register. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after any redemption date, interest will cease to accrue on the Notes or part thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

RANKING

  The Notes are senior secured obligations of the Company and rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company and rank senior in right of payment to all existing and future Subordinated Obligations of the Company. Claims of holders of the Notes are contractually subordinated under the Subsidiary Guarantees to all claims of holders of Bank Indebtedness and Capitalized Lease Obligations Incurred by Restricted Subsidiaries of the Company and structurally subordinated to all claims of holders of Indebtedness of Unrestricted Subsidiaries of the Company.

SUBSIDIARY GUARANTEES

  Each Subsidiary Guarantor has unconditionally guaranteed, jointly and severally, to each holder and the Trustee, the full and prompt payment of principal, premium, if any, and interest on the Notes, and of all other obligations of the Company under the Indenture. The Guarantees are senior unsecured obligations of each Subsidiary Guarantor and rank pari passu in right of payment with all existing and future Senior Indebtedness of each Subsidiary Guarantor (other than Indebtedness of any Subsidiary Guarantor in respect of Bank Indebtedness and Capitalized Lease Obligations permitted to be Incurred by such Subsidiary Guarantor under the covenant described under "--Certain Covenants--Limitation on Indebtedness", as to which the Subsidiary Guarantees are
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expressly subordinated) and senior in right of payment to all existing and future Subordinated Obligations of each Subsidiary Guarantor.

  The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to contribution from each other Subsidiary Guarantor in pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

  Except as set forth in the Indenture, each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor. Subject to the satisfaction of certain conditions, each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a Person other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor). Upon the sale or disposition of a Subsidiary Guarantor (or all or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not a Subsidiary of the Company or the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary, which sale or disposition or designation is otherwise in compliance with the Indenture (including the covenants described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "--Limitation on Designations of Unrestricted Subsidiaries"), such Subsidiary Guarantor shall be deemed released from all its obligations under the Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee shall terminate; provided, however, that any such termination shall occur only to the extent that all of its guarantees of, and all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company or any other Restricted Subsidiary shall also terminate upon such release, sale or transfer.

  Subsequent to the Issue Date, separate financial information for the Subsidiary Guarantors will not be provided except to the extent required by Regulation S-X under the Securities Act.

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each holder has the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

  Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control, the Company shall mail a notice to each holder with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant Interest Payment Date); (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (iii) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes purchased.

  The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

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

  The definition of "Change of Control" includes, among other transactions, a disposition of all or substantially all of the property and assets of the Company and its Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the choice of law under the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make an offer to repurchase the Notes as described above.

  Future Senior Indebtedness of the Company and its Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase of the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

  The existence of a holder's right to require the Company to repurchase such holder's Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Company in a transaction that would constitute a Change of Control.

CERTAIN COVENANTS

  The Indenture contains certain covenants including, among others, the following:

  Limitation on Indebtedness

  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries that are Subsidiary Guarantors may Incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and (ii) on the date thereof the Consolidated Coverage Ratio (A) with respect to Indebtedness pari passu with the Notes, would be greater than or equal to 2.0:1 and (B) with respect to Subordinated Obligations, would be greater than or equal to 1.50:1.

  (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

      (i) Indebtedness of the Company or any Restricted Subsidiary under Bank Indebtedness and under standby letters of credit or reimbursement obligations with respect thereto issued in the ordinary course of business and consistent with industry practice, provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (i) shall not exceed $20 million at any time outstanding;

      (ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in a Permitted Business or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (ii), together with Indebtedness Incurred in connection with Sale/Leaseback Transactions in accordance with the "Limitation on Sale/Leaseback Transactions" covenant, shall not exceed $5 million at any time outstanding;

      (iii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or any Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

     (iv) Indebtedness represented by (w) the Notes, (x) Existing Indebtedness and (y) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or Incurred pursuant to paragraph (a);

     (v) (A) Indebtedness of a Person Incurred on or before and outstanding on the date on which such Person becomes a Restricted Subsidiary of the Company (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Person is acquired by the Company, the Company would have been able to Incur an additional $1.00 of Senior Indebtedness pursuant to paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary or another Restricted Subsidiary the Capital Stock of which is owned, either directly or indirectly, by the Restricted Subsidiary Incurring such Refinancing Indebtedness, pursuant to this clause (v);

     (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) Incurred in the ordinary course of business and (D) under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors of the Company) and correspond in terms of notional amount, duration, currencies and interest rates as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

     (vii) Indebtedness consisting of (A) Guarantees by the Company of Indebtedness Incurred by a Wholly-Owned Subsidiary without violation of the Indenture (so long as the Company could have Incurred such Indebtedness directly without violation of the Indenture) and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness Incurred by the Company without violation of the Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the Indenture);

     (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by the Company or its Restricted Subsidiaries drawn against insufficient funds in the ordinary course of business in an amount not to exceed $500,000 at any time, provided that such Indebtedness is extinguished within two business days of its Incurrence; and

     (ix) Indebtedness (other than Indebtedness permitted under clauses (i) through (viii)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause
  (ix) and then outstanding, will not exceed $5 million (it being understood that any Indebtedness Incurred under this clause (ix) shall cease to be deemed Incurred or outstanding for purposes of this clause (ix) (but shall be deemed to be Incurred for purposes of paragraph (a) or paragraph (b) (i) or (ii), as the case may be) from and after the first date on which the Company or its Restricted Subsidiaries could have Incurred such Indebtedness under the foregoing paragraph (a) or, to the extent applicable, paragraph (b) (i) or
  (ii) without reliance upon this clause (ix)).

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

  (c) Neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company or any Restricted Subsidiary unless such Indebtedness shall be subordinated to the Senior Indebtedness to at least the same extent as the Subordinated Obligations being refinanced.

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

  (d) Notwithstanding paragraphs (a) and (b) above, neither the Company nor any Restricted Subsidiary of the Company shall incur any liability, either direct or contingent, in respect of Bank Indebtedness unless (i) in the case of the Company, the Company is the borrower or primary obligor in respect of such Bank Indebtedness or (ii) in the case of any Restricted Subsidiary, such Restricted Subsidiary is either (a) the borrower or primary obligor in respect of such Bank Indebtedness or (b) a Wholly Owned Subsidiary of such borrower or primary obligor.

  Limitation on Restricted Payments

  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, and (B) dividends or distributions payable to the Company or any of its Restricted Subsidiaries by any of its Subsidiaries (and if the Restricted Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Wholly-Owned Subsidiary of the Company (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)) or any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company, other than a Wholly-Owned Subsidiary (other than in exchange for Capital Stock of the Company or such Subsidiary (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in preceding clauses (i) through (iv) being referred to as a "Restricted Payment"); if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

     (1) a Default shall have occurred and be continuing (or would result therefrom); or

     (2) the Company is not able to Incur an additional $1.00 of Senior Indebtedness pursuant to paragraph (a) under "--Limitation on Indebtedness"; or

     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (A) 50% of the Cumulative Available Cash Flow accrued during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Cumulative Available Cash Flow shall be a deficit, minus 100% of such deficit); (B) the aggregate net proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) to the extent not applied to redeem Notes as described under "--Redemption--Optional Redemption Upon Equity Offering" or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to
  (x) a Subsidiary of the Company, (y) an employee stock ownership plan or similar trust or (z) management employees of the Company or any Subsidiary of the Company); provided, however, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $2 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing; (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person resulting from
  (i) repurchases or redemptions of such Investments by such Person (including liquidating dividends thereon), proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the qualification of non-wholly owned Restricted Subsidiaries as Wholly Owned Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary or any non-wholly owned Subsidiary that thereafter qualifies as a Wholly-Owned Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause (D) to the extent it is already included in Cumulative Available Cash Flow.

  (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary, an employee stock ownership plan or similar trust or management employees of the Company or any Subsidiary of the Company); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3) (B) of paragraph
(a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company in compliance with the "Limitation on Indebtedness" covenant; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "--Limitation on Sales of Assets and Subsidiary Stock" below; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iv) any purchase or redemption of Capital Stock pursuant to the terms of the MSO Agreements in an amount not in excess of $2.5 million on a cumulative basis on and after the Issue Date; provided that such purchase or redemption shall be included in the calculation of Restricted Payments; and (v) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; and provided, further, in each case that no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

  (c) For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets, provided that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the Board of Directors) of the assets so utilized in making such Restricted Payment, provided, further that (i) in the case of any Restricted Payment made with Capital Stock or Indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the Capital Stock or Indebtedness, as the case may be, so utilized, and (ii) in the case of any Restricted Payment made with non-cash assets in an aggregate amount in excess of $2 million, a written opinion as to the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with the "Limitation on Restricted Payments" covenant in the Indenture shall be issued by an independent investment banking firm of national standing.

  (d) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available quarterly financial statements and a copy of any required investment banker's opinion.

  (e) Insofar as the Company has made Investments in a Wholly Owned Subsidiary, whether before, on, or after the Issue Date, and such Subsidiary thereafter ceases to be a Wholly Owned Subsidiary, on the date such Subsidiary ceases to be a Wholly Owned Subsidiary, the Company shall be deemed to make an Investment that constitutes either a Restricted Payment or a Permitted Basket Investment (to the extent eligible) in an amount equal to the sum of (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted

Subsidiaries plus (but without duplication) (ii) the aggregate amount of other Investments of the Company and its other Restricted Subsidiaries in such Subsidiary, in each case as of the date on which such Subsidiary ceases to be a Wholly Owned Subsidiary.

  Limitation on Liens

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Liens, except for Permitted Liens.

  Limitation on Restrictions on Distributions from Restricted Subsidiaries

  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (i) pay ordinary dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company); (c) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of the Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clause (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses
(a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the holders of the Notes in any material respect, as determined in good faith by the Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause
(iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement, or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary; (e) any encumbrance or restriction applicable to a Restricted Subsidiary that Incurs Bank Indebtedness without violation of the Indenture, provided, however, that such encumbrances and restrictions are applicable only following the occurrence and during the continuance, of a payment default under the terms of the agreements governing, or the acceleration of all of, such Bank Indebtedness; (f) in the case of clause (iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (g) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (h) encumbrances or restrictions arising or existing by reason of applicable law.

  Limitation on Sales of Assets and Subsidiary Stock

  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (as determined in good faith by senior management of the Company or, if the fair market value of such assets exceeds $500,000, by the Company's Board of Directors) (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition,

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(ii) at least 80% of the consideration thereof received by the Company or such
Restricted Subsidiary is in the form of cash or Cash Equivalents, Additional Assets or distribution agreements with radio stations or cable television operators or other video distributors which would receive programming of the Company or its Restricted Subsidiaries according to the Company's historical practice and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be): (A) first, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), (x) to prepay, repay or purchase Senior Indebtedness of the Company or its Restricted Subsidiaries or (y) to the investment in or acquisition of Additional Assets within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, within 180 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to purchase Notes (C) third, within 180 days after the later of the application of Net Available Cash in accordance with clauses (A) and (B) and the date that is one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(A) and (B), to prepay, repay or repurchase Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company or another Wholly-Owned Subsidiary); and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to (w) the investment in or acquisition of Additional Assets, (x) the making of Temporary Cash Investments, (y) the prepayment, repayment or purchase of Indebtedness of the Company (other than Indebtedness owing to any Subsidiary of the Company) or Indebtedness of any Subsidiary (other than Indebtedness owed to the Company or any of its Restricted Subsidiaries) or (z) any other purpose otherwise permitted under the Indenture, in each case within the later of 45 days after the application of Net Available Cash in accordance with clauses (A), (B) and (C) or the date that is one year from the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B), (C) or (D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided, however, that the foregoing shall not be deemed to require any reduction in the commitment for Bank Indebtedness to less than $20 million. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which has not been applied in accordance with this covenant at any time exceeds $5 million. The Company shall not be required to make an offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (a)
(iii) (A)) is less than $5 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

  For the purposes of this covenant, the following will be deemed to be cash:
(x) the assumption by the transferee of Senior Indebtedness of the Company or Senior Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness or Senior Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such paid Senior Indebtedness in accordance with clause (a)(iii)(A)) and
(y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly (and in any event within 60 days) converted by the Company or such Restricted Subsidiary into cash.

  (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(iii)(B), the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 101% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company will apply the remaining Net Available Cash in accordance with clauses (a)(iii)(C) or (D) above.

  (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this

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covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

  Limitation on Affiliate Transactions

  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company, other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the Disinterested Directors, if any (and such majority or majorities, as the case may be, determine that such Affiliate Transaction satisfies the criteria in (i) above); (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; and (iv) such Affiliate Transaction does not involve the acquisition of an Affiliate Business.

  (b) The foregoing paragraph (a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments," or to a Permitted Basket Investment, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company,
(iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $500,000 at any time, (iv) loans or advances to senior management of the Company which loans and advances are secured by shares of Common Stock of the Company owned by such senior management, in an aggregate amount outstanding not to exceed $750,000, (v) any transaction between Wholly-Owned Subsidiaries,
(vi) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (vii) transactions pursuant to (x) agreements in existence on the Issue Date which are
(I) described in the Offering Memorandum or (II) otherwise, in the aggregate, immaterial to the Company and its Restricted Subsidiaries taken as a whole, including extensions of any such agreements which are approved by a majority of Disinterested Directors and (y) arrangements in existence on the Issue Date between Jones Intercable and the Company with respect to the allocation of personnel and other related expenses from Jones Intercable to the Company in accordance with the parties' historical practices; provided, however, that such arrangements must be approved by a majority of the members of the Board of Directors of the Company and by a majority of the Disinterested Directors, if any, within 60 days of the Issue Date, (viii) any employment, non-competition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business, and (ix) the issuance of Capital Stock of the Company (other than Disqualified Stock).

  Limitation on Issuances of Capital Stock of Restricted Subsidiaries

  The Company will not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Capital Stock of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company; provided, however, that this provision shall not prohibit (x) the Company or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the Indenture. The Company will not permit Holdco to issue any Capital Stock to any Person (other than to the Company).

  Limitation on Sale/Leaseback Transactions

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property or assets unless (i) the Company or such Restricted Subsidiary, as the case may be, would be entitled pursuant to the Indenture to Incur Indebtedness secured by a Permitted Lien on such property or assets in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, (ii) the Net Cash Proceeds from such Sale/Leaseback Transaction are at least equal to the fair market value of the property or assets subject to such Sale/Leaseback Transaction (such fair market value determined, in the event such property or assets have a fair market value in excess of $500,000, no more than 30 days prior to the effective date of such Sale/Leaseback Transaction, by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors), (iii) the Net Cash Proceeds of such Sale/Leaseback Transaction are applied in accordance with the provisions described under "--Limitation on Sales of Assets and Subsidiary Stock," and (iv) the Indebtedness Incurred in connection with such Sale/Leaseback Transaction, together with Indebtedness Incurred in accordance with clause (b)(ii) of the "Limitation on Indebtedness" covenant, does not exceed $5 million at any time outstanding.

  SEC Reports

  The Company will file with the Trustee and provide to the holders of the Notes, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act. In the event that the Company is not required to file such reports with the Commission pursuant to the Exchange Act, the Company will nevertheless deliver such Exchange Act information to the holders of the Notes within 15 days after it would have been required to file it with the Commission.

  Conduct of Business

  The Company will not, and will not permit its Restricted Subsidiaries to directly or indirectly engage in any business other than a Permitted Business.

  Limitation on Designations of Unrestricted Subsidiaries

  The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

     (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

     (b) the Company would be permitted under the Indenture to make an Investment constituting a Restricted Payment or a Permitted Basket Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date plus (but without duplication) (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

     (c) unless the Company could make a Permitted Basket Investment in the amount described in paragraph (b) above, the Company would be permitted to Incur an additional $1.00 of Senior Indebtedness pursuant to paragraph (a) of the "--Limitation on Indebtedness" covenant at the time of Designation (assuming the effectiveness of such Designation).

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

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Indenture will further provide that the Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under the covenant described under "- -Limitation on Restricted Payments" and, in the case of clause (z), pursuant to a Guarantee of such Indebtedness of an Unrestricted Subsidiary to the extent such Guarantee is permitted under the covenant described under "--Limitation on Restricted Payments."

  The Indenture will further provide that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

     (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

     (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture;

     (c) such Unrestricted Subsidiary does not own or operate an Affiliate Business.

  All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

  Merger and Consolidation

  The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets (otherwise than pursuant to one or more Asset Dispositions that comply with the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock") to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company (A) would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (B) would be able to Incur at least an additional $1.00 of Senior Indebtedness pursuant to paragraph (a) of the "--Limitation on Indebtedness" covenant; and (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

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

  Notwithstanding the foregoing clauses (ii) and (iii), any Restricted Subsidiary of the Company may consolidate with or merge into the Company.

  Separate Account

  On the Issue Date, the Company deposited $10.0 million of the net proceeds of the offering of the Old Notes into a separate account, which amount may only be used by the Company (i) for acquisitions or (ii) to pay principal of or interest on the Notes.

EVENTS OF DEFAULT

  Each of the following constitutes an Event of Default under the Indenture: (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under the "Merger and Consolidation" covenant described under "Certain Covenants" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" above or under covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Notes which shall constitute an Event of Default under clause (ii) above), other than "Merger and Consolidation," (v) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $3 million and such default shall not have been cured or such acceleration rescinded after a 10-day period (the "cross acceleration default provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy default provision"), (viii) any judgment or decree for the payment of money in excess of $3 million (to the extent not covered by insurance) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision") and
(ix) except as permitted by the Indenture, the cessation of effectiveness of any Subsidiary Guarantee of a Significant Subsidiary or the disaffirmation by any Subsidiary Guarantor that is a Significant Subsidiary of its obligations under its Subsidiary Guarantee (the "guarantee default provision"). However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (iv) or (v) after receipt of such notice.

  If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company may declare the principal of and any accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any notice or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

  Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

  The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of any amount due on any Note, the Trustee may withhold notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust officers in good faith determines that withholding notice is in the interests of the holders of the Notes. In addition, the Company is required to deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute a Default.

AMENDMENTS AND WAIVERS

  Subject to certain exceptions, the Indenture may be amended with the written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Note,
(iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any holder to receive any payment on or with respect to such holder's Notes on or after the due date therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

  Without the consent of any holder, the Company and the Trustee may amend the Indenture (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture,
(iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), (iv) to secure the Notes with additional collateral, (v) to add to the covenants of the Company for the benefit of the holders or to surrender any right or power conferred upon the Company, (vi) to make any other change that does not adversely affect the rights of any holder or (vii) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

  The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

  After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders or any defect therein, will not impair or affect the validity of the amendment.

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DEFEASANCE

  Subject to the satisfaction of certain conditions, the Company at any time may terminate all its obligations under (i) the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes or (ii) the covenants described under "Certain Covenants" (other than "Merger and Consolidation"), the operation of the cross acceleration default provision, the bankruptcy default provision with respect to Significant Subsidiaries, the judgment default provision and the guarantee default provision described under "Events of Default" above and the limitations contained in clauses (iii) and (iv) under "Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v), (vi), (vii) (with respect only to Significant Subsidiaries), (viii) or (ix) under "Events of Default" above or because of the failure of the Company to comply with clause (iii) or (iv) under "Certain Covenants--Merger and Consolidation" above.

  In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

TRANSFER AND EXCHANGE

  Upon any transfer of a Note, the Registrar may require a holder of Notes, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Registrar nor the Company is required to register the transfer or exchange of any Notes selected for redemption except the unredeemed portion of any Note being redeemed in part nor is the Registrar or the Company required to register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note may be treated as the owner of it for all purposes.

CONCERNING THE TRUSTEE

  United States Trust Company of New York is the Trustee under the Indenture and the Registrar and Paying Agent with regard to the Notes.

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim a security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture) it must eliminate such conflict or resign.

  The holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Indenture provides that in case an Event of Default shall occur (which shall not be cured) the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Notes issued thereunder unless they shall have offered to the Trustee security and indemnity satisfactory to it.

GOVERNING LAW

  The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

  "Acquisition Agreement" means the Agreement, dated as of June 2, 1998, by and among the Company, MediaAmerica, Ron Hartenbaum, Gary Schonfeld and Jones Network Holdings, LLC.

  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

  "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Subsidiary Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Affiliate Business" means all or any portion of a business (including related assets) from an Affiliate (other than a Restricted Subsidiary and, in the case of any Restricted Subsidiary, any other Restricted Subsidiary).

  "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) the licensing of radio and cable television programming in the ordinary course of business, (iv) the disposition in the ordinary course of business of airtime and advertising inventory, (v) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (vi) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (vi) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1 million, and (vii)

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transactions permitted under "Certain Covenants--Merger and Consolidation"
above. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with the "Limitation on Restricted Payments" covenant shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Coverage Ratio.

  "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

  "Bank Indebtedness" means loans to the Company or a Restricted Subsidiary that are made by, and reimbursement obligations in respect of letters of credit for the account of the Company or a Restricted Subsidiary that are issued by, banks, trust companies and other institutions, principally engaged in the business of lending money to businesses, under a credit facility, loan agreement or similar agreement.

  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligation for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition,
(vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable form either Moody's or S&P and (viii) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

  "Change of Control" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company and its Subsidiaries (to a Person other than a Wholly Owned Subsidiary); or (ii) the Company shall cease to hold directly all of the outstanding Capital Stock of Holdco; or (iii) Mr. Glenn R. Jones and/or his Permitted Transferees at any time cease to hold in the aggregate, either directly or indirectly, Capital Stock having ordinary voting power to elect a majority of directors of the Company.

  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

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  "Consolidated Adjusted Operating Cash Flow" means, with respect to any period the Consolidated Net Income for such period increased by, to the extent deducted in computing Consolidated Net Income, the sum of (i) depreciation and (ii) amortization, determined on a consolidated basis in accordance with GAAP.

  "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) exchange or translation losses on foreign currencies, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes) and less, to the extent added in calculating Consolidated Net Income, (x) exchange or translation gains on foreign currencies and (y) non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the projected weighted average balance of such Indebtedness for the period beginning on the first day of such four consecutive fiscal quarter period and ending on the date one year subsequent to such date (as determined in good faith by the Board of Directors of the Company and as adjusted to give effect to Indebtedness that has been permanently repaid and the underlying commitment terminated and has not been replaced) shall be deemed outstanding for purposes of this calculation), and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period any Indebtedness of the Company or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (3) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period,
(4) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any

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Restricted Subsidiary of the Company (or any Person which becomes a Restricted
Subsidiary of the Company as a result thereof) or an acquisition of assets which constitutes all or substantially all of an operating unit or a business in connection with a transaction causing a calculation to be made hereunder, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness being Incurred bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements,
(viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

  "Consolidated Net Income" means, for any period, the consolidated net income
(loss) of the Company and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Company and other than restrictions that are created or exist in compliance with the "Limitation on Restrictions on Distributions from Restricted Subsidiaries" covenant), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) cash dividends or distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), (vii) the net loss of any Person (other than a Subsidiary) in excess of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (viii) any non-cash

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expenses attributable to grants or exercises of employee stock options.
Notwithstanding the foregoing, (A) Consolidated Net Income for any period shall be reduced by the aggregate amount of dividends paid during such period pursuant to clause (v) of paragraph (b) of the "Limitation on Restricted Payments" covenant and (B) for the purpose of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income, as such term is used in calculating Consolidated Adjusted Operating Cash Flow, any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

  "Cumulative Available Cash Flow" means, as of any date of determination, the positive cumulative Consolidated Adjusted Operating Cash Flow, or, if such cumulative Consolidated Adjusted Operating Cash Flow for such period is negative, the amount by which cumulative Consolidated Adjusted Operating Cash Flow is less than zero.

  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

  "Disinterested Director" means a member of the Board of Directors of the Company who is not otherwise affiliated with the Company and who is not otherwise involved or interested in the transaction in question.

  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Notes, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the Stated Maturity of the Notes; provided, that Capital Stock issued pursuant to the Acquisition Agreement and the MSO Agreements entered into by the Company as of the Issue Date shall not be considered Disqualified Stock. Disqualified Stock shall be deemed to be Incurred as Indebtedness in an amount equal to (i) the greater of its maximum voluntary or involuntary liquidation preference or repurchase price, if any, plus accrued and unpaid dividends or (ii) if redeemable at fair market value or at some fixed premium over fair market value, then the average closing price on the principal securities exchange or automated quotation system on which such Disqualified Stock is listed or eligible for trading on the five trading days immediately preceding the date on which it is issued or, if not so listed or eligible, the value as of such date as determined in writing by an independent investment banking firm of nationally recognized standing plus, in either case, any applicable premium.

  "Equity Offering" means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

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  "Existing Indebtedness" means Indebtedness of the Company or its Restricted
Subsidiaries in existence on the Issue Date, plus interest accrued thereon, after application of the net proceeds of the sale of the Notes.

  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arms-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Except as otherwise expressly provided, fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Incur" means issue, assume, guarantee, incur or otherwise become liable for, and "Incurrence" has a corresponding meaning; provided, however, that (i) any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred at the time it becomes a Restricted Subsidiary and (ii) neither the accrual of interest nor the accretion of discount on Indebtedness shall be deemed to be an Incurrence of additional Indebtedness.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v) ) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses Incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Notes (but excluding, in each case, accrued dividends) with the amount of Indebtedness represented by such Disqualified Stock or Preferred Stock, as the case may be, being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; provided that, for purposes hereof the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock, as the case may be, which does not have a fixed repurchase price shall be calculated in accordance with the

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terms of such Disqualified Stock or Preferred Stock, as the case may be, as if such Disqualified Stock or Preferred Stock, as the case may be, were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based on the fair market value of such Disqualified Stock or Preferred Stock, as the case may be, such fair market value shall be determined in good faith by the Board of Directors of the Company and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. Unless specifically set forth above, the amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date. Indebtedness shall not include any obligation to purchase or redeem the Capital Stock of the Company pursuant to the terms of the MSO Agreements as in effect on the Issue Date or the Acquisition Agreement.

  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property (excluding Capital Stock (other than Disqualified Stock) of the Company) to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the "Limitation on Restricted Payments" covenant and determinations relating to Permitted Basket Investments, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary or in a Wholly Owned Subsidiary that otherwise ceases to qualify as such) of the fair market value of the net assets of such Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary or such Wholly Owned Subsidiary otherwise ceases to qualify as such; provided, however, that upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or upon the qualification of a non-wholly owned Restricted Subsidiary as a Wholly Owned Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary or a non-wholly owned Restricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation or qualification less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary or qualifies as a Wholly Owned Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary or a Restricted Subsidiary that is not a Wholly Owned Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee.

  "Issue Date" means the date on which the Notes were originally issued. The Issue Date is July 10, 1998.

  "Jones Programming" means JPN, Inc., a Colorado corporation and a Wholly Owned Subsidiary of the Company.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

  "Moody's" means Moody's Investors Service, Inc.

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  "MSO Agreements" means agreements with multiple system operators of cable television systems providing for the issuance of Class A Common Stock of the Company in exchange for specified service commitments, entered into in accordance with the Company's historical practice.

  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, provided however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition) provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees and expenses, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, or any Vice President, the Treasurer or the Secretary of the Company.

  "Officer's Certificate" shall mean a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive, financial or accounting officer of the Company.

  "Opinion of Counsel" means a written opinion, in form and substance acceptable to the Trustee, from legal counsel, which may be internal counsel to the Company, who is acceptable to the Trustee.

  "Paying Agent" means United States Trust Company of New York, as paying agent under the Indenture, or any successor thereto appointed pursuant to the Indenture.

  "Permitted Basket Investment" means an Investment by the Company or a Restricted Subsidiary in a Restricted Subsidiary (other than a Wholly Owned Subsidiary), an Unrestricted Subsidiary or any other Person engaged in a Permitted Business, including without limitation a loan or advance to, or Guarantee of Indebtedness of, a Restricted Subsidiary (other than a Wholly Owned Subsidiary), an Unrestricted Subsidiary or any other Person engaged in a Permitted Business; provided, however, that no such Investment may qualify as a Permitted Basket Investment to the extent the amount thereof, when taken together with all other such Investments that qualify as Permitted Basket Investments, would exceed an aggregate amount outstanding at any time equal to the sum of (i) $10 million plus (ii) to the extent not previously reinvested as a Permitted Basket Investment, any interest payment or dividend or other distribution from cumulative earnings realized on any Permitted Basket Investments, or any release or other cancellation of any Guarantee constituting a Permitted Basket Investment plus (iii) to the extent not previously reinvested as a Permitted Basket Investment, any return of capital on a Permitted Basket Investment (including any deemed return of capital resulting from the designation or qualification of the recipient thereof as a Restricted

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

Subsidiary (if such recipient was previously an Unrestricted Subsidiary) or as a Wholly Owned Subsidiary (if such recipient was previously a non-wholly owned Restricted Subsidiary)) less (iv) all losses realized on the sale or other disposition of Permitted Basket Investments.

  "Permitted Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture, as reasonably determined by the Company's Board of Directors, including, without limitation, advertising sales, services and representation; the acquisition, development, licensing, distribution and sale, through existing or new media, of new programming, networks, products and services related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture; and all aspects of satellite delivery and production support, services and facilities; provided, that, an entity which is not an operating entity and whose primary business is to hold or maintain intellectual property or licenses shall not qualify as a "Permitted Business."

  "Permitted Investment" means an Investment by the Company or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of the Company; provided, however, that the primary business of such Wholly-Owned Subsidiary is a Permitted Business; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that in each case such Person's primary business is a Permitted Business, (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate amount outstanding at any one time not to exceed $500,000; (vii) loans or advances to senior management of the Company which loans or advances are secured by shares of Common Stock of the Company owned by such senior management in an aggregate amount outstanding not to exceed $750,000; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (ix) a Permitted Basket Investment (x) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for Asset Dispositions effected in compliance with the covenant described under "-- Limitations on Sales of Assets and Subsidiary Stock"; (xi) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; and (xii) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

  "Permitted Liens" means: (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due from the Company or any Restricted Subsidiary or being contested in good faith by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or other Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary, as the case may be, will then be prosecuting an appeal or other proceedings for review; (ii) Liens for property taxes or other taxes, assessments or governmental charges of the Company or any Restricted Subsidiary not yet due or payable or subject to penalties for nonpayment or which are being contested by the Company or such Restricted Subsidiary, as the case may be, in good faith by appropriate proceedings; (iii) Liens in favor of issuers of performance, surety and other bonds issued pursuant to clause (b)(vi) under "-- Certain Covenants--Limitation on Indebtedness"; (iv) survey exceptions, encumbrances, easements or, reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property of the Company or any Restricted Subsidiary incidental to the ordinary course of conduct of the business of the Company or such Restricted Subsidiary or as to the ownership of properties of the Company or any Restricted Subsidiary, which, in either case, were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary; (v) Liens outstanding immediately after the Issue Date as set forth in a schedule to the Indenture; (vi)

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

Liens on property or assets of any Person at the time such Person becomes a Restricted Subsidiary of the Company; provided, however, that (A) if any such Lien has been Incurred in anticipation of such transaction, such property or assets subject to such Lien will have a fair market value at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed in connection with the acquisition of such Person and (2) the fair market value of all property and assets of such Person and (B) any such Lien will not extend to any other assets owned by the Company or any Restricted Subsidiary; (vii) Liens on property or assets at the time the Company or any Restricted Subsidiary acquires such assets, including any acquisition by means of a merger or consolidation with or into the Company or such Restricted Subsidiary; provided, however, that (A) if any such Lien is Incurred in anticipation of such transaction, such property or assets subject to such Lien will have a fair market value at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed in connection with the acquisition thereof and of any other property and assets acquired simultaneously therewith and (2) the fair market value of all such property and assets acquired by the Company or such Restricted Subsidiary and
(B) any such Lien will not extend to any other property or assets owned by the Company or any Restricted Subsidiary; (viii) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary; (ix) Liens to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (v), (vi) and (vii); provided, however, that any such Lien will be limited to all or part of the same property or assets that secured the original Lien (plus improvements on such property) and the aggregate principal amount of Indebtedness that is secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clauses (v), (vi) and (vii) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any premiums, fees and other expenses Incurred by the Company in connection with such refinancing, refunding, extension, renewal or replacement; (x) Liens on property or assets of the Company securing Interest Rate Agreements and Currency Agreements so long as the related Indebtedness is permitted under "--Certain Covenants--Limitation on Indebtedness", and is secured by a Lien on the same property securing the relevant Interest Rate Agreement or Currency Agreement;
(xi) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness (1) under purchase money obligations, mortgage financings or Capital Lease Obligations permitted under the "--Limitation on Indebtedness" covenant or (2) under Sale/Leaseback Transactions permitted under the "-- Limitation on Sale/Leaseback Transactions" or "--Limitation on Indebtedness" covenants; provided, that (A) the amount of Indebtedness Incurred in any specific case does not, at the time such Indebtedness is Incurred, exceed the lesser of the cost or fair market value of the property or asset acquired or constructed in connection with such purchase money obligations, mortgage financing or Capital Lease Obligation or subject to such Sale/Leaseback Transaction, as the case may be, (B) such Lien will attach to such property or asset upon acquisition of such property or asset and or upon commencement of such Sale/Leaseback Transaction, as the case may be, and (C) no property or asset of the Company or any Restricted Subsidiary (other than the property or asset acquired or contracted in connection with such purchase money obligations, mortgage financing or Capital Lease Obligation or subject to such Sale/Leaseback Transaction, as the case may be) is subject to any Lien securing such Indebtedness; (xii) Liens granted to the Trustee securing the Company's obligations under the Indenture; (xiii) Liens on assets of a Restricted Subsidiary and/or the Company securing Bank Indebtedness permitted under clause
(b)(i) of the "--Limitations on Indebtedness" covenant and outstanding in an aggregate principal amount not exceeding $20 million; provided, that such Restricted Subsidiary and/or the Company, as the case may be, is permitted to incur liability with respect to such Bank Indebtedness under paragraph (d) of the "--Limitation on Indebtedness" covenant; (xiv) Liens on satellite transponders and/or transponder capacity, transmitting facilities and/or capacity, and related assets acquired with the proceeds of, and that secure the repayment of, Replacement Satellite Indebtedness permitted under "--Limitations on Indebtedness"; and (xv) Liens on assets of the Restricted Subsidiaries and/or the Company securing any combination of additional Bank Indebtedness, additional Capitalized Lease Obligations, additional Attributable Indebtedness in respect of Sale/Leaseback Transactions and Indebtedness permitted under clause (b)(ix) of the "--Limitation on Indebtedness" covenant; provided that, (A) at the time such Lien is granted and after giving effect to the Indebtedness secured thereby, (I) the Consolidated Coverage Ratio is greater than or equal to 2.5:1 and (II) the ratio of (x) all Indebtedness that is secured by Liens on any assets of the Company and its Restricted Subsidiaries (other than Replacement Satellite Indebtedness) to (y) an amount equal to the sum of $120 million plus the maximum amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Replacement Satellite Indebtedness) that could be Incurred under paragraph (a) of "--Limitation on Indebtedness" (for which purpose all

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such Indebtedness not then outstanding shall be deemed to bear interest at a rate equal to the weighted average interest rate on all outstanding Indebtedness) does not exceed 1.0:6 and (B) in the case of additional Bank Indebtedness, such Liens are on property or assets of a Person that is permitted to incur liability with respect to such Bank Indebtedness under paragraph (d) of the "--Limitation on Indebtedness" covenant.

  "Permitted Transferee" means, with respect to a Person, (i) the spouse, parent or lineal descendant of such Person, (ii) a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of such Person, (iii) the trustee of a trust for the benefit of such Person or its Permitted Transferees and (iv) a corporation, partnership or other entity of which such Person and its Permitted Transferees are the beneficial owners of, and control the Capital Stock representing, a majority of the ordinary voting power.

  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

  "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, the Capital Stock of which is owned, directly or indirectly, by the Restricted Subsidiary that is Incurring the Refinancing Indebtedness) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that
(i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Notes and (B) Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and (B) the Average Life of the Indebtedness being refinanced and
(iii) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the accreted value) then outstanding of the Indebtedness being refinanced.

  "Registrar" means United States Trust Company of New York, as registrar under the Indenture, or any successor thereto appointed pursuant to the Indenture.

  "Replacement Satellite Indebtedness" means Indebtedness of the Company or a Wholly Owned Subsidiary of the Company Incurred on or after January 1, 2002, to finance the acquisition of satellite broadcasting capacity, including satellite transponders and/or capacity, transmitting facilities and/or capacity, and related assets, whether secured or unsecured, and whether Incurred as regular Indebtedness or as a Capitalized Lease Obligation.

  "Restricted Subsidiary" means any Subsidiary of the Company other an Unrestricted Subsidiary.

  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

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

  "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, all Indebtedness of the Company or its Restricted Subsidiaries, including interest and fees thereon; provided, however, that Senior Indebtedness will not include any Subordinated Obligation of the Company or any Restricted Subsidiary.

  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

  "S&P" means Standard and Poor's Ratings Group.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

  "Subordinated Obligation" means any Indebtedness of the Company or a Restricted Subsidiary (whether outstanding on the Issue Date or thereafter Incurred) in respect of which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations of the Company or such Restricted Subsidiary in respect of such Indebtedness are subordinate or junior in right of payment to any other Indebtedness of such Person of the type described in clause (i) or (ii) or (vii) of the definition of "Indebtedness".

  "Subsidiary" of any Person means any corporation, association or other business entity of which such Person owns, directly or indirectly through one or more Subsidiaries, a majority of the Capital Stock or other ownership interests (including partnership and membership interests) and has ordinary voting power to elect a majority of the directors, managers, trustees or other persons performing similar functions or, in the case of a partnership, of which such Person or any of its Subsidiaries is the general or managing general partner. Notwithstanding the foregoing, Product Information Network Venture and Superaudio shall be deemed to be Subsidiaries of the Company. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

  "Subsidiary Guarantee" means the Guarantee of the Notes by a Subsidiary Guarantor.

  "Subsidiary Guarantor" means each Restricted Subsidiary of the Company, whether in existence on the Issue Date or created or acquired thereafter (other than any foreign Subsidiary and other than any domestic Restricted Subsidiary that is subject to a contractual limitation, existing on the Issue Date, on its ability to issue a Subsidiary Guarantee which limitation has not, with the exercise of such Restricted Subsidiary's best efforts, been satisfied or waived).

  "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P,
(v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's and
(vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

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

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that acquires an Affiliate Business, (ii) any other Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, (iii) any Subsidiary of an Unrestricted Subsidiary, (iv) Product Information Network Venture; (v) Superaudio; and (vi) Capstar LLC. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock of the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary subject to the limitations contained in "Limitation on Designations of Unrestricted Subsidiaries".

  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

  "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

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

                         BOOK-ENTRY, DELIVERY AND FORM

  Except as described in the next paragraph, each of the Old Notes initially was, and the Exchange Notes will be represented by Global Notes. The Global Note regarding the Old Notes has been, and the Global Note regarding the Exchange Notes will be, deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.

  Old Notes (i) transferred to institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not QIBs or to any other persons who are not QIBs or (ii) held by QIBs who elect to take physical delivery of their certificates instead of holding their interest through the Global Notes (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Notes"). Upon the transfer to a QIB of any Certificated Note previously issued to a Non-Global Purchaser, such Certificated Note will, unless the transferee requests otherwise or such Global Notes has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in such Global Note.

  Global Securities. Pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interest holders represented by such Global Notes to the respective accounts for persons who have accounts with DTC and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons who have accounts with DTC ("participants")), including Euroclear and Cedel, and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchaser and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants.

  So long as DTC, or its nominee, is the registered owner or holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture.

  Payments on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Transfer Agent, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects that DTC or its nominee, upon receipt of any payment in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Note for any reason, including to sell such Note to persons in states which require physical delivery of Certificated Notes, or to pledge such securities, such holder must transfer its interest in the Global Note, in accordance with the normal procedures of DTC.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of a Global Note (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Note are credited and only in respect of such portion of the Notes as to which such participant or participants has or have given such direction. However, if there is an

Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Notes, which it will distribute to its participants.

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchaser, the Trustee or the Transfer Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Notes.    If DTC is at any time unwilling or unable to continue
as a depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Notes will be issued in exchange for such Global Note.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following summary describes certain United States Federal income tax consequences that generally apply to a holder that exchanges Old Notes for Exchange Notes in the Exchange Offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, and judicial and administrative holdings, all of which could be changed at any time, possibly on a retroactive basis. It relates only to persons who hold their Old Notes and Exchange Notes as capital assets. It does not discuss state, local or foreign tax aspects, or tax consequences to holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, dealers in securities, or persons who hold the Old Notes or the Exchange Notes as part of a "conversion" transaction, "hedging" transaction, "integrated" transaction or "straddle" for U.S. Federal income tax purposes. Tax consequences may vary depending on a holder's tax situation. No rulings will be sought from the Internal Revenue Service ("IRS") concerning the Exchange Offer.

  The following discussion concerns U.S. Federal income tax consequences that apply to a holder of Old Notes and Exchange Notes that is a U.S. person for Federal income tax purposes, i.e., (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized under the laws of the United States or any State (including the District of Columbia) (including any other partnership treated as a U.S. person under Treasury Regulations),
(iii) an estate or trust described in Section 7701(a)(3) of the Code, or (iv) a person otherwise subject to United States Federal income tax on its worldwide income (collectively, a "U.S. Holder").

  THIS SECTION DOES NOT DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO PARTICIPATE IN THE EXCHANGE OFFER. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS APPLICABLE TO ITS PARTICULAR SITUATION BEFORE DECIDING WHETHER TO EXCHANGE ITS OLD NOTES FOR EXCHANGE NOTES.

THE EXCHANGE OFFER

  Under Treasury Regulations, the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer should not constitute a significant modification of the Old Notes and, accordingly, should be a "nonevent" for

Federal income tax purposes. Therefore, a U.S. Holder of Old Notes should not recognize gain or loss in the exchange, and should continue to include interest on the Exchange Notes in gross income in accordance with its method of accounting for Federal income tax purposes. A U.S. Holder's holding period in Exchange Notes received in the Exchange Offer will include the U.S. Holder's holding period in the Old Notes exchanged.

TREATMENT OF INTEREST
---------------------

  In general, interest on an Old Note or Exchange Note will be taxable to a U.S. Holder as ordinary income when received or accrued, depending on the U.S. Holder's method of accounting for tax purposes.

  The Company will treat the Old Notes as being issued without original issue discount ("OID"). Under Treasury Regulations, contingent payments under a debt instrument are not taken into account in computing OID if there is a remote likelihood that the payments will be made. If the Company failed to effect the Exchange Offer on a timely basis, Additional Interest would be payable on the Old Notes. Because there was only a remote possibility that this would occur, the Company determined that the Old Notes were issued without OID. The IRS could disagree with this determination. If the Old Notes were issued with OID, U.S. Holders of the Old Notes or Exchange Notes could have to accrue taxable interest income before the receipt or accrual of stated interest. Each U.S. Holder should consult its own tax advisor concerning the possible accrual of OID on the Old Notes.

SALE, EXCHANGE OR REDEMPTION OF PRINCIPAL; DISPOSITIONS

  On the sale, redemption, retirement at maturity or other disposition of an Old Note or an Exchange Note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount realized on the disposition (except to the extent attributable to accrued but unpaid interest or market discount, which will be taxable as ordinary income) and (ii) the U.S. Holder's adjusted tax basis in the Old Note or the Exchange Note. Such capital gain generally will be taxable at a reduced maximum rate for a U.S. Holder who is not a corporation and who held the Old Notes or Exchange Notes for more than one year. A U.S. Holder's adjusted basis in an Old Note or Exchange Note will generally be its cost to the U.S. Holder plus the amount of interest previously taken into account, but not yet received, by the U.S. Holder.

AMORTIZABLE BOND PREMIUM

  If a U.S. Holder purchases an Old Note or an Exchange Note for a price that exceeds its stated redemption price at maturity plus any accrued and unpaid interest ("Bond Premium"), the U.S. Holder will not have to include OID, if any, in income and may elect to amortize the Bond Premium. This election applies to all Notes acquired by the U.S. Holder during the year of election or in a later year.

MARKET DISCOUNT

  A U.S. Holder, other than an initial holder, will be treated as holding an Old Note or an Exchange Note at a market discount (a "Market Discount Note") if the U.S. Holder purchased the Old Note or the Exchange Note for a price less than its redemption price at maturity, subject to a de minimis rule. An initial holder of an Old Note will be treated as holding a Market Discount Note if the initial holder purchased the Old Note for less than its issue price.

  In general, any partial payment of principal on, or gain recognized on the maturity, redemption, or disposition of, a Market Discount Note will be ordinary interest income to the extent of accrued market discount on the Market Discount Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income over the life of each Market Discount Note.

  Market discount accrues on a straight-line basis, unless the U.S. Holder elects to accrue the discount on a constant yield-to-maturity basis. If this election is not made, a U.S. Holder of a Market Discount Note generally must defer interest deductions in the amount of the accrued market discount on the Market Discount Note, until it matures or is sold. If the Market Discount Note is disposed of in a nontaxable transaction (other than certain tax-free exchanges), the U.S. Holder must report the accrued market discount as ordinary income as if the Market Discount Note were sold at its fair market value.

BACKUP WITHHOLDING

  Under the Code, a U.S. Holder of an Old Note or Exchange Note may be subject to "backup withholding" at a 31% rate on payments of interest or the gross proceeds of sale. This withholding generally applies if the U.S. Holder (i) fails to furnish its social security number or other taxpayer identification number ("TIN") on request, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to report properly payments of interest and dividends and the IRS has notified the Company that it is subject to backup withholding, or (iv) fails, in certain situations, to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that the U.S. Holder is not subject to backup withholding. Any amount withheld under the backup withholding rules is allowed as a credit against the U.S. Holder's Federal income tax liability, if the required information is furnished to the IRS. Corporations and certain other entities are generally exempt from backup withholding if they establish their exempt status.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company acknowledges and each holder, other than a broker-dealer, must acknowledge that it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in a distribution of Exchange Notes. The Company has agreed if, at the time of the completion of the Exchange Offer, information in the Letter of Transmittal submitted by exchanging holders indicates that there are holders that are Participating Broker-Dealers or otherwise subject to prospectus delivery requirements, the Company will, for such period of time as is necessary to comply with applicable law up to the date that is 180 days after consummation of the Exchange Offer, make available a prospectus meeting the requirements of the Securities Act to such persons, if any, for use in connection with any resale of such Exchange Notes.

  The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit it is an "underwriter" within the meaning of the Securities Act.


                                 LEGAL MATTERS

  The validity of the Exchange Notes offered hereby will be passed upon for the Company by Davis, Graham & Stubbs LLP, Denver, Colorado.

                             INDEPENDENT AUDITORS

  The Consolidated Financial Statements of the Company as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 included in this Prospectus have been audited by Arthur Andersen LLP, independent auditors, and the financial statements of MediaAmerica, Inc. as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997 included in this Prospectus have been audited by David Berdon & Co. LLP, independent auditors.

           INDEX TO SELECTED UNAUDITED RECONSOLIDATED FINANCIAL DATA

                                                                                                             PAGE
                                                                                                             ----
Jones International Networks, Ltd. and Subsidiaries Selected Unaudited Reconsolidated Financial
 Data.....................................................................................................   R-2

Jones International Networks, Ltd. and Subsidiaries Unaudited Reconsolidated Statement of
 Operations for the Six Months Ended June 30, 1997........................................................   R-3

Jones International Networks, Ltd. and Subsidiaries Unaudited Reconsolidated Statement of
 Operations for the Year Ended December 31, 1997..........................................................   R-4

Jones International Networks, Ltd. and Subsidiaries Unaudited Reconsolidated Statement of
 Operations for the Year Ended December 31, 1996..........................................................   R-5

Jones International Networks, Ltd. and Subsidiaries Unaudited Reconsolidated Statement of
 Operations for the Year Ended December 31, 1995..........................................................   R-6

Notes to Selected Unaudited Reconsolidated Financial Data.................................................   R-7

               SELECTED UNAUDITED RECONSOLIDATED FINANCIAL DATA

  The following Selected Unaudited Reconsolidated Financial Data as of and for the six months ended June 30, 1997 have been derived from unaudited financial statements of the Company and the PIN Venture. The Selected Unaudited Reconsolidated Statements of Operations for the years ended December 31, 1995, 1996 and 1997 are based on the audited financial statements for the Company and the audited financial statements of the PIN Venture. The Selected Unaudited Reconsolidated Financial Data adjust those financial statements on a pro forma basis to reflect the Company's acquisition of an 8.35% interest in the PIN Venture from Adelphia, which occurred on April 1, 1997, as if this transaction had occurred at the beginning of the respective periods.

  Prior to the organization of the PIN Venture in 1995, the Company wholly owned the Product Information Network, and the Company's historical consolidated financial statements reflected 100% of the Product Information Network's results of operations. From the formation of the PIN Venture in February 1995 to the acquisition by the Company of Adelphia's 8.35% interest on April 1, 1997 in exchange for 262,500 shares of Class A Common Stock at a price of $12.00 per share, the Company owned 50% or less of the PIN Venture and, accordingly, did not consolidate the results of operations for the PIN Venture. As a result, the Company's historical financial statements for periods prior to April 1, 1997 are not comparable to those for 1997 and subsequent periods. As a result of the acquisition of Adelphia's interest, the Company owns approximately 54% of the PIN Venture and, effective April 1, 1997, consolidates the results of operations of the PIN Venture for financial reporting purposes. The reconsolidated financial statements assume the historical consolidation of the results of operations of the PIN Venture on a pro forma basis to provide for comparison consistent with the financial reporting treatment effective upon the purchase of Adelphia's 8.35% interest.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

               UNAUDITED RECONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                (IN THOUSANDS)

                                                                     COMPANY        PIN                             COMPANY
                                                                    REPORTED     VENTURE(A)     ADJUSTMENTS     RECONSOLIDATED
                                                                   -----------  ------------  ----------------  ---------------
INCOME STATEMENT DATA:
 REVENUES:
 Radio programming...............................................     $ 5,090      $   --            $  --             $ 5,090
 Television programming..........................................       3,898       2,858               --               6,756
 Satellite delivery and production support.......................       3,918          --             (425)(b)           3,493
                                                                      -------      ------            -----             -------
   Total revenues................................................      12,906       2,858             (425)             15,339
                                                                      -------      ------            -----             -------
 OPERATING EXPENSES:
 Radio programming...............................................       2,804          --               --               2,804
 Television programming..........................................       3,006       2,175             (221)(b)           4,960
 Satellite delivery and production support.......................       2,605          --             (204)(b)           2,401
 Selling and marketing...........................................       1,266         104               --               1,370
 General and administrative......................................       1,863         203               76 (c)           2,142
                                                                      -------      ------            -----             -------
   Total operating expenses......................................      11,544       2,482             (349)             13,677
                                                                      -------      ------            -----             -------
   OPERATING INCOME (LOSS).......................................       1,362         376              (76)              1,662
                                                                      -------      ------            -----             -------
 OTHER EXPENSE (INCOME):
 Interest expense................................................       2,867          12              (12)(d)           2,867
 Interest income.................................................         (22)         (3)              12 (d)             (13)
 Write-off of deferred offerings costs(e)........................         938          --               --                 938
 Equity share of loss (income) of subsidiary(f)..................        (287)         --              169 (f)            (118)
                                                                      -------      ------            -----             -------
   Total other expense...........................................       3,496           9               69               3,674
                                                                      -------      ------            -----             -------
 Income (loss) before income taxes and minority
  interests......................................................      (2,134)        367             (245)             (2,012)
 Income tax benefit..............................................        (356)         --               --                (356)
                                                                      -------      ------            -----             -------
 Income (loss) before minority interests.........................      (1,778)        367             (245)              (1656)
 Minority interests in net income (loss) of consolidated
  subsidiaries...................................................         418          --              169 (f)             587
                                                                      -------      ------            -----             -------
 NET INCOME (LOSS)...............................................     $(2,196)     $  367            $(414)            $(2,243)
                                                                      =======      ======            =====             =======
OTHER DATA:
 EBITDA(g).......................................................     $ 3,788      $  216            $  --             $ 4,004
 Depreciation and amortization...................................       2,512          24               76               2,612
 Capital expenditures............................................       1.002           5               --               1,007
 Cash distributions from Superaudio(h)...........................          --          --               --                  --
 EBITDA attributable to PIN Venture's minority
  interests(i)...................................................          86         184               --                 270


        See notes to selected unaudited reconsolidated financial data.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

               UNAUDITED RECONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                (IN THOUSANDS)

                                                                COMPANY         PIN                                  COMPANY
                                                                REPORTED      VENTURE(A)        ADJUSTMENTS      RECONSOLIDATED
                                                               ------------  -----------        -----------      ---------------
INCOME STATEMENT DATA:
 REVENUES:
 Radio programming.........................................        $10,200       $   --               $  --             $10,200
 Television programming....................................         12,002        2,858                  --              14,860
 Satellite delivery and production support.................          6,910           --                (425)(b)           6,485
                                                                   -------       ------               -----             -------
  Total revenues...........................................         29,112        2,858                (425)             31,545
                                                                   -------       ------               -----             -------
 OPERATING EXPENSES:
 Radio programming.........................................          5,816           --                  --               5,816
 Television programming....................................          9,272        2,175                (221)(b)          11,226
 Satellite delivery and production support.................          4,685           --                (204)(b)           4,481
 Selling and marketing.....................................          2,918          104                  --               3,022
 General and administrative................................          4,168          203                  76 (c)           4,447
                                                                   -------       ------               -----             -------
  Total operating expenses.................................         26,859        2,482                (349)             28,992
                                                                   -------       ------               -----             -------
  OPERATING INCOME (LOSS)..................................          2,253          376                 (76)              2,553
                                                                   -------       ------               -----             -------
 OTHER EXPENSE (INCOME):
 Interest expense..........................................          5,677           12                 (12)(d)           5,677
 Interest income...........................................           (108)          (3)                 12 (d)             (99)
 Write-off of deferred offerings costs(e)..................            938           --                  --                 938
 Equity share of loss (income) of subsidiary(f)............           (396)          --                 169 (f)            (227)
 Other expense (income), net...............................             74           --                  --                  74
                                                                   -------       ------               -----             -------
  Total other expense......................................          6,185            9                 169               6,363
                                                                   -------       ------               -----             -------
 Income (loss) before income taxes and minority
  interests................................................         (3,932)         367                (245)             (3,810)
 Income tax benefit........................................         (1,342)          --                  --              (1,342)
                                                                   -------       ------               -----             -------
 Income (loss) before minority interests...................         (2,590)         367                (245)             (2,468)
 Minority interests in net income of consolidated
  subsidiaries.............................................            903           --                 169 (f)          1,072
                                                                   -------       ------               -----             -------
 NET INCOME (LOSS).........................................        $(3,493)      $  367               $(414)            $(3,540)
                                                                   =======       ======               =====             =======
OTHER DATA:
 EBITDA(g).................................................        $ 6,661       $  216               $  --             $ 6,877
 Depreciation and amortization.............................          5,130           24                  76               5,230
 Capital expenditures......................................          1,367           19                  --               1,386
 Cash distributions from Superaudio(h).....................            100           --                  --                 100
 EBITDA attributable to PIN Ventures minority
  interests(i).............................................            822          184                  --               1,006

        See notes to selected unaudited reconsolidated financial data.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

               UNAUDITED RECONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                (IN THOUSANDS)

                                                                    COMPANY        PIN                            COMPANY
                                                                   REPORTED     VENTURE(A)      ADJUSTMENTS    RECONSOLIDATED
                                                                  ---------    ------------    ------------    ---------------
INCOME STATEMENT DATA:
 REVENUES:
 Radio programming..............................................     $ 6,978        $   --         $    --            $ 6,978
 Television programming.........................................       1,153         8,038              --              9,191
 Satellite delivery and production support......................       8,523            --          (1,579)(b)          6,944
                                                                     -------        ------         -------            -------
  Total revenues................................................      16,654         8,038          (1,579)            23,113
                                                                     -------        ------         -------            -------
 OPERATING EXPENSES:
 Radio programming..............................................       4,163            --              --              4,163
 Television programming.........................................       1,157         5,923            (749)(b)          6,331
 Satellite delivery and production support......................       5,451            --            (830)(b)          4,621
 Selling and marketing..........................................       1,737           240              --              1,977
 General and administrative.....................................       3,270           751             307 (c)          4,328
                                                                     -------        ------         -------            -------
  Total operating expenses......................................      15,778         6,914          (1,272)            21,420
                                                                     -------        ------         -------            -------
  OPERATING INCOME (LOSS).......................................         876         1,124            (307)             1,693
                                                                     -------        ------         -------            -------
 OTHER EXPENSE (INCOME):
 Interest expense...............................................       4,500            30             (30)(d)          4,500
 Interest income................................................         (72)           (2)             30 (d)            (44)
 Equity share of loss (income) of subsidiary(f).................        (829)           --             503 (f)           (326)
 Other expense (income), net....................................         (12)           20              --                  8
                                                                     -------        ------         -------            -------
  Total other expense...........................................       3,587            48             503              4,138
                                                                     -------        ------         -------            -------
 Income (loss) before income taxes and minority interests.......      (2,711)        1,076            (810)            (2,445)
 Income tax benefit.............................................        (387)           --              --               (387)
                                                                     -------        ------         -------            -------
 Income (loss) before minority interests........................      (2,324)        1,076            (810)            (2,058)
 Minority interests in net income (loss) of consolidated
   subsidiaries.................................................          (9)           --             493 (f)            484
                                                                     -------        ------         -------            -------
 NET INCOME (LOSS)..............................................     $(2,315)       $1,076         $(1,303)           $(2,542)
                                                                     =======        ======         =======            =======
OTHER DATA:
 EBITDA(g)......................................................     $ 5,652        $  629         $    --            $ 6,281
 Depreciation and amortization..................................       4,476            42             307              4,825
 Capital expenditures...........................................       2,969           341              --              3,310
 Cash distributions from Superaudio(h)..........................         300            --              --                300
 EBITDA attributable to PIN Venture's minority
   interests(i).................................................          --           537              --                537

        See notes to selected unaudited reconsolidated financial data.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

               UNAUDITED RECONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                 COMPANY          PIN                               COMPANY
                                                                 REPORTED      VENTURE(A)       ADJUSTMENTS      RECONSOLIDATED
                                                                 -----------   -----------      -----------      --------------
INCOME STATEMENT DATA:
 REVENUES:
 Radio programming..........................................        $ 5,121      $   --             $    --             $ 5,121
 Television programming.....................................            340       4,110                  --               4,450
 Satellite delivery and production support..................          9,666          --              (2,745)(b)           6,921
                                                                    -------      ------             -------             -------
  Total revenues............................................         15,127       4,110              (2,745)             16,492
                                                                    -------      ------             -------             -------
 OPERATING EXPENSES:
 Radio programming..........................................          3,068          --                  --               3,068
 Television programming.....................................            366       3,719                (877)(b)           3,208
 Satellite delivery and production support..................          6,530          --              (1,868)(b)           4,662
 Selling and marketing......................................          1,374         114                  --               1,488
 General and administrative.................................          2,322         662                 284 (c)           3,268
                                                                    -------      ------             -------             -------
  Total operating expenses..................................         13,660       4,495              (2,461)             15,694
                                                                    -------      ------             -------             -------
  OPERATING INCOME (LOSS)...................................          1,467        (385)               (284)                798
                                                                    -------      ------             -------             -------
 OTHER EXPENSE (INCOME):
 Interest expense...........................................          4,070          33                 (22)(d)           4,081
 Interest income............................................            (64)         --                  22 (d)             (42)
 Equity share of loss (income) of subsidiary(f).............            (11)         --                (211)(f)            (222)
 Other expense (income), net................................             16          (6)                 --                  10
                                                                    -------      ------             -------             -------
  Total other expense (income)..............................          4,011          27                (211)              3,827
                                                                    -------      ------             -------             -------
 Loss before income taxes and minority interests............         (2,544)       (412)                (73)             (3,029)
 Income tax benefit.........................................           (498)         --                  --                (498)
                                                                    -------      ------             -------             -------
 Net loss before minority interests.........................         (2,046)       (412)                (73)             (2,531)
 Minority interests in net loss of consolidated
  subsidiaries..............................................             --          --                (189)(f)            (189)
                                                                    -------      ------             -------             -------
 NET INCOME (LOSS)..........................................        $(2,046)     $ (412)            $   116             $(2,342)
                                                                    =======      ======             =======             =======
OTHER DATA:
 EBITDA(g)..................................................        $ 5,530      $ (196)            $    --             $ 5,334
 Depreciation and amortization..............................          3,888          23                 284               4,195
 Capital expenditures.......................................          1,262         326                  --               1,588
 Cash distributions from Superaudio(h)......................            175          --                  --                 175
 EBITDA attributable to PIN Venture's minority
  interests(i)..............................................             --        (166)                 --                (166)

        See notes to selected unaudited reconsolidated financial data.

           NOTES TO SELECTED UNAUDITED RECONSOLIDATED FINANCIAL DATA

     The Unaudited Reconsolidated Statements of Operations give effect to the following unaudited reconsolidated adjustments:

(a) Reflects the operating results on a consolidated basis of the PIN Venture as a result of the Company's acquiring a majority interest.
(b) Represents the (i) elimination of the satellite delivery and production support revenues the Company charged to the PIN Venture and (ii) reclassification of the portion of satellite transponder and production support expenses that the Company charged its own subsidiaries to television programming expenses as a result of the consolidation of the PIN Venture.
(c)  Represents the amortization of goodwill pertaining to the PIN Venture.
(d) Represents the elimination of intercompany interest expense charged to the PIN Venture.
(e) Represents the portion of deferred financing costs incurred during 1996 and 1997 in connection with a proposed initial public offering that was deemed not transferable to other financing activities.
(f) Represents the Company's share of the net loss (income) of its unconsolidated Superaudio joint venture, which is 50% owned by the Company and is accounted for under the equity method. The adjustments represent the elimination of the (i) Company's equity share of income (loss) of the PIN Venture and (ii) minority interest in the PIN Venture on a reconsolidated basis.
(g) EBITDA represents operating income (loss) plus depreciation and amortization plus cash distributions from the Company's unconsolidated 50%- owned Superaudio subsidiary minus the EBITDA attributable to the minority interest in the Company's consolidated 54%-owned PIN Venture subsidiary. Management believes that EBITDA is a measure commonly used by analysts and investors to determine a company's ability to service and incur its debt. EBITDA should not be considered in isolation from or as a substitute for net income (loss), cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.
(h) Represents cash distributions from the accumulated earnings of the Company's unconsolidated Superaudio joint venture.
(i) Represents the EBITDA attributable to the minority interests in the Company's consolidated 54%-owned PIN Venture subsidiary.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                           PAGE
                                                                                                           -----
JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accountants.................................................................    F-3

Consolidated Statements of Financial Position as of December 31, 1996 and 1997 and
   June 30, 1998 (unaudited).............................................................................    F-4

Consolidated Statements of Operations for the Years Ended December 31, 1995, 1996 and 1997 and
   for the Six Months Ended June 30, 1997 and 1998 (unaudited)...........................................    F-6

Consolidated Statements of Changes in Shareholders' Deficit for the Years Ended December 31,
   1995, 1996 and 1997 and for the Six Months Ended June 30, 1998 (unaudited)............................    F-7

Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997 and
   for the Six Months Ended June 30, 1997 and 1998 (unaudited)...........................................    F-8

Notes to Consolidated Financial Statements...............................................................    F-9


MEDIAAMERICA, INC. FINANCIAL STATEMENTS

Independent Auditors' Report.............................................................................   F-24

Balance Sheets as of December 31, 1996 and 1997..........................................................   F-25

Statements of Income for the Years Ended December 31, 1995, 1996 and 1997................................   F-26

Statements of Shareholders' Equity for the Years Ended December 31, 1995, 1996 and 1997..................   F-27

Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997............................   F-28

Notes to Financial Statements............................................................................   F-29

Accountants' Review Report...............................................................................   F-35

Balance Sheets as of June 30, 1997 and 1998 (unaudited)..................................................   F-36

Statements of Operations for the Six Months Ended June 30, 1997 and 1998 (unaudited).....................   F-37

Statements of Shareholders' Equity for the Six Months Ended June 30, 1997 and 1998
   (unaudited)...........................................................................................   F-38

Statements of Cash Flows for the Six Months Ended June 30, 1997 and 1998 (unaudited).....................   F-39

Notes to Financial Statements (unaudited)................................................................   F-40

                     (THIS PAGE INTENTIONALLY LEFT BLANK)

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Jones International Networks, Ltd.:

     We have audited the accompanying consolidated statements of financial position of Jones International Networks, Ltd. (a Colorado corporation) and its subsidiaries (collectively, the "Company") as of December 31, 1996 and 1997 and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for the three years ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1997, and the results of its operations and cash flows for the three years ended December 31, 1997 in conformity with generally accepted accounting principles.


                                    Arthur Andersen LLP


Denver, Colorado
August 1, 1998.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                     ASSETS

                                                                                DECEMBER 31,                 JUNE 30,
                                                                     ----------------------------------  ----------------
                                                                           1996              1997              1998
                                                                     ----------------  ----------------  ----------------
                                                                                                            (UNAUDITED)
CURRENT ASSETS:
Cash and cash equivalents..........................................     $      3,892      $  3,717,169      $  2,444,772
Accounts receivable, net of allowance for doubtful accounts of
    $286,562, $157,405 and $169,122, respectively..................          851,866         1,454,763         2,798,820
Receivables from affiliates........................................          803,162                --            40,215
Prepaid expenses...................................................          537,072            54,870           158,405
Deferred commissions, current (Note 2).............................          248,286           222,302           261,975
Other current assets...............................................           74,647           263,267            43,666
                                                                        ------------      ------------      ------------
   Total current assets............................................        2,518,925         5,712,371         5,747,853
                                                                        ------------      ------------      ------------
PROPERTY, PLANT AND EQUIPMENT (Note 2):
Land...............................................................        1,395,592         1,395,592         1,395,592
Building...........................................................        2,321,463         2,321,463         2,321,463
Leased satellite transponders (Note 15)............................       35,010,454        35,010,454        35,010,454
Furniture, fixtures and equipment..................................        9,090,374        10,457,665        10,735,179
Leasehold improvements.............................................          258,908           374,643           635,936
                                                                        ------------      ------------      ------------
   Total property, plant and equipment.............................       48,076,791        49,559,817        50,098,624
Less accumulated depreciation and amortization.....................      (15,978,974)      (20,784,095)      (23,178,762)
                                                                        ------------      ------------      ------------
   Net property, plant and equipment...............................       32,097,817        28,775,722        26,919,862
                                                                        ------------      ------------      ------------
OTHER ASSETS:
Goodwill, net of accumulated amortization of $15,000, $171,795
 and $288,153, respectively (Note 2)...............................          285,000         3,125,567         3,009,209
Other intangible assets, net of accumulated amortization of
 $504,877, $733,428 and $873,287, respectively (Note 2)............        1,283,303         1,063,888         1,081,661
Investment in affiliates...........................................          922,135           577,264           300,265
Income tax benefit receivable from Jones International, Ltd.
  (Note 12)........................................................               --         1,342,111         1,074,536
Capitalized loan fees (Note 15)....................................               --            50,000           568,583
Deferred commissions, long-term (Note 2)...........................          496,572           478,676           422,809
Deferred offering costs (Note 7)...................................          607,505           174,744         1,341,906
Other assets.......................................................           86,420            57,785           295,320
                                                                        ------------      ------------      ------------
   Total other assets..............................................        3,680,935         6,870,035         8,094,289
                                                                        ------------      ------------      ------------
   Total assets....................................................     $ 38,297,677      $ 41,358,128      $ 40,762,004
                                                                        ============      ============      ============

       The accompanying notes to these consolidated financial statements are an integral part of these consolidated financial statements.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

                                                                             DECEMBER 31,                  JUNE 30,
                                                                  ---------------------------------  --------------------
                                                                       1996              1997                1998
                                                                  ---------------  ----------------  --------------------
                                                                                                          (UNAUDITED)
CURRENT LIABILITIES:
Accounts payable--trade.........................................    $    239,872      $  1,438,602          $  1,263,886
Accrued liabilities.............................................         686,131         1,300,516             1,954,538
Accounts payable--Jones International, Ltd. (Notes 2 and 6).....       6,017,809         9,814,874             5,424,512
Interest payable................................................         215,524            53,619               522,471
Deferred revenues (Note 2)......................................           5,500            13,554               301,583
Capital lease obligations (Note 9)..............................       1,964,954         2,422,022             2,668,202
Other current liabilities.......................................           4,574                --                 8,003
                                                                    ------------      ------------          ------------
       Total current liabilities................................       9,134,364        15,043,187            12,143,195
                                                                    ------------      ------------          ------------

LONG-TERM LIABILITIES
Customer deposits and deferred revenues.........................         829,962            38,532                38,773
Capital lease obligation, net of current portion (Note 9).......      28,757,208        26,335,186            24,922,805
Long-term debt--affiliated entities (Note 8)....................      22,554,500        16,554,500            10,000,000
Credit facility (Note 15).......................................              --                --            16,704,500
                                                                    ------------      ------------          ------------
       Total long-term liabilities..............................      52,141,670        42,928,218            51,666,078
                                                                    ------------      ------------          ------------
MINORITY INTERESTS IN CONSOLIDATED
  SUBSIDIARIES (Note 2).........................................         290,949         1,593,168               822,049
                                                                    ------------      ------------          ------------

COMMITMENTS AND CONTINGENCIES (NOTE 14)

SHAREHOLDERS' DEFICIT:
Class A Common Stock, $.01 par value: 50,000,000 shares
 authorized; 1,968,453, 2,980,953 and 2,980,953 shares issues
 and outstanding, respectively..................................          19,685            29,810                29,810
Class B Common Stock, $.01 par value: 1,785,120 shares
 authorized; 1,385,120, 1,785,120 and 1,785,120 shares issued
 and outstanding, respectively..................................          13,851            17,851                17,851
Additional paid-in capital......................................              --         9,143,375             9,143,375
Accumulated deficit.............................................     (23,302,842)      (27,397,481)          (33,060,354)
                                                                    ------------      ------------          ------------
       Total shareholders' deficit..............................     (23,269,306)      (18,206,445)          (23,869,318)
                                                                    ------------      ------------          ------------
       Total liabilities and shareholders' deficit..............    $ 38,297,677      $ 41,358,128          $ 40,762,004
                                                                    ============      ============          ============

       The accompanying notes to these consolidated financial statements are an integral part of these consolidated financial statements.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                    FOR THE SIX MONTHS ENDED
                                                            FOR THE YEARS ENDED DECEMBER 31,                JUNE 30,
                                                    ----------------------------------------------------------------------------
                                                            1995          1996          1997           1997          1998
                                                        ------------  ------------  -------------  ------------  ------------
                                                                                                           (UNAUDITED)
REVENUES:
    Radio programming...............................    $ 5,121,310   $ 6,978,303    $10,199,870   $ 5,089,673   $ 3,739,193
    Television programming
           Non-affiliated entities..................        288,591       193,204     10,863,512     3,326,645     7,300,147
           Affiliated entities (Note 6).............         51,574       960,254      1,138,000       571,721       564,415
                                                        -----------   -----------    -----------   -----------   -----------
                  Total television programming......        340,165     1,153,458     12,001,512     3,898,366     7,864,562
    Satellite delivery and production support
           Non-affiliated entities..................      3,129,844     3,120,000      2,600,000     1,560,000            --
           Affiliated entities (Note 6).............      6,535,742     5,402,680      4,309,818     2,358,395     2,128,118
                                                        -----------   -----------    -----------   -----------   -----------
                  Total satellite delivery and
                    production support..............      9,665,586     8,522,680      6,909,818     3,918,395     2,128,118
                                                        -----------   -----------    -----------   -----------   -----------
                  Total revenues....................     15,127,061    16,654,441     29,111,200    12,906,434    13,731,873
                                                        -----------   -----------    -----------   -----------   -----------
OPERATING EXPENSES:
    Radio programming...............................      3,067,745     4,162,634      5,816,250     2,803,601     3,489,844
    Television programming
           Non-affiliated entities..................        256,266     1,156,922      5,726,418     1,832,527     3,848,027
           Affiliated entities (Note 6).............        109,333            --      3,545,930     1,173,306     2,818,964
                                                        -----------   -----------    -----------   -----------   -----------
                  Total television programming......        365,599     1,156,922      9,272,348     3,005,833     6,666,991
    Satellite delivery and production support.......      6,530,278     5,451,966      4,685,470     2,605,135     2,329,432
    Selling and marketing...........................      1,374,368     1,737,566      2,916,648     1,266,538     1,747,231
    General and administration......................      2,321,780     3,269,623      4,168,005     1,862,734     2,092,697
                                                        -----------   -----------    -----------   -----------   -----------
                  Total operating expenses..........     13,659,770    15,778,711     26,858,721    11,543,841    16,326,195
                                                        -----------   -----------    -----------   -----------   -----------
OPERATING INCOME (LOSS).............................      1,467,291       875,730      2,252,479     1,362,593    (2,594,322)
                                                        -----------   -----------    -----------   -----------   -----------
OTHER (INCOME) EXPENSE:
    Interest expense (Note 6, 8 and 9)..............      4,069,837     4,499,898      5,676,896     2,867,025     2,640,260
    Interest income.................................        (63,792)      (72,151)      (107,843)      (22,235)      (99,025)
    Write-off of deferred offering  (Note 7)........             --            --        938,000       938,000          ----
    Equity in income of subsidiaries................        (10,886)     (828,992)      (396,155)     (286,734)      (73,001)
    Other expense (income)..........................         16,276       (11,660)        73,972            --       263,801
                                                        -----------   -----------    -----------   -----------   -----------
                  Total other expense, net..........      4,011,435     3,587,095      6,184,870     3,496,056     2,732,035
                                                        -----------   -----------    -----------   -----------   -----------
LOSS BEFORE INCOME TAXES AND
  MINORITY INTEREST..................................    (2,544,144)   (2,711,365)    (3,932,391)   (2,133,463)   (5,326,357)
    Income tax provisions (benefit) (Note 12).......       (497,739)     (386,912)    (1,341,997)    ( 355,548)      267,575
                                                        -----------   -----------    -----------   -----------   -----------
LOSS BEFORE MINORITY INTERESTS......................     (2,046,405)   (2,324,453)    (2,590,394)   (1,777,915)   (5,593,932)
    Minority interests in net income (loss) of
      consolidated subsidiaries.....................             --        (9,051)       902,781       417,852        68,941
                                                        -----------   -----------    -----------   -----------   -----------
NET LOSS                                                $(2,046,405)  $(2,315,402)   $(3,493,175)   (2,195,767)   (5,662,873)
                                                        ===========   ===========    ===========   ===========   ===========
BASIC AND DILUTED NET LOSS PER
 COMMON SHARE                                                $(0.50)       $(0.56)        $(0.79)       $(0.50)       $(1.19)
                                                        ===========   ===========    ===========   ===========   ===========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING                                              4,103,573     4,103,573      4,400,448     4,366,073     4,766,073
                                                        ===========   ===========    ===========   ===========   ===========

       The accompanying notes to these consolidated financial statements are an integral part of these consolidated financial statements.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

                                                     COMMON STOCK                ADDITIONAL                     TOTAL
                                       ----------------------------------------
                                             CLASS A              CLASS B         PAID-IN     ACCUMULATED   SHAREHOLDERS'
                                       -------------------  -------------------
                                        SHARES     AMOUNT    SHARES     AMOUNT    CAPITAL       DEFICIT        DEFICIT
                                       ---------  --------  ---------  --------  ----------  -------------  --------------
Balance, December 31, 1994...........  1,385,120   $13,851  1,385,120   $13,851  $       --  $(16,329,557)   $(16,301,855)
Advances to parent company
   (Note 2)..........................         --        --         --        --          --    (2,011,828)     (2,011,828)
Net Loss.............................         --        --         --        --          --    (2,046,405)     (2,046,405)
                                       ---------   -------  ---------   -------  ----------  ------------    ------------
Balance, December 31, 1995...........  1,385,120    13,851  1,385,120    13,851          --   (20,387,790)    (20,360,088)
Issuance of common stock in
   exchange for Earth Segment
   (Note 1)..........................    583,333     5,834         --        --          --        (5,834)             --
Advances to parent company
   (Note 2)..........................         --        --         --        --          --      (593,816)       (593,816)
Net Loss.............................         --        --         --        --          --    (2,315,402)     (2,315,402)
                                       ---------   -------  ---------   -------  ----------  ------------    ------------
Balance, December 31, 1996...........  1,968,453    19,685  1,385,120    13,851          --   (23,302,842)    (23,269,306)
Issuance of common stock in
   exchange for Jones Space
   Segment, Inc. (Note 1)............    416,667     4,167         --        --          --        (4,167)             --
Advance to parent company
   (Note 2)..........................         --        --         --        --          --      (593,964)       (593,964)
Issuance of common stock in
   exchange for minority interests
   of Glenn R. Jones (Note 1)........    333,333     3,333         --        --          --        (3,333)             --
Issuance of common stock for the
   Product Information Network
   acquisition (Note 1)..............    262,500     2,625         --        --   3,147,375            --       3,150,000
Conversion of the Jones Global
   Group note (Note 8)...............         --        --    400,000     4,000   5,996,000            --       6,000,000
Net Loss.............................         --        --         --        --          --    (3,493,175)     (3,493,175)
                                       ---------   -------  ---------   -------  ----------  ------------    ------------
Balance, December 31, 1997...........  2,980,953    29,810  1,785,120    17,851   9,143,375   (27,397,481)    (18,206,445)
Net Loss (unaudited).................         --        --         --        --          --    (5,662,873)     (5,662,873)
                                       ---------   -------  ---------   -------  ----------  ------------    ------------
Balance, June 30, 1998
   (unaudited).......................  2,980,953   $29,810  1,785,120   $17,851  $9,143,375  $(33,060,354)   $(23,869,318)
                                       =========   =======  =========   =======  ==========  ============    ============

       The accompanying notes to these consolidated financial statements are an integral part of these consolidated financial statements.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                                       ---------------------------------------------
                                                                           1995           1996           1997
                                                                       -------------  -------------  -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.............................................................  $(2,046,405)   $(2,315,402)   $(3,493,175)
 Adjustment to reconcile net loss to net cash provided (used in) by operating activities:
   Depreciation and amortization......................................    3,888,151      4,476,027      5,167,892
   Equity in income of subsidiaries...................................      (10,886)      (828,992)      (396,155)
   Distributions received.............................................      175,000        300,000        100,000
   Write-off of deferred offering costs...............................           --             --        938,000
   Minority interest in net loss......................................           --         (9,051)       902,781
   Loss on sale of equipment..........................................           --             --         81,209
   Net change in assets and liabilities:
    Decrease (increase) in receivables................................      227,932          5,317      1,168,733
    Decrease (increase) in receivables from affiliates................     (316,052)      (361,809)      (538,949)
    Decrease (increase) in prepaid expenses and other current
      assets..........................................................       (1,533)      (495,717)       344,865
    Decrease (increase) in deferred commissions.......................       49,377       (104,204)        43,880
    Decrease (increase) in other assets...............................        4,462        (58,983)        78,635
    Increase in accounts payable......................................        8,054        223,393      1,192,730
    Increase (decrease) in accounts payable to Jones International....   (1,943,222)     3,668,270      2,861,899
    Increase (decrease) in interest payable...........................           --        215,524       (161,905)
    Increase in deferred revenues.....................................           --          5,500          8,054
    Increase (decrease) in accrued liabilities and other liabilities..      355,049         52,872        112,355
    Increase (decrease) in customer deposits..........................      (25,827)         3,352       (821,378)
                                                                        -----------    -----------    -----------
    Net cash provided by (used in) operating activities...............      364,100      4,776,097      7,589,471
                                                                        -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property, plant and equipment............................   (1,261,669)    (2,969,379)    (1,367,026)
 Sale of property, plant and equipment................................           --             --        255,671
 Purchases of intangible assets.......................................     (436,519)    (1,001,667)       (44,646)
 Investment in joint venture..........................................     (174,826)            --             --
                                                                        -----------    -----------    -----------
    Net cash used in investing activities.............................   (1,873,014)    (3,971,046)    (1,156,001)
                                                                        -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in deferred offering costs..................................           --       (607,505)      (505,239)
 Increase in capitalized loan fees....................................           --             --        (50,000)
 Repayment of borrowings..............................................      (10,642)        (7,991)            --
 Repayment of capital lease obligations...............................   (1,178,409)    (1,533,031)    (1,964,954)
 Proceeds from borrowings.............................................    1,997,916      1,341,968             --
 Distributions paid to minority interests.............................           --             --             --
 Acquisition of minority interests....................................           --             --       (200,000)
                                                                        -----------    -----------    -----------
    Net cash provided by (used in) financing activities...............      808,865       (806,559)    (2,720,193)
                                                                        -----------    -----------    -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......................     (700,049)        (1,508)     3,713,277
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........................      705,449          5,400          3,892
                                                                        -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............................  $     5,400    $     3,892    $ 3,717,169
                                                                        ===========    ===========    ===========
SUPPLEMENTAL CASH FLOW DISCLOSURE:
 Interest paid........................................................  $ 4,069,871    $ 4,499,898    $ 5,838,801
                                                                        ===========    ===========    ===========
 Income tax benefit (provision).......................................  $   497,739    $   386,912    $ 1,341,997
                                                                        ===========    ===========    ===========
 Deferred offering costs..............................................  $        --    $        --    $        --
                                                                        ===========    ===========    ===========
 Goodwill.............................................................  $        --    $   300,000    $ 3,036,923
                                                                        ===========    ===========    ===========

                                                                               FOR THE SIX MONTHS
                                                                                  ENDED JUNE 30,
                                                                          ----------------------------
                                                                              1997             1998
                                                                          ------------    ------------
                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.............................................................    $(2,195,767)    $(5,662,873)
 Adjustment to reconcile net loss to net cash provided (used in) by operating activities:
   Depreciation and amortization......................................      2,512,381       2,650,885
   Equity in income of subsidiaries...................................       (286,734)        (73,001)
   Distributions received.............................................             --         350,000
   Write-off of deferred offering costs...............................        938,000              --
   Minority interest in net loss......................................        417,852          68,941
   Loss on sale of equipment..........................................         36,579              --
   Net change in assets and liabilities:
    Decrease (increase) in receivables................................     (1,766,267)     (1,344,057)
    Decrease (increase) in receivables from affiliates................        748,668         (40,215)
    Decrease (increase) in prepaid expenses and other current
      assets..........................................................        289,289         116,066
    Decrease (increase) in deferred commissions.......................         19,088          16,194
    Decrease (increase) in other assets...............................        (10,988)       (237,535)
    Increase in accounts payable......................................        648,659        (174,716)
    Increase (decrease) in accounts payable to Jones International....      1,115,631      (4,122,787)
    Increase (decrease) in interest payable...........................            655         468,852
    Increase in deferred revenues.....................................             --         288,029
    Increase (decrease) in accrued liabilities and other liabilities..        134,181        (448,976)
    Increase (decrease) in customer deposits..........................        (27,049)            241
                                                                          -----------     -----------
    Net cash provided by (used in) operating activities...............      2,574,178      (8,144,952)
                                                                          -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property, plant and equipment............................     (1,001,533)       (538,807)
 Sale of property, plant and equipment................................        261,975              --
 Purchases of intangible assets.......................................         (1,110)       (157,632)
 Investment in joint venture..........................................            ---              --
                                                                          -----------     -----------
    Net cash used in investing activities.............................       (740,668)       (696,439)
                                                                          -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in deferred offering costs..................................       (494,696)        (56,162)
 Increase in capitalized loan fees....................................        (50,000)       (518,583)
 Repayment of borrowings..............................................             --      (6,554,500)
 Repayment of capital lease obligations...............................       (943,355)     (1,166,201)
 Proceeds from borrowings.............................................             --      16,704,500
 Distributions paid to minority interests.............................             --        (840,060)
 Acquisition of minority interests....................................             --              --
                                                                          -----------     -----------
    Net cash provided by (used in) financing activities...............     (1,488,051)      7,568,994
                                                                          -----------     -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......................        345,459      (1,272,397)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........................          3,892       3,717,169
                                                                          -----------     -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............................    $   349,351     $ 2,444,772
                                                                          ===========     ===========
SUPPLEMENTAL CASH FLOW DISCLOSURE:
 Interest paid........................................................    $ 2,866,442     $ 2,171,408
                                                                          ===========     -----------
 Income tax benefit (provision).......................................    $   355,662     $  (267,575)
                                                                          ===========     ===========
 Deferred offering costs..............................................    $        --     $ 1,111,000
                                                                          ===========     -----------
 Goodwill.............................................................    $        --     $        --
                                                                          ===========     ===========

       The accompanying notes to these consolidated financial statements are an integral part of these consolidated financial statements.

             JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 (AUDITED) AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998 (UNAUDITED)

(1) ORGANIZATION AND BUSINESS

     Jones International Networks, Ltd. (which is now known as JPN, Inc., "Old Company," effective May 1998) was incorporated in November 1993. The Old Company was temporarily a wholly-owned subsidiary of Jones Network Holdings LLC ("Network Holdings"), a Colorado limited liability company. Old Company has acquired certain subsidiaries from the parent of Network Holdings, Jones International, Ltd. ("Jones International"). Mr. Glenn R. Jones, Chairman and Chief Executive Officer, owns 100 percent of Jones International. The accompanying financial statements have been prepared on the basis of reorganization accounting of entities under common control (similar to pooling of interests) as though Old Company had made the acquisitions of these Jones International subsidiaries at their inception.

     In May 1998, a new company named Jones International Networks, Ltd. ("New Company") was formed as a wholly-owned subsidiary of Network Holdings and a sister company of Old Company. Effective upon the closing in July 1998 of an offering of 11 3/4% Senior Secured Notes by New Company (see Note 15) and the acquisition by New Company of MediaAmerica, Inc. (see Note 15), New Company acquired all of the shares of Old Company from Network Holdings, and the members of Network Holdings exchanged their Class A Ownership Interests and Class B Ownership Interests in Network Holdings for shares of Class A Common Stock and Class B Common Stock, respectively, of New Company, and Network Holdings was dissolved. Old Company is now a subsidiary of New Company. Old Company is hereinafter referred to as the "Company." The results of operations and financial condition of New Company will be substantially identical to the financial statements of the Company.

     The Company creates, develops, acquires and produces programming that it distributes to radio stations, cable television system operators and other video distributors. The Company (i) provides radio programming to radio stations in exchange for advertising time that it resells to national advertisers, (ii) provides television and music programming to cable television system operators and other video distributors, (iii) sells advertising time on its two television networks and (iv) receives license fees for its country music television network.

     On April 1, 1997, the Company acquired Mr. Glenn R. Jones' 19% equity interest in Jones Infomercial Networks, Inc. ("Infomercial Networks"), the subsidiary through which the Company has invested in the PIN Venture, and Glenn
R. Jones' 19% equity interest in Great American Country, Inc. ("Great American Country"), the subsidiary through which the Company operates Great American Country, in exchange for 333,333 shares of the Company's Class A Common Stock. As a result of these transactions, these subsidiaries are wholly owned by the Company. Also on April 1, 1997, the Company acquired the satellite transponder leases and related subleases owned by Jones Space Segment, Inc. ("Space Segment"), an affiliate of the Company, in exchange for 416,667 shares of the Company's Class A Common Stock. These three transactions were accounted for as a reorganization of entities under common control. The historical consolidated financial statements have been restated to include these transactions for all periods presented.

     The Company has received advances and loans from Jones International and related companies to fund its operating and investing activities in the past. Jones International and such related companies are under no obligation to provide, nor does the Company expect them to provide, additional advances or loans to the Company.

             JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

     Ventures--The Company is a partner in two joint ventures, the PIN Venture and Galactic/Tempo ("Superaudio"), and is a member in a third venture, Jones/Owens Radio Programming, LLC ("JORP"). The PIN Venture was organized in January 1995 and commenced operations on February 1, 1995. The PIN Venture owns and operates a 24-hour-a-day cable television network for the airing of long-form advertising ("infomercials"). JORP is in the business of developing, producing and distributing short-form and long-form syndicated radio programs. Superaudio commenced operations in July 1990 and is a joint venture which is owned 50 percent by the Company and 50 percent by a third party. Superaudio provides audio programming services to cable television system operators. Profits, losses and distributions of these ventures have been and will be allocated in accordance with the respective Common Stocks of the partners or members. Distributions of assets have been and will be approved by the partners or members for the respective venture prior to such distributions.

     From February 1995 until March 31, 1997, the Company owned 50% or less of the PIN Venture, the entity that owns and operates the Product Information Network. Effective April 1, 1997, the Company acquired from Adelphia Communications an 8.35% equity interest in the PIN Venture in exchange for 262,500 shares of the Company's Class A Common Stock. As a result of this transaction, which was accounted for as a purchase, the Company now owns approximately 54% of the PIN Venture and, effective April 1, 1997, consolidated the results of operations of the PIN Venture for financial reporting purposes.

     Interim Financial Information (unaudited)--The accompanying statements of financial position as of June 30, 1998, the statements of operations and cash flows for the six months ended June 30, 1997 and 1998, and the statement of changes in shareholders' deficit for the six months ended June 30, 1998, are unaudited. However, in the opinion of management, these statements include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of results for these interim periods. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of results to be expected for the entire year, or for any other interim period.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents--The Company considers all highly liquid investments with a maturity when purchased of three months or less to be cash equivalents.

     Fair Value of Financial Instruments--The fair value of the Company's financial instruments is estimated based on the quoted market prices for similar instruments.

     Principles of Consolidation--The consolidated financial statements include the accounts of all majority-owned and controlled subsidiaries. Investments in entities which are not majority-owned and controlled by the Company are accounted for under the equity method. All significant intercompany balances and transactions have been eliminated in consolidation.

     Minority Interest--The minority interest in the net income or loss of the Company's consolidated subsidiaries is reflected in the statements of operations. To the extent the minority interest in the net losses of the Company's consolidated subsidiaries exceeds the minority investment in those subsidiaries, such excess losses are charged to the Company.

     Property, Plant and Equipment--Property and equipment are depreciated using the straight-line method over the estimated useful lives of 3 to 15 years. Depreciation of the building is provided using the straight-line method over an estimated useful life of 40 years. Leasehold improvements are depreciated over the lesser of five years or

             JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES the term of the lease. Satellite transponders are depreciated over the term of the lease.

     Goodwill--Goodwill consists primarily of the excess purchase price paid in the PIN acquisition in 1997 as discussed in Note 5. Goodwill is amortized over the estimated economic life of the partnership, which is approximately 18 years.

     Other Intangible Assets--Intangible assets consist primarily of radio programming licensing agreements obtained from a third party in October 1996. Intangible assets are amortized over the lesser of 15 years or the term of the affiliate agreements.

     Long-Lived Assets--The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No such impairment indicators have been identified by the Company.

     Advances to Parent Company--Advances to parent company in the statements of shareholders' deficit represent the net impact of the intercompany activity between Space Segment and Jones International. Such amounts have been presented as further reductions of accumulated deficit in connection with the reorganization of these entities under common control.

     Deferred Commissions--Sales commissions are amortized over the life of the corresponding affiliate agreements from which the sales commission was paid. The current amount represents the portion to be amortized within the next 12 months. The remaining portion is classified as long-term.

     Deferred Offering Costs--Deferred offering costs consist primarily of financial advisory, legal and accounting fees incurred in connection with financing activities. These costs will be charged against the gross proceeds of the financing activities or written off if and when the financing activities are not consummated.

     Customer Deposits and Deferred Revenues--Customer deposits consist of unearned revenues associated with affiliate fees and refundable advance payments received from radio stations. Deferred revenues consist of advance payments and a security deposit paid by the sub-lessor on the leased transponders.

     Income Taxes--Prior to April 2, 1997, the Company joined in filing a consolidated tax return as provided for under the terms of a tax allocation agreement with Jones International and certain of Jones International's subsidiaries. Pursuant to the terms of the tax allocation agreement, tax provisions (benefits) were allocated to the members of the tax sharing group based on their respective pro rata contribution of taxable income (loss) to Jones International's consolidated taxable income (loss). As a result of the issuance of additional shares of the Company's common stock (see Note 1), less than 80% of the Company's outstanding common stock was beneficially (or indirectly) owned by Jones International. Therefore, the Company is no longer included in the Jones International tax allocation agreement.

     The tax allocation agreement with Jones International gives Jones International the option to either make a payment of the tax benefits due to the subsidiary members of the tax sharing group or to defer such payments until a subsequent taxable period in which the subsidiary member generates taxable income and has a tax payment due either to Jones International or to a federal or state taxing authority. Jones International may defer such payments for a period not to exceed five years from the date the tax benefits were incurred and will accrue interest at the time the deferred amounts originate. For the year ended December 31, 1997, Jones International elected to defer a tax benefit of approximately $1,342,000 due to the Company and its subsidiaries. For the six months ended June 30, 1998, the Company incurred a tax provision of approximately $268,000 to adjust estimated tax provisions to actual

             JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES tax provisions for the year ended December 31, 1997. This provision was offset against the income tax receivable.

     The Company accounts for deferred tax liabilities or assets based on the temporary differences between the financial reporting and tax bases of assets and liabilities as measured by the enacted tax rates which are expected to be in effect when these differences reverse. Deferred tax assets are reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, based upon current circumstances, are not expected to be realized.

     Revenue Recognition--The Company's revenues consist of radio programming revenues, television programming revenues and satellite delivery and production support revenues.

     Radio programming revenues include advertising and license fees. The Company generates radio advertising revenues by selling airtime to advertisers who advertise their products or services on the networks. The Company recognizes advertising revenues upon airing of the advertisements. Any amounts received from customers for radio advertisements that have not been aired during the period are recorded as deferred revenues until such time as the advertisement is aired. The Company delivers its programming to radio stations for distribution to their listeners. Radio station license fees are earned monthly based on the radio station's contractual agreement.

     Television programming revenues include advertising and license fees. The Company generates television advertising revenues by selling airtime to advertisers who advertise their products or services on the networks. The Company recognizes advertising revenues upon the airing of the advertisements. Any amounts received from customers for television advertisements that have not been aired during the period are recorded as deferred revenues until such time as the advertisement is aired. The Company delivers its programming to cable television systems for distribution to their viewers. Cable television system license fees are earned monthly based on a per subscriber fee set under the terms of the cable operator's contractual agreement and the number of subscribers that are receiving the Company's programming during the respective month.

     Satellite delivery and production support revenues include revenues from satellite delivery, uplinking, trafficking, playback and other services. The Company generates revenues by providing such services to affiliates and third parties. The Company recognizes satellite delivery and production support revenues upon completion of the services or upon contractual arrangements.

     New Accounting Pronouncements--Net loss per common share in the accompanying consolidated financial statements is based on the weighted average number of common shares outstanding during the respective periods. In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards 128 ("SFAS 128") entitled, "Earnings per Share." SFAS 128 is effective for fiscal years ending after December 15, 1997; early adoption is not permitted. SFAS 128 replaces primary and fully diluted earnings per share with basic and diluted earnings per share, respectively. Under SFAS 128, diluted net income (loss) per share for the periods reported would be the same as the basic earnings per share presented in the accompanying consolidated financial statements.

     In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information About Capital Structure," which is effective for financial statements for periods ended after December 15, 1997. This statement establishes standards for disclosing information about an entity's capital structure. The Company has adopted this statement. The adoption of this statement did not have a material impact on the financial statements.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for the year ending December 31, 1998. This statement establishes standards for the reporting and display of

             JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES comprehensive income and its components in financial statements and thereby a measure of all changes in equity of an enterprise that result from transactions and other economic events other than transactions with owners.

     In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," which is effective for the year ending December 31, 1998. This statement changes the requirements under which publicly held companies report disaggregated information.

     The Company will adopt SFAS No. 130 and No. 131 on their respective dates. Management of the Company does not expect that the adoption of these statements will have a material impact on the financial statements.

     Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications--Certain prior period amounts have been reclassified to conform to the current year presentation.

     Impact of the Year 2000 Issue (unaudited)--The Year 2000 issue is the result of many computer programs being written such that they will malfunction when reading a year of "00." This problem could cause system failure or miscalculations causing disruptions of business processes.

     The Company has initiated an assessment of its computer applications to determine the extent of the problem. Based on this assessment, the Company has determined that the majority of its computer applications supporting business processes, including accounting and billing, are designed to handle the Year 2000 appropriately.

     The Company is currently focusing its efforts on the impact of the Year 2000 issue on service delivery. The Company has established an internal team to address this issue. The Company is identifying and testing all date-sensitive equipment involved in delivering service to its customers. In addition, the Company will assess its options regarding repair or replacement of affected equipment during this testing. The Company currently has no definitive estimate of the cost or the extent of the impact, if any, this problem will have on service delivery; however, the Company does not believe that the impact will be material. The Company anticipates completion of its testing in 1998, at which time it will assess the financial impact on the Company.


(3) JONES NETWORK HOLDINGS LLC EXCHANGE

     Effective December 31, 1997, all shareholders of the Company contributed their shares of the Company to Network Holdings in exchange for the same number of Class A or Class B Ownership Interests in Network Holdings. Network Holdings was the sole shareholder of all of the Company's outstanding stock as of December 31, 1997 (see Note 1). On July 10, 1998, the date of the closing of the Company's 11 3/4% Senior Secured Notes offering, all of the shares of Old Company were acquired by New Company from Network Holdings, which was then dissolved.


(4) ACQUISITION OF JONES GALACTIC RADIO, INC. AND JONES EARTH SEGMENT, INC.

     Effective August 15, 1996, the Company purchased all of the common stock of Jones Galactic Radio, Inc. ("Galactic Radio") from Jones Global Group, Inc. ("Global Group"), an affiliate of the Company, for $17,200,000.

             JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

Galactic Radio is a holding company which owns 100% of the Company's radio network programming business, and through a subsidiary, a 50% interest in Superaudio (see Note 10). The purchase price was paid using $1,200,000 in cash with the balance in the form of a $16,000,000 promissory note to Global Group.

     The net assets of Galactic Radio as of the purchase date totaled approximately $5.1 million. In accordance with generally accepted accounting principles for a transfer of entities under common control, the amount of purchase price paid in excess of Galactic Radio's net assets (approximately $12.1 million) was charged to shareholders' investment at the beginning of the periods presented.

     Effective September 30, 1996, the Company acquired all of the common stock of Jones Earth Segment, Inc. ("Earth Segment") from Mr. Glenn R. Jones and Jones International for 110,833 shares and 472,500 shares, respectively, of the Company's Class A Common Stock. Earth Segment, now a wholly owned subsidiary of the Company, owns the assets through which the Company provides playback, editing, duplication and uplinking services, primarily to affiliates. This transaction was treated as a reorganization of entities under common control and is included in the Company's historical financial statements for all periods presented.


(5) ACQUISITION AND CONSOLIDATION OF PIN VENTURE

     From February 1995 until March 31, 1997, the Company owned 50% or less of the PIN Venture, the entity that owns and operates the PIN Network. Effective April 1, 1997, the Company acquired from Adelphia Communications an 8.35% equity interest in the PIN Venture in exchange for 262,500 shares of the Company's Class A Common Stock which was valued at $12 per share for a total of $3,150,000. As a result of this transaction, which was accounted for as a purchase, the Company now owns approximately 54% of the PIN Venture and, effective April 1, 1997, consolidated the results of operations of the PIN Venture for financial reporting purposes.

     The proportionate share (8.35%) of the net assets of the PIN Venture as of the purchase date totaled approximately $113,000. In accordance with generally accepted accounting principles for acquisition accounting, the amount of purchase price paid by the Company in excess of the proportionate share of the PIN Venture's net assets (approximately $3,037,000) was recorded as goodwill. Goodwill is being amortized over the estimated life of the partnership, which is approximately 18 years.

     Certain condensed pro-forma financial information of the Company assuming the PIN Venture was consolidated as of January 1, 1996 is as follows:

                                                         DECEMBER 31,
                                              ---------------------------------
                                                   1996              1997
                                              ---------------   ---------------
Total assets                                    $ 42,454,000      $ 41,358,000
Liabilities.................................      56,564,000        59,565,000
Shareholders' deficit.......................     (14,110,000)      (18,206,000)
Revenues....................................      23,114,000        31,544,000
Operating expenses..........................      21,420,000        28,914,000
Operating income............................       1,694,000         2,630,000
Net loss....................................      (2,307,000)       (3,493,000)

             JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

(6) TRANSACTIONS WITH AFFILIATED ENTITIES

     The Company is a subsidiary of Jones International, a holding company with ownership in several companies involved in various aspects of the telecommunications industry. Jones International is wholly owned by Glenn R. Jones, Chairman and Chief Executive Officer of Jones Intercable, Inc. ("Jones Intercable") and various other subsidiaries of Jones International. Certain members of management of the Company are also officers or directors of these affiliated entities and, from time to time, the Company may have transactions with these entities. Certain expenses are paid by affiliated entities on behalf of the Company and are allocated at cost based on specific identification or other methods which management believes are reasonable. Principal recurring transactions with affiliates, excluding Superaudio, are described below. See
Note 10 for transactions with affiliates related to Superaudio.

     Television Programming Revenues--Prior to July 1, 1998, the Company earned up to a three percent commission on the sale of airtime for informational programming on Jones Education Company ("Jones Education") and its affiliates. Prior to October 1, 1995, the Company did not provide this service to Jones Education. For the year ended December 31, 1995, 1996 and 1997, the Company received approximately $52,000, $241,000 and $216,000, respectively, for this service. For the six months ended June 30, 1997 and 1998, the Company received approximately $112,000 and $97,000, respectively, for this service. After July 1, 1998, PIN will perform such services and will receive all commissions, as well as paying all related expenses.

     Prior to the consolidation of the PIN Venture, which was effective April 1, 1997, the Company received from the PIN Venture approximately $35,000 for the year ended December 31, 1996 and $8,000 for the three months ended March 31, 1997 for commissions on the sale of airtime for informational programming.

     The Company distributes Great American Country to certain cable television systems owned or managed by Jones Intercable. Great American Country, a 24-hour country music video network, was launched on December 31, 1995. Jones Intercable and its affiliated partnerships paid total license fees to the Company of approximately $719,000 and $853,000 for the years ended December 31, 1996 and 1997. Jones Intercable and its affiliated partnerships paid total license fees to the Company of approximately $452,000 and $468,000 for the six months ended June 30, 1997 and 1998, respectively.

     Satellite Delivery and Production Support Revenues--Earth Segment provides playback, editing, duplication and uplinking services primarily to its cable programming network affiliates. Earth Segment charges affiliates for its services using rates which are calculated to achieve a specified rate of return on investment to Earth Segment. For the years ended December 31, 1995, 1996 and 1997, Earth Segment charged Jones Education and its affiliates approximately $1,885,000, $2,248,000 and $2,193,000, respectively, for these services. For the six months ended June 30, 1997 and 1998, Earth Segment charged Jones Education and its affiliates approximately $1,072,000 and $1,335,000, respectively, for these services.

     Prior to the consolidation of the PIN Venture, Earth Segment charged the PIN Venture approximately $522,000, $726,000 and $201,000 for the years ended December 31, 1995 and 1996 and for the six months ended June 30, 1997, respectively, for these services.

     In addition, Jones Space Holdings ("Space Holdings"), a subsidiary of the Company, subleased a non-preemptible satellite transponder to Jones Education and its affiliates. Satellite transponder lease revenues of approximately $1,213,000, $852,000 and $896,000, were received from Jones Education for the years ended December 31, 1995, 1996, and 1997, respectively. Satellite transponder lease revenues of approximately $448,000 and $468,000, were received from Jones Education for the six months ended June 30, 1997 and 1998, respectively.

             JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

     Prior to the consolidation of the PIN Venture, satellite transponder lease revenues of approximately $1,112,000, $852,000, and $224,000 were received from the PIN Venture, for the years ended December 31, 1995 and 1996 and for the six months ended June 30, 1997, respectively.

     Television Programming Expense--Infomercial Networks provided programming to Jones Intercable and its managed partnerships prior to the formation of the PIN Venture and, as required under the terms of the affiliate agreement, paid a fee of approximately 33% of the net revenues generated to the affiliates which aired the infomercial programming. For the year ended December 31, 1995, Infomercial Networks paid cable system rebates to Jones Intercable and its managed systems totaling approximately $109,000. Television programming expenses decreased in 1996 due to the effects of the deconsolidation of the PIN Venture for financial reporting purposes in February 1, 1995.

     From February 1995 through March 31, 1997, the Company owned 50% or less of the PIN Venture, the entity that owns and operates the Product Information Network. Effective April 1, 1997, the Company acquired from Adelphia Communications an 8.35% equity interest in the PIN Venture. As a result of this transaction, which was accounted for as a purchase, the Company now owns approximately 54% of the PIN Venture and, effective April 1, 1997 consolidated the results of operations of the PIN Venture for financial reporting purposes. During 1997, the PIN Venture paid approximately 60% of the revenues generated by its infomercial programming in the form of cable system rebates to all systems which enter into agreements to air such programming. Amounts paid by the PIN Venture to Jones Intercable and its affiliated partnerships, Cox Communications and Adelphia Communications were approximately $3,546,000 for the nine months ended December 31, 1997. Amounts paid by the PIN Venture to Jones Intercable and its affiliated partnerships, Cox and Adelphia were approximately $1,173,000 for the three months ended June 30, 1997 and $2,819,000 for the six months ended June 30, 1998.

     An affiliate of the Company began providing affiliate sales services to the Company in late 1997. This affiliate charged the Company approximately $201,000 for the year ended December 31, 1997 and approximately $444,000 for the six months ended June 30, 1998.

     Satellite Delivery and Production Support Expense--Galactic Radio has a transponder lease agreement with Jones Satellite Holdings ("Satellite Holdings"), an affiliate of the Company, for the use of the sub-carriers on a non-preemptible satellite transponder. This agreement allows Galactic Radio to use a portion of the transponder to distribute its audio programming. Satellite Holdings has the right to terminate the license agreement at any time upon 30 days written notice to Galactic Radio. The Company agreed to pay Satellite Holdings approximately $58,000 per month. This agreement will expire May 7, 2004. Satellite Holdings charged approximately $696,000 for each of the years ended December 31, 1995, 1996 and 1997, for this service. The Company paid Satellite Holdings fees of approximately $348,000 for the six months ended June 30, 1997 and 1998, for this service.

     General and Administrative Expenses--The Company leases and subleases office space in Englewood, Colorado from affiliates of Jones International. Rent and associated expenses are allocated to the Company based on the amount of square footage it occupies. The Company was charged approximately $14,000, $32,000 and $88,000, for the years ended December 31, 1995, 1996 and 1997, respectively for rent and associated expenses. Affiliates of Jones International charged the Company approximately $39,000 and $74,000, for the six months ended June 30, 1997 and 1998, respectively for rent and associated expenses.

     An affiliate of Jones International provides computer hardware and software support services to the Company. This affiliate charged the Company approximately $306,000, $385,000 and $574,000, for the years ended December 31, 1995, 1996 and 1997, respectively, for such services. This subsidiary charged the Company

             JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES approximately $216,000 and $330,000, for the six months ended June 30, 1997 and 1998, respectively, for such services.

     An affiliate of the Company charged the Company approximately $110,000 for the six months ended June 30, 1998 for the allocated costs of its airplane which was used by the Company in connection with the Notes offering. No services were provided in the years ended December 31, 1995, 1996 or 1997.

     The Company and its consolidated subsidiaries reimburse Jones International and its affiliates for certain allocated administrative expenses. These expenses generally consist of salaries and related benefits. Allocations of personnel costs are generally based on actual time spent by affiliated associates with respect to the Company. Jones International and its affiliates charged the Company approximately $163,000, $861,000 and $540,000, for the years ended December 31, 1995, 1996 and 1997, respectively, for these administrative expenses. Jones International and its affiliates charged the Company approximately $289,000 and $513,000, for the six months ended June 30, 1997 and 1998, respectively, for these administrative expenses.

     To assist funding its operating and investing activities, the Company has borrowed funds from Jones International. Jones International charged interest on its advances to the Company at rates of approximately 11, 10 and 10 percent per annum in 1995, 1996 and 1997, respectively. Jones International's interest rate is calculated using the published prime rate plus two percent. Jones International charged the Company interest of approximately $142,000, $243,000 and $868,000, for the years ended December 31, 1995, 1996 and 1997, respectively. Jones International charged the Company interest of approximately $375,000 and $328,000, for the six months ended June 30, 1997 and 1998, respectively. The Company anticipates it will repay these advances from operating cash flow and/or available cash balances.


(7) DEFERRED OFFERING COSTS

     The Company had incurred approximately $1,113,000 in deferred offering costs through December 31, 1997 relating to a proposed initial public offering and certain other financing undertaken by the Company during 1996 and 1997. Such costs included amounts paid to financial advisors, legal counsel and independent public accountants, and for regulatory and stock exchange registration fees and other various costs. As a result of the Company's withdrawal of this proposed offering in early 1997, certain deferred offering costs relating to the offering that were deemed not transferable to other financing activities were expensed. During 1997, the Company expensed $938,000 of such costs. The remaining deferred offering costs of approximately $175,000 are included in other assets in the accompanying consolidated statements of financial position at December 31, 1997 and are deemed to benefit the debt offering which closed in July, 1998 (see Note
15).

(8) NOTE PAYABLE

     In December 1994, Earth Segment issued a promissory note which was acquired by Jones Intercable. As of December 31, 1996 and 1997, the principal amount of the note was $6,554,500, which approximates fair market value. The note was secured by all of Earth Segment's present and future tangible and intangible property and bore interest at one percent over the published prime rate (9.5% at December 31, 1997). Interest expense, which was payable quarterly, totaled approximately $670,000, $608,000 and $627,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Interest expense totaled approximately $311,000 and $156,000 for the six months ended June 30, 1997 and 1998, respectively. This note and accrued interest were repaid on March 31, 1998 (see
Note 15).

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

     In August 1996, the Company issued a $16 million promissory note to Global Group that bore interest at 8.25 percent per annum and was payable quarterly. Effective September 30, 1997, the Company and Global Group agreed to convert $6 million of the $16 million note payable to Global Group into 400,000 shares of the Company's Class B Common Stock. This note was repaid in conjunction with the exchange of Network Holdings' Ownership Interests with the Company's
shareholders as of December 31, 1997.   Network Holdings issued a new $10
million promissory note to Global Group on December 31, 1997, which replaced the note with the Company. Such new $10 million promissory note bore interest at
8.25 percent per annum. Interest on the promissory note accrues and compounds annually. All outstanding principal and unpaid interest were due and payable in full on December 31, 2005.

     On July 10, 1998, the Company issued $100 million of 11 3/4% Senior Secured Notes. Effective upon the closing of the Notes offering, the Global Group note was transferred to the Company and was then converted into 666,667 shares of the Company's Class A Common Stock valued at $15 per share (see Note 15).


(9) CAPITAL LEASES

     The capital lease obligation was comprised of a satellite transponder lease agreement which provides two non-preemptible satellite transponders, one on each of two satellites launched in 1992. The agreement provides for full time usage of two transponders for 12 years. A portion of these satellite transponders are subleased to affiliated entities and third parties.

     Future minimum payments under these capital leases, together with the present value of the minimum lease payments, were as follows (see Note 15):

       1998......................................................................................     $ 5,190,000
       1999......................................................................................       5,430,000
       2000......................................................................................       5,670,000
       2001......................................................................................       5,910,000
       2002......................................................................................       6,150,000
   Thereafter....................................................................................      12,165,000
                                                                                                      -----------
   Future minimum payments.......................................................................      40,515,000
   Less: amounts representing interest...........................................................      11,758,000
                                                                                                      -----------
   Present value of minimum lease payments.......................................................     $28,757,000
                                                                                                      ===========

     On July 24, 1998, the Company prepaid the entire capital lease obligation using the proceeds from the Notes offering (see Note 15).


(10) JOINT VENTURE

     The Company is a partner in the Superaudio joint venture. The term of this joint venture is until May 2000. Superaudio commenced operations in July 1990 and is a joint venture which is owned 50 percent by the Company and 50 percent by a third party. Superaudio provides audio programming services to cable television system operators.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

     Certain condensed financial information for Superaudio is as follows:

                                                                  DECEMBER 31,                         JUNE 30,
                                                    -----------------------------------------  ------------------------
                                                        1995          1996           1997          1997         1998
                                                    ------------  -------------  ------------  ------------  ----------
                                                                                                     (UNAUDITED)
Total assets  ......................................  $1,156,000     $  950,000    $1,216,000    $1,171,000    $647,000
Total liabilities  .................................     310,000         72,000        62,000        55,000      47,000
Partners' capital  .................................     846,000        878,000     1,154,000     1,116,000     600,000
Revenues  ..........................................   1,898,000      2,379,000     2,132,000     1,141,000     948,000
Operating expenses  ................................   1,480,000      1,755,000     1,684,000       914,000     815,000
Operating income  ..................................     418,000        624,000       448,000       227,000     133,000
Net income  ........................................     431,000        632,000       476,000       237,000     146,000

     Superaudio reimburses the Company and its affiliates for certain allocated overhead and administrative expenses. These expenses generally consist of salaries and related benefits, rent, data processing services and other corporate facilities costs. The Company and its affiliates provide programming, advertising sales management, engineering, marketing, administrative, accounting, information management, and legal services to Superaudio. Allocations of personnel costs have been based primarily on actual time spent by the Company and its affiliates' employees.

     Significant transactions for Superaudio with affiliated entities are described below:

     Audio Programming Revenues--Superaudio delivers its audio programming to cable television systems owned by Jones Intercable and its affiliated partnerships for a monthly fee of $60,000. For each of the years ended December 31, 1995, 1996 and 1997, Jones Intercable and its affiliates paid Superaudio $720,000 for audio programming. For each of the six months ended June 30, 1997 and 1998, Jones Intercable and its affiliates paid Superaudio $360,000 for audio programming.

     Audio Programming Expense--The Company sells certain audio programming and services to Superaudio. For the years ended December 31, 1995, 1996 and 1997, the Company charged Superaudio approximately $55,000, $48,000 and $16,000, respectively, for audio programming and services. For the six months ended June 30, 1997 and 1998, the Company charged Superaudio approximately $16,000 and $156,000, respectively, for audio programming and services.

     Satellite Delivery and Production Support Expense--The Company has a satellite transponder lease agreement with Satellite Holdings and in turn subleases the audio subcarriers on this satellite transponder to Superaudio. The Company charged Superaudio $633,000 for each of the three years in the period ended December 31, 1997 for this service. The Company charged Superaudio approximately $316,000 for each of the six months ended June 30, 1997 and 1998, for this service. For the six months ended June 30, 1997 and 1998, Earth Segment charged Superaudio approximately $72,000 and $59,000, respectively, for satellite delivery and production support services.

     General and Administrative Expenses--An affiliate of Jones International provides computer hardware and software support services to Superaudio. The affiliate charged Superaudio approximately $41,000, $40,000 and $23,000 for the years ended December 31, 1995, 1996 and 1997, respectively, for computer services. The subsidiary charged Superaudio approximately $12,000 and $15,000 for the six months ended June 30, 1997 and 1998, respectively, for computer services.

     Superaudio reimburses Jones International for certain allocated administrative expenses. These expenses

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES generally consist of salaries and related benefits. Allocations of personnel costs are generally based on actual time spent by affiliated associates with respect to Superaudio. Jones International and its affiliates charged Superaudio approximately $6,000, $23,000 and $10,000 for the years ended December 31, 1995, 1996 and 1997, respectively, for these administrative expenses. Jones International and its affiliates charged Superaudio approximately $6,000 and $10,000 for the six months ended June 30, 1997 and 1998, respectively, for these administrative expenses.


(11) COMMON STOCK

     Voting Rights--Holders of Class A Common Stock are generally entitled to one vote per share and are entitled to elect 25% of the Board of Directors, and holders of Class B Common Stock are entitled to ten votes per share and to elect the remaining 75% of the Directors. Both classes vote together as a single class on all matters not requiring a class vote under Colorado law.

     Stock Option Plan--The Company has adopted an employee stock option plan (the "Plan") that provides for the grant of stock options and stock appreciation rights ("SARs") to employees or individuals providing services to the Company. The Plan is construed, interpreted and administered by the Board or a committee of two of more non-employee directors. The committee or the Board determines the individuals to whom options are granted, the number of shares subject to the options, the exercise price of the options (which may be below fair market value of the stock on the date of grant), the period over which the options become exercisable and the terms and provisions of stock options as it may determine from time to time, subject only to the provisions of the Plan. The Plan covers an aggregate of up to 400,000 shares of the Company's Class A Common Stock. As of December 31, 1997, the Company had not granted any options or SARs. As of July 10, 1998, the Company had granted options for 275,000 shares of Class A Common Stock at fair market value.


(12) INCOME TAXES

     As described in Note 2, the Company joined in filing a consolidated tax return as provided for under the terms of a tax sharing agreement with Jones International and Jones International's other subsidiaries through the first quarter of 1997. Pursuant to the terms of the agreement, tax (provisions) benefits are allocated to members of the tax sharing group based on their respective pro rata contribution of taxable income (loss) to Jones International's consolidated taxable income (loss). Income tax benefits recognized as a result of the tax sharing arrangement were approximately $498,000, $387,000 and $1,342,000 for the years ended December 31, 1995, 1996 and 1997.

     The difference between the statutory federal income tax rate and effective rate is summarized as follows:

                                                                                         DECEMBER 31,
                                                                     -----------------------------------------------------
                                                                           1995              1996               1997
                                                                     ----------------  -----------------  ----------------
Computed "expected tax benefit"  ...................................       $ 602,000          $ 743,000       $ 1,692,000
State taxes, net of federal benefit  ...............................          56,000             72,000           157,000
Other  .............................................................          10,000             20,000            28,000
                                                                           ---------          ---------       -----------
                                                                             668,000            835,000         1,877,000
Valuation allowance.................................................        (668,000)          (835,000)       (1,877,000)
                                                                           ---------          ---------       -----------
Tax benefit before impact of tax sharing agreement  ................              --                 --                --
Impact of tax sharing agreement (through April 2, 1997).............         498,000            387,000         1,342,000
                                                                           ---------          ---------       -----------
Total income tax benefit  ..........................................       $ 498,000          $ 387,000       $ 1,342,000
                                                                           =========          =========       ===========

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:


                                                                                    1996               1997
                                                                              -----------------  -----------------
DEFERRED TAX ASSETS:
Net operating loss carry forwards  ..........................................      $ 1,306,000        $ 1,654,000
Future deductible amounts associated with other assets and liabilities  .....          227,000            154,000
                                                                                   -----------        -----------
                                                                                     1,533,000          1,808,000
DEFERRED TAX LIABILITIES:
Investments in property and equipment  ......................................         (425,000)          (706,000)
VALUATION ALLOWANCE  ........................................................       (1,108,000)        (1,102,000)
                                                                                   -----------        -----------
Net deferred tax assets  ....................................................      $        --        $        --
                                                                                   ===========        ===========

     At December 31, 1997, the Company had net tax operating loss carryforwards ("NOLs") of approximately $4.3 million which expire between 2006 and 2007. Although management expects future results of operations to improve, it recognizes the Company's past performance rather than growth projections when determining the valuation allowance. Any subsequent adjustment to the valuation allowance, if deemed appropriate due to changed circumstances, will be recognized as a separate component of the provision for income taxes.


(13) EMPLOYEE INVESTMENT AND DEFERRED COMPENSATION PLANS

     The Company's employees are eligible to participate in an Employee Profit Sharing/Retirement Savings Plan (the "401(k) Plan"). Under the 401(k) Plan, eligible employees are permitted to defer up to 16% of their annual compensation. The Company currently matches 50% of the employees' deferrals up to a maximum of 6% of their annual compensation, with the Company's contribution vesting immediately. Contributions to the 401(k) Plan are invested by the trustees of the 401(k) Plan in accordance with the directions of each participant. Participants or their beneficiaries are entitled to payment of benefits (i) upon retirement either at or after age 65, (ii) upon death or disability or (iii) upon termination of employment, unless the participant elects to receive payment prior to one of the events previously listed. For the years ended December 31, 1995, 1996 and 1997, the Company contributed approximately $51,000, $62,000 and $83,000, respectively, to the 401(k) Plan on behalf of its employees.

     Certain of the Company's key management personnel are eligible to participate in a Deferred Compensation Plan (the "Deferred Compensation Plan"). Under the Deferred Compensation Plan, key employees are permitted to defer receipt of 100% of their annual compensation. The Company currently matches the key employees' deferrals up to a maximum of 6% of their compensation. The contributed funds are deposited with an independent trustee and are invested in a number of pre-selected investment funds. Both the key employees' and the Company's contributions are subject to the claims of the Company's creditors. Participants in the Deferred Compensation Plan or their beneficiaries receive a distribution of their contributions, the Company's contributions, and earnings attributable to those contributions on their separation from employment with the Company or their death. Contributions made by the Company to the Deferred Compensation Plan on behalf of key employees totaled approximately $25,000, $23,000 and $33,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

(14) COMMITMENTS AND CONTINGENCIES

 Operating Lease

     The Company rents an office facility under a lease agreement. Future minimum lease payments under this noncancelable operating lease at December 31, 1997, for each of the next five years and thereafter, are approximately as follows:

FISCAL                                                                                                FACILITIES
------                                                                                                ----------
YEAR                                                                                                     LEASE
----                                                                                                     -----
1998  ...............................................................................................    $158,000
1999  ...............................................................................................     162,000
2000  ...............................................................................................     162,000
2001  ...............................................................................................     162,000
2002  ...............................................................................................     148,000
Thereafter  .........................................................................................          --
                                                                                                         --------
                                                                                                         $792,000
                                                                                                         ========


 GAC Equity Agreements

     In the first quarter of 1998, Great American Country and the Company entered into equity affiliate agreements with two multiple cable system operators ("MSOs"). Pursuant to the terms of such agreements, the Company agreed to issue shares of Class A Common Stock to the MSOs in return for the MSOs providing Great American Country's programming to no less than 550,000 of their subscribers by May 31, 1998, 500,000 subscribers by December 31, 1998 and 150,000 subscribers by December 31, 1999. The total number of shares of Class A Common Stock to be issued is based on the number of subscribers provided by the MSOs. If all the subscribers as described above receive Great American Country's programming by the specified dates, the Company will be required to issue a total of 175,000 shares of Common Stock on specified dates through February 2000. At August 1, 1998, 101,124 shares of Class A Common Stock had been issued to one of the MSOs.

     Also pursuant to the terms of one of these agreements, one of the MSOs was granted a put option on the Common Stock issued, whereby, if as of December 31, 2001, the Company or its successor has not completed a public offering of its securities, the MSO shall have the option within 60 days of such date to sell its Class A Common Stock back to the Company. If the put election is made, the Company or its successor would purchase the Class A Common Stock at a price equal to all or a portion of the license fees that would have been paid during the period between the date of the agreement and the exercise date of the put option. The purchase price would be based on the total number of MSO subscribers receiving the Great American Country service as of December 31, 1998. In the event the MSO provides the full number of subscribers committed under the agreement by December 31, 1998, the estimated purchase price of the Class A Common Stock in the event the put option is exercised would be approximately $1,176,000.


(15) CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS

     In July 1998, the Company issued $100 million of Senior Secured Notes (the "Notes"). The Notes are senior obligations of the Company. The Notes rank pari passu in right of payment with all existing and future senior indebtedness of the Company and rank senior to all existing and future subordinated obligations of the Company. The Notes are secured by the capital stock of the Company's subsidiary, JPN, Inc., and its direct subsidiaries. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the following wholly-owned subsidiaries of the Company: JPN, Inc., Jones Space Holdings, Inc., Jones Earth Segment, Inc., Jones Infomercial Networks, Inc., Jones Radio Holdings, Inc., Great American Country, Inc., Jones Galactic Radio, Inc., Jones Infomercial Network Ventures, Inc., Jones Galactic Radio Partners, Inc., Jones Radio Network, Inc., Jones Audio Services, Inc., Jones Radio Network Ventures, Inc., MediaAmerica, Inc. and Jones MAI Radio, Inc. and by its 90%-owned subsidiary, Jones/Owens Radio Programming LLC (collectively, the "Subsidiary Guarantors"). The only existing subsidiaries of the Company that did not guarantee the Notes are the following three entities: the Product Information Network Venture, a general partnership in which the Company, through a Subsidiary Guarantor, owns a 54% interest; Galactic Tempo, d/b/a Superaudio ("Superaudio"), a general partnership in which the Company, through a Subsidiary Guarantor, owns a 50% interest (see Note 10) and Jones/Capstar Venture Radio Programming LLC, a recently formed limited liability company in which the Company, through a Subsidiary Guarantor, owns a 50% interest (collectively, the "Non-Guarantor Subsidiaries").

     The Company has not provided separate complete financial statements and other disclosures of the respective Subsidiary Guarantor because management has determined that such information is not material to investors. There are no significant contractual restrictions on distributions from each of the Subsidiary Guarantors to the Company.

     Investments in subsidiaries are required to be accounted for by investors on the equity method for purposes of the supplemental condensed consolidating financial statement presentation. Under this method, investments are recorded at cost and adjusted for the investor company's ownership share of the subsidiaries' cumulative results of operations. In addition, investments increase in the amount of contributions to subsidiaries and decrease in the amount of distributions from subsidiaries. The elimination entries eliminate the equity method investment in subsidiaries accounting and the equity in earnings of subsidiaries, intercompany payables and receivables and other transactions between subsidiaries including contributions and distributions. The Company has not presented separate complete financial statements and other disclosures of the respective Subsidiary guarantors because management has determined that such information is not material to investors. There are no significant contractual restrictions on distributions from each of the Subsidiary Guarantors to the Company.

      Sections 13 and 15(d) of the Securities Exchange Act of 1934 require presentation of the following supplemental condensed consolidating financial statements.

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)


          Presented below is condensed consolidating financial information for the Company and its subsidiaries as of and for the years ended December 31, 1995, 1996 and 1997, and the six months ended June 30, 1997 and 1998.


          CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 1995:

                                                                                        NON-
                                                           THE        SUBSIDIARY      GUARANTOR    ELIMINATION
                                                         COMPANY      GUARANTORS    SUBSIDIARIES     ENTRIES       REPORTED
                                                        ----------  --------------  -------------  ------------  ------------
INCOME STATEMENT DATA:                                                            (IN THOUSANDS)
       REVENUES:
       Radio programming  .............................     $  --         $ 5,121         $   --       $    --      $  5,121
       Television programming  ........................        --             340          4,111        (4,111)          340
       Satellite delivery and production support  .....        --           9,666             --            --         9,666
                                                            -----         -------         ------       -------       -------
          Total revenues  .............................        --          15,127          4,111        (4,111)       15,127
                                                            -----         -------         ------       -------       -------
       OPERATING EXPENSES:
       Radio programming  .............................        --           3,068             --            --         3,068
       Television programming  ........................        --             366          3,719        (3,719)          366
       Satellite delivery and production support  .....        --           6,530             --            --         6,530
       Selling and marketing  .........................        --           1,374            115          (115)        1,374
       General and administrative  ....................       304           2,018            662          (662)        2,322
                                                            -----         -------         ------       -------       -------
          Total operating expenses  ...................       304          13,356          4,496        (4,496)       13,660
                                                            -----         -------         ------       -------       -------
          OPERATING INCOME  ...........................      (304)          1,771           (385)          385         1,467
                                                            -----         -------         ------       -------       -------
       OTHER EXPENSE (INCOME):
       Interest expense  ..............................        35           4,079             33           (77)        4,070
       Interest income  ...............................       (17)            (91)            --            44           (64)
       Write-off of deferred offering costs ...........        --              --             --            --            --
       Equity share of loss (income) of subsidiaries ..       217             (11)            --          (217)          (11)
       Other expense (income), net  ...................        --              16             (6)            6            16
                                                            -----         -------         ------       -------       -------
          Total other expense  ........................       235           3,993             27          (244)        4,011
                                                            -----         -------         ------       -------       -------
       Income (loss) before income taxes and minority
          interests  ..................................      (539)         (2,222)          (412)          629        (2,544)
       Income tax provision (benefit)  ................       (57)           (441)            --            --          (498)
                                                            -----         -------         ------       -------       -------
       Income (loss) before minority interests  .......      (482)         (1,781)          (412)          629        (2,046)
       Minority interests in net income of
        consolidated subsidiaries   ...................        --              --             --            --            --
                                                            -----         -------         ------       -------       -------
       NET INCOME (LOSS)  .............................     $(482)        $(1,781)        $ (412)      $   629       $(2,046)
                                                            =====         =======         ======       =======       =======

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

     CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS - FOR THE YEAR ENDED DECEMBER 31, 1995:

                                                                                                  NON-
                                                                         THE     SUBSIDIARY     GUARANTOR    ELIMINATION
                                                                       COMPANY   GUARANTORS   SUBSIDIARIES     ENTRIES     REPORTED
                                                                       -------   ----------   ------------   ------------  --------
                                                                                             (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................................................  $  (482)  $   (1,781)    $     (412)   $      629  $ (2,046)

 Adjustment to reconcile net loss to net cash provided by (used in)
      operating activities:
      Non-cash expenses (income).....................................       --        3,877             18           (18)     3,877
      Distributions received.........................................       --          175             --            --        175
      Net change in assets and liabilities...........................      484       (1,909)           262          (479)    (1,642)
                                                                       -------   ----------     ----------    ----------  ---------
        Net cash provided by (used in) operating activities...........       2          362           (132)          132        364
                                                                       -------   ----------     ----------    ----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property, plant and equipment...........................       --       (1,262)          (326)          326     (1,262)
 Sale of property, plant and equipment...............................       --           --            124          (124)        --
 Purchases of intangible assets......................................       (2)        (434)                                   (436)
 Investment in joint venture.........................................       --         (175)            --            --       (175)
                                                                       -------   ----------     ----------    ----------  ---------
      Net cash used in investing activities..........................       (2)      (1,871)          (202)          202     (1,873)
                                                                       -------   ----------     ----------    ----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of borrowings.............................................       --          (11)            --            --        (11)
 Repayment of capital lease obligations..............................       --       (1,178)            --            --     (1,178)
 Proceeds from borrowings............................................       --        1,998             --            --      1,998
 Distributions paid to minority interests............................       --           --             --            --         --
 Contributed capital from general partners...........................       --           --            350          (350)        --
                                                                       -------   ----------     ----------    ----------  ---------
      Net cash provided by financing activities......................       --          809            350          (350)       809
                                                                       -------   ----------     ----------    ----------  ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....................       --         (700)            16           (16)      (700)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.......................       --          705             --            --        705
                                                                       -------   ----------     ----------    ----------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD.............................  $    --   $        5     $       16     $     (16)  $      5
                                                                       =======   ==========     ==========     =========   ========

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF FINANCIAL POSITION - AS OF DECEMBER 31,
                                     1996:

                                                                           NON-
                                                  THE     SUBSIDIARY    GUARANTOR    ELIMINATION
                                                COMPANY   GUARANTORS   SUBSIDIARIES    ENTRIES         REPORTED
                                               ---------  -----------  ------------  ------------      ---------
                                                                       (IN THOUSANDS)
ASSETS:
Cash and cash equivalents................      $     --     $      4      $      55    $     (55)      $      4
Accounts receivable......................            --          852          1,778       (1,778)           852
Other current assets.....................            --        1,663             62          (62)         1,663
                                               --------     --------      ---------    ---------       --------
         Total current assets............            --        2,519          1,895       (1,895)         2,519
                                               --------     --------      ---------    ---------       --------
Property, plant and equipment............            --       32,098            448         (448)        32,098
Goodwill.................................            --          285             --           --            285
Intangible assets........................             3        1,280             --           --          1,283
Other long-term assets...................         4,210        1,505              3       (3,605)         2,113
                                               --------     --------      ---------    ---------       --------
         Total assets....................      $  4,213     $ 37,687      $   2,346    $  (5,948)      $ 38,298
                                               ========     ========      =========    =========       ========
LIABILITIES AND
 SHAREHOLDERS' INVESTMENT
 (DEFICIT):
Accounts payable.........................      $    253     $    (13)     $     379    $    (379)      $    240

Accrued liabilities......................           196          490            144         (144)           686
Other current liabilities................         2,439        5,770            810         (810)         8,209
                                               --------     --------      ---------    ---------       --------
         Total current liabilities.......         2,888        6,247          1,333       (1,333)         9,135
                                               --------     --------      ---------    ---------       --------
Note payable--affiliated entity..........        16,000         6554             --           --         22,554
Capital lease obligations................                      28757             --           --         28,757
Other long-term liabilities..............            --          830             --           --            830
                                               --------     --------      ---------    ---------       --------
         Total long-term liabilities.....        16,000       36,141             --           --         52,141
                                               --------     --------      ---------    ---------       --------
Minority interests.......................            --          291             --           --            291
Shareholders' investment (deficit):
       Class A Common Stock..............             6           14             --           --             20
       Class B Common Stock..............            --           14             --           --             14
       General partners' contributions...            --           --            350         (350)            --
       Additional paid-in capital........            --        9,342             --       (9,342)            --
       Retained earnings (accumulated
        deficit).........................       (14,681)     (14,362)           663        5,077        (23,303)
                                               --------     --------      ---------    ---------       --------
                 Total shareholders'
                  investment (deficit)...       (14,675)      (4,992)         1,013       (4,615)       (23,269)
                                               --------     --------      ---------    ---------       --------
Total liabilities and shareholders'
 investment (deficit)....................      $  4,213     $ 37,687      $   2,346    $  (5,948)      $ 38,298
                                               ========     ========      =========    =========       ========

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

     CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS- FOR THE YEAR ENDED DECEMBER 31, 1996:

                                                                                        NON-
                                                           THE        SUBSIDIARY      GUARANTOR    ELIMINATION
                                                         COMPANY      GUARANTORS    SUBSIDIARIES     ENTRIES       REPORTED
                                                        ----------  --------------  -------------  ------------    --------
                                                                                    (IN THOUSANDS)
INCOME STATEMENT DATA:
       REVENUES:
       Radio programming..............................    $   477         $ 6,501        $    --       $    --       $ 6,978
       Television programming.........................         --           1,153          8,038        (8,038)        1,153
       Satellite delivery and production support......         --           8,523             --            --         8,523
                                                          -------         -------         ------       -------       -------
          Total revenues..............................        477          16,177          8,038        (8,038)       16,654
                                                          -------         -------         ------       -------       -------
       OPERATING EXPENSES:
       Radio programming..............................        420           3,743             --            --         4,163
       Television programming.........................                      1,157          5,922        (5,922)        1,157
       Satellite delivery and production support......         --           5,451             --            --         5,451
       Selling and marketing..........................        100           1,637            240          (246)        1,737
       General and administrative.....................        579           2,691            751          (751)        3,270
                                                          -------         -------         ------       -------       -------
          Total operating expenses....................      1,099          14,679          6,913        (6,913)       15,778
                                                          -------         -------         ------       -------       -------
          OPERATING INCOME............................       (622)          1,498          1,125        (1,125)          876
                                                          -------         -------         ------       -------       -------
       OTHER EXPENSE (INCOME):
       Interest expense...............................        744           3,940             30          (214)        4,500
       Interest income................................       (177)            (75)            (2)          182           (72)
       Write-off of deferred offering costs (l).......         --              --             --            --            --
       Equity share of loss (income) of subsidiaries..      1,200            (829)            --        (1,200)         (829)
       Other expense (income), net....................         --             (12)            21           (21)          (12)
                                                          -------         -------         ------       -------       -------
          Total other expense (income)................      1,767           3,024             49        (1,253)        3,587
                                                          -------         -------         ------       -------       -------
       Income (loss) before income taxes and minority
          interests...................................     (2,389)         (1,526)         1,076           128        (2,711)
       Income tax provision (benefit).................       (377)            (10)            --            --          (387)
                                                          -------         -------         ------       -------       -------
       Income (loss) before minority interests........     (2,012)         (1,516)         1,076           128        (2,324)
       Minority interests in net income of
        consolidated subsidiaries.....................         --              (9)            --            --            (9)
                                                          -------         -------         ------       -------       -------
       NET INCOME (LOSS)..............................    $(2,012)        $(1,507)        $1,076       $   128       $(2,315)
                                                          =======         =======         ======       =======       =======

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

    CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS - FOR THE YEAR ENDED DECEMBER 31, 1996:
                                (IN THOUSANDS)

                                                                                                   NON-
                                                                          THE     SUBSIDIARY     GUARANTOR     ELIMINATION
                                                                        COMPANY   GUARANTORS   SUBSIDIARIES      ENTRIES   REPORTED
                                                                       ---------  -----------  -------------   ----------  --------
                                                                                              (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)...................................................   $(2,012)     $(1,507)      $1,076      $   128     $(2,315)
 Adjustment to reconcile net loss to net cash provided by (used in)
  operating activities:
  Non-cash expenses (income).........................................         2        4,841           63       (1,267)      3,639
  Distributions received.............................................        --          300           --           --         300
  Net change in assets and liabilities...............................     2,618          535         (774)         774       3,153
                                                                        -------      -------       ------      -------     -------
   Net cash provided by (used in) operating activities...............       608        4,169          365         (365)      4,777
                                                                        -------      -------       ------      -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property, plant and equipment...........................        --       (2,969)        (341)         341      (2,969)
 Sale of property, plant and equipment...............................        --           --           15          (15)         --
 Purchases of intangible assets......................................        --       (1,002)          --           --      (1,002)
 Investment in joint venture.........................................        --           --           --           --          --
                                                                        -------      -------       ------      -------     -------
   Net cash used in investing activities.............................        --       (3,971)        (326)         326      (3,971)
                                                                        -------      -------       ------      -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in deferred offering costs.................................      (608)          --           --           --        (608)
 Increase in capitalized loan fees...................................        --           --           --           --          --
 Repayment of borrowings.............................................        --           (8)          --           --          (8)
 Repayment of capital lease obligations..............................        --       (1,533)          --           --      (1,533)
 Proceeds from borrowings............................................        --        1,342           --           --       1,342
 Distributions paid to minority interests............................        --           --           --           --          --
 Acquisition of minority interests...................................        --           --           --           --          --
                                                                        -------      -------       ------      -------     -------
   Net cash used in financing activities.............................      (608)        (199)          --           --        (807)
                                                                        -------      -------       ------      -------     -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....................        --           (1)          39          (39)         (1)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.......................        --            5           16          (16)          5
                                                                        -------      -------       ------      -------     -------
CASH AND CASH EQUIVALENTS, END OF PERIOD.............................   $    --      $     4       $   55      $   (55)    $     4
                                                                        =======      =======       ======      =======     =======

             JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

       CONDENSED CONSOLIDATING STATEMENTS OF FINANCIAL POSITION - AS OF
                              DECEMBER 31, 1997:
                                (IN THOUSANDS)

                                                                           NON-
                                                  THE     SUBSIDIARY    GUARANTOR    ELIMINATION
                                                COMPANY   GUARANTORS   SUBSIDIARIES    ENTRIES     REPORTED
                                               ---------  -----------  ------------  ------------  ---------
ASSETS:
Cash and cash equivalents  .................   $    (25)    $     79         $3,663     $     --   $  3,717
Accounts receivable  .......................         --          781            674           --      1,455
Other current assets  ......................         --          540             --           --        540
                                               --------     --------         ------        -----   --------
    Total current assets  ..................        (25)       1,400          4,337           --      5,712
                                               --------     --------         ------        -----   --------
Property, plant and equipment  .............          7       28,557            212           --     28,776
Goodwill  ..................................         --        3,126             --           --      3,126
Intangible assets  .........................         53        1,006              5           --      1,064
Other long-term assets  ....................      1,683        2,871             --       (1,874)     2,680
                                               --------     --------         ------     --------   --------
    Total assets  ..........................   $  1,718     $ 36,960         $4,554     $ (1,874)  $ 41,358
                                               ========     ========         ======     ========   ========
LIABILITIES AND
 SHAREHOLDERS' INVESTMENT
 (DEFICIT):
Accounts payable  ..........................   $    417     $    132         $  890     $     --   $  1,439
Accrued liabilities  .......................        312          961             27           --      1,300
Other current liabilities  .................      5,910        5,915            479           --     12,304
                                               --------     --------         ------     --------   --------
    Total current liabilities  .............      6,639        7,008          1,396           --     15,043
                                               --------     --------         ------     --------   --------
Note payable--affiliated entity  ...........     10,000        6,554             --           --     16,554
Capital lease obligations  .................         --       26,335             --           --     26,335
Other long-term liabilities  ...............      3,289           39             --       (3,289)        39
                                               --------     --------         ------     --------   --------
    Total long-term liabilities  ...........     13,289       32,928             --       (3,289)    42,928
                                               --------     --------         ------     --------   --------
Minority interests  ........................         --          134             --        1,459      1,593
Shareholders' investment (deficit):
  Class A Common Stock  ....................         30            1             --           (1)        30
  Class B Common Stock  ....................         18            1             --           (1)        18
  General partners' contributions...........         --           --            350         (350)        --
  Additional paid-in capital  ..............      9,143       12,840             --      (12,840)     9,143
  Retained earnings (accumulated
   deficit)  ...............................    (27,401)     (15,952)         2,808       13,148    (27,397)
                                               --------     --------         ------     --------   --------
               Total shareholders'
                  investment (deficit) .....    (18,210)      (3,110)         3,158          (44)   (18,206)
                                               --------     --------         ------     --------   --------
Total liabilities and shareholders'
  investment (deficit)  ....................   $  1,718     $ 36,960         $4,554     $ (1,874)  $ 41,358
                                               ========     ========         ======     ========   ========

             JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

        CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS - FOR THE YEAR
                           ENDED DECEMBER 31, 1997:
                                (IN THOUSANDS)

                                                                                          NON-
                                                              THE       SUBSIDIARY      GUARANTOR    ELIMINATION
                                                            COMPANY     GUARANTORS    SUBSIDIARIES     ENTRIES       REPORTED
                                                           ----------  -------------  -------------  ------------  ------------
INCOME STATEMENT DATA:
       REVENUES:
       Radio programming  ...............................  $      --        $10,200        $    --       $    --       $10,200
       Television programming  ..........................        285          1,230         13,345        (2,858)       12,002
       Satellite delivery and production support  .......         --          8,241             --        (1,331)        6,910
                                                             -------        -------        -------       -------       -------
          Total revenues  ...............................        285         19,671         13,345        (4,189)       29,112
                                                             -------        -------        -------       -------       -------
       OPERATING EXPENSES:
       Radio programming  ...............................         --          5,816             --            --         5,816
       Television programming  ..........................        148          2,585         10,045        (3,506)        9,272
       Satellite delivery and production support  .......         --          4,685             --            --         4,685
       Selling and marketing  ...........................        137          2,489            396          (104)        2,918
       General and administrative  ......................      1,155          2,428            788          (203)        4,168
                                                             -------        -------        -------       -------       -------
          Total operating expenses  .....................      1,440         18,003         11,229        (3,813)       26,859
                                                             -------        -------        -------       -------       -------
          OPERATING INCOME (LOSS)  ......................     (1,155)         1,668          2,116          (376)        2,253
                                                             -------        -------        -------       -------       -------
       OTHER EXPENSE (INCOME):
       Interest expense  ................................      2,065          3,612             16           (16)        5,677
       Interest income  .................................         (6)           (25)           (83)            6          (108)
       Write-off of deferred offering costs  ............        938             --             --            --           938
       Equity share of loss (income) of subsidiaries.....        663         (1,363)            --           304          (396)
       Other expense (income), net  .....................         --             35             39            --            74
                                                             -------        -------        -------       -------       -------
          Total other expense (income)  .................      3,660          2,259            (28)          294         6,185
                                                             -------        -------        -------       -------       -------
       Income (loss) before income taxes and minority
        interests  ....................................       (4,815)          (591)         2,144          (670)       (3,932)
       Income tax provision (benefit)  ..................     (1,376)          (786)             0           820        (1,342)
                                                             -------        -------        -------       -------       -------
       Income (loss) before minority interests  .........     (3,439)           195          2,144        (1,490)       (2,590)
       Minority interests in net income of
        consolidated subsidiaries   .....................         --             37             --           866           903
                                                             -------        -------        -------       -------       -------
       NET INCOME (LOSS)  ...............................    $(3,439)       $   158        $ 2,144       $(2,356)      $(3,493)
                                                             =======        =======        =======       =======       =======

            JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

    CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS - FOR THE YEAR ENDED DECEMBER 31, 1997:
                                (IN THOUSANDS)

                                                                                            NON-
                                                                   THE     SUBSIDIARY     GUARANTOR    ELIMINATION
                                                                 COMPANY   GUARANTORS   SUBSIDIARIES     ENTRIES     REPORTED
                                                                 -------   ----------   ------------   -----------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)...........................................    $(3,439)     $   158         $2,144       $(2,356)   $(3,493)
 Adjustment to reconcile net loss to net cash provided by
  (used in) operating activities:
  Non-cash expense (income)..................................        640        4,411             82         1,561      6,694
  Distributions received.....................................         --          100             --            --        100
  Net change in assets and liabilities.......................      3,540       (1,329)         1,227           850      4,288
                                                                 -------      -------         ------   -----------    -------
   Net cash provided by operating activities.................        741        3,340          3,453            55      7,589
                                                                 -------      -------         ------   -----------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property, plant and equipment...................         (8)      (1,340)           (19)           --     (1,367)
 Sale of property, plant and equipment.......................         --           82            174            --        256
 Purchases of intangible assets..............................         (3)         (42)            --            --        (45)
 Investment in joint venture.................................         --           --             --            --         --
                                                                 -------      -------         ------   -----------    -------
   Net cash provided by (used in) investing activities.......        (11)      (1,300)           155            --     (1,156)
                                                                 -------      -------         ------   -----------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in deferred offering costs.........................       (505)          --             --            --       (505)
 Increase in capitalized loan fees...........................        (50)          --             --            --        (50)
 Repayment of borrowings.....................................         --           --             --            --         --
 Repayment of capital lease obligations......................         --       (1,965)            --            --     (1,965)
 Proceeds from borrowings....................................         --           --             --            --         --
 Distributions paid to minority interests....................         --           --             --            --         --
 Acquisition of minority interests...........................       (200)          --             --            --       (200)
                                                                 -------      -------         ------   -----------    -------
   Net cash used in financing activities.....................       (755)      (1,965)            --            --     (2,720)
                                                                 -------      -------         ------   -----------    -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............        (25)          75          3,608            55      3,713
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...............         --            4             55           (55)         4
                                                                 -------      -------         ------   -----------    -------
CASH AND CASH EQUIVALENTS, END OF PERIOD.....................    $   (25)     $    79         $3,663   $        --    $ 3,717
                                                                 =======      =======         ======   ===========    =======

            JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

     CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS - FOR THE SIX MONTHS
                             ENDED JUNE 30, 1997:
                                (IN THOUSANDS)

                                                                                           NON-
                                                               THE       SUBSIDIARY      GUARANTOR    ELIMINATION
                                                             COMPANY     GUARANTORS    SUBSIDIARIES     ENTRIES       REPORTED
                                                            ----------  -------------  -------------  ------------  ------------
                                                                                        (UNAUDITED)
INCOME STATEMENT DATA:
       REVENUES:
       Radio programming  ................................    $    --        $ 5,090         $   --       $    --       $ 5,090
       Television programming  ...........................        132            603          6,021        (2,858)        3,898
       Satellite delivery and production support  ........         --          4,336             --          (418)        3,918
                                                              -------        -------         ------       -------       -------
          Total revenues  ................................        132         10,029          6,021        (3,276)       12,906
                                                              -------        -------         ------       -------       -------
       OPERATING EXPENSES:
       Radio programming  ................................         --          2,804             --            --        2,804
       Television programming  ...........................         56            936          4,607        (2,593)        3,006
       Satellite delivery and production support  ........         --          2,605             --            --        2,605
       Selling and marketing  ............................         66          1,062            242          (104)        1,266
       General and administrative  .......................        578          1,107            381          (203)        1,863
                                                              -------        -------         ------       -------       -------
          Total operating expenses  ......................        700          8,514          5,230        (2,900)       11,544
                                                              -------        -------         ------       -------       -------
          OPERATING INCOME  ..............................       (568)         1,515            791          (376)        1,362
                                                              -------        -------         ------       -------       -------
       OTHER EXPENSE (INCOME):
       Interest expense  .................................      1,035          1,820             16            (4)        2,867
       Interest income  ..................................         --            (23)            (3)            4           (22)
       Write-off of deferred offering costs  .............        938             --             --            --           938
       Equity share of loss (income) of subsidiaries  ....        (92)          (488)            --           293          (287)
       Other expense (income), net  ......................         --            (38)            38            --            --
                                                              -------        -------         ------       -------       -------
          Total other expense (income)....................      1,881          1,271             51           293         3,496
                                                              -------        -------         ------       -------       -------
       Income (loss) before income taxes and minority
        interests  .......................................     (2,449)           244            740          (669)       (2,134)
       Income tax provision (benefit)  ...................       (288)           (68)            --            --          (356)
                                                              -------        -------         ------       -------       -------
       Income (loss) before minority interests  ..........     (2,161)           312            740          (669)       (1,778)
       Minority interests in net income of
        consolidated subsidiaries.........................         --            246             --           172           418
                                                              -------        -------         ------       -------       -------
       NET INCOME (LOSS)  ................................    $(2,161)       $    66         $  740       $  (841)      $(2,196)
                                                              =======        =======         ======       =======       =======

            JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

 CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS - FOR THE SIX MONTHS ENDED
                                JUNE 30, 1997:
                                (IN THOUSANDS)

                                                                                               NON-
                                                                      THE     SUBSIDIARY     GUARANTOR    ELIMINATION
                                                                    COMPANY   GUARANTORS   SUBSIDIARIES     ENTRIES     REPORTED
                                                                   ---------  -----------  -------------  ------------  ---------
                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss).............................................     $(2,161)     $    66          $ 740         $(841)   $(2,196)
 Adjustment to reconcile net loss to net cash provided
  (used in) by operating activities:
 Non-cash Expense (income).....................................         (91)       3,548           (362)          523      3,618
 Net change in assets and liabilities..........................       2,755       (1,801)          (175)          373      1,152
                                                                    -------      -------          -----   -----------    -------
   Net cash provided by operating activities...................         503        1,813            203            55      2,574
                                                                    -------      -------          -----   -----------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property, plant and equipment.....................          (7)        (876)          (119)           --     (1,002)
 Sale of property, plant and equipment.........................          --           --            262            --        262
 Purchases of intangible assets................................          (4)           5             (2)           --         (1)
 Investment in joint venture...................................          --           --             --            --         --
                                                                    -------      -------          -----   -----------    -------
   Net cash provided by (used in) investing activities.........         (11)        (871)           141            --       (741)
                                                                    -------      -------          -----   -----------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in deferred offering costs...........................        (495)          --             --            --       (495)
 Increase in capitalized loan fees.............................         (50)          --             --            --        (50)
 Repayment of borrowings.......................................          --           --             --            --         --
 Repayment of capital lease obligations........................          --         (943)            --            --       (943)
 Proceeds from borrowings......................................          --           --             --            --         --
 Distributions paid to minority interests......................          --           --             --            --         --
 Acquisition of minority interests.............................          --           --             --            --         --
                                                                    -------      -------          -----   -----------    -------
   Net cash used in financing activities.......................        (545)        (943)            --            --     (1,488)
                                                                    -------      -------          -----   -----------    -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...............         (53)          (1)           335            55        345
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.................          --            4             55           (55)         4
                                                                    -------      -------          -----   -----------    -------
CASH AND CASH EQUIVALENTS, END OF PERIOD.......................     $   (53)     $     3          $ 399   $        --    $   349
                                                                    =======      =======          =====   ===========    =======

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF FINANCIAL POSITION - AS OF JUNE 30, 1998:
                                (IN THOUSANDS)

                                                                           NON-
                                                  THE     SUBSIDIARY    GUARANTOR    ELIMINATION
                                                COMPANY   GUARANTORS   SUBSIDIARIES    ENTRIES      REPORTED
                                                -------   ----------   ------------  -----------    --------
                                                                       (UNAUDTITED)
ASSETS:
Cash and cash equivalents  ..................  $    162     $     20        $ 2,263           --     $  2,445
Accounts receivable  ........................         2        2,088            709           --        2,799
Other current assets  .......................        --          351            116           37          504
                                               --------     --------        -------     --------     --------
         Total current assets  ..............       164        2,459          3,088           37        5,748
                                               --------     --------        -------     --------     --------
Property, plant and equipment  ..............         8       26,603            309           --       26,920
Goodwill  ...................................        --        3,009             --           --        3,009
Intangible assets  ..........................         3        1,075              4           --        1,082
Other long-term assets  .....................     1,748        3,067             --         (812)       4,003
                                               --------     --------        -------     --------     --------
         Total assets  ......................  $  1,923     $ 36,213        $ 3,401     $   (775)    $ 40,762
                                               ========     ========        =======     ========     ========
LIABILITIES AND
 SHAREHOLDERS' INVESTMENT
 (DEFICIT):
Accounts payable  ...........................  $    348     $    193        $   723     $     --     $  1,264
Accrued liabilities  ........................       725        1,255             33          (59)       1,954
Other current liabilities  ..................        --        7,790          1,134           --        8,924
                                               --------     --------        -------     --------     --------
         Total current liabilities  .........     1,073        9,238          1,890          (59)      12,142
                                               --------     --------        -------     --------     --------
Note payable--affiliated entity  ............    10,000           --             --           --       10,000
Credit facility  ............................        --       16,705             --           --       16,705
Capital lease obligations  ..................        --       24,923             --           --       24,923
Other long-term liabilities  ................    13,481      (19,829)            50        6,337           39
                                               --------     --------        -------     --------     --------
         Total long-term liabilities  .......    23,481       21,799             50        6,337       51,667
                                               --------     --------        -------     --------     --------
Minority interests  .........................        --         (716)            --        1,538          822
                                               --------     --------        -------     --------     --------
Shareholders' investment (deficit):
       Class A Common Stock  ................        30            1                          (1)          30
       Class B Common Stock  ................        18            1             --           (1)          18
       General Partners' contributions.......        --           --            350         (350)
       Additional paid-in capital  ..........     9,143       12,840             --      (12,840)       9,143
       Retained earnings (accumulated
        deficit)  ...........................   (31,822)      (6,950)         1,111        4,601      (33,060)
                                               --------     --------        -------     --------     --------
         Total shareholders'
          investment (deficit).....             (22,631)       5,892          1,461       (8,591)     (23,869)
                                               --------     --------        -------     --------     --------

Total liabilities and shareholders'
 investment (deficit)  ......................  $  1,923     $ 36,213        $ 3,401     $   (775)    $ 40,762
                                               ========     ========        =======     ========     ========

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDIARIES

 CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS - FOR THE SIX MONTHS ENDED
                                JUNE 30, 1998:
                                (IN THOUSANDS)

                                                                                        NON-
                                                           THE        SUBSIDIARY      GUARANTOR    ELIMINATION
                                                         COMPANY      GUARANTORS    SUBSIDIARIES     ENTRIES       REPORTED
                                                       ----------    ------------  -------------- -------------   ----------
                                                                                    (UNAUDITED)
INCOME STATEMENT DATA:
       REVENUES:
       Radio programming  .............................   $    --         $ 3,739         $   --       $    --       $ 3,739
       Television programming  ........................       174             996          6,695            --         7,865
       Satellite delivery and production support  .....        --           3,038             --          (910)        2,128
                                                          -------         -------         ------       -------       -------
          Total revenues  .............................       174           7,773          6,695          (910)       13,732
                                                          -------         -------         ------       -------       -------
       OPERATING EXPENSES:
       Radio programming  .............................        --           3,490             --            --         3,490
       Television programming  ........................        81           1,268          6,228          (910)        6,667
       Satellite delivery and production support  .....        --           2,330             --            --        2,330
       Selling and marketing  .........................        49           1,528            170            --         1,747
       General and administrative  ....................       833           1,045            214            --         2,092
                                                          -------         -------         ------       -------       -------
          Total operating expenses  ...................       963           9,661          6,612          (910)       16,326
                                                          -------         -------         ------       -------       -------
          OPERATING INCOME (EXPENSE)...................      (789)         (1,888)            83            --        (2,594)
                                                          -------         -------         ------       -------       -------
       OTHER EXPENSE (INCOME):
       Interest expense  ..............................       740           1,900             --            --         2,640
       Interest income  ...............................        (6)             (3)           (90)           --           (99)
       Write-off of deferred offering costs   .........        --               0             --            --            --
       Equity share of loss (income) of subsidiaries...     2,898             (73)            --        (2,898)          (73)
       Other expense (income), net  ...................        --             261              3            --           264
                                                          -------         -------         ------       -------       -------
          Total other expense (income) ................     3,632           2,085            (87)       (2.898)        2,732
                                                          -------         -------         ------       -------       -------
       Income (loss) before income taxes and minority
          interests  ..................................    (4,421)         (3,973)           170         2,898        (5,326)
       Income tax provision ...........................        92             176             --            --           268
                                                          -------         -------         ------       -------       -------
       Income (loss) before minority interests  .......    (4,513)         (4,149)           170         2,898        (5,594)
       Minority interests in net income of
        consolidated subsidiaries......................        --             --              --            69            69
                                                          -------         -------         ------       -------       -------
       NET INCOME (LOSS)  .............................   $(4,513)        $(4,149)        $  170       $ 2,829       $(5,663)
                                                          =======         =======         ======       =======       =======

 CONDENSED CONSOLIDATING CASH FLOWS - FOR THE SIX MONTHS ENDED JUNE 30, 1998:
                                              (IN THOUSANDS)

                                                                                                   NON-
                                                                        THE     SUBSIDIARY     GUARANTOR    ELIMINATION
                                                                      COMPANY   GUARANTORS   SUBSIDIARIES     ENTRIES     REPORTED
                                                                     ---------  -----------  -------------  ------------  ---------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss..........................................................   $(4,513)     $(4,149)       $   170       $ 2,829    $(5,663)
 Adjustment to reconcile net loss to net cash provided by (used in)
  operating activities:
  Non-cash expenses (income).......................................     2,900        2,953            (27)       (2,829)     2,997
  Distributions received...........................................        --          350             --            --        350
  Net Change in assets and liabilities.............................     1,418       (7,576)           330            --     (5,828)
                                                                      -------      -------        -------       -------    -------
   Net cash provided by (used in) operating activities.............      (195)      (8,422)           473            --     (8,144)
                                                                      -------      -------        -------       -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property, plant and equipment.........................        (3)        (467)           (69)           --       (539)
 Purchases of intangible assets....................................        --         (154)            (4)           --       (158)
 Dividend from joint venture.......................................       960           --             --          (960)        --
                                                                      -------      -------        -------       -------    -------
   Net cash provided by (used in) investing activities.............       957         (621)           (73)         (960)      (697)
                                                                      -------      -------        -------       -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in deferred offering costs...............................       (56)          --             --            --        (56)
 Increase in capitalized loan fees.................................      (519)          --             --            --       (519)
 Repayment of borrowings...........................................        --       (6,555)            --            --     (6,555)
 Repayment of capital lease obligations............................        --       (1,166)            --            --     (1,166)
 Proceeds from borrowings..........................................        --       16,705             --            --     16,705
 Distributions paid to minority interests..........................        --           --         (1,800)          960       (840)
                                                                      -------      -------        -------       -------    -------
   Net cash provided by (used in) financing activities.............      (575)       8,984         (1,800)          960      7,569
                                                                      -------      -------        -------       -------    -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...................       187          (59)        (1,400)           --     (1,272)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.....................       (25)          79          3,663            --      3,717
                                                                      -------      -------        -------       -------    -------
CASH AND CASH EQUIVALENTS, END OF PERIOD...........................   $   162      $    20        $ 2,263       $    --    $ 2,445
                                                                      =======      =======        =======       =======    =======

(16) SUBSEQUENT EVENTS

     On March 31, 1998, Jones Radio Holdings, Inc. ("Radio Holdings") entered into a $30 million revolving credit facility with a commercial bank with a five-year term. Borrowings under the credit agreement bore interest at a maximum of LIBOR plus 2.875% (7.9% at June 30, 1998), subject to reduction should the leverage ratio of Jones Holdings improve. The credit facility was secured by the assets of Jones Holdings, a subsidiary of the Company. The amount of available borrowings under the credit facility was based on certain ratios of debt to operating cash flow as defined in the credit agreement. On March 31, 1998, the Company borrowed approximately $16.7 million under the credit facility. The Company used these funds to repay an approximately $6.6 million note payable to Jones Intercable (see Note 8), $9.7 million to repay advances from Jones International and approximately $0.4 million for fees related to the credit facility. These fees are included in capitalized loan fees on the accompanying statements of financial position and are being amortized over the life of the revolving credit facility. In July 1998, the Company repaid the credit facility using the proceeds from the Notes offering and all capitalized debt offering costs related to the credit facility were written off.

     On July 10, 1998, the Company acquired substantially all assets and assumed certain liabilities of MediaAmerica, Inc. ("MediaAmerica") for $32.7 million plus a Working Capital Adjustment as defined. MediaAmerica provides radio advertising sales representation services and also owns syndicated radio

              JONES INTERNATIONAL NETWORKS, LTD. AND SUBSIDARIES programming. MediaAmerica received $26.7 million in cash and $6.0 million in shares of Class A Common Stock of the Company valued at $15 per share. MediaAmerica also received 141,970 shares of Class A Common Stock as an estimated working capital adjustment. In addition, MediaAmerica may receive up to $5 million in shares of Class A Common Stock, with the excess, if any, to be paid in cash if certain multiples of "EBITDA" (earnings before interest, taxes, depreciation and amortization) for the twelve-month period following the closing are achieved. The acquisition was accounted for by the purchase method of accounting, under which the purchase price of Media America was allocated to the tangible and intangible assets and liabilities of Media America.

     MediaAmerica has the right to cause the Company to purchase the shares of the Company owned by MediaAmerica at any time after three years from closing, July 10, 1998. The price would be the fair market value thereof, as determined by agreement or by independent investment banking firm. The Company has a correlative right to require that MediaAmerica sell such shares to the Company at fair market value. Such rights terminate upon an initial public equity offering by the Company. Before MediaAmerica can require the Company to buy its shares, the Company must have unrestricted cash (as defined) available to make the purchase. This condition lapses after seven and one quarter years from the date of closing. If the company has exercised its purchase right and there is a change of control involving a higher price within six months thereafter, the Company must pay the prior owners certain additional consideration.

     In July 1998, the Company issued $100 million of 11 3/4% Senior Secured Notes (the "Notes"). The Company used the proceeds from the Notes offering (i) to finance the cash consideration of the MediaAmerica transaction, (ii) to prepay the capital lease obligation relating to the satellite transponders,
(iii) to repay the Radio Holdings credit facility and (iv) for general corporate purposes, including the payment of fees and expenses.

     The Company has financed its ownership of two analog satellite transponders through a capital lease that was prepaid with a portion of the proceeds of the Notes offering. The channel capacity on one satellite transponder has been digitally compressed to seven channels, four of which are currently leased, respectively, to Product Information Network, Great American Country and two related parties. The other three channels were recently leased to a third party. The other satellite transponder is an analog channel which the Company recently leased to a third party.

                         INDEPENDENT AUDITORS' REPORT

To the Shareholders and
Board of Directors
MediaAmerica, Inc.
New York, New York

     We have audited the accompanying balance sheets of MediaAmerica, Inc. as of December 31, 1996 and 1997 and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MediaAmerica, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                        DAVID BERDON & CO. LLP
                                        Certified Public Accountants

New York, New York
January 23, 1998

                               MEDIAAMERICA, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997

                                       ASSETS                                             1996           1997
                                       ------                                          ------------  --------------
CURRENT ASSETS:
 Cash and cash equivalents  .......................................................... $   713,455     $   301,246
 Cash held in trust  .................................................................      56,581          99,417
 Accounts receivable (less, allowance for doubtful accounts of $48,000 in 1996 and
    $53,000 in 1997)  ................................................................  10,323,844      12,664,152
 Prepaid expenses  ...................................................................     108,963          94,781
 Loans receivable--related parties  ..................................................     202,120         501,418
 Other current assets  ...............................................................     464,900         150,267
 Investment in U.S. Treasury Note  ...................................................          --         214,340
                                                                                       -----------     -----------
      TOTAL CURRENT ASSETS  ..........................................................  11,869,863      14,025,621
                                                                                       -----------     -----------
PROPERTY AND EQUIPMENT--AT COST (Less, accumulated depreciation and
 amortization)  ......................................................................     916,348         855,587
                                                                                       -----------     -----------
OTHER ASSETS:
 Investment in U.S. Treasury Note  ...................................................     209,099              --
 Investment in partnership  ..........................................................      33,000          33,000
 Security deposits  ..................................................................       5,854           6,254
 Intangible assets (less, accumulated amortization)  .................................      24,708       2,301,882
                                                                                       -----------     -----------
TOTAL OTHER ASSETS  ..................................................................     272,661       2,341,136
                                                                                       -----------     -----------
                                                                                       $13,058,872     $17,222,344
                                                                                       ===========     ===========
                  LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------------------------------------------------------
CURRENT LIABILITIES:
 Note payable--bank  ................................................................. $ 3,000,000     $ 4,500,000
 Producers' fees payable  ............................................................   4,244,012       5,754,010
 Accounts payable  ...................................................................     389,689         398,843
 Accrued expenses and other current liabilities  .....................................     513,697         774,535
 Deferred revenue  ...................................................................      64,160          27,321
 Deferred income taxes payable  ......................................................     335,900         345,900
                                                                                       -----------     -----------
TOTAL CURRENT LIABILITIES  ...........................................................   8,547,458      11,800,609
                                                                                       -----------     -----------
LONG-TERM LIABILITIES:
 Deferred rent expense  ..............................................................     470,776         464,673
 Deferred compensation payable  ......................................................      93,781         272,217
                                                                                       -----------     -----------
TOTAL LONG-TERM LIABILITIES  .........................................................     564,557         736,890
                                                                                       -----------     -----------
   TOTAL LIABILITIES  ................................................................   9,112,015      12,537,499
                                                                                       -----------     -----------
COMMITMENTS AND CONTINGENCIES (Notes 6, 7, 8, 9, 11, 12 and 13)
SHAREHOLDERS' EQUITY:
 Common stock--no par value:
  Authorized--1,000 shares; issued and outstanding--100 shares  ......................      50,000          50,000
 Additional paid-in capital  .........................................................     292,887         292,887
 Shareholders' undistributed earnings  ...............................................   3,603,970       4,341,958
                                                                                       -----------     -----------
TOTAL SHAREHOLDERS' EQUITY  ..........................................................   3,946,857       4,684,845
                                                                                       -----------     -----------
                                                                                       $13,058,872     $17,222,344
                                                                                       ===========     ===========



       The accompanying notes are an integral part of these statements.

                               MEDIAAMERICA, INC.

                              STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                                              1995              1996             1997
                                                                        ----------------  ----------------  --------------
REVENUES:
 Gross advertising revenues--representation  .........................     $ 62,814,076      $ 74,075,660    $ 76,292,976
 Gross advertising revenues--programming  ............................          917,578         1,139,795       1,837,730
 Promotion and other revenues  .......................................          272,644           181,288       1,065,556
                                                                           ------------      ------------    ------------
     TOTAL REVENUES  .................................................       64,004,298        75,396,743      79,196,262
 Advertising agency commissions  .....................................       (9,663,555)      (11,310,383)    (11,745,087)
 Producer fees  ......................................................      (44,097,447)      (51,483,562)    (52,313,532)
                                                                           ------------      ------------    ------------
     TOTAL NET REVENUES  .............................................       10,243,296        12,602,798      15,137,643
                                                                           ------------      ------------    ------------
OPERATING EXPENSES:
 Radio programming expenses  .........................................          662,816           817,272       1,295,914
 Selling and marketing expenses  .....................................        3,515,406         3,909,277       4,593,431
 General and administrative expenses  ................................        2,639,201         3,642,410       4,368,596
 Officers' salaries  .................................................        2,730,000         3,811,040       3,450,000
                                                                           ------------      ------------    ------------
     TOTAL OPERATING EXPENSES  .......................................        9,547,423        12,179,999      13,707,941
                                                                           ------------      ------------    ------------
INCOME FROM OPERATIONS  ..............................................          695,873           422,799       1,429,702
OTHER INCOME (EXPENSES):
 Loss on investment in and advances to affiliate  ....................         (325,000)         (181,649)             --
 Interest income  ....................................................          157,799           189,240         227,381
 Interest expense  ...................................................          (30,307)          (22,698)        (14,681)
                                                                           ------------      ------------    ------------
INCOME BEFORE INCOME TAXES  ..........................................          498,365           407,692       1,642,402
 Provision for state and local income taxes  .........................          125,333           127,147         154,414
                                                                           ------------      ------------    ------------
NET INCOME  ..........................................................     $    373,032      $    280,545    $  1,487,988
                                                                           ============      ============    ============

       The accompanying notes are an integral part of these statements.

                              MEDIAAMERICA, INC.

                      STATEMENTS OF SHAREHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                                                              ADDITIONAL  SHAREHOLDERS'
                                                                                              ----------  --------------
                                                                                    COMMON     PAID-IN    UNDISTRIBUTED
                                                                                  ----------  ----------  --------------
                                                                       TOTAL        STOCK      CAPITAL       EARNINGS
                                                                   ------------   ---------  ----------  --------------
BALANCE--JANUARY 1, 1995.........................................    $3,293,280      $50,000    $292,887     $2,950,393
Net income for the year..........................................       373,032           --          --        373,032
                                                                     ----------      -------    --------     ----------
BALANCE--DECEMBER 31, 1995.......................................     3,666,312       50,000     292,887      3,323,425
Net income for the year..........................................       280,545           --          --        280,545
                                                                     ----------      -------    --------     ----------
BALANCE--DECEMBER 31, 1996.......................................     3,946,857       50,000     292,887      3,603,970
Net income for the year..........................................     1,487,988           --          --      1,487,988
Distributions to shareholders....................................      (750,000)          --          --       (750,000)
                                                                     ----------      -------    --------     ----------
BALANCE--DECEMBER 31, 1997.......................................    $4,684,845      $50,000    $292,887     $4,341,958
                                                                     ==========      =======    ========     ==========

       The accompanying notes are an integral part of these statements.

                              MEDIAAMERICA, INC.
                           STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                                                             1995          1996          1997
                                                                                          ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.............................................................................. $   373,032   $   280,545   $ 1,487,988
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization..........................................................     128,093       236,146       296,603
  Amortization of covenant not to compete................................................          --            --         6,250
  Bad debt (recovery) expense............................................................      26,696       (67,777)      (24,064)
  Amortized discount of marketable securities............................................      (4,397)       (2,473)       (5,241)
  Deferred revenue.......................................................................     202,816      (290,298)      (36,839)
  Deferred taxes.........................................................................      58,000        26,900        10,000
  Deferred rent expense..................................................................     444,383        26,393        (6,103)
  Deferred compensation..................................................................      56,581        37,200       178,436
  Loss on investment in and advances to affiliate........................................          --       181,649            --
  Write-down of investment in and advances to affiliate to net realizable value..........     325,000            --            --
 Changes in assets and liabilities:
  Decrease (increase) in:
   Accounts receivable...................................................................  (3,550,760)      269,694    (1,893,585)
   Prepaid expenses......................................................................      (1,416)       (5,669)       14,182
   Due from related parties..............................................................     (80,029)       80,029        (7,805)
   Other assets..........................................................................     (77,330)     (271,851)      314,233
  Increase (decrease) in:
   Producers' fee payable................................................................   2,075,296      (697,248)    1,087,340
   Accounts payable......................................................................      73,814       192,682       (15,846)
   Accrued expenses and other current liabilities........................................     166,284        48,097       147,004
                                                                                          -----------   -----------   -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES................................................     216,063        44,019     1,552,553
                                                                                          -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of radio programs...........................................................          --            --    (2,165,256)
 Payments of covenant-not-to-compete agreement...........................................          --            --       (50,000)
 Capital expenditures....................................................................    (572,504)     (355,032)     (165,177)
 (Increase) decrease in loans to related parties.........................................    (362,825)      637,113      (291,493)
 Decrease (increase) in investment and advances to affiliate.............................    (310,830)       81,610            --
 Increase in cash held in trust..........................................................          --       (56,581)      (42,836)
 Investment in U.S. Treasury Note........................................................    (202,229)           --            --
                                                                                          -----------   -----------   -----------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES......................................  (1,448,388)      307,110    (2,714,762)
                                                                                          -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of note payable--bank.........................................................  (1,500,000)   (3,500,000)   (3,000,000)
 Proceeds from note payable--bank........................................................   3,500,000     3,000,000     4,500,000
 Distributions to shareholders...........................................................          --            --      (750,000)
                                                                                          -----------   -----------   -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES......................................   2,000,000      (500,000)      750,000
                                                                                          -----------   -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....................................     767,675      (148,871)     (412,209)
CASH AND CASH EQUIVALENTS--BEGINNING OF YEAR.............................................      94,651       862,326       713,455
                                                                                          -----------   -----------   -----------
CASH AND CASH EQUIVALENTS--END OF YEAR................................................... $   862,326   $   713,455   $   301,246
                                                                                          ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the year for interest.................................................. $    25,856   $    22,695   $    23,936
                                                                                          ===========   ===========   ===========
 Cash paid during the year for income taxes.............................................. $    53,646   $   107,080   $   151,083
                                                                                          ===========   ===========   ===========

     For purposes of the statements of cash flows, the Company considers highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

       The accompanying notes are an integral part of these statements.

                              MEDIAAMERICA, INC.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a)  Nature of Business

        MediaAmerica, Inc. (the "Company") sells advertising time on nationally syndicated radio programs.

        The Company had an agreement, which was terminated for consideration, to sell advertising time and other services for one producer of radio programs, which resulted in net broadcast revenues of approximately $3,362,000, $3,216,000 and $3,584,000 in 1995, 1996 and 1997, respectively.
     The termination agreement provides for the Company to continue certain sales efforts through the year ended December 31, 1998.

  (b)  Revenue Recognition

        The Company recognizes revenues from advertising at the time the advertising is aired.

  (c)  Depreciation

        Equipment, software and furniture are depreciated by the straight-line method over estimated useful lives ranging from 5 to 10 years. Leasehold improvements are amortized over the life of the lease.

  (d)  Investment in Partnership

        The Company has an interest (less than 20%) in a limited partnership which is being accounted for under the cost method.

  (e)  Investment in Affiliate

        In 1996, the Company sold its 45% interest in a corporation. Since the Company could not exercise significant influence in the corporation's operating or financial policies, this investment was accounted for using the cost method.

  (f)  Intangible Assets

        In 1997, the Company acquired various radio programs, consisting of related program libraries, trade names, and contracts with radio stations that broadcast the programs. The programs are being amortized over a period of ten years.

        In connection with the acquisition of the radio programs, the seller of certain programs entered into a covenant not to compete with the Company. The cost of the covenant is being amortized over the term of the covenant using the straight-line method. In addition, in July 1997, the Company entered into a second covenant not to compete which requires monthly payments of $8,333 over a period of 48 months.

        Start-up costs incurred primarily to open offices in Detroit and Chicago are being amortized on a straight-line basis over a period of five years.

        Goodwill is being amortized on a straight-line basis over a period of 15 years.

  (g)  Research and Development Costs

        Research and Development expenditures are expensed as incurred.

                              MEDIAAMERICA, INC.

  (h)  Income Taxes

        The Company has elected "S" corporation status under the applicable provisions of the Internal Revenue Code and certain state statutes. The shareholders' respective shares in the net income of the Company will be reportable on their individual tax returns. Accordingly, the financial statements reflect no provision or liability for Federal and certain state income taxes. The Company is liable for state and local taxes in certain jurisdictions.

        The Company files its tax returns on the cash basis of accounting. Deferred state and local income taxes are provided for temporary differences resulting primarily from the cash basis method of accounting used for income tax purposes.

  (i)     Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at December 31, 1996 and 1997, and the reported amounts of revenues and expenses for each of the three years in the period ended December 31, 1997. Actual results could differ from those estimates.


NOTE 2--INVESTMENT IN UNITED STATES TREASURY NOTE

     The Company's investment in United States Treasury Note is classified as held-to-maturity and, accordingly, is recorded at its amortized cost. The investment bears interest at the rate of 5.125% per annum and matures on June 30, 1998. The fair market value of the investment was approximately $217,000 and $220,000 at December 31, 1996 and 1997, respectively.


NOTE 3--PROPERTY AND EQUIPMENT

     Property and equipment consists of the following as of December 31:

                                                                                              1996          1997
                                                                                          ------------  ------------
   Equipment...........................................................................     $  114,301    $  114,301
   Computer equipment and software.....................................................        786,565       895,864
   Furniture and fixtures..............................................................        207,320       215,370
   Leasehold improvements..............................................................         71,222        81,844
   Other...............................................................................         53,112        90,316
                                                                                            ----------    ----------
                                                                                             1,232,520     1,397,695
   Less: accumulated depreciation and amortization.....................................        316,172       542,108
                                                                                            ----------    ----------
                                                                                            $  916,348    $  855,587
                                                                                            ==========    ==========

                              MEDIAAMERICA, INC.

NOTE 4--INTANGIBLE ASSETS

     Intangible assets consist of the following as of December 31:

                                                                                                1996         1997
                                                                                            ------------  -----------
   Radio programs........................................................................             --   $2,304,091
   Covenant not to compete...............................................................             --       50,000
   Goodwill..............................................................................         23,099       23,099
   Start-up costs........................................................................        119,599      119,599
                                                                                                --------   ----------
                                                                                                 142,698    2,496,789
   Less: accumulated amortization........................................................        117,990      194,907
                                                                                                --------   ----------
                                                                                                $ 24,708   $2,301,882
                                                                                                ========   ==========


NOTE 5--PROVISION FOR STATE AND LOCAL INCOME TAXES

     Provision for state and local income taxes consists of the following:

                                                                                      1995        1996        1997
                                                                                   ----------  ----------  ----------
   Current......................................................................     $ 67,333    $100,247    $144,414
   Deferred.....................................................................       58,000      26,900      10,000
                                                                                     --------    --------    --------
                                                                                     $125,333    $127,147    $154,414
                                                                                     ========    ========    ========


NOTE 6--LINE OF CREDIT

     The Company has a $5,000,000 revolving line of credit with a bank, which bears interest at the prime rate (8.5% at December 31, 1997). The balance outstanding at December 31, 1996 and 1997 was $3,000,000 and $4,500,000,
respectively. The debt is secured by the assets of the Company and is guaranteed by the shareholders and an affiliate of the Company, and also restricts (1) the amount of distributions and compensation that can be paid to shareholders and
(2) the amount of loans to related parties.

NOTE 7--COMMITMENTS AND CONTINGENCIES

  (a)  Lease Commitments

     The Company leases office space under several operating leases. The total amount of the base rent payments is being charged to expense on the straight-line method over the terms of the leases. The Company has recorded a deferred credit to reflect the excess of the rent expense over the cash payments since the inception of the leases. The leases provide for the minimum rentals plus operating expenses and real estate tax escalations. The total future minimum rental payments required for noncancelable operating leases are as follows:

YEAR ENDING
-----------
DECEMBER 31,                                                                                             AMOUNT
------------                                                                                           -----------
1998.............................................................................................      $  509,000
1999.............................................................................................         473,000
2000.............................................................................................         525,000
2001.............................................................................................         531,000
2002.............................................................................................         531,000
Thereafter.......................................................................................       1,552,000
                                                                                                       ----------
                                                                                                       $4,121,000
                                                                                                       ==========

                              MEDIAAMERICA, INC.

        One of the leases is secured by a $75,000 letter of credit.

        Rent expense amounted to approximately $401,000, $383,000 and $444,000 in 1995, 1996 and 1997, respectively (net of amounts allocated to related entities).

  (b)  Consulting Agreement

        On July 14, 1997, the Company entered into a consulting agreement that requires monthly payments of $4,167 over a period of 24 months.

  (c) Program Acquisition Contingency

        As part of the purchase price of certain radio programs acquired on November 17, 1997, the Company has agreed to pay (i) 10% of the net revenues of the acquired radio programs, payable for each of the eight calendar quarters following the date of acquisition, and (ii) 5% of the net revenues of the acquired radio programs, payable for the next two calendar quarters succeeding those described above.


NOTE 8--EMPLOYEE BENEFIT PLAN

     The Company maintains a 401(k) tax deferred savings plan. This plan covers all full-time employees who meet certain eligibility requirements. The plan allows employees to defer up to 15% of their compensation, limited to the amount allowed for income tax purposes. The Company, at its discretion, may contribute an amount equal to a percentage of the amount the employees contribute. The Company can also make an additional contribution to the plan. The Company's expense under this plan was $400, $17,000 and $65,000 in 1995, 1996 and 1997, respectively.


NOTE 9--SHAREHOLDERS' AGREEMENT

     The Company is obligated to repurchase the stock of its shareholders upon the occurrence of certain events at the predetermined price, as set forth in the shareholders' agreement. In the case of death, a portion of the purchase price is funded by life insurance policies on the lives of the shareholders.

NOTE 10--RELATED PARTY TRANSACTIONS

(a) Loans to related parties consist of loans to shareholders and affiliates. The loans are due on demand and bear interest at the Applicable Federal Rate. The Company earned interest of approximately $51,700, $32,300 and $32,600 on these loans in 1995, 1996 and 1997, respectively.

(b) The Company incurred costs for various services performed by affiliates amounting to approximately $285,400, $170,500 and $203,400 in 1995, 1996 and 1997, respectively.

(c) The Company charged affiliates for allocated rent and certain office services of approximately $324,000, $217,600 and $215,300 in 1995, 1996 and
     1997, respectively.

(d) The Company recognized revenues for various services performed for an affiliate amounting to $111,900 in 1997.

                              MEDIAAMERICA, INC.

NOTE 11--DEFERRED COMPENSATION PLANS

     The Company has established two deferred compensation plans for the benefit of certain employees. Under the terms of the first plan, an annual award is to be made to an employee based on the "net profits" (as defined), which will be paid into a trust. 60% of the balance of the trust becomes vested on January 1, 1998, and an additional 20% each January 1 thereafter until January 1, 2000. Distributions from the trust are to be made at the earlier of January 1, 2005, or upon the occurrence of certain events as set forth in the plan.

     Under the terms of the second plan, an annual award is to be made to an employee based on the "net profits" (as defined), which will be paid into a trust. 25% of the balance of the trust becomes vested on December 23, 1998, and an additional 25% each December 23, thereafter, until December 23, 2001. Distributions from the trust are to be made at the earlier of December 23, 2007, or upon the occurrence of certain events as set forth in the plan.

   The Company has also established an Equity Appreciation Plan ("EAP") for the benefit of certain employees. Under the terms of the EAP, a total of one thousand units are available for distribution. One of such units is equivalent to one share of common stock. On an annual basis, the fair market value (as defined) of one unit is to be calculated and each participant is to be credited an amount based on the number of units awarded to that participant. Payment of benefits shall be made upon the occurrence of certain events, as set forth in the EAP. As of December 31, 1997, 3 units have been awarded.


NOTE 12--LITIGATION

     As of December 31, 1997, the Company is a defendant in a lawsuit for an unspecified amount in connection with one of its sales representation agreements which expired in 1996. In response to the claims asserted in the lawsuit, the Company has filed affirmative defenses and counterclaims against the plaintiff. Arbitration hearings commenced in May 1997 and were completed in December 1997. Posthearing memoranda will be submitted by February 20, 1998. The arbitrators' decision is likely to be issued by April 1998. No determination can be made as to the possible outcome of this lawsuit. Management is of the opinion, however, that this lawsuit will not have a material adverse effect on the Company's financial position.


NOTE 13--CONCENTRATION OF CREDIT RISK

     As of December 31, 1997, the Company had a significant concentration of cash on deposit with one financial institution.

                          ACCOUNTANTS' REVIEW REPORT

To the Shareholders and
Board of Directors
MediaAmerica, Inc.
New York, New York

     We have reviewed the accompanying balance sheets of MediaAmerica, Inc. as of June 30, 1997 and 1998, and the related statements of income, shareholders' equity and cash flows for the six months then ended. These financial statements are the responsibility of the Company's management.

     We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion..

     Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.


                                       DAVID BERDON & CO. LLP
                                       Certified Public Accountants

New York, New York
July 24, 1998

                              MEDIAAMERICA, INC.

                                BALANCE SHEETS

                            JUNE 30, 1997 AND 1998

                                     ASSETS                                            1997            1998
                                     ------                                       --------------  --------------
CURRENT ASSETS:
  Cash and cash equivalents......................................................    $ 2,753,778     $   809,473
  Cash held in trust.............................................................         97,102         172,042
  Accounts receivable (less, allowance for doubtful accounts of $89,000 in
    1997 and $64,000 in 1998)....................................................     12,018,837       7,150,102
  Prepaid expenses...............................................................        114,604         112,449
  Loans receivable--related parties..............................................        456,512         547,018
  Other current assets...........................................................        526,689         596,186
  Investment in U.S. Treasury Note...............................................        211,669              --
                                                                                     -----------     -----------
      TOTAL CURRENT ASSETS.......................................................     16,179,191       9,387,270
                                                                                     -----------     -----------
PROPERTY AND EQUIPMENT--AT COST (Less, Accumulated Depreciation
 and Amortization)...............................................................        897,489         840,420
                                                                                     -----------     -----------
OTHER ASSETS:
  Investment in partnership......................................................         33,000          33,000
  Security deposits..............................................................          5,854           7,810
  Intangible assets (less, accumulated amortization).............................         16,908       2,202,335
                                                                                     -----------     -----------
      TOTAL OTHER ASSETS.........................................................         55,762       2,243,145
                                                                                     -----------     -----------
                                                                                     $17,132,442     $12,470,835
                                                                                     ===========     ===========

                                     LIABILITIES AND SHAREHOLDERS' EQUITY
                                     ------------------------------------
CURRENT LIABILITIES:
  Producers' fees payable........................................................    $10,062,614     $ 5,504,350
  Accounts payable...............................................................        253,869         246,628
  Accrued expenses and other current liabilities.................................      1,117,098         721,547
  Deferred revenue...............................................................        297,995          99,004
  Deferred income taxes payable..................................................        377,000          47,900
                                                                                     -----------     -----------
      TOTAL CURRENT LIABILITIES..................................................     12,108,576       6,619,429
                                                                                     -----------     -----------
LONG-TERM LIABILITIES:
  Deferred rent expense..........................................................        430,109         423,388
  Deferred compensation payable..................................................        117,402         250,842
                                                                                     -----------     -----------
    TOTAL LONG-TERM LIABILITIES..................................................        547,511         674,230
                                                                                     -----------     -----------
       TOTAL LIABILITIES.........................................................     12,656,087       7,293,659
                                                                                     -----------     -----------
COMMITMENTS AND CONTINGENCIES (Notes 6, 7, 8, 9, 11, 12 and 13)
SHAREHOLDERS' EQUITY:
  Common stock--no par value:
    Authorized--1,000 shares; issued and outstanding--100 shares.................         50,000          50,000
  Additional paid-in capital.....................................................        292,887         292,887
  Shareholders' undistributed earnings...........................................      4,133,468       4,834,289
                                                                                     -----------     -----------
      TOTAL SHAREHOLDERS' EQUITY.................................................      4,476,355       5,177,176
                                                                                     -----------     -----------
                                                                                     $17,132,442     $12,470,835
                                                                                     ===========     ===========

                        See accountants' review report.

       The accompanying notes are an integral part of these statements.

                              MEDIAAMERICA, INC.

                             STATEMENTS OF INCOME
                  FOR SIX MONTHS ENDED JUNE 30, 1997 AND 1998

                                                                           1997            1998
                                                                       ------------    ------------
REVENUES:
   Gross advertising revenues--representation...................       $ 38,284,478    $ 22,529,891
   Gross advertising revenues--programming......................            443,442       1,174,623
   Promotion and other revenues.................................            367,786         907,529
                                                                       ------------    ------------
     TOTAL REVENUES.............................................         39,095,706      24,612,043
   Advertising agency commissions...............................         (5,865,170)     (3,560,043)
   Producer fees................................................        (26,479,958)    (15,063,803)
                                                                       ------------    ------------
     TOTAL NET REVENUES.........................................          6,750,578       5,988,197
                                                                       ------------    ------------
OPERATING EXPENSES:
   Radio programming expenses...................................            323,458       1,154,362
   Selling and marketing expenses...............................          2,080,928       1,874,356
   General and administrative expenses..........................          2,156,532       2,040,244
   Officers' salaries...........................................          1,650,000         350,000
                                                                       ------------    ------------
     TOTAL OPERATING EXPENSES...................................          6,210,918       5,418,962
                                                                       ------------    ------------
INCOME FROM OPERATIONS..........................................            539,660         569,235
OTHER INCOME (EXPENSES):
   Litigation settlement........................................                 --         (68,500)
   Interest income..............................................             83,251          58,679
   Interest expense.............................................            (10,313)        (24,083)
                                                                       ------------    ------------
INCOME BEFORE INCOME TAXES......................................            612,598         535,331
Provision for state and local income taxes......................             83,100          43,000
                                                                       ------------    ------------
NET INCOME......................................................       $    529,498    $    492,331
                                                                       ============    ============

                        See accountants' review report.

       The accompanying notes are an integral part of these statements.

                              MEDIAAMERICA, INC.

                      STATEMENTS OF SHAREHOLDERS' EQUITY

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998


                                                                                                     ADDITIONAL    SHAREHOLDERS'
                                                                                                     ----------    -------------
                                                                                         COMMON        PAID-IN     UNDISTRIBUTED
                                                                                         ------        -------     -------------
                                                                            TOTAL         STOCK        CAPITAL        EARNINGS
                                                                         ----------       -----        -------        --------
BALANCE--JANUARY 1, 1997...............................................  $3,946,857       $50,000      $292,887       $3,603,970
Net income for the six months ended June 30, 1997......................     529,498            --            --          529,498
                                                                         ----------       -------      --------       ----------
BALANCE--JUNE 30, 1997.................................................  $4,476,355       $50,000      $292,887       $4,133,468
                                                                         ==========       =======      ========       ==========
BALANCE--JANUARY 1, 1998...............................................  $4,684,845       $50,000      $292,887       $4,341,958
Net income for the six months ended June 30, 1998......................     492,331            --            --          492,331
                                                                         ----------       -------      --------       ----------
BALANCE--JUNE 30, 1998.................................................  $5,177,176       $50,000      $292,887       $4,834,289
                                                                         ==========       =======      ========       ==========


                        See accountants' review report.

       The accompanying notes are an integral part of these statements.

                              MEDIAAMERICA, INC.

                           STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998

                                                                                          1997            1998
                                                                                      -----------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income.......................................................................  $   529,498     $    492,331
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization................................................      116,900          252,813
       Bad debt expense.............................................................       15,000           15,000
       Amortized discount of marketable securities..................................       (2,570)          (5,660)
       Deferred revenue.............................................................      233,835           71,683
       Deferred taxes...............................................................       41,100         (298,000)
       Deferred rent expense........................................................      (40,667)         (41,285)
       Deferred compensation........................................................       23,621          (21,375)
   Changes in assets and liabilities:
       Decrease (increase) in:
         Accounts receivable........................................................   (1,754,993)       5,454,045
         Prepaid expenses...........................................................       (5,641)         (17,668)
         Due from related parties...................................................      (56,982)         (45,442)
         Other assets...............................................................      (61,789)        (447,475)
   Increase (decrease) in:
         Producers' fee payable.....................................................    5,863,602         (204,660)
         Accounts payable...........................................................     (135,820)        (127,215)
         Accrued expenses and other current liabilities.............................      603,401           10,852
                                                                                      -----------     ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES...........................................    5,368,495        5,087,944
                                                                                      -----------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of radio programs....................................................           --         (121,001)
   Capital expenditures.............................................................      (90,241)        (105,933)
   (Increase) in loans to related parties...........................................     (197,410)            (158)
   Decrease in U.S. treasury note...................................................           --          220,000
   (Increase) in cash held in trust.................................................      (40,521)         (72,625)
                                                                                      -----------     ------------
NET CASH (USED IN) INVESTING ACTIVITIES.............................................     (328,172)         (79,717)
                                                                                      -----------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of note payable--bank..................................................   (3,000,000)      (4,500,000)
                                                                                      -----------     ------------
NET CASH (USED IN) FINANCING ACTIVITIES.............................................   (3,000,000)      (4,500,000)
                                                                                      -----------     ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...........................................    2,040,323          508,227
CASH AND CASH EQUIVALENTS--BEGINNING OF YEAR........................................      713,455          301,246
                                                                                      -----------     ------------
CASH AND CASH EQUIVALENTS--END OF YEAR..............................................  $ 2,753,778     $    809,473
                                                                                      ===========     ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the period for:
       Interest.....................................................................  $    10,313   $       26,208
                                                                                      ===========   ==============
       Income taxes.................................................................  $    89,377   $       73,106
                                                                                      ===========   ==============

       For purposes of the statements of cash flows, the Company considers highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.



                        See accountants' review report.

       The accompanying notes are an integral part of these statements.

                              MEDIAAMERICA, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Nature of Business

               MediaAmerica, Inc. (the "Company") sells advertising time on nationally syndicated radio programs.

               The Company had an agreement, which was terminated for consideration, to sell advertising time and other services for one producer of radio programs, which resulted in net broadcast revenues of approximately $1,735,000 and $858,000 for the six months ended June 30, 1997 and 1998, respectively. The termination agreement provides for the Company to continue certain sales efforts through the year ended December 31, 1998.

     (b)  Revenue Recognition

               The Company recognizes revenues from advertising at the time the advertising is aired.

     (c)  Depreciation

               Equipment, software and furniture are depreciated by the straight-line method over estimated useful lives ranging from 5 to 10 years. Leasehold improvements are amortized over the life of the lease.

     (d)  Investment in Partnership

               The Company has an interest (less than 20%) in a limited partnership which is being accounted for under the cost method.

     (e)  Intangible Assets

               In 1997, the Company acquired various radio programs, consisting of related program libraries, trade names, and contracts with radio stations that broadcast the programs. The programs are being amortized over a period of ten years.

               In connection with the acquisition of the radio programs, the seller of certain programs entered into a covenant not to compete with the Company. The cost of the covenant is being amortized over the term of the covenant using the straight-line method. In addition, in July 1997, the Company entered into a second covenant not to compete which requires monthly payments of $8,333 over a period of 48 months.

               Start-up costs incurred primarily to open offices in Detroit and Chicago are being amortized on a straight-line basis over a period of five years.

          Goodwill is being amortized on a straight-line basis over a period of 15 years.

     (f)  Research and Development Costs

               Research and Development expenditures are expensed as incurred.

                              MEDIAAMERICA, INC.

     (g)  Income Taxes

               The Company has elected "S" corporation status under the applicable provisions of the Internal Revenue Code and certain state statutes. The shareholders' respective shares in the net income of the Company will be reportable on their individual tax returns. Accordingly, the financial statements reflect no provision or liability for Federal and certain state income taxes. The Company is liable for state and local taxes in certain jurisdictions.

               The Company files its tax returns on the cash basis of accounting. Deferred state and local income taxes are provided for temporary differences resulting primarily from the cash basis method of accounting used for income tax purposes.

     (h)  Use of Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at June 30, 1997 and 1998, and the reported amounts of revenues and expenses for the periods then ended. Actual results could differ from those estimates.

NOTE 2--INVESTMENT IN UNITED STATES TREASURY NOTE

     The Company's investment in United States Treasury Note is classified as held-to-maturity and, accordingly, is recorded at its amortized cost. The investment bears interest at the rate of 5.125% per annum and matured on June 30, 1998. The market value of the investment was $217,000 at June 30, 1997.

NOTE 3--PROPERTY AND EQUIPMENT

     Property and equipment consists of the following as of June 30:

                                                                       1997         1998
                                                                    -----------  -----------
     Equipment  ...................................................  $  114,301   $  118,669
     Computer equipment and software  .............................     868,894      931,813
     Furniture and fixtures  ......................................     211,050      216,663
     Leasehold improvements  ......................................      74,409       98,584
     Other  .......................................................      54,107      137,898
                                                                     ----------   ----------
                                                                      1,322,761    1,503,627
     Less, accumulated depreciation and amortization  .............     425,272      663,207
                                                                     ----------   ----------
                                                                     $  897,489   $  840,420
                                                                     ==========   ==========

                              MEDIAAMERICA, INC.

NOTE 4--INTANGIBLE ASSETS

     Intangible assets consist of the following as of June 30:

                                                                                                    1997          1998
                                                                                                ------------  -----------
     Radio programs  .........................................................................   $     --      $2,336,257
     Covenant not to compete  ................................................................         --          50,000
     Goodwill  ...............................................................................     23,099          23,099
     Start-up costs  .........................................................................    119,599         119,599
                                                                                                 --------      ----------
                                                                                                  142,698       2,528,955
     Less, accumulated amortization  .........................................................    125,790         326,620
                                                                                                 --------      ----------
                                                                                                 $ 16,908      $2,202,335
                                                                                                 ========      ==========

NOTE 5--PROVISION FOR STATE AND LOCAL INCOME TAXES

     Provision for state and local income taxes consists of the following:

                                                                     1997           1998
                                                                     ----           ----
Current..........................................................   $42,000       $ 341,000
Deferred.........................................................    41,100        (298,000)
                                                                    -------       ---------
                                                                    $83,100       $  43,000
                                                                    =======       =========

NOTE 6--LINE OF CREDIT

     The Company has a $5,000,000 revolving line of credit with a bank. The Company did not utilize any of the available line of credit at June 30, 1997 and 1998, respectively.


NOTE 7--COMMITMENTS AND CONTINGENCIES

     (a)  Lease Commitments

               The Company leases office space under several operating leases. The total amount of the base rent payments is being charged to expense on the straight-line method over the terms of the leases. The Company has recorded a deferred credit to reflect the excess of the rent expense over the cash payments since the inception of the leases. The leases provide for the minimum rentals plus operating expenses and real estate tax escalations. The total future minimum rental payments required for noncancelable operating leases are as follows:

YEAR ENDING
-----------
JUNE 30,                                                             AMOUNT
-------                                                            -----------
1999  ...........................................................  $   488,000
2000  ...........................................................      497,000
2001  ...........................................................      531,000
2002  ...........................................................      531,000
2003  ...........................................................      520,000
Thereafter  .....................................................    1,297,000
                                                                    ----------
                                                                    $3,864,000
                                                                    ==========

                              MEDIAAMERICA, INC.

               One of the leases is secured by a $75,000 letter of credit.

               Rent expense amounted to approximately $223,000 and $238,000 for the six months ended June 30, 1997 and 1998, respectively (net of amounts allocated to related entities).

     (b)  Consulting Agreement

               On July 14, 1997, the Company entered into a consulting agreement that requires monthly payments of $4,167 over a period of 24 months.

     (c)  Program Acquisition Contingency

               As part of the purchase price of certain radio programs acquired on November 17, 1997, the Company has agreed to pay (i) 10% of the net revenues of the acquired radio programs, payable for each of the eight calendar quarters following the date of acquisition, and (ii) 5% of the net revenues of the acquired radio programs, payable for the next two calendar quarters succeeding those described above.

NOTE 8--EMPLOYEE BENEFIT PLAN

     The Company maintains a 401(k) tax deferred savings plan. This plan covers all full-time employees who meet certain eligibility requirements. The plan allows employees to defer up to 15% of their compensation, limited to the amount allowed for income tax purposes. The Company, at its discretion, may contribute an amount equal to a percentage of the amount the employees contribute. The Company can also make an additional contribution to the plan. The Company's expense under this plan was $22,200 and $25,500 for the six months ended June 30, 1997 and 1998, respectively.


NOTE 9--SHAREHOLDERS' AGREEMENT

     The Company is obligated to repurchase the stock of its shareholders upon the occurrence of certain events at the predetermined price, as set forth in the shareholders' agreement. In the case of death, a portion of the purchase price is funded by life insurance policies on the lives of the shareholders.


NOTE 10--RELATED PARTY TRANSACTIONS

     (a) Loans to related parties consist of loans to shareholders and affiliates. The loans are due on demand and bear interest at the Applicable Federal Rate. The Company earned interest of approximately $12,700 and $17,000 on these loans for the six months ended June 30, 1997 and 1998, respectively.

     (b) The Company incurred costs for various services performed by affiliates amounting to approximately $50,900 and $34,300 for the six months ended June 30, 1997 and 1998, respectively.

     (c) The Company charged affiliates for allocated rent and certain office services of approximately $114,100 and $91,200 for the six months ended June 30, 1997 and 1998, respectively.

                              MEDIAAMERICA, INC.

NOTE 11--DEFERRED COMPENSATION PLANS

     The Company has established two deferred compensation plans for the benefit of certain employees. Under the terms of the first plan, an annual award is to be made to an employee based on the "net profits" (as defined), which will be paid into a trust. 60% of the balance of the trust becomes vested on January 1, 1998, and an additional 20% each January 1 thereafter until January 1, 2000. Distributions from the trust are to be made at the earlier of January 1, 2005, or upon the occurrence of certain events as set forth in the plan.

     Under the terms of the second plan, an annual award is to be made to an employee based on the "net profits" (as defined), which will be paid into a trust. 25% of the balance of the trust becomes vested on December 23, 1998, and an additional 25% each December 23, thereafter, until December 23, 2001. Distributions from the trust are to be made at the earlier of December 23, 2007, or upon the occurrence of certain events as set forth in the plan.

     The Company has also established an Equity Appreciation Plan ("EAP") for the benefit of certain employees. Under the terms of the EAP, a total of one thousand units are available for distribution. One of such units is equivalent to one share of common stock. On an annual basis, the fair market value (as defined) of one unit is to be calculated and each participant is to be credited an amount based on the number of units awarded to that participant. Payment of benefits shall be made upon the occurrence of certain events, as set forth in the EAP. As of June 30, 1998, 3 units have been awarded.


NOTE 12--LITIGATION

     As of June 30, 1998, the Company is a defendant in a lawsuit in connection with one of its sales representation agreements which expired in 1996. On July 10, 1998, the Company paid $68,500 to settle the lawsuit.


NOTE 13--CONCENTRATION OF CREDIT RISK

     As of June 30, 1998, the Company had a significant concentration of cash on deposit with one financial institution.


NOTE 14--SUBSEQUENT EVENT

     On July 10, 1998, the Company sold substantially all its assets, subject to certain liabilities, for $32.7 million, plus approximately $2 million for a working capital adjustment, as defined. The Company received $26.7 million in cash and approximately $8 million in shares of Class A Common Stock of the buyer, valued at $15 per share. In addition, the Company may receive up to $5 million in additional shares of Class A Common Stock, with the excess, if any, to be paid in cash if certain multiples of "EBITDA" (earnings before interest, taxes, depreciation and amortization) for the twelve-month period following the closing are achieved.

     The Company has the right to cause the buyer to purchase the shares of the buyer owned by the Company at any time, for three years for closing. The price would be the fair market value thereof, as determined by agreement or by independent investment banking firm. The buyer has a correlative right to require the Company sell such shares to the buyer at fair market value. Such rights terminate upon an initial public offering by the buyer. Before the Company can exercise its rights to have the buyer purchase its shares, the buyer must have available cash to make the repurchase. This condition lapses after seven and one-quarter years from the date of closing. If the buyer

                              MEDIAAMERICA, INC.

has exercised its purchase right and there is a change of control involving a higher price within six months thereafter, the buyer must also pay certain additional consideration.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------
                               TABLE OF CONTENTS


                                                    Page
                                                    ----

Forward-Looking Information........................
Prospectus Summary.................................
Risk Factors.......................................
The Exchange Offer.................................
Use of Proceeds....................................
Capitalization.....................................
Selected Unaudited Pro Forma Financial Data........
Selected Consolidated Financial Data...............
Management's Discussion and Analysis of Financial
  Condition and Results of Operations..............
Business...........................................
The Acquisition and Related Transactions...........
Management.........................................
Certain Relationships and Related Transactions.....
Principal Shareholders.............................
Description of Notes...............................
Book-Entry, Delivery and Form......................
Certain Federal Income Tax Consequences............
Plan of Distribution...............................
Legal Matters......................................
Independent Auditors...............................
Index to Selected Unaudited Reconsolidated
  Financial Data...................................
Index to Financial Statements......................



                      JONES INTERNATIONAL NETWORKS, LTD.


                                     LOGO


                      -----------------------------------
                               OFFER TO EXCHANGE


                         11/3//4% SENIOR SECURED NOTES
                                    DUE 2005





                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM,
                  NEW YORK CITY TIME, ON ___________, 1998,
                               UNLESS EXTENDED.



                                  Prospectus
                          Dated September ____, 1998

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In accordance with the Colorado Business Corporation Act, as amended (the "Colorado Act"), the Company's articles of incorporation eliminate in certain circumstances the liability of directors of the Company for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director for: (i) a breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a willful or negligent declaration of an unlawful distribution or
(iv) transactions from which the director derived an improper personal benefit.

     The Company's articles of incorporation also provide that the Company shall indemnify any person and his or her estate and personal representatives against all liability and expenses incurred by reason of the person being or having been a director or officer of the Company or, while serving as a director or officer of the Company, serving at the request of the Company or any of its subsidiaries as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other individual or entity or of an employee benefit plan, to the full extent permitted under the Colorado Act. The Colorado Act requires a corporation to indemnify its officers and directors against reasonable expenses incurred in any proceeding to which the officer or director is a party and was wholly successful, on the merits or otherwise, in defense of the proceeding. In addition to this mandatory indemnification, the Colorado Act provides that a corporation may indemnify its officers and directors against liability and reasonable expenses if the officer or director acted in good faith and in a manner reasonably relieved to be in the best interests of the corporation in the case of conduct in an official capacity, in a manner he or she reasonably believed was at least not opposed to the corporation's best interests in all other cases, or in a manner he or she had no reasonable cause to believe was unlawful in the case of criminal proceedings. In actions by or in the name of the corporation, the Colorado Act provides the same standard but limits indemnification to reasonable expenses incurred by the director and prohibits any indemnification if the director was adjudged liable to the corporation. The Colorado Act also prohibits indemnification of a director in connection with actions charging improper personal benefit to the director if the director is adjudged liable on that basis.

ITEM 21.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement.

  Exhibit
  Number                               Description of Exhibit
  ------                               ----------------------

3.1             Articles of Incorporation of the Company.

3.2             Bylaws of the Company.

4.1 Indenture, dated July 10, 1998, between the Company and United States Trust Company of New York (the "Indenture").

4.2 Form of Exchange Note is included as Exhibit A-3 to the Indenture.

4.3 Exchange and Registration Rights Agreement, dated July 10, 1998, between the Company and NatWest Capital Markets Limited.

4.4 Pledge Agreement, dated July 10, 1998, among the Company, United States Trust Company of New York and others.

4.5 Form of Subsidiary Guaranty is included as part of the Indenture.

5.1* Opinion of Davis, Graham & Stubbs LLP as to the legality of the securities being registered.

10.1            1998 Stock Option Plan.

10.2            Form of Basic Incentive Stock Option Agreement.

10.3            Form of Basic Non-Qualified Stock Option Agreement.

10.4 Purchase and Sale Agreement dated August 9, 1996, between Jones Global Group, Inc. and Jones International Networks, Ltd. (n/k/a JPN, Inc.).

10.5            Exchange Agreement dated September 30, 1996, among Glenn R.
                Jones, Jones International, Ltd. and Jones International Networks, Ltd. (n/k/a JPN, Inc.).

10.6 Agreement and its amendment, dated November 6, 1996 and April 1, 1997, respectively, between Glenn R. Jones and Jones International Networks, Ltd. (n/k/a JPN, Inc.).

10.7+ Second Amended and Restated Partnership Agreement of Product Information Network Venture dated April 1, 1997, among Jones Infomercial Network Ventures, Inc., Cox Consumer Information Network, Inc. and Adelphia Communications Corporation.

10.8 Affiliate Agreement dated January 1, 1996, among Great American Country, Inc., Jones Programming Services, Inc. and Jones Intercable, Inc.

10.9 Amended and Restated Affiliate Agreement dated August 1, 1994, between Jones Infomercial Networks, Inc. and Jones Intercable, Inc., together with an Assignment dated January 31, 1995, between Jones Infomercial Networks, Inc. and Jones Infomercial Network Ventures, Inc.

10.10+ Affiliate Agreement dated January 31, 1995, between Product Information Network Venture and Cox Communications, Inc.

10.11+ Affiliate Agreement as Amended, dated October 1, 1995 as amended effective April 1, 1997, between Product Information Network Venture and Adelphia Communications Corporation.

10.12 Uplink Services Agreement dated January 1, 1995, among Jones Earth Segment, Inc., Jones Infomercial Networks, Inc., Jones Computer Network, Ltd., Mind Extension University, Inc. (n/k/a Knowledge TV, Inc.) and Jones Galactic Radio, Inc., together with a letter agreement dated June 10, 1998, between Jones Earth Segment, Inc. and Knowledge TV, Inc.

10.13 Services Agreement dated January 1, 1995, among Jones Earth Segment, Inc., Jones Infomercial Networks, Inc., Jones Computer Network, Ltd. and Mind Extension University, Inc. (n/k/a Knowledge TV, Inc.), together with a letter agreement dated June 10, 1998, between Jones Earth Segment, Inc. and Knowledge TV, Inc.

10.14 Transponder Licenses Agreement dated January 1, 1995, among Jones Space Segment, Inc., Jones Infomercial Networks, Inc. and Jones Computer Network, Ltd., together with a letter agreement dated June 10, 1998, between Jones Space Holdings, Inc. and Knowledge TV, Inc.

10.15 Transponder Licenses Agreement dated January 1, 1995, among Jones Satellite Holdings, Inc., Jones Galactic Radio, Inc. and Mind Extension University, Inc. (n/k/a Knowledge TV, Inc.).

10.16+ C-3/C-4 Satellite Transponder Service Agreement dated July 28, 1989, between GE American Communications, Inc. and Jones Space Segment, Inc.

10.17 Agreement dated June 2, 1998, among MediaAmerica, Inc., Ron Hartenbaum, Gary Schonfeld, Jones Network Holdings LLC and the Company.

10.18 Post-Closing Agreement dated July 10, 1998, with MediaAmerica, Inc., Gary Schonfeld and Ron Hartenbaum.

10.19 Employment Agreement dated July 10, 1998, between Ron Hartenbaum and the Company.

10.20 Employment Agreement dated July 10, 1998, between Gary Schonfeld and the Company.

10.21 Purchase Agreement dated July 2, 1998, between the Company and NatWest Capital Markets Limited.

12*             Statement re: Ratio of Earnings to Fixed Charges.

21              Subsidiaries.

23.1            Consent of Arthur Andersen LLP.

23.2            Consent of David Berdon & Co. LLP.

23.3*           Consent of Davis, Graham & Stubbs LLP.  (See Exhibit 5.1).

24              Power of Attorney (included on Signature Page).

25* Statement of Eligibility of United States Trust Company of New York on Form T-1 with respect to the Senior Secured Notes.

27*             Financial Data Schedule.

99*             Form of Letter of Transmittal.

____________________

*To be filed by amendment.
+Portions of this exhibit have been omitted pending a determination by the Securities and Exchange Commission that certain information contained therein shall be afforded confidential treatment.

ITEM 22. UNDERTAKINGS

         The Registrant hereby undertakes:

     Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Denver, state of Colorado, on August 19, 1998.

                                        JONES INTERNATIONAL NETWORKS, LTD.

                                        By:  /s/ Gregory J. Liptak
                                             ---------------------
                                             Gregory J. Liptak
                                             President


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gregory J. Liptak, Jay B. Lewis, Lorri Ellis and Elizabeth M. Steele as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURES                             TITLE                        DATE
-------------------------     -------------------------------   ----------------

/s/ Glenn R. Jones            Chairman of the Board of          August 19, 1998
------------------
Glenn R. Jones                Directors

/s/ Gregory J. Liptak         President and Director            August 19, 1998
---------------------
Gregory J. Liptak             (Principal Executive Officer)

                              Group Vice President/Finance
/s/ Jay B. Lewis              and Director                      August 19, 1998
----------------
Jay B. Lewis                  (Principal Financial Officer)

/s/ Keith D. Thompson         Chief Accounting Officer          August 19, 1998
---------------------
Keith D. Thompson             (Principal Accounting Officer)

/s/ Ronald Hartenbaum         Director                          August 18, 1998
---------------------
Ronald Hartenbaum

/s/ Yrma G. Rico              Director                          August 18, 1998
----------------
Yrma G. Rico

________________________      Director
Fred A. Vierra

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, each of the co-registrants listed in Attachment A hereto has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Denver, state of Colorado, on August 19, 1998.

                                   THE CO-REGISTRANTS LISTED
                                   IN ATTACHMENT A HERETO

                                   By: /s/ Gregory J. Liptak
                                       ---------------------
                                       Gregory J. Liptak
                                       President of each of said co-registrants


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gregory J. Liptak, Jay B. Lewis, Lorri Ellis and Elizabeth M. Steele as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURES                             TITLE                        DATE
-------------------------      -----------------------------    ----------------

/s/ Glenn R. Jones             Chairman of the Board of         August 19, 1998
------------------
Glenn R. Jones                 Directors

/s/ Gregory J. Liptak          President and Director           August 19, 1998
---------------------
Gregory J. Liptak              (Principal Executive Officer)
                               of each co-registrant listed
                               on Attachment A

                               Vice President/Finance and
/s/ Jay B. Lewis               Director                         August 19, 1998
----------------
Jay B. Lewis                   (Principal Financial Officer)
                               of each co-registrant listed
                               on Attachment A

/s/ Keith D. Thompson          Chief Accounting Officer         August 19, 1998
---------------------
Keith D. Thompson              (Principal Accounting Officer)
                               of each co-registrant listed
                               on Attachment A

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the co-registrant listed in Attachment B hereto has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Denver, state of Colorado, on August 18, 1998.

                              THE CO-REGISTRANT LISTED
                              IN ATTACHMENT B HERETO

                              By:  /s/ Ronald Hartenbaum
                                   ---------------------
                                   Ronald Hartenbaum
                                   President of said co-registrant


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gregory J. Liptak, Jay B. Lewis, Lorri Ellis and Elizabeth M. Steele as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURES                             TITLE                                DATE
--------------------------         -----------------------------        ------------------------------
/s/ Gregory J. Liptak              Chairman of the Board of             August 19, 1998
---------------------
Gregory J. Liptak                  Directors

/s/ Ronald Hartenbaum              President                            August 18, 1998
---------------------
Ronald Hartenbaum                  (Principal Executive Officer)
                                   of the co-registrant listed
                                   on Attachment B


/s/ Jay B. Lewis                   Vice President/Finance and Director  August 19, 1998
----------------
Jay B. Lewis                       (Principal Financial Officer)
                                   of the co-registrant listed
                                   on Attachment B

/s/ Keith D. Thompson              Chief Accounting Officer             August 19, 1998
---------------------
Keith D. Thompson                  (Principal Accounting Officer)
                                   of the co-registrant listed
                                   on Attachment B

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, each of the co-registrants listed in Attachment C hereto has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Denver, state of Colorado, on August 19, 1998.

                              THE CO-REGISTRANTS LISTED
                              IN ATTACHMENT C HERETO

                              By:  /s/ Glenn R. Jones
                                   ------------------
                                   Glenn R. Jones
                                   Chief Executive Officer of each of said
                                    co-registrants


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gregory J. Liptak, Jay B. Lewis, Lorri Ellis and Elizabeth M. Steele as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURES                            TITLE                                DATE
----------------------------       ----------------------------         -------------------------------
/s/ Glenn R. Jones                 Chairman of the Board of             August 19, 1998
------------------
Glenn R. Jones                     Directors
                                   (Principal Executive Officer)
                                   of each co-registrant listed
                                   on Attachment C

/s/ Jay B. Lewis                   Treasurer                            August 19, 1998
----------------
Jay B. Lewis                       (Principal Financial Officer)
                                   of each co-registrant listed
                                   on Attachment C

/s/ Keith D. Thompson              Chief Accounting Officer             August 19, 1998
---------------------
Keith D. Thompson                  (Principal Accounting Officer)
                                   of each co-registrant listed
                                   on Attachment C

/s/ Gregory J. Liptak              Director                             August 19, 1998
---------------------
Gregory J. Liptak

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the co-registrant listed in Attachment D hereto has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Denver, state of Colorado, on August 19, 1998.

                              THE CO-REGISTRANT LISTED
                              IN ATTACHMENT D HERETO

                              By:  /s/ Glenn R. Jones
                                   ------------------
                                   Glenn R. Jones
                                   President of said co-registrant


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gregory J. Liptak, Jay B. Lewis, Lorri Ellis and Elizabeth M. Steele as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURES                           TITLE                                 DATE
----------------------------       -----------------------------        -------------------------------
/s/ Glenn R. Jones                 Chairman of the Board of             August 19, 1998
------------------
Glenn R. Jones                     Directors and President
                                   (Principal Executive Officer)
                                   of the co-registrant listed
                                   on Attachment D

/s/ Jay B. Lewis                   Treasurer                            August 19, 1998
----------------
Jay B. Lewis                       (Principal Financial Officer)
                                   of the co-registrant listed
                                   on Attachment D

/s/ Keith D. Thompson              Chief Accounting Officer             August 19, 1998
---------------------
Keith D. Thompson                  (Principal Accounting Officer)
                                   of the co-registrant listed
                                   on Attachment D

/s/ Elizabeth M. Steele            Director                             August 19, 1998
-----------------------
Elizabeth M. Steele

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, each of the co-registrants listed in Attachment E hereto has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Denver, state of Colorado, on August 19, 1998.

                              THE CO-REGISTRANTS LISTED
                              IN ATTACHMENT E HERETO

                              By:  /s/ Glenn R. Jones
                                   ------------------
                                  Glenn R. Jones
                                  Chief Executive Officer of each of said
                                    co-registrants


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gregory J. Liptak, Jay B. Lewis, Lorri Ellis and Elizabeth M. Steele as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURES                          TITLE                                 DATE
---------------------------        ------------------------             -------------------------------
/s/ Glenn R. Jones                 Chairman of the Board of             August 19, 1998
------------------
Glenn R. Jones                     Directors and Chief Executive
                                   Officer
                                   (Principal Executive Officer)
                                   of each co-registrant listed
                                   on Attachment E

/s/ Jay B. Lewis                   Treasurer                            August 19, 1998
----------------
Jay B. Lewis                       (Principal Financial Officer)
                                   of each co-registrant listed
                                   on Attachment E

/s/ Keith D. Thompson              Chief Accounting Officer             August 19, 1998
---------------------
Keith D. Thompson                  (Principal Accounting Officer)
                                   of each co-registrant listed
                                   on Attachment E

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the co-registrant listed in Attachment F hereto has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Denver, state of Colorado, on August 19, 1998.

                              THE CO-REGISTRANT LISTED
                              IN ATTACHMENT F HERETO

                              By:  /s/ Gregory J. Liptak
                                   ---------------------
                                  Gregory J. Liptak
                                  Manager of said co-registrant


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gregory J. Liptak, Jay B. Lewis, Lorri Ellis and Elizabeth M. Steele as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURES                          TITLE                                 DATE
---------------------------        -----------------------             --------------------------
/s/ Gregory J. Liptak              Manager                              August 19, 1998
---------------------
Gregory J. Liptak                  (Principal Executive Officer)
                                   of the co-registrant listed
                                   on Attachment F

/s/ Jay B. Lewis                   Manager                              August 19, 1998
----------------
Jay B. Lewis                       (Principal Financial Officer)
                                   of the co-registrant listed
                                   on Attachment F

/s/ Keith D. Thompson              Chief Accounting Officer             August 19, 1998
---------------------
Keith D. Thompson                  (Principal Accounting Officer)
                                   of the co-registrant listed
                                   on Attachment F

/s/ Eric Hauenstein                Manager                              August 18, 1998
-------------------
Eric Hauenstein                    of the co-registrant listed
                                   on Attachment F

___________________________        Manager
Gus Bailey                         of the co-registrant listed
                                   on Attachment F

___________________________        Manager
Jim Owens                          of the co-registrant listed
                                   on Attachment F

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the co-registrant listed in Attachment G hereto has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Denver, state of Colorado, on August 19, 1998.

                              THE CO-REGISTRANT LISTED
                              IN ATTACHMENT G HERETO

                              By:  /s/ Glenn R. Jones
                                   ------------------
                                   Glenn R. Jones
                                   President of said co-registrant


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gregory J. Liptak, Jay B. Lewis, Lorri Ellis and Elizabeth M. Steele as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURES                             TITLE                              DATE
---------------------------        ----------------------------         -------------------------
/s/ Glenn R. Jones                 Chairman of the Board of Directors   August 19, 1998
------------------
Glenn R. Jones                     and President (Principal Executive
                                   Officer) of the co-registrant
                                   listed on Attachment G

/s/ Jay B. Lewis                   Treasurer and Director               August 19, 1998
----------------
Jay B. Lewis                       (Principal Financial Officer)
                                   of the co-registrant listed
                                   on Attachment G

/s/ Keith D. Thompson              Chief Accounting Officer             August 19, 1998
---------------------
Keith D. Thompson                  (Principal Accounting Officer)
                                   of the co-registrant listed
                                   on Attachment G


/s/ Gregory J. Liptak              Group Vice President and             August 19, 1998
---------------------
Gregory J. Liptak                  Director

/s/ Ronald Hartenbaum              Director                             August 18, 1998
---------------------
Ronald Hartenbaum

___________________________        Director
Jeffrey C. Wayne

___________________________        Director
Gary Schonfeld

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the co-registrant listed in Attachment H hereto has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Denver, state of Colorado, on August 19, 1998.

                              THE CO-REGISTRANT LISTED
                              IN ATTACHMENT H HERETO

                              By:  /s/ Gary Schonfeld
                                   ------------------
                                   Gary Schonfeld
                                   Chief Executive Officer of said co-registrant


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gregory J. Liptak, Jay B. Lewis, Lorri Ellis and Elizabeth M. Steele as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURES                           TITLE                                DATE
--------------------------         --------------------------           --------------------------
/s/ Ronald Hartenbaum              Chairman of the Board of             August 18, 1998
---------------------
Ronald Hartenbaum                  Directors

                                   Chief Executive Officer, President
/s/ Gary Schonfeld                 and Director                         August 19, 1998
------------------
Gary Schonfeld                     (Principal Executive Officer)
                                   of the co-registrant listed
                                   on Attachment H

                                   Vice President/Finance
/s/ Jay B. Lewis                   and Director                         August 19, 1998
----------------
Jay B. Lewis                       (Principal Financial Officer)
                                   of the co-registrant listed
                                   on Attachment H

/s/ Catherine Csukas               Chief Accounting Officer             August 18, 1998
--------------------
Catherine Csukas                   (Principal Accounting Officer)
                                   of the co-registrant listed
                                   on Attachment H

/s/ Gregory J. Liptak              Director                             August 19, 1998
---------------------
Gregory J. Liptak

                                 ATTACHMENT A


                                   JPN, Inc.

                          Jones Radio Holdings, Inc.

                          Jones Space Holdings, Inc.

                                 ATTACHMENT B


                             Jones MAI Radio, Inc.

                                 ATTACHMENT C


                         Great American Country, Inc.

                       Jones Infomercial Networks, Inc.

                          Jones Audio Services, Inc.

                   Jones Infomercial Network Ventures, Inc.

                                 ATTACHMENT D


                           Jones Earth Segment, Inc.

                                 ATTACHMENT E


                      Jones Galactic Radio Partners, Inc.

                           Jones Radio Network, Inc.

                      Jones Radio Network Ventures, Inc.

                                 ATTACHMENT F


                       Jones/Owens Radio Programming LLC

                                 ATTACHMENT G


                          Jones Galactic Radio, Inc.

                                 ATTACHMENT H


                              MediaAmerica, Inc.